Exhibit 9.1

                        UNANIMOUS SHAREHOLDERS AGREEMENT

This Unanimous Shareholders Agreement is made as of October 6, 1997,


AMONG: BELL CANADA INTERNATIONAL (MEXICO TELECOM) LIMITED, a corporation duly incorporated under the laws of British Virgin Islands, with its registered office at Arawak Chambers, Road Town, Tortola, British Virgin Islands ("BCI"),

AND: TELINOR TELEFONIA, S.A. DE C.V., a corporation duly incorporated under the laws of Mexico with its registered office at Vasconcelos 210 Ote., Piso 9, Residencial San Agustin, San Pedro, Garza Garcia, N.L., Mexico ("HOLDCO"),

AND: WORLDTEL MEXICO TELECOM LTD., a corporation duly incorporated under the laws of Bermuda with its registered office at 41 Cedar Avenue, Hamilton HM12, Bermuda ("WORLDTEL"),

AND: TELEFONIA INALAMBRICA DEL NORTE, S.A. DE C.V., a corporation duly incorporated under the laws of the United Mexican States with its registered office at Vasconcelos 210 Ote., Piso 12, Residencial San Agustin, San Pedro, Garza Garcia, N.L., Mexico, (the "CORPORATION")


                                   WITNESSETH


A. WHEREAS Bell Canada International Inc., of which BCI is a subsidiary, the Corporation and the shareholders of Holdco (the then sole shareholders of the Corporation) have entered into a Memorandum of Understanding as of July 4, 1997, and WorldTel Limited and the Corporation have entered into a Memorandum of Understanding as of May 22, 1997, regarding the development of business opportunities for the provision by the Corporation of local and long-distance telephone services in Mexico using mainly fixed wireless access technology, and regarding the respective rights and obligations of the Parties in relation thereto;




B.   WHEREAS the Corporation intends to participate in auctions to be



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     conducted under the auspices of the Government of Mexico (the "Auction")
     pursuant to auction bases for the granting of concession titles for the use and exploitation of frequency bands of the radioelectric spectrum for the rendering of fixed and mobile wireless access services issued by the Ministry dated June 27, 1997 and ancillary documentation as same may be amended, restated or supplemented from time to time (the "Tender Documents") for the right to use radio frequency spectrum within the 1850 to 1970 MHz bandwidths and within the 3425 to 3600 MHz bandwidths (the "Spectrum") as required to operate wireless telecommunications networks in one or more regions of Mexico;

C. WHEREAS the Parties desire to enter into this Agreement to confirm their mutual understandings regarding the regulation of the affairs of the Corporation and their interests therein;

D. AND WHEREAS the matters contained in this Agreement will materially affect the rights and obligations of the Corporation and the conduct of its business, it is necessary that the Corporation becomes bound by all of the provisions of this Agreement.

NOW, THEREFORE, the Parties hereto hereby agree as follows:


1.   DEFINITIONS


In this Agreement, unless the context otherwise requires, the following words and phrases shall have the respective meanings set forth below:

1.1 "Additional Shares" means any additional unissued Shares of an existing or newly created Class of Shares;

1.2 "Affiliate" with respect to any Person, means any Person, now existing or hereafter created, which, directly or indirectly Controls, is Controlled by or is under direct or indirect common Control with such Person it being understood that Cemex, S.A. de C.V. shall not be deemed to be an Affiliate of Holdco for the purposes of Clauses 3.6.15, 4.4.15, 4.5 and 5.2.8;

1.3 "Agreement" means this agreement and all schedules attached to this agreement, in each case as they may be supplemented or amended from time to time, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this agreement, and unless otherwise indicated, references to Clauses are to the specified Clauses in this agreement;

1.4 "Auditors" shall mean the auditors of the Corporation appointed in accordance with the terms hereof, which auditors shall be a reputable firm with international standing;



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1.5  "BCI" means Bell Canada International (Mexico Telecom) Limited and includes any successor to Bell Canada International (Mexico Telecom) Limited resulting from any amalgamation, merger, arrangement or other reorganization (other than pursuant to a transaction that constitutes a change of Control as defined under Clause 5.1.2) of or including Bell
     Canada International (Mexico Telecom) Limited or any continuance under the laws of another jurisdiction;

1.6 "BCI Option" means BCI's right to receive the Optioned Interest set forth in Clause 3.7;

1.7 "Bid" means the bid or bids to be submitted to the Government under the Tender Documents in connection with the Auction with a view to obtaining the Spectrum Concession;

1.8 "Bid Regulations" means the laws, regulations, ordinances, bases and decrees in effect from time to time, as issued by the Government, including the Ministry, with respect to the requirements and conditions for the award of the Spectrum Concession and the conduct of the Auction, including the Tender Documents;

1.9 "Board" or "Board of Directors" means the board of directors of the Corporation;

1.10 "Business" shall mean the provision by the Corporation of local telephone services in Mexico and associated value-added services, as well as domestic and international long-distance services, using mainly fixed wireless access technology, it being understood that if, and only to the extent, agreed to by the Shareholders in an Extraordinary Meeting, the Business may expand into other activities such as cellular services, mobile personal communications services and other mobile telecommunications services, cable-TV, satellite TV, multimedia services and other entertainment services or related products;

1.11 "Business Day" means any day other than a Saturday, a Sunday or a day in which commercial banks are required or permitted to be closed in Montreal (Canada), New York City (USA), London (England), Monterrey, Nuevo Leon (Mexico), Bermuda, or in the British Virgin Islands;

1.12 "Business Plan" means a business plan, including the Preliminary Business Plan and the Initial Business Plan, adopted in accordance with the terms hereof and any revisions thereto, which Business Plans may include the items included in the Preliminary Business Plan as well as marketing plans, business strategies and such other matters as are customarily included in business plans;



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1.13 "By-laws" means the amended and restated by-laws (Estatutos) of the
     Corporation which shall cover the Clauses of this Agreement set out in Schedule "A", which By-laws shall be approved in accordance with Clause 2.2 and any reference to the "Original By-laws" shall be a reference to the by-laws of the Corporation existing at the time of execution of this Agreement;

1.14 "Call Option" means the right to acquire Shares set forth in Clause 5.2;

1.15 "Class" or "Class of Shares" means, as the context requires, the Participating Shares (irrespective of Series), and the Voting Shares (irrespective of Series) or any other class of securities issued by the Corporation that are convertible into, or exchangeable for, Participating Shares, or Voting Shares as the case may be and such other classes of Shares as may be created by the Corporation and approved by the Shareholders pursuant to Clause 9.2 (it being understood that the Series A Shares, the Series B Shares and the Series C Shares constitute one Class of Voting Shares) and, until the First Subscription Date, shall include the series A Shares and series B Shares currently authorized under the Original By-laws as one Class;

1.16 "Closing" or "Closing Date" shall be the later of (i) ten (10) Business Days after the date when the conditions stipulated in Clause 3.2.3 (a) shall have been satisfied or (ii) five (5) Business Days after the date when all of the conditions stipulated in Clause 3.2.3 shall have been satisfied, or such other date as may be agreed to by the Shareholders as the date when the Shareholders shall make their Initial Cash Contributions;

1.17 "COFETEL" means the Federal Telecommunications Commission of Mexico or any successor body;

1.18 "Company Act" means the Commercial Companies Law ("Ley General de Sociedades Mercantiles") as amended from time to time and any successor or replacement legislation thereof;

1.19 "Consulting Services Agreements" means the Secondment Agreement and the Technical Services Agreement;

1.20 "Control" is possessed by a Person over another Person (such other Person the "subject person") if such Person (alone or in combination with one or more Relatives and/or Affiliates) (i) holds the right by ownership of voting equity, contract or otherwise, to elect a majority of the board of directors or other governing body of the subject person, or (ii) holds the record or beneficial ownership, or has control or direction, directly or indirectly, other than by way of security interest only, of fifty



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     per cent (50%) or more of the voting rights of the subject person, or (iii)
     is, or Controls (within the meaning of (i) or (ii) hereof), the general partner of the subject person which is a limited partnership, or (iv) is, or Controls (within the meaning of (i) or (ii) hereof), the managing partner of the subject person which is a partnership; and "Controlling" or "Controlled" has a corresponding meaning;

1.21 "Controlling Interest" means the rights referred to in Clause 1.20 which confer Control to a Person or group of Persons;

1.22 "Corporate Secretary" means the Secretary or Corporate Secretary of the Corporation or the Officer having a similar title or failing which, the Vice President-Law;

1.23 "Corporation" means Telefonia Inalambrica Del Norte, S.A. de C.V. and includes any successor to the Corporation resulting from any amalgamation, merger, arrangement or other reorganization of or including the Corporation or any continuance under the laws of another jurisdiction;

1.24 "Day", in computing any period fixed by this Agreement, means, unless otherwise specified or unless a Business Day is specified, a calendar day, but if the last day of such period falls on a non-Business Day, such period shall be extended to the next Business Day;

1.25 "Directors" means members of the Board of Directors;

1.26 "EBITDA" means, subject to Clause 10.4.4, such amount for a fiscal year certified by the Auditors of the Corporation which represents according to GAAP, operating profit ("utilidad operativa") plus depreciation and amortization, provided that EBITDA shall not include any amortization amount or annual expense payment associated with the Spectrum Cost;

1.27 "Equity Shares" means the Voting Shares and the Participating Shares of the share capital of the Corporation held by the Shareholders, including the Series A, Series B, Series C and Series N Shares authorized pursuant to the By-laws;

1.28 "Existing Concession" means the concession title granted by the Ministry to the Corporation on June 17, 1996 to install, operate and exploit a public telecommunications network in Mexico;

1.29 "First Subscription Date" shall be the later of i) the fifth Day after the adoption and notarization of the By-laws in accordance with Clause 2.2 hereof, and ii) the Closing Date;



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1.30 "Foreign Shareholders" means each of BCI and WorldTel and any non-Mexican
     Shareholders which shall become bound by this Agreement;

1.31 "GAAP" means generally accepted accounting principles and auditing standards adopted from time to time in Mexico by the Instituto Mexicano de Contadores Publicos A.C. or successor body;

1.32 "Government" means the government of Mexico, or of any state, region or municipality and/or any ministry, department or agency thereof;

1.33 "Government Approvals" means any and all consents, validations, authorizations, licences, registrations, waivers and other approvals of the Government;

1.34 "held" when used herein means any Shares issued to and registered in the name of the subject Shareholder, adjusted, if applicable, to give effect to the offset set forth in Clause 3.4.1 and, in the case of BCI shall be deemed to include any part of the Optioned Interest that has been issued in accordance with the terms hereof;

1.35 "Holdco" means Telinor Telefonia, S.A. de C.V. and includes any successor to Holdco resulting from any amalgamation, merger, arrangement or other reorganization (other than pursuant to a transaction that constitutes a change of Control as defined under Clause 5.1.2) of or including Holdco or any continuance under the laws of another jurisdiction;

1.36 "Indebtedness" means any (i) indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) obligations under leases which, in accordance with GAAP, are to be recorded as capital or operating leases, (iii) obligations which are evidenced by notes, acceptances, loan agreements or similar instruments, (iv) obligations in connection with any transaction which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions, and any combination of these transactions), (v) any Guarantee Obligations, where "Guarantee Obligations" means any obligation of (a) the guaranteeing Person or (b) another Person (including, without limitation, any bank under any letter of credit) which the guaranteeing Person has induced such Person to create by issuing a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or



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     in effect guaranteeing any Indebtedness, lease, dividends or other obligations (the "Primary Obligations") of any other third Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing Person, whether or not contingent, (1) to purchase any such Primary Obligation or any property constituting direct or indirect security therefor, (2) to advance or supply funds (A) for the purchase or payment of any such Primary Obligation or (B) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor or (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary Obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business; (vi) obligations in respect of letters of credit or acceptances, and in each case of any Indebtedness referred to in clauses (i) through (vi) of this definition, whether or not assumed, and whether or not secured by a Pledge of any assets of the borrower or otherwise secured, and provided, however in any case, that "Indebtedness" shall not include obligations, including those under letters of credit, payable to trade creditors and normal accruals incurred in the ordinary course of business;

1.37 "Indirect Interest" means an interest in the Corporation held by ownership of (directly or indirectly through one or more intermediary entities) common equity interests in the subject` Shareholder or by contractual agreements which may give rise to such right of ownership;

1.38 "Initial Business Plan" means the initial Business Plan for the first five
     (5) years after launch of services offered in connection with the Spectrum, or such other period as may be agreed to by the Board of Directors, as it may, from time to time, be revised in accordance with the terms hereof;

1.39 "Initial Equity Contributions" means the contributions for the subscription of Shares in the aggregate amount of $5,000,000 as contemplated by Clause 3.2.2;

1.40 "LIBOR" means for each interest period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) for the nearest applicable interest period equal to the arithmetic mean of the London interbank offered rates quoted for US Dollar deposits, as shown on the "LIBO" page display on the Reuters Monitor Money Rates Service (or if such quoted rates are not available, the rate at which US Dollar deposits, approximately equal in principal amount to the subject amount and for a maturity equal to the applicable interest period, are



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     offered in immediately available funds to prime banks by leading banks in the London interbank market in accordance with their normal practice);

1.41 "Licenses" means the Existing Concession, the Spectrum Concession, the concession title for the use of frequencies of the radioelectric spectrum for experimental purposes in the 3.4-3.7 GhZ frequencies band and any license or concession title to be awarded to the Corporation pursuant to the Point-to-Point Spectrum Auction;

1.42 "Liquidation" means a distribution by the Corporation to its shareholders of all or substantially all of its assets and liabilities, or any other liquidation or dissolution of the Corporation;

1.43 "Liquidation Event" means a Qualified Sale, a Qualified Offering or a Liquidation;

1.44 "Mexico" means the United Mexican States;

1.45 "Ministry" means the Secretaria de Communicaciones y Transportes of the Government of Mexico;

1.46 "Minutes" means the minutes of meetings of the Shareholders approving, inter alia, the issuance of Shares on the First Subscription Date pursuant to the Initial Equity Contributions including the part of the Optioned Interest referred to therein;

1.47 "Officer" means an officer of the Corporation appointed by the Board of Directors;

1.48 "Participating Shares" means the participating non-voting shares of the share capital of the Corporation, with no expressed par value, authorized under the By-laws, including the Series N Shares;

1.49 "Parties" means each of BCI, Holdco, WorldTel, the Corporation, and any other Person who becomes a party to this Agreement;

1.50 "Permitted Assignee" of a Shareholder means any Affiliate or Relative of a Transferor, whether or not such Affiliate or Relative is also a Shareholder prior to any Transfer of Shares, it being understood that such Affiliates or Relatives shall be Permitted Assignees only if they are not a Restricted Third Party, unless otherwise agreed to by BCI or the Corporation;

1.51 "Person" includes, without limitation, any individual, sole proprietorship, firm, company or corporation with or without share capital, association, partnership, limited partnership,



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     joint venture, syndicate, trust, trustee, administrator or other legal representative, investment company, pension fund or investment fund, or other entity, or any government or any ministry, department or agency thereof;

1.52 "Pledge" means to pledge, mortgage, hypothecate, create a security interest in, lien or charge upon or otherwise voluntarily encumber the subject item or asset;

1.53 "Point-to-Point Spectrum" means the spectrum in the 10, 15 and 23 GHz bandwidths to be used for point-to-point and point-to-multipoint communications;

1.54 "Point-to-Point Spectrum Auction" means the auction conducted under the auspices of the Government to award Point-to-Point Spectrum;

1.55 "Pre-emptive Rights" means the rights described in Clause 3.6;

1.56 "Preliminary Business Plan" means the financial forecast model to be delivered at Closing ;

1.57 "Proportionate Entitlement" means with respect to a subject Shareholder, the percentage obtained by dividing: (i) the number of Shares of the relevant Class of Shares held of record by such subject Shareholder at the time of such calculation adjusted to give pro-forma effect to the subscription of Shares pursuant to the BCI Option; by (ii) the Total Shares from which Total Shares are deducted the Shares held by the Selling Shareholder at the time of the calculation adjusted to give pro-forma effect to the subscription of Shares pursuant to the BCI Option; provided that, solely for the purposes of this definition, until such time as the Allocable Shares are allocated between WorldTel and Holdco pursuant to the Trust Agreement, the Allocable Shares shall be deemed to be held (i) by Holdco, if (x) Holdco is not a Selling Shareholder and (y) Holdco elects to exercise its Right of First Offer in full with respect to the percentage interest represented by such Allocable Shares, (ii) by WorldTel, if (xx) either one of the conditions set forth in (x) or (y) above is not met, and
     (yy) WorldTel is not a Selling Shareholder, or (iii) if neither (i) nor
     (ii) applies, by the Corporation (in effect, as if the Allocable Shares were not outstanding); and provided, further, that upon each exercise of a Right of First Offer which requires the calculation of a Shareholder's Proportionate Entitlement (a) unless it is a Selling Shareholder, each of Holdco and WorldTel shall indicate, in its Purchase Notice, its preferred position (i) if it were deemed to hold the Allocable Shares, (ii) if the other Shareholder (excluding BCI) were deemed to hold the Allocable Shares, and (iii) if the Allocable Shares were deemed to belong



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     to the Corporation; (b) unless it is a Selling Shareholder, BCI shall indicate, in its Purchase Notice required for the exercise of its Right of First Offer, its preferred position (i) if either Holdco or WorldTel were deemed to hold the Allocable Shares, and (ii) if the Allocable Shares were deemed to belong to the Corporation; and (c) with respect to each Shareholder, the preferred position indicated in its Purchase Notice that is consistent with the actual deemed status of the Allocable Shares shall be the one used and shall be binding upon such Shareholder;

1.58 "Qualified Offering" means a public placement of Shares of the Corporation and their listing on either the Mexico Stock Exchange or another internationally recognized stock exchange (including the US National Association of Securities Dealers Automated Quotation System) representing not less than fifteen per cent (15%) of the issued and outstanding Shares of the Corporation after giving effect to such placement;

1.59 "Qualified Sale" means (i) any sale or private placement to a Third Party of Shares of the Corporation, representing not less than twenty per cent (20%) of the issued and outstanding Shares of the Corporation (in one transaction or in a series of related transactions) after giving effect to such sale or placement, (ii) any merger, consolidation or other similar business combination involving the Corporation and a Third Party, or (iii) any sale to a Third Party of all or substantially all of the assets of the Corporation, in each case for cash or cash equivalent consideration (including securities that are marketable and freely tradable);

1.60 "Re-allocation" means the re-allocation of Allocable Shares in accordance with Clause 3.3.9;

1.61 "Relative" with respect to any individual means any person related by blood (up to the fourth degree), marriage or adoption (or formerly related by marriage) to such individual, including, without limitation, spouses, in-laws, parents, grandparents, children, grandchildren, aunts, uncles, great-aunts, great-uncles, nieces, nephews, great-nieces and great-nephews;

1.62 "Relevant Proportion" means, with respect to a subject Shareholder, the percentage obtained by dividing: (i) the number of Shares of the relevant Class of Shares held of record by such subject Shareholder at the time of such calculation adjusted to give pro-forma effect to the subscription of Shares pursuant to the BCI Option; by (ii) the Total Shares at the time of such calculation adjusted to give pro-forma effect to the subscription of Shares pursuant to the BCI Option; provided that, solely for the purposes of this definition, until such time as the Allocable Shares are allocated between WorldTel and



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     Holdco pursuant to the Trust Agreement, the Allocable Shares shall be deemed to be held (i) by Holdco, if (x) Holdco is a Non-Defaulting Shareholder and (y) Holdco elects to exercise its Pre-emptive Rights in full with respect to the percentage interest represented by such Allocable Shares, (ii) by WorldTel, if (xx) either one of the conditions set forth in
     (x) or (y) above is not met, and (yy) WorldTel is a Non-Defaulting Shareholder, or (iii) if neither (i) nor (ii) applies, by the Corporation (in effect, as if the Allocable Shares were not outstanding); and provided, further, that upon each exercise of Pre-emptive Rights which requires the calculation of a Shareholder's Relevant Proportion (a) unless it is a Defaulting Shareholder, each of Holdco and WorldTel shall indicate, in its Subscription Form, its preferred position (i) if it were deemed to hold the Allocable Shares, (ii) if the other Shareholder (excluding BCI) were deemed to hold the Allocable Shares, and (iii) if the Allocable Shares were deemed to belong to the Corporation; (b) unless it is a Defaulting Shareholder, BCI shall indicate, in its Subscription Form, its preferred position (i) if either Holdco or WorldTel were deemed to hold the Allocable Shares, and
     (ii) if the Allocable Shares were deemed to belong to the Corporation; and
     (c) with respect to each Shareholder, the preferred position indicated in its Subscription Form that is consistent with the actual deemed status of the Allocable Shares shall be the one used and shall be binding upon such Shareholder;

1.63 "Restricted Third Party" means for the purpose of the consent from BCI, Persons, who, directly or indirectly through their Subsidiaries, or whose Controlling Persons, provide telecommunications services, as their primary business, anywhere in the world and, for the purpose of the consent from the Corporation, Persons who, directly or indirectly, through their Subsidiaries, or whose Controlling Persons, directly compete with the Business in Mexico by providing comparable services at comparable prices;

1.64 "Rights of First Offer" means the rights described in Clause 4.4;

1.65 "Second Subscription" means the subscriptions for Shares in the aggregate amount of US $245,000,000 contemplated by Clause 3.3.2;

1.66 "Second Subscription Conditions" means the delivery by the Corporate Secretary of all of the following documents in form and substance reasonably satisfactory to each Shareholder:

     a) certificate from an Officer of the Corporation, in English, with official documentation or other evidence reasonably satisfactory to each Shareholder attached, confirming that the Corporation has been awarded a Spectrum Concession



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          by the Ministry, which allows the Corporation to use no less than 30
          MHz of radio frequency spectrum within the 1850 to 1970 MHz bands or 50 MHz of radio frequency spectrum within the 3425 to 3600 MHz frequency bands in at least six (6) of the nine (9) geographic regions of Mexico, as currently defined by COFETEL, provided that such Spectrum Concession covers the regions that include Mexico City, D.F. as well as the geographic region that covers either Monterrey or Guadalajara;

     b) certificate from an Officer of the Corporation, in English, with official documentation or other evidence reasonably satisfactory to each Shareholder attached, confirming that the total price to be paid by the Corporation for the Spectrum Concession (net of value added taxes to the extent recoverable) (i) divided by the population in the regions covered by such Spectrum Concession does not exceed $1.50 and
          (ii) does not exceed $100,000,000 in the aggregate (the "Spectrum Cost"). For purposes of this Clause 1.66 (b), the population of the regions in question shall be determined on the basis of the official census conducted by the Instituto Nacional de Estadistica, Geografia e Informatica in 1995; and

     c) copies of offers from the manufacturers of telecommunications equipment (the "Vendors") pursuant to which (i) the Vendors are prepared to sell network equipment to the Corporation and install said equipment on a turn-key basis (ii) at least seventy-five per cent (75%) of the Corporation's capital expenditures on imported telecommunications network equipment contemplated in the Preliminary Business Plan for the first three (3) full years of operations would be covered thereunder, and (iii) the Vendors are prepared to provide or arrange non-recourse debt financing (i.e. non-recourse to Shareholders) under terms which, in aggregate, are no less advantageous to the Corporation than the terms set forth in the sample Vendor financing term sheet attached hereto as Schedule "I"; in the event that the offers received from the Vendors cover a lesser percentage of the Corporation's capital expenditures than the percentage indicated above in this Clause 1.66 (c) (ii), each Shareholder must be reasonably satisfied that the terms of the offers can be realistically extrapolated to the higher percentage indicated in such Clause 1.66 (c) (ii);

          A Shareholder shall be deemed to be satisfied with the documentation described in paragraph (a) and (b) if within ten (10) Days from receipt of such documentation, it has not indicated in writing by notice to the Corporate Secretary the exercise of its right to terminate this Agreement, and a Shareholder shall be deemed to be satisfied with the



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          documentation described in paragraph (c) if within fifteen (15)
          Business Days from receipt of such documentation, it has not indicated in writing by notice to the Corporate Secretary the exercise of its right to terminate this Agreement, provided that in both cases, the fact that there is a deemed acceptance is indicated in capital letters in the Corporate Secretary's letter transmitting the above documents;

          For the purposes of Clause 1.66 (b) with respect to the calculation of the Spectrum Cost, in the event that the Corporation is required to make periodic payments for the Spectrum, the Spectrum Cost will be calculated as the present value of all future payments by applying a compounded annual discount rate of twelve per cent (12%). In the event that the Corporation is required to make periodic payments for the Spectrum equivalent to a percentage of its future revenues or earnings, the Spectrum Cost will be calculated as the present value of such payments determined on the basis of the Preliminary Business Plan;

1.67 "Second Subscription Date" means the date which is fifteen (15) Days after receipt by the Shareholders of the Corporate Secretary's notice of the fulfilment of the Second Subscription Conditions described in Clause 1.66
     (a) and (b) in accordance with Clause 3.3.5;

1.68 "Secondment Agreement" means the Secondment Agreement between Bell Canada International Inc. and the Corporation attached hereto as Schedule "G" as same may be amended, supplemented, restated, extended or renewed from time to time;

1.69 "Series" or "Series of Shares" means, as the context requires, the Series A Shares, the Series B Shares, the Series C Shares, or the Series N Shares or any other series of a Class of Shares of the Corporation authorized under the By-laws, as the case may be;

1.70 "Services" means the services to be offered by the Corporation in connection with the Licenses;

1.71 "Shareholder" or "Shareholder of the Corporation" means any Person who is the registered holder of Shares of the Corporation and who is a party to, or agrees to be bound by the terms and conditions of, this Agreement;

1.72 "Shareholder Guarantee(s)" means any guarantee(s), letter(s) of credit, mortgage(s), deed(s) of trust, cash security, Pledge(s), "keep-well" or "comfort" arrangement(s) or other similar instruments or agreements of indemnity given (or required by a lender(s) or issuer(s) to be given) by one or more of the Shareholders to ensure payment of Indebtedness incurred (or to be incurred) by the Corporation to such lender(s) or issuer(s);

1.73 "Shares" or "Shares of the Corporation" means, as the case may be, any or all of the Equity Shares and any other shares of any Class authorized under the By-laws or the Original By-laws and includes any shares or securities into which Equity Shares may be converted or changed or which result from a consolidation, subdivision, reclassification or redesignation of Equity Shares, any shares or securities which are received as a stock dividend or distribution payable in shares or securities of the Corporation, any shares received on the exercise of any option, warrant or other similar right and any shares or securities which may be received by the Shareholders as a result of an amalgamation, merger, arrangement or other reorganization of or including the Corporation, and any instrument of the Corporation that is convertible into Shares or evidences the right to acquire Shares;

1.74 "Spectrum" has the meaning ascribed thereto in recital "B" hereof and for greater clarity shall not include the Point-to Point Spectrum;

1.75 "Spectrum Concession" means the concession titles to be issued by the Government to the Corporation to utilize the Spectrum in one or more regions of Mexico;

1.76 "Standstill Period" means the period commencing on the date hereof and terminating with respect to each Shareholder on the earlier of: (i) the date when the Shareholder has complied with its obligations in respect of its mandatory First Stage Equity contributions; and (ii) three (3) years from the date hereof;

1.77 "Subsidiary" means, with respect to any subject Person, any Person that is wholly owned or Controlled by the subject Person;

1.78 "Tag-Along Rights" means the rights described in Clause 4.6;

1.79 "Technical Services Agreement" means the Technical Services Agreement between Bell Canada International Inc. and the Corporation attached hereto as Schedule "B" as same may be amended, supplemented, restated, extended or renewed from time to time;

1.80 "Third Party" with respect to any Shareholder means any Person which is neither an Affiliate nor a Relative of such Shareholder;

1.81 "Total Shares" means the aggregate of all Shares of the relevant Class of Shares issued and outstanding at the time of the calculation;

1.82 "Transfer" means any sale, exchange, assignment, gift, bequest, transfer, alienation, disposition or any arrangement by which possession, legal title or beneficial ownership passes from one Person to another, or to the same Person in a different capacity, whether voluntary or involuntary, or by operation of law, and whether or not for value, and any agreement or arrangement (e.g. any step transactions) to effect any of the foregoing including by way of gift, combination (merger, amalgamation), reorganization, dissolution, lease, option, or Transfer between co-owners but excluding any Transfer of Shares pursuant to the Call Option, the Termination Call Option, the WorldTel Put Option or the BCI Put Option;

1.83 "Transferee" means any Person to whom Shares have been transferred in accordance with the provisions of this Agreement;

1.84 "Transferor" means any Shareholder proposing to Transfer any of its Shares in accordance with the terms hereof including any Selling Shareholder;

1.85 "Trust Agreement" means the agreement between Holdco, the Corporation, WorldTel and the trustee of the Trust in respect of the Re-allocation, the whole substantially in the form of the agreement attached hereto as Schedule "F";

1.86 "US Dollars", "Dollars", "US $" or "$" means the legal currency of the United States of America;

1.87 "Voting Shares" means the voting common shares in the share capital of the Corporation, with no expressed par value, held by the Shareholders, including the Series A, Series B and Series C Shares authorized pursuant to the By-laws and, until the First Subscription Date, shall include the series A Shares and series B Shares currently authorized under the Original By-laws; and

1.88 "WorldTel" means WorldTel Mexico Telecom Ltd. and includes any successor to WorldTel Mexico Telecom Ltd. resulting from any amalgamation, merger, arrangement or other reorganization (other than pursuant to a transaction that constitutes a change of Control as defined under Clause 5.1.2) of or including WorldTel or any continuance under the laws of another jurisdiction.


In addition to the definitions set forth above, the words and phrases set forth below shall have the meaning ascribed thereto in the Clause indicated next to the word and/or phrase, unless the context otherwise requires:

-------------------------------------------------------------------------
                         Word/Phrase                Clause
-------------------------------------------------------------------------
"Acceptance Period"                                 4.4.5
-------------------------------------------------------------------------
"Allocable Shares"                                  3.3.9
-------------------------------------------------------------------------
"Annual Operating Plan and Budget"                  10.4.3
-------------------------------------------------------------------------
"Auction"                                           Recital "B"
-------------------------------------------------------------------------
"Auction Penalty LC"                                10.3.7
-------------------------------------------------------------------------
"Auction Business Plan"                             10.4.5
-------------------------------------------------------------------------
"BCI Parties"                                       16.1.1 (b)
-------------------------------------------------------------------------
"BCI Put Closing"                                   14.2.7
-------------------------------------------------------------------------
"BCI Put Notice"                                    14.2.7
-------------------------------------------------------------------------
"BCI Put Option"                                    14.2.7
-------------------------------------------------------------------------
"BCI Put Option Event"                              14.2.7
-------------------------------------------------------------------------
"BCI Put Option Period"                             14.2.7
-------------------------------------------------------------------------
"BCI Put Shares"                                    14.2.7
-------------------------------------------------------------------------
"Bid Guarantee Amount"                              10.3.3
-------------------------------------------------------------------------
"Bid Guarantees"                                    10.3.3
-------------------------------------------------------------------------
"Call Allocable Shares"                             5.2.2
-------------------------------------------------------------------------
"Call Option Notice"                                14.2.6
-------------------------------------------------------------------------
"Call Proportionate Entitlement"                    5.2.2
-------------------------------------------------------------------------
"Call Shares"                                       5.2.1
-------------------------------------------------------------------------
"Cash Flow Event"                                   3.7.3
-------------------------------------------------------------------------
"Contributing Shareholders"                         3.4.1
-------------------------------------------------------------------------
"Defaulting Shareholder"                            5.1.1
-------------------------------------------------------------------------
"Disclosing Party"                                  12.1
-------------------------------------------------------------------------
"Dispute"                                           17.2.1
-------------------------------------------------------------------------
"Event of Default"                                  5.1.1
-------------------------------------------------------------------------
"Excess Amount"                                     10.3.4
-------------------------------------------------------------------------
"Excess Call Shares"                                5.2.2
-------------------------------------------------------------------------
"Excess First Offer Shares"                         4.4.6
-------------------------------------------------------------------------
"Excess Offset Shares"                              3.4.1
-------------------------------------------------------------------------
"Excess Pre-emptive Shares"                         3.6.7
-------------------------------------------------------------------------
"Exercising Shareholder"                            6.2
-------------------------------------------------------------------------
"Experts"                                           5.2.4
-------------------------------------------------------------------------
"Extraordinary Meetings"                            9.2
-------------------------------------------------------------------------
"Fair Market Value"                                 5.2.4
-------------------------------------------------------------------------
"First Call Board Quorum"                           7.7.1
-------------------------------------------------------------------------
"First Call Committee Quorum"                       7.9.2
-------------------------------------------------------------------------
"First Offer Notice"                                4.4.1
-------------------------------------------------------------------------
"First Stage Equity"                                3.3.1
-------------------------------------------------------------------------
"Foreign Holder"                                    6.1
-------------------------------------------------------------------------
"Governance Rights"                                 4.9.2
-------------------------------------------------------------------------
"Guarantee Obligations"                             1.36
-------------------------------------------------------------------------
"Guarantees"                                        10.3.4
-------------------------------------------------------------------------
"Guarantor"                                         10.3.4
-------------------------------------------------------------------------
"Holdco Parties"                                    16.1.1 (a)
-------------------------------------------------------------------------
"Indirect 5% Investor"                              4.10
-------------------------------------------------------------------------

-------------------------------------------------------------------------
"Information"                                       12.1
-------------------------------------------------------------------------
"Initial Cash Contributions"                        3.2.2
-------------------------------------------------------------------------
"LC Fees"                                           10.3.7
-------------------------------------------------------------------------
"Loan Guarantee Amount"                             10.3.2
-------------------------------------------------------------------------
"Loan Guarantees"                                   10.3.2
-------------------------------------------------------------------------
"New Business"                                      16.3
-------------------------------------------------------------------------
"Non-Contributing Shareholder"                      3.4.1
-------------------------------------------------------------------------
"Non-Defaulting Shareholders"                       5.2.1
-------------------------------------------------------------------------
"Non-Funding Event"                                 3.4.1
-------------------------------------------------------------------------
"Non-Funding Notice"                                3.4.1
-------------------------------------------------------------------------
"Non-Guaranteeing Shareholder"                      10.3.4
-------------------------------------------------------------------------
"Non-Payment LC"                                    10.3.7
-------------------------------------------------------------------------
"Non-Providing Shareholders"                        10.3.6
-------------------------------------------------------------------------
"Offered Shares"                                    4.4.1
-------------------------------------------------------------------------
"Offerees"                                          4.4.2
-------------------------------------------------------------------------
"Offset Shares"                                     3.4.1
-------------------------------------------------------------------------
"Option Shares"                                     14.2.6
-------------------------------------------------------------------------
"Optioned Interest"                                 3.7.1
-------------------------------------------------------------------------
"Ordinary Meetings"                                 9.4
-------------------------------------------------------------------------
"Original By-laws"                                  1.13
-------------------------------------------------------------------------
"Other Bids"                                        7.10.3 f)
-------------------------------------------------------------------------
"Other Party"                                       16.3
-------------------------------------------------------------------------
"Other Shareholder Party"                           16.1.1 (c)
-------------------------------------------------------------------------
"Paying Shareholders"                               4.3.1 d)
-------------------------------------------------------------------------
"Payment Amount"                                    10.3.4
-------------------------------------------------------------------------
"Pledged Shares"                                    4.3.1
-------------------------------------------------------------------------
"Pledgee"                                           4.3.1
-------------------------------------------------------------------------
"Pledgor"                                           4.3.1
-------------------------------------------------------------------------
"Pre-emptive Acceptance Delay"                      3.6.6 d)
-------------------------------------------------------------------------
"Pre-emptive Offer"                                 3.6.6
-------------------------------------------------------------------------
"Primary Obligations"                               1.36
-------------------------------------------------------------------------
"Primary Obligor"                                   1.36
-------------------------------------------------------------------------
"Proportionate Amount"                              10.3.2
-------------------------------------------------------------------------
"Proposing Party"                                   16.3
-------------------------------------------------------------------------
"Providing Shareholders"                            10.3.6
-------------------------------------------------------------------------
"Purchase Notice"                                   4.4.6
-------------------------------------------------------------------------
"Put Note"                                          14.2.5
-------------------------------------------------------------------------
"Qualified Majority Matters"                        7.10.1 a)
-------------------------------------------------------------------------
"Qualified Majority Meetings"                       9.3
-------------------------------------------------------------------------
"Receiving Party"                                   12.1
-------------------------------------------------------------------------
"Regions"                                           16.1.1
-------------------------------------------------------------------------
"Related Party Transaction"                         7.9.4
-------------------------------------------------------------------------
"Representatives"                                   12.1
-------------------------------------------------------------------------
"Restricted Third Party Notice"                     4.4.12
-------------------------------------------------------------------------
"Rights"                                            6.1
-------------------------------------------------------------------------
"Rules"                                             17.2.1 b)
-------------------------------------------------------------------------
"Second Call Board Meeting"                         7.7.2
-------------------------------------------------------------------------
"Second Call Board Quorum"                          7.7.2
-------------------------------------------------------------------------

-------------------------------------------------------------------------
"Selling Notice"                                    4.4.4
-------------------------------------------------------------------------
"Selling Shareholder"                               4.4.1
-------------------------------------------------------------------------
"Series A Directors"                                7.3.1
-------------------------------------------------------------------------
"Series B Directors"                                7.3.1
-------------------------------------------------------------------------
"Series C Directors"                                7.3.1
-------------------------------------------------------------------------
"Series A Shareholders"                             7.3.1
-------------------------------------------------------------------------
"Series B Shareholders"                             7.3.1
-------------------------------------------------------------------------
"Series C Shareholders"                             7.3.1
-------------------------------------------------------------------------
"Special Meetings"                                  9.5
-------------------------------------------------------------------------
"Spectrum Cost"                                     1.66 b)
-------------------------------------------------------------------------
"Subscription Form"                                 3.6.6 d)
-------------------------------------------------------------------------
"Super Majority Matters"                            7.10.1 a)
-------------------------------------------------------------------------
"Tag-Along Notice"                                  4.6.5
-------------------------------------------------------------------------
"Tag-Along Trigger"                                 4.6.1
-------------------------------------------------------------------------
"telecom business"                                  16.1.1 (c)
-------------------------------------------------------------------------
"Tender Documents"                                  Recital "B"
-------------------------------------------------------------------------
"Termination Call Option"                           14.2.6
-------------------------------------------------------------------------
"Trust"                                             3.3.9
-------------------------------------------------------------------------
"Trustee"                                           3.2.3 g)
-------------------------------------------------------------------------
"Unilateral Guarantee"                              10.3.6
-------------------------------------------------------------------------
"Vendors"                                           1.66 c)
-------------------------------------------------------------------------
"WorldTel Put Notice"                               14.2.5
-------------------------------------------------------------------------
"WorldTel Put Option"                               14.2.5
-------------------------------------------------------------------------
"WorldTel Put Shares"                               14.2.5
-------------------------------------------------------------------------

2.   CREATION, BY-LAWS, PURPOSE AND CORPORATE DOMICILE

2.1  Creation

     The Corporation is a limited liability stock corporation (Sociedad Anonima de Capital Variable) incorporated under the Company Act.

2.2  By-laws

     The form of the By-laws shall be agreed to prior to the Closing. The Shareholders shall adopt, in an Extraordinary Meeting, as soon as permitted by law, including the Bid Regulations, the By-laws to conform to this Agreement and to facilitate the achievement of the purposes of this Agreement. The Corporation shall cause the By-laws to be formalized before a notary public promptly after their adoption by the Shareholders.

2.3  Purpose

     The primary purpose of the Corporation is to establish and operate the Business as licensed or otherwise permitted by the Government.

2.4  Corporate Domicile

     The corporate domicile of the Corporation shall be in San Pedro, Garza Garcia, Nuevo Leon, Mexico.

3.   SHARE CAPITAL AND SHAREHOLDINGS

3.1  Authorized Share Capital and Initial Capital Structure

     3.1.1 The authorized share capital of the Corporation shall be as set out in the By-laws from the time of their adoption.

     3.1.2 The By-laws shall provide that the maximum authorized capital of the Corporation shall be unlimited. The By-laws shall also provide that the Corporation shall have an initial variable capital which shall be represented by three (3) Series of Voting Shares: the Series A Shares, the Series B Shares and the Series C Shares. The Series A Shares shall represent at least fifty-one per cent (51%) of the total issued and outstanding Voting Shares and may only be subscribed and paid for by Persons deemed as Mexican investors under Mexican foreign investment laws and regulations. The Series B Shares will initially represent twenty-six and nine tenths of one per cent (26.9%) of the total issued and outstanding Voting Shares and may be freely subscribed and paid for by Mexican or non-Mexican investors. The Series C Shares will initially represent twenty-two and one tenth of one per cent (22.1%) of the total issued and outstanding Voting Shares and may be freely subscribed and paid for by Mexican or non-Mexican investors. The Series B Shares and the Series C Shares may together represent up to forty-nine per cent (49.0%) of the total issued and outstanding Voting Shares and may be freely subscribed and paid for by Mexican or Non-Mexican investors. Except as otherwise provided in this Agreement, the Series A Shares, the Series B Shares, and the Series C Shares shall all be common shares, in nominee form and with no par value; in addition, each Series A Share, each Series B Share and each Series C Share shall confer one (1) vote at any Extraordinary, Ordinary or Special Meeting of Shareholders of the Corporation, and shall otherwise convey equal rights and obligations to all Shareholders. The minimum fixed capital shall be represented by Series A Shares.

          The Corporation shall also issue Series N Shares, without par value, in accordance with the terms hereof which shall be without voting rights (except in such limited circumstances, if any, as may be required under applicable Mexican law) to be regarded as neutral investment for purposes of laws applicable to foreign investment in Mexico. Except for the restrictions on vote, Series N Shares shall convey equal rights and obligations to its holders as those for Series A Shares, Series B Shares and Series C Shares.

3.2  Initial Equity Contributions

     3.2.1 On or before October 6, 1997, 1,000 series B Shares authorized under the Original By-laws shall have been subscribed for and issued to each of BCI and WorldTel at a price in Mexican Pesos equivalent to US $1.00 per Share. On the First Subscription Date, the Corporation shall redeem such Shares by payment to BCI and WorldTel of an amount equal to their issuance price, whereupon such Shares shall be cancelled. On or before the First Subscription Date, 22,000,000 Series A Shares, fully paid and non-assessable, will have been subscribed for and issued to Holdco.

     3.2.2 Subject to Clause 3.2.3, at the Closing, a contribution pending capitalisation (Aportacion para futuros aumentos de capital) equal to the Mexican Pesos equivalent of: one million four hundred thousand dollars (US $1,400,000) for Holdco, one million eight hundred thousand dollars (US $1,800,000) for BCI and one million eight hundred thousand dollars (US $1,800,000) for WorldTel (collectively the "Initial Cash Contributions") shall be made by the Shareholders. As soon as each Shareholder shall receive the By-laws duly adopted and notarized in conformity with Clause 2.2 and the other conditions set forth in Clause 3.2.4 shall be fulfilled, the Initial Cash Contributions shall be capitalized as follows (with, for purposes of such capitalization, a rate of conversion of US dollars into Mexican Pesos to be based on the rate of exchange described in Clause 17.8 taken on the Business Day prior to the Closing Date) and shall be considered to be the Initial Equity Contributions:

          a) The Corporation shall issue and deliver to Holdco and Holdco shall fully subscribe for eight hundred and twenty-six thousand six hundred and ninety-nine (826,699) Series A Shares (variable capital) at a price in Mexican Pesos equivalent to US $1.120830 per Share and four million seven hundred and thirty-four thousand and one hundred and ten (4,734,110) Series N

               Shares at a price in Mexican Pesos equivalent to US $0.10 per Share;

          b) The Corporation shall issue and deliver to BCI and BCI shall fully subscribe for twelve million forty-one thousand and sixty-nine (12,041,069) Series B Shares at a price in Mexican Pesos equivalent to US $0.124232 per Share and three million forty-one thousand one hundred and ninety-two (3,041,192) Series N Shares at a price in Mexican Pesos equivalent to US $0.10 per Share, such subscription price to be subject to the adjustment mentioned below. The Corporation shall also issue and retain in treasury for the benefit of BCI two million thirty-seven thousand six hundred and seventy-four (2,037,674) Series N Shares as part of BCI's Optioned Interest, which Series N Shares shall be subscribed by and delivered to BCI in accordance with the terms of Clause 3.7. Upon the subscription and delivery of those Shares, the Corporation shall record an adjustment to the price for the subscription of all of the Series N Shares subscribed by BCI as part of the Initial Equity Contributions, namely five million seventy-eight thousand and eight hundred and sixty-six (5,078,866) Series N Shares to reflect a price equivalent to US $0.059879 per Share, on the understanding that the aggregate purchase price for the full subscription shall not be modified; and

          c) The Corporation shall issue and deliver to WorldTel and WorldTel shall fully subscribe for nine million eight hundred and ninety thousand and three hundred and twenty-nine (9,890,329) Series C Shares at a price in Mexican Pesos equivalent to US $0.156764 per Share and two million four hundred and ninety-five thousand four hundred and ninety-six (2,495,496) Series N Shares at a price in Mexican Pesos equivalent to US $0.10 per Share.

          The table attached hereto as Schedule "C" illustrates this equity allocation.

     3.2.3 Each Shareholder hereby acknowledges and agrees that its participation in the Corporation and obligations to make the Initial Cash Contributions contemplated in Clause 3.2.2 shall be subject to the completion of all of the following conditions to the reasonable satisfaction of each
          Shareholder:

          a) the receipt by each Shareholder of all necessary Government Approvals in respect of such participation (including the respective percentage interests of the Shareholders following the Initial Equity Contributions), in form and substance reasonably satisfactory to such Shareholders;

          b) the compliance by each Party with all of the provisions of this Agreement, including without limitation, the accuracy of all representations and warranties made by the Parties pursuant to Clause 15, at all times from the date of this Agreement up to and including the Closing Date;

          c) receipt by each Shareholder of the form of the By-laws in English and Spanish, the terms of which shall be consistent with this Agreement and which By-laws shall otherwise be in a form and substance satisfactory to each Shareholder, together with a certificate issued by legal counsel of the Corporation certifying that the Spanish version of the By-laws conforms to the English version thereof;

          d) receipt by each Shareholder of unsecured guarantees or subscription agreements naming the Corporation as third party beneficiary, executed by each of the Persons identified in Schedule "K" with respect to First Stage Equity funding contributions of each Shareholder which subscription agreements will provide that the only conditions to the obligation of each such Person to subscribe its allocation of shares in the relevant Shareholder shall be i) the subscription of Shares representing the Initial Equity Contributions by the relevant Shareholder, ii) the occurrence of the Second Subscription Conditions, iii) the satisfaction of the conditions set out in Clause 3.3.7 to the extent applicable to the capital call; and iv) the giving of notices of capital calls as provided in Clause 3.3.10;

          e) receipt by each Shareholder of the report and documentation referred to in Clause 13.2 as well as of an audited balance sheet, income statement and statement of changes in financial position of the Corporation as of June 30, 1997;

          f) receipt by each Shareholder of a monthly pro-forma budget for the Corporation for the period from July 1, 1997 to December 31, 1997, which shall be presented for approval at the first Board meeting following the Closing;

          g) the following legal opinions from counsel for each Shareholder, the Corporation or the trustee of the Trust (the "Trustee"), as the case may be, satisfactory to the Shareholders i) as to the due authorization, delivery and execution of this Agreement by the Corporation, Holdco, BCI, and WorldTel, ii) as to the due incorporation, valid subsistence and good standing of the Corporation under the laws of Mexico and that the By-laws would not result in any disqualification under the Bid Regulations,
               iii) in respect of the due authorization, delivery, execution and enforceability of the guarantees or subscription agreements referred to in Clause 3.2.3 (d) iv) in respect of the due authorization, delivery and execution of the Consulting Services Agreements and v) in respect of the due authorization, delivery and execution as well as enforceability of the Trust Agreement and of the undertaking referred to in Clause 3.2.3 (i) by the Trustee;

          h) receipt of an opinion from counsel to the Corporation that the series B Shares authorized under the Original By-laws have been duly authorized for issuance and have been validly issued as fully paid Shares to and registered in the names of BCI and WorldTel;

          i) receipt of an undertaking of adherence substantially in the form appended hereto as Schedule "H" duly executed by the Trustee;

          j) receipt by each Shareholder of the Preliminary Business Plan initialled by each Shareholder;

          k) the absence of any material adverse change in the business, assets, properties or financial condition of Holdco, the shareholders of Holdco or the Corporation since June 30, 1997;

          l) evidence of Government Approval for the extension of the date for initiating the exploitation of the network and for network coverage requirements under the Existing Concession;

          m) the initial Board of Directors described in Clause 7.2 shall have been formed with two Directors appointed by BCI and two Directors appointed by WorldTel;

          n) receipt by each Shareholder of the form of the Minutes in English and Spanish, the terms of which shall be consistent with this Agreement and which Minutes shall otherwise be in a form and substance satisfactory to each Shareholder; and

          o) delivery of all documents contemplated in the list of documents appended hereto as Schedule "E".

     3.2.4 In relation to the issuance of Shares at the First Subscription Date to each of the Shareholders, the Corporation and Holdco shall represent and warrant to each of the Shareholders, and shall, on the First Subscription Date, deliver a legal opinion addressed to each Shareholder from counsel and in form acceptable to each Shareholder, confirming that:

          a) the Corporation is a corporation duly incorporated and validly subsisting and in good standing under the laws of Mexico and it has the corporate power to own or lease all of its properties and rights and to conduct its business, to issue the said Shares and to execute and deliver this Agreement and the Consulting Services Agreements and that the Existing Concession is in full force and effect as of the Closing Date;

          b) the By-laws and the Minutes have been adopted and notarized as required by the terms of this Agreement;

          c) on the date thereof, the authorized share capital of the Corporation and the issued share capital of the Corporation are as contemplated in Clause 3.1 and Clause 3.2 hereof and the By-laws;

          d) no offer or any rights for any Shares or any founder's bonds ["bonos de fundador`"] have been authorized or made by the Corporation to any Person other than the Shareholders pursuant to Clause 3.2 and the BCI Option;

          e) the Shares issued on the date thereof to the Shareholders have been duly authorized for issuance and have been validly issued as fully paid Shares to and registered in the names of the Shareholders acquiring Shares under Clause 3.2;

          f) the Shares issued as part of the Optioned Interest and retained in treasury for the benefit of BCI have been duly authorized and validly issued and will be deemed to be fully paid Shares upon the occurrence of the triggering events described in Clause 3.7.3;

          g) all legal formalities and registration required for the issuance and subscription of the Shares were duly complied with;

          h) the issuance and subscription of the Shares are in all respects valid and made in accordance with Mexican law;

          i) no consent, approval, authorization or order of, or filing with, the Government or any court of Mexico, other than those delivered at Closing, is required for the issuance to, and subscription of the Shares by, the Shareholders; and

          j) the Shares issued to the Shareholders have been recorded by the Corporation as part of its paid-in capital "capital social pagado" account without any subscription premium paid by a Shareholder.

     3.2.5 From and as of the making of the Initial Cash Contributions on the Closing Date until the First Subscription Date, each Shareholder shall be entitled to exercise all rights hereunder, including nomination of Directors, as if the Shares to be issued on the First Subscription Date had been issued and Holdco shall perform all such acts as are necessary to give effect thereto and Holdco shall vote its Shares accordingly (except that Holdco shall vote twenty-six and eighty-nine hundredths of one percent (26.89%) of its Voting Shares as directed by BCI and twenty-two and nine hundredths of one per cent (22.09%) of its Voting Shares as directed by WorldTel). In addition, any rights granted in this Agreement to Series B Directors and Series C Directors shall, until the First Subscription Date, be exercised, respectively, by the Directors appointed by BCI and WorldTel. Furthermore, until such date, all rights granted herein to the Series B Shareholders shall be exercised by BCI and all rights granted herein to the Series C Shareholders shall be exercised by WorldTel.

3.3  First Stage Equity

     3.3.1 The Shareholders acknowledge and agree that successive increases in equity capital beyond the Initial Equity Contributions will be needed to launch and operate the Business, and in order to meet the Corporation's commitments pursuant to the Bid, the whole in accordance with and in the amounts and at the times contemplated in Clause 3.3.2 (the Second Subscription and the Initial Equity Contributions collectively the "First Stage Equity").

     3.3.2 Subject to the subscription and issuance of Shares representing the Initial Equity Contributions and all of the Second Subscription Conditions having been fulfilled and further subject to Clauses 3.3.5, 3.3.6(b), 3.3.7 and 14.2.3, the Corporation shall issue on the Second Subscription Date fifty-seven million sixty-six thousand five hundred and sixty-nine (57,066,569) Shares, which shall be divided and subscribed (but only partially paid) as follows (the table attached as Schedule "C" further illustrating this allocation):

          a) The Corporation shall issue to and Holdco shall fully subscribe for twenty-two million eight hundred and twenty-six thousand six hundred and ninety-nine (22,826,699) Series A Shares at a price in Mexican Pesos equivalent to US $2.797859 per Share and four million seven hundred and thirty-four thousand one hundred and ten (4,734,110) Series N Shares at a price in Mexican Pesos equivalent to US $1.00 per Share for an aggregate purchase price of sixty-eight million six hundred thousand Dollars (US $68,600,000);

          b) The Corporation shall issue to and BCI shall fully subscribe for twelve million forty-one thousand and sixty-nine (12,041,069) Series B Shares at a price in Mexican Pesos equivalent to US $7.072363 per Share and three million forty-one thousand one hundred and ninety-two(3,041,192) Series N Shares at a price in Mexican Pesos equivalent to US $1.00 per Share for an aggregate purchase price equivalent to eighty-eight million two hundred thousand Dollars (US $88,200,000), subject to the adjustment mentioned below;

          c) The Corporation shall issue to and WorldTel shall fully subscribe for nine million eight hundred and ninety thousand three hundred and twenty-nine (9,890,329) Series C Shares at a price in Mexican Pesos equivalent to US $8.665486 per Share and two million four hundred ninety-five thousand four hundred and ninety-six (2,495,496) Series N Shares at a price in Mexican Pesos equivalent to US $1.00 per Share for an aggregate purchase price equivalent to eighty-eight million two hundred thousand Dollars (US $88,200,000);

          d) The Corporation shall also issue and retain in treasury for the benefit of BCI an additional two million thirty-seven thousand six hundred and seventy-four (2,037,674) Series N Shares as part of BCI's Optioned Interest which Series N Shares shall be subscribed by and delivered to BCI in accordance with the terms of Clause 3.7. Upon the subscription and delivery of these Shares, the Corporation shall record an adjustment to the price for the subscription of all of the Series N Shares subscribed by BCI as part of the Second Subscription, namely five million seventy-eight thousand eight hundred and sixty-six (5,078,866) Series N Shares to reflect a price equivalent to US $0.598794 per Share on the understanding that the aggregate purchase price for the full subscription shall not be modified.

     3.3.3 Subject to Clause 3.3.9 in the case of WorldTel, on the Second Subscription Date, BCI and WorldTel shall pay for twenty-six per cent (26%) of the subscription price for each of the Shares of each Series issued and subscribed by them pursuant to the Second Subscription, and the Corporation shall maintain in custody that number of Shares that represent seventy-four per cent (74%) of the Shares of each Series of Shares issued to BCI and WorldTel, and actually deliver to the relevant Shareholder that number of Shares that represent the twenty-six per cent (26%) balance of each Series of Shares. Holdco shall pay, on such date for twenty-two and sixty-six hundredths of one per cent

          (22.66%) of the subscription price for each Class A Share issued and subscribed by Holdco and one hundred per cent (100%) of the subscription price for each Series N Share subscribed by Holdco on the Second Subscription Date. The Corporation shall maintain in custody seventy-seven and thirty-four hundredths of one per cent (77,34%) of the Class A Shares subscribed by Holdco and deliver the twenty-two and sixty-six hundredths of one per cent (22.66%) balance to Holdco. The Series N Shares shall be dealt with in accordance with Clause 3.3.9. Furthermore, the Corporation shall promptly deliver to each Shareholder upon further partial payments of the subscription price that number of Shares which represents the additional percentage of the unpaid subscription price for each of the Shares paid by such Shareholder. For instance, when a Shareholder pays an additional ten per cent (10%) of the original subscription price of each Share subscribed, the Corporation shall deliver such number of Shares that represent ten per cent (10%) of each Series of Shares originally subscribed for.

     3.3.4 For greater clarity and notwithstanding anything herein to the contrary, the Shareholders agree that no contributions to the Second Subscription will be called for or required prior to the fulfilment of all of the Second Subscription Conditions as provided in Clauses 1.66 and 3.3.5 without the written unanimous approval of the Shareholders.

     3.3.5 The Corporate Secretary shall deliver to the Shareholders the documents described in Clause 1.66 (c) prior to the beginning of the Auction. Following the expiry of the fifteen (15) Business Day period mentioned in such Clause 1.66, the Corporate Secretary shall notify the Shareholders of the fulfilment or non-satisfaction of the Second Subscription Conditions described in such Clause 1.66 (c). Following the Auction and the award of the Spectrum, the Corporate Secretary shall deliver to the Shareholders the documents described in Clause
          1.66 (a) and (b). Following the expiry of the ten (10) Day period mentioned in such Clause 1.66, the Corporate Secretary shall notify the Shareholders of the fulfilment or non-satisfaction of the Second Subscription Conditions described in such Clause 1.66 (a) and (b).

     3.3.6 In connection with the Second Subscription, the Parties agree as follows:

          a) The Corporation shall adopt the Initial Business Plan no later than four (4) months following the Second Subscription Date in accordance with the terms hereof which shall, subject to Clauses
               3.3.2 and 3.3.7, determine the precise timing and the amounts of each payment of all or part of the Shares subscribed as part of the Second Subscription but not fully paid by the Shareholders, provided that for each such payment of Shares, each Shareholder shall pay an equal percentage of their subscribed and unpaid Shares and provided that if any part of the First Stage Equity remains unpaid at the end of the Standstill Period, the Shareholders shall pay the remaining unpaid balance. In the event that at such time the Initial Business Plan is not duly adopted by such time, the schedule attached hereto as Schedule "J" shall determine the precise timing and amounts of the unpaid balance of the Second Subscription provided that within sixty Business Days from the Second Subscription Date, the Shareholders shall contribute an amount of seventy-one million three hundred thousand Dollars (US $71,300,000), unless another amount is otherwise agreed to unanimously by all Shareholders prior to such date;

          b) If the Shareholders unanimously approve a decrease in the amount of the Second Subscription following the award of the Spectrum Concession to the Corporation, such lower amount shall from then on be the Second Subscription and the issuance price of Shares provided for in Section 3.3.2 shall be modified accordingly. If such decrease is approved following the Second Subscription Date, the Corporation shall adjust the subscription price for each issued Share in order to reduce the total subscription price to the then agreed amount of the Second Subscription; and

          c) a legal opinion shall be delivered on the Second Subscription Date to each Shareholder from counsel to the Corporation and in form acceptable to each Shareholder confirming with respect to the Second Subscription the items described in Clause 3.2.4 e) to
               i).

     3.3.7 All contributions of First Stage Equity shall be subject to: i) the continued accuracy of the representations and warranties with respect to the Corporation and the continued performance by the Corporation of the covenants set forth in Clause
          15.1 f) and Clause 15.2 (i) and (ii); ii) the continuing validity of the Licenses necessary to operate the Business as contemplated by the Business Plan then in effect; iii) the continued compliance by the Corporation with all applicable laws in all material respects; iv) no voluntary or involuntary filing of a petition or proceeding in bankruptcy or insolvency by, or the voluntary or involuntary liquidation, dissolution or winding-up of, the Corporation shall have occurred and the Corporation shall not have made any arrangements with all or substantially all of its creditors; v) such contribution not constituting a violation by the contributing Shareholder of the US Foreign Corrupt Practices Act or of any other material applicable law or regulations enacted after the date hereof or which have been the subject of an adverse re-interpretation by a competent authority or tribunal after the date hereof, the whole subject to the obligation of such contributing Shareholder to mitigate the effect of such violation, subject to such Shareholder's sole determination that such mitigation would not otherwise have any material adverse effect upon such Shareholder or its shareholders; and vi) the fifteen day prior notice to be sent by the Corporate Secretary to each Shareholder as provided in Clause 3.3.10.

     3.3.8 The Shareholders further acknowledge and agree that increases in equity capital in addition to the First Stage Equity may be needed during the period of time covered in the Initial Business Plan and may be authorised by the Shareholders in accordance with the terms hereof and issued pursuant to Clause 3.5. Any such increases shall not be treated as First Stage Equity for the purposes of Clause 3.4.

     3.3.9 To permit the possible Re-allocation to WorldTel of interests in the Series N Shares issued to Holdco, nine million four hundred and sixty-eight thousand two hundred and twenty (9,468,220) Series N Shares (the "Allocable Shares") shall be contributed by Holdco, on the Second Subscription Date to a trust or other limited liability vehicle (the "Trust") pursuant to the Trust Agreement. Schedule "C" hereto illustrates the shareholdings of the Corporation upon giving effect to such Re-allocation on the assumption that the Project IRR, as defined in the Trust Agreement, is less than or equal to forty five per cent (45%).

     3.3.10 The Corporate Secretary shall send to each Shareholder and to each shareholder of such Shareholders identified in Schedule "K" (at the fax number and to the individual identified in Schedule "K") at least fifteen (15) days prior to any scheduled capital calls, a notice specifying the amount in US dollars to be paid by each Shareholder.

3.4  Failure to Contribute to First Stage Equity

          3.4.1 In the event of the failure by any Shareholder (the "Non-Contributing Shareholder") to (i) subscribe for Shares on the Second Subscription Date subject to and in accordance with the terms hereof, or to (ii) pay on any payment due date, all or any portion of its share of the outstanding portion of the subscription price of the First Stage Equity payable in accordance with Clause 3.3.6 or to (iii) vote its Shares and cause its nominee Directors to give effect to or otherwise perform its obligations under Clause 3.3, the Corporate Secretary shall, within fifteen (15) Days of any such event send a written notice to the Non-Contributing Shareholder requesting it to remedy to such breach. If the breach is not cured by the Non-Contributing Shareholder within forty-five (45) Business Days from such notice, a "Non-Funding Event" shall be deemed to have then occurred. Upon the occurrence of a Non-Funding Event described in this Clause 3.4.1 (ii) above, the Corporation shall, without prejudice to the fact that such event shall be deemed an Event of Default, apply the amount of the subscription price actually paid-in by the Non-Contributing Shareholder entirely and exclusively to the Shares that were delivered to the Non-Contributing Shareholder pursuant to Clause 3.3.3. The Extraordinary Meeting that authorizes the issuance of Shares in connection with the Second Subscription or any other subscription for Shares, shall also authorize the issuance of such number of treasury Shares as may be necessary in order for the Corporate Secretary to give effect to the subscription of treasury Shares referred to hereinafter and such Extraordinary Meeting may delegate to the Corporate Secretary the power to make the application of subscription moneys referred to hereinabove and to cancel the balance of the Shares subscribed by the Non-Contributing Shareholder which were maintained in the custody of the Corporation. This procedure is referred to in this Agreement as an "offset". The Corporate Secretary shall then notify the Shareholders who are not the subject of a Non-Funding Event (the "Contributing Shareholders"), of the nature of and of the occurrence of a Non-Funding Event (the "Non-Funding Notice"), and the Contributing Shareholders shall have the right to subscribe as follows in respect of the number of treasury Shares that may be issued pursuant to the offset equal to those cancelled pursuant to the offset (the "Offset Shares"):

          (a) their Call Proportionate Entitlement for such number of Offset Shares; or

          (b) a lesser number of Offset Shares than such Call Proportionate Entitlement; or

          (c) their Call Proportionate Entitlement plus any additional Offset Shares in excess of their Call Proportionate Entitlement (the "Excess Offset Shares").

          The purchase price per Offset Share shall be equal to the prices set in Clause 3.3.2 for Shares of each Series of Shares. This subscription right must be exercised by the Contributing Shareholders, if they elect to do so, within thirty (30) Days from the date of receipt of a notice of a Non-Funding Event described in Clause 3.4.1 (ii).

          Unless otherwise indicated in this Clause, all of the terms contained in Clauses 3.6.6 to 3.6.12 governing subscriptions for Additional Shares pursuant to the Pre-Emptive Rights shall apply mutatis mutandis to all subscriptions for Offset Shares under this Clause, provided, however, that for purposes of this Clause, all references in said Clause 3.6 to Additional Shares shall be deemed to be references to the Offset Shares, all references to Relevant Proportion shall be to Call Proportionate Entitlement, and the Non-Funding Notice shall also include the elements set forth in Clause 3.6.6, the Non-Funding Notice to be deemed to be a Pre-Emptive Offer.

          If the Contributing Shareholders exercise said right, the subscription price of the subscribed Offset Shares shall be paid by the subscribing Contributing Shareholders to the Corporation within thirty (30) Days of the exercise of the subscription right. Any such Offset Shares which remain unsubscribed by the Contributing Shareholders shall be cancelled.

     3.4.2 In addition and not in lieu of the foregoing Clause 3.4.1, the Corporation and the Contributing Shareholders shall have all of the rights against the Non-Contributing Shareholder set out in the Company

          Act, and each Contributing Shareholder shall be entitled to cause the Corporation to exercise any or all of such rights.

     3.4.3 The Non-Contributing Shareholder shall indemnify and hold harmless the Contributing Shareholders and the Corporation against any loss, damage (excluding consequential damages), penalty and expense (including, but not limited to, legal fees) suffered or incurred as a result of the occurrence of a Non-Funding Event.

     3.4.4 The Non-Contributing Shareholder shall, without limitation to Clause 3.4.3, and upon the occurrence of a Non-Funding Event be liable to pay to the Corporation a penalty (to cover costs of funds) on the unpaid subscription price outstanding on the date of the Non-Funding Event which shall accrue at the rate equivalent to twenty-five per cent (25%) per annum compounded annually from the Second Subscription Date or the payment due date, depending on the Non-Funding Event. This penalty shall cease to accrue on the earlier of (i) the full cure of the Non-Funding Event by the Non-Contributing Shareholder; or (ii) the purchase of all the Call Shares by the Contributing Shareholders; or
          (iii) the second anniversary of the Non-Funding Event.

     3.4.5 The Corporation hereby covenants in favour of the Contributing Shareholders to diligently exercise all of its rights pursuant to the subscription agreements/guarantees to be delivered at Closing in accordance with Clause 3.2.3 (d) and any of the Contributing Shareholders is hereby authorized to exercise such rights on behalf of and for the account of the Corporation.

     3.4.6 The rights provided in this Clause 3.4 shall be without prejudice to any of the Corporation's or the Contributing Shareholders' rights under this Agreement or at law, including the Contributing Shareholders' rights under the Call Option.

     3.4.7 The Parties agree that in the event that Holdco is a Non-Contributing Shareholder and a Non-Funding Event has consequently occurred, the Corporation shall apply any amounts which may be paid by Holdco thereafter first to payment of the Allocable Shares.

3.5  Subsequent Capital Needs

     3.5.1 The Shareholders may, in accordance with the terms hereof, from time to time, determine to issue Additional Shares of any Class subsequent to the Second Subscription in accordance with the funding policy set forth in Clause 10.3.1.

     3.5.2 After a Shareholder has made its contribution to First Stage Equity, such Shareholder shall not be compelled to subscribe for its Relevant Proportion of Shares in any subsequent share capital increase and, in such event, the other Shareholders shall be entitled, as set forth in Clause 3.6 to subscribe for all or part of the unsubscribed Shares.

     3.5.3 Where unallotted Additional Shares are issued to a Third Party in accordance with Clause 3.6.14, the Parties hereby undertake (i) to modify the By-laws and this Agreement to ensure that such Third Party shall have the right to appoint one (1) Director (plus two (2) alternates) for each ten per cent (10%) of Voting Shares that it holds with an appropriate decrease, if any, in the number of Directors to be appointed by the other shareholders and (ii) to make such other amendments to such documents as may be required to adequately reflect the addition of such Third Party. The Shareholders shall not approve the issuance of Participating Shares where, after such issuance, Participating Shares would represent more than twenty-five per cent (25%) of the total and outstanding Equity Shares.

     3.5.4 In the event that any foreign ownership restrictions in Mexico are amended or modified so as to permit an increase in the level of foreign ownership of the Voting Shares beyond the current limitation of forty nine per cent (49%) of the Voting Shares or such forty nine per cent (49%) limitation is otherwise modified or eliminated or an authorization from the Comision Nacional de Inversiones
          Extranjeras is obtained to increase such level of foreign ownership, then the By-laws shall be amended to either remove the condition that Series A Shares must represent at least fifty-one per cent (51%) of the total issued and outstanding Voting Shares or to reduce such minimum percentage to reflect any such revised foreign ownership limitations from time to time. To reflect any such new limitations, the terms of the Series B Shares and Series C Shares shall also be amended to increase the maximum percentage of Voting Shares that they may thereafter represent. If the issuance of Additional Shares is authorized pursuant to the terms hereof
s          following any modification of foreign ownership limitations in Mexico and Holdco subscribes for less than its Relevant Proportion of Voting Shares, the holders of Series B Shares and Series C Shares shall be entitled to increase their holdings of Voting Shares of the Corporation.

3.6  Pre-emptive Rights

     3.6.1 Each Shareholder shall have Pre-emptive Rights, as described in this Clause 3.6, to subscribe for any Additional Shares which may be issued beyond the Shares issued to satisfy the mandatory First Stage Equity funding contributions described in Clause 3.3.

     3.6.2 The exercise of the Pre-emptive Rights herein provided shall be optional, and therefore the failure by a Shareholder to subscribe to any share capital increase of the Corporation shall not, except for the mandatory First Stage Equity funding subscriptions referred to in Clause 3.3 hereof, constitute an Event of Default under this Agreement, but will have a dilutive effect.

     3.6.3 The issuance of any Additional Shares shall first be authorised by the Shareholders in accordance with the terms hereof.

     3.6.4 Any Additional Shares of an existing Class shall, before they are issued, be offered to the Shareholders holding Shares of the same Class in their Relevant Proportion of Shares of such Class at the date of the Pre-emptive Offer.

     3.6.5 Any Additional Shares of a newly created Class shall, before they are issued, be offered to the Shareholders holding Equity Shares in their Relevant Proportion of Equity Shares at the date of the Pre-emptive Offer.

     3.6.6 Every such offer of Additional Shares (the "Pre-emptive Offer") shall be made in writing by the Corporate Secretary acting on behalf of the Shareholders and shall specify:

          a)   the aggregate number, Class and Series of Additional Shares;

          b) the terms (including the price per Additional Share which shall be determined by the Shareholders in accordance with Clause 9.2 and the method of payment);

          c)   the number of Additional Shares offered to each Shareholder; and

          d) that any Shareholder who wishes to accept the Pre-emptive Offer must do so by completing and signing the subscription form, a copy of which shall be attached to the Pre-emptive Offer (the "Subscription Form"), and returning it to the Corporation, to the attention of the Corporate Secretary, within the period of thirty
               (30) Days from the dispatch of the Pre-emptive Offer (the "Pre-emptive Acceptance Delay").

     3.6.7 A Shareholder shall specify in the Subscription Form the number of Additional Shares for which it desires to subscribe, which may be (i) its Relevant Proportion; or (ii) a lesser number of Additional Shares than its Relevant Proportion; or (iii) its Relevant Proportion plus any Additional Shares of any Class in excess of its Relevant Proportion (the "Excess Pre-emptive Shares").

     3.6.8 Every such Pre-emptive Offer shall be irrevocable and remain open for acceptance during the Pre-emptive Acceptance Delay and otherwise comply with the Company Act.

     3.6.9 If a Shareholder fails to so notify the Corporation of its acceptance of the Pre-emptive Offer during the Pre-emptive Acceptance Delay, then such Shareholder shall be conclusively deemed to have waived its Pre-emptive Right in connection with such issue of Additional Shares.

     3.6.10 Any Shareholder may waive its Pre-emptive Right for a particular offering of Additional Shares and, unless expressly so stated in writing, same shall not constitute, or be deemed to constitute, a waiver of such Shareholder's Pre-emptive Rights with respect to any other or further offering of Additional Shares, but it shall have a dilutive effect.

     3.6.11 At the expiration of the Pre-emptive Acceptance Delay, the Corporate Secretary shall cause the allotment of the Additional Shares in the following manner:

          a) to each Shareholder there shall be allotted its Relevant Proportion or such lesser number of Additional Shares which it has accepted;

          b) if the number of any Additional Shares which remain unallotted is less than the number of Additional Shares for which applications for Excess Pre-emptive Shares have been made, the unallotted Additional Shares shall be allotted to the Shareholders having subscribed for Excess Pre-emptive Shares in accordance with the following calculation: such number of unallotted Additional Shares multiplied by the percentage obtained by dividing (i) the aggregate number of Shares of the relevant Class held by the subject Shareholder, by (ii) the sum of the aggregate number of Shares of the relevant Class then held by all such Shareholders who have subscribed for Excess Pre-emptive Shares (calculated prior to giving effect to any Additional Shares subscribed for). To the extent that, following this allocation, any amount of Additional Shares remain unsubscribed then such Additional Shares shall continue to be allocated, issued and allotted amongst those Shareholders still able to subscribe for Additional Shares pursuant to their Subscription Form, to the extent possible, in accordance with the formula set forth in this Clause 3.6.11 b), so far as possible until no Additional Shares remain unsubscribed by Shareholders having made applications for Excess Pre-emptive Shares. No Shareholder shall, however, be bound to take any Additional Shares in excess of the number for which it has applied; and

          c) if the number of Additional Shares which remain unallotted is equal to or greater than the number of Additional Shares for which excess applications for Excess Pre-emptive Shares have been made, a Shareholder who has applied for Excess Pre-emptive Shares shall be allotted the number of Excess Pre-emptive Shares for which it applied.

     3.6.12 The Parties agree that the Corporate Secretary will, if necessary, vary the allotments provided for in this Clause 3.6 in order to avoid the issuance of fractional shares by rounding to the nearest whole Additional Share, with fractions .50 and more being rounded up to the next higher whole number and fractions less than .50 being rounded down to the next lower whole number.

     3.6.13 No Additional Shares shall be released or delivered unless the required payment indicated in the Pre-emptive Offer has been received along with the Subscription Form in the case of a subscription for Additional Shares less than or equal to a Relevant Proportion and, in the case of Excess Pre-emptive Shares, within fifteen (15) Days of receipt of a notice from the Corporate Secretary specifying the number of Excess Pre-emptive Shares allotted. Any Shares which are not paid as required under the Pre-emptive Offer or subscribed within the delays stipulated above shall be offered to the Shareholders who have applied for Excess Pre-emptive Shares and who have not been allotted all of the Excess Pre-emptive Shares for which they have applied in accordance with Clause 3.6.11 (b).

     3.6.14 The resolution or approval of the Shareholders authorising the issuance of any Additional Shares in accordance with the terms hereof may provide that, if the entire Additional Share capital increase is not subscribed to, the share capital increase will be decreased to the amount actually subscribed by the Shareholders. If the resolution of the Shareholders does not so provide, the Board of Directors may (i) call an Extraordinary Meeting of Shareholders to decrease the share capital increase to the amount actually subscribed by the Shareholders, or (ii) offer the unsubscribed Additional Shares to Third Parties, subject to BCI's approval of such Third Parties that are Restricted Third Parties (which right shall be exercised in the manner contemplated in Clause 4.4.12), at the same price and terms as those offered to the Shareholders.

     3.6.15 Prior to, or, in accordance with Clause 4.5, after, the issue of Additional Shares pursuant to this Clause 3.6, each Shareholder may designate (in the Subscription Form if prior to the release of Additional Shares) one or more of its Affiliates to hold all or a portion of such Additional Shares. In addition, WorldTel may so designate any of its direct shareholders to hold a portion of the Additional Shares allocated to WorldTel. In all such cases, the Additional Shares to be so issued shall be issued or Transferred to such designated Affiliate(s) or Persons subject to Clause 4.7 and
          4.4.12 (which shall apply mutatis mutandis).

3.7  Option In Favour of BCI

     3.7.1 BCI shall have the right (the "BCI Option") to receive from the Corporation without further payment four million seventy-five thousand three hundred and forty-eight (4,075,348) Series N Shares of the Corporation (the "Optioned Interest") immediately upon the trigger of the BCI Option, in accordance with the terms hereof.

     3.7.2 If the BCI Option is not triggered by January 1, 2017, the Optioned Interest will be cancelled.

     3.7.3 Subject to Clause 5.2.10, the BCI Option will be deemed to have been triggered: (a) immediately after the end of the fiscal year immediately following the first fiscal year of the Corporation for which the Corporation reports a positive EBITDA (the "Cash Flow Event") or; (b) if either of the following events occur prior to the Cash Flow Event, (i) immediately prior to the closing of a Qualified Offering or any other Liquidation Event or, (ii) immediately prior to the first declaration of a cash or Share dividend by the Corporation as proposed in the agenda of the Shareholders meeting sent to the Shareholders in accordance with the terms hereof.

     3.7.4 BCI shall be advised by the Corporate Secretary of a Qualified Offering, a Liquidation Event or declaration of dividend at least ten
          (10) Days prior to such event taking place.

     3.7.5 The table attached hereto as Schedule "C" illustrates the allocation of Equity Shares upon receipt of the Optioned Interest.

     3.7.6 If any change in the Corporation's capital stock shall occur by reason of stock dividends, stock splits, mergers, consolidations, recapitalizations, combinations, conversions, exchanges of shares, or other changes in the corporate or capital structure of the Corporation, the Optioned Interest shall be adjusted so that BCI shall receive upon the triggering of the BCI Option the number and Class of Shares or other securities or property that BCI would have received in respect of the Optioned Interest deliverable upon trigger of the BCI Option as if the BCI Option had been triggered immediately prior to such event.

3.8  Shares Legended

          The By-laws, the Shareholders Registry Book of the Corporation and each certificate evidencing Shares of the Corporation shall bear the following legend:

          "The Shares of the Corporation represented by this certificate are subject to restrictions including, but not limited to, restrictions on transfer and encumbrances, which are set forth in the by-laws and the agreements between the Shareholders and the Corporation. Any attempted transfer or encumbrance of Shares in breach of the by-laws or any such agreements will be deemed for all purposes as null and void, and no registration shall be made in the Stock Register Book or other corporate books of the Corporation unless said restrictions have been satisfied. The Shares have not been registered with any securities authority in the United States of America, Canada or Mexico."

4.   TRANSFER AND PLEDGE OF SHARES

     4.1  General Restriction on Transfer

          No Shareholder shall, directly or indirectly, Transfer any of its Shares without complying with the provisions of this Clause 4, or in such a manner as would cause the Corporation to be in breach of the Existing Concession, the Spectrum Concession or the Tender Documents; and no Shareholder shall, except with the prior written consent of the other Shareholders or as specifically set forth in the following provisions of this Clause 4, in any manner, whether directly or indirectly, create, or cause or permit to occur, any Pledge of any of its Shares.

4.2  Transfers of Shares During and After the Standstill Period

     4.2.1 During the Standstill Period, other than for a Transfer of Allocable Shares in accordance with Clause 3.3.9, the Shareholders agree not to, directly or indirectly, Transfer any of their Shares except to one or more of their Permitted Assignees or otherwise in accordance with Clause 4.5.

     4.2.2 Following the expiry of the Standstill Period, no Shareholder may, directly or indirectly, Transfer any of its Shares except:

          a) to one or more of its Permitted Assignees or otherwise in accordance with Clause 4.5; or

          b) to any other Shareholder or Third Party pursuant to and in accordance with Clause 4.4.

4.3  Pledges

     4.3.1 Subject to Clause 4.7, any Shareholder (the "Pledgor") may Pledge any of the Shares from time to time held by it (the "Pledged Shares") for the purpose of obtaining bona fide financing for the Corporation, provided that, in connection with any Pledge, the Person in favour of whom the Shares are to be pledged (the "Pledgee") must agree in writing at such time that:

               a) the Pledgee shall be fully bound, upon taking possession of and/or title to the Pledged Shares, by the terms and conditions of this Agreement and all other agreements relating to Shares or shareholdings between the Shareholders;

               b) the Pledgee shall not exercise any of its rights pursuant to any such Pledge in any manner, or take any other action with respect to such Pledged Shares which might constitute a violation of any provision of this Agreement or of any Licenses granted to or operated by the Corporation;

               c) the Pledgee shall not make any demand requiring that prior to any event of default with respect to the obligations secured by such Pledge, any Pledged Shares shall be transferred in the books of the Corporation to the name of such Pledgee or its nominee;

               d) the Pledgee shall, prior to exercising any power of foreclosure or sale or any other remedy which it may have as a secured party, give to the Shareholders twenty (20) Days' notice in writing of its intention to do so and, if any such Shareholders (the "Paying Shareholders") shall during such period pay or cause to be paid to the Pledgee all amounts both by way of principal and interest owing to it by the Corporation, the Pledgee shall transfer and assign the Pledged Shares free from such Pledge to such Paying Shareholders, or as directed by such Paying Shareholders;

               e) the Pledgee shall provide to the Shareholders rights of first offer (mutatis mutandis to the Rights of First Offer set out in Clause 4.4) in any judicial or public sale of the Pledged Shares by the Pledgee; provided, however, that such rights of first offer must be exercised by the Shareholders within seven (7) Days after receipt of the notice referred in Clause 4.3.1 d); and

               f)   to such other conditions in lieu of the foregoing paragraphs
                    a) to e) that may be decided by the Directors.

     4.3.2 No Transfer of registered Shares in the books of the Corporation to any Pledgee shall release any Pledgor from its obligations under this Agreement.

4.4  Rights of First Offer

     4.4.1 Subject to Clauses 4.2.1, 4.6, and 4.7, if any Shareholder desires to Transfer all or any portion of the Shares then held by it (the Shareholder desiring to so Transfer such Shares, the "Selling Shareholder"; and any such Shares proposed to be transferred, the "Offered Shares"), the Shareholders hereby agree that the Selling Shareholder shall first give notice in writing to the Corporate Secretary (the "First Offer Notice") of its desire to Transfer the Offered Shares.

     4.4.2 In the First Offer Notice, the Selling Shareholder shall identify the number, Class and Series of Offered Shares it desires to Transfer, the price in U.S. Dollars per Offered Share (net of any commissions, brokerage fees or other transaction costs) which it is willing to accept, the type of any non-cash consideration which it is prepared to accept together with the basis of valuation of such non-cash consideration and the other terms and conditions on which the Offered Shares are offered and shall irrevocably offer to sell the Offered Shares to the other Shareholders (the "Offerees").

     4.4.3 Upon delivery of a First Offer Notice, the Corporate Secretary shall offer the Offered Shares, on behalf of the Selling Shareholder, for purchase by the Offerees, in the manner provided herein, at the price and on the terms contained in the First Offer Notice.

     4.4.4 Within five (5) Days after receipt of the First Offer Notice, the Corporate Secretary shall give notice (the "Selling Notice") to each of the Offerees, which Selling Notice shall offer for sale to each of the Offerees upon the terms and conditions set forth in the First Offer Notice their Proportionate Entitlement (subject to adjustments with respect to the Allocable Shares) of the Offered Shares. The Selling Notice shall indicate the Proportionate Entitlement of the Offered Shares applicable to each Shareholder. A copy of the First Offer Notice shall also be forwarded to each Offeree along with the Selling Notice.

     4.4.5 The offer by the Selling Shareholder constituted by the Selling Notice and the First Offer Notice shall remain irrevocable and open for acceptance as hereinafter provided by each Offeree for a period of thirty (30) Days following dispatch of the Selling Notice (the "Acceptance Period").

     4.4.6 Each Offeree shall have the right, exercisable by notice given to the Corporate Secretary within the Acceptance Period (the "Purchase Notice"), to accept and agree that it will purchase its Proportionate Entitlement of the Offered Shares or, if it wishes to purchase less than or more than its Proportionate Entitlement, to indicate how many Offered Shares less than its Proportionate Entitlement or how many Offered Shares in excess of its Proportionate Entitlement (the "Excess First Offer Shares") it wishes to purchase. A Purchase Notice shall be irrevocable. If no Purchase Notice is given by an Offeree under this Clause 4.4.6 during the Acceptance Period, the Offeree shall be deemed to have rejected the offer made available to it to purchase Offered Shares.

     4.4.7 Subject to Clauses 4.4.9 and 4.4.10, at the expiration of the Acceptance Period, the Corporate Secretary shall cause the Offered Shares to be allocated to the Offerees having sent Purchase Notices in the following manner:

          a) to each Offeree there shall be allocated its Proportionate Entitlement or such lesser number of Offered Shares which it has accepted;

          b) if the number of any Offered Shares which remain unallocated is less than the number of Offered Shares for which applications for Excess First Offer Shares have been made, the unallocated Offered Shares shall be allocated to the Offerees having applied for Excess First Offer Shares in accordance with the following calculation: such number of unallocated Offered Shares multiplied by the percentage obtained by dividing (i) the aggregate number of Shares of the relevant Class held by the subject Offeree, by
               (ii) the sum of the aggregate number of Shares of the relevant Class then held by all such Offerees who have applied for Excess First Offer Shares (calculated prior to giving effect to the purchase of any Offered Shares). To the extent that, following this allocation, any amount of Offered Shares remain unallocated then such Offered Shares shall continue to be allocated to Offerees to whom there has not been allocated all of the Excess First Offer Shares for which they applied, in accordance with the formula set forth in this Clause 4.4.7 b), so far as possible until no Offered Shares remain unallocated to Offerees having applied for Excess First Offer Shares. No Offeree shall, however, be bound to take any Offered Shares in excess of the number for which it has applied; and

          c) if the number of Offered Shares which remain unallocated is equal to the number of Offered Shares for which applications for Excess First Offer Shares have been made, an Offeree who has applied for Excess First Offer Shares shall be allocated the number of Excess First Offer Shares for which it applied.

     4.4.8 The Parties agree that the Corporate Secretary will, if necessary, vary the allocations provided for in this Clause 4.4 in order to avoid the Transfer of fractional shares by rounding to the nearest whole Offered Share, entire fractions .50 and more being rounded up to the next higher whole number and fractions less than .50 being rounded down to the next lower whole number.

     4.4.9 Subject to Clause 4.4.12, if none of the Offerees accepts the offer by the Selling Shareholder constituted by the Selling Notice or the Offerees accepting such offer collectively are not prepared to purchase all of the Offered Shares, then the Selling Shareholder may Transfer all, but not less than all, of the Offered Shares to a Third Party at a price and upon terms and conditions taken as a whole which are no more favourable to such Third Party than those specified in the First Offer Notice, provided, however, that (i) if there is a non-cash consideration, it shall have been identified in the First Offer Notice and shall be valued in accordance with the basis for valuation identified therein (ii) all other restrictions on such Transfer set forth in this Agreement shall have been satisfied, and (iii) such Transfer is completed within one hundred and twenty (120) Days following the expiry of the Acceptance Period. In the event that the Selling Shareholder does not Transfer the Offered Shares to the Third Party within such period, then the provisions of this Agreement shall once again apply and so on from time to time.

     4.4.10 Subject to Clause 4.4.9 above, the purchases by the Offerees having exercised their Right of First Offer hereunder and the sales by the Selling Shareholder to them, shall be made at the head office of the Corporation at the same price in U.S. Dollars and upon same terms and conditions as set forth in the Selling Notice and shall be completed within ninety (90) Days following the expiry of the Acceptance Period or earlier if the Selling Shareholder and the Offerees agree, provided, however, that all the restrictions on such Transfer set forth in this Agreement, including those pursuant to Clauses 4.4.12, 4.4.13 and 4.7, shall have been satisfied. Each Shareholder shall bear its own costs and fees in connection with any Transfer of Offered Shares.

     4.4.11 In connection with the Transfer of Shares under this Clause 4.4, (i) the Selling Shareholder shall deliver or cause to be delivered to the Offerees stock certificate(s) representing the Offered Shares, duly endorsed, together with the written representation of the Selling Shareholder that such Offered Shares are free and clear of all Pledges except those created and continuing under the terms of this Agreement or those created in accordance with Clause 4.3.1, and (ii) the Offerees shall deliver or cause to be delivered to the Selling Shareholder the full purchase price for such Offered Shares.

     4.4.12 In the event that the Offered Shares are not all taken up by the Offerees and the Selling Shareholder intends to proceed with the Transfer of the Offered Shares to a Third Party, a written notice (the "Restricted Third Party Notice") shall first be given to BCI and to the Corporation by the Selling Shareholder to that effect which shall also identify the Third Party, the shareholders (or the largest shareholder if the Third Party is a public company), the officers and directors and the Subsidiaries and Controlling Persons of the Third Party to the extent the Selling Shareholder has actual knowledge of such information or can reasonably obtain it, and any other non-confidential information with respect to the operations of the Third Party in the possession of the Selling Shareholder reasonably necessary for BCI and the Corporation to determine whether the Third Party is a Restricted Third Party. BCI and the Corporation shall have fifteen (15) Days from receipt of the Restricted Third Party Notice to consent or object to the Transfer of the Offered Shares to such Third Party, and such consent shall not be withheld without a valid business reason, and in the event that either BCI or the Corporation indicates that it does not consent to a Transfer to the Third Party on the basis that the Third Party is a Restricted Third Party, such a purported Transfer shall not be valid. BCI shall be deemed to have consented to a Transfer to a Third Party if it does not reply to a Restricted Third Party Notice within the fifteen (15) Day period stipulated in this Clause 4.4.12, provided that this deemed consent is indicated in capital letters in the Restricted Third Party Notice. The Corporation shall also be deemed to have consented to a Transfer to a Third Party in the same circumstances. If either BCI or the Corporation objects to a Transfer to a Restricted Third Party, the Corporation shall not have any obligation to appoint a substitute buyer. BCI's rights provided for in this Clause 4.4.12 shall terminate if (i) it ceases to hold, together with its Affiliates or Permitted Assignees, the majority of the Series B Shares or (ii) the Technical Services Agreement has been terminated by the Corporation on the basis of Clause 11.5 a) or b) thereof . Each Shareholder shall also send a notice to each of the Corporation and BCI before each Transfer of Shares contemplated in Clause 4.5 and upon any assignment of Rights pursuant to Clauses 3.6.15, 4.4.15 and 5.2.8, containing essentially the same information as a Restricted Third Party Notice and this Clause 4.4.12 shall apply mutatis mutandis to any such Transfer and to any such assignment of Rights.

     4.4.13 Upon any Transfer to a Third Party, the Selling Shareholder shall deliver to the Offerees a copy of the document evidencing such Transfer together with a statutory declaration of the President of the Selling Shareholder stating that the Transfer of the Offered Shares of the Selling Shareholder to the Third Party was made for the price and upon terms and conditions taken as a whole which were not more favourable to the Third Party than those set forth in the First Offer Notice.

     4.4.14 The Right of First Offer procedure set forth in this Clause 4.4 shall not apply to:

          a) any Transfer of Shares by any Shareholder to any of its Permitted Assignees or otherwise in accordance with Clause 4.5;

          b) any Transfer of Shares carried out pursuant to a Qualified Offering or other subsequent public offering permitted under this Agreement;

          c)   any Re-allocation;

          d)   any Transfers permitted under Clauses 3.6.15 and 5.2.8; and

          e) any Transfers of Shares carried out pursuant to the Allocable Shares Agreement, which is a schedule to the Trust Agreement.

     4.4.15 Notwithstanding anything to the contrary expressed or implied in this Clause 4.4, each Shareholder may, in its sole discretion (but subject to Clause 4.7), assign its rights to acquire any Shares under this Clause 4.4 to any of its Affiliates in accordance with Clause
          4.5. In addition, WorldTel may assign to any of its direct shareholders its right to acquire the Offered Shares. In all such cases, the Offered Shares shall be Transferred to such Affiliates or Persons subject to Clauses 4.7 and 4.4.12 (which shall apply mutatis mutandis).

     4.4.16 The Shareholders hereby acknowledge that it would not be practical to conduct more than one Right of First Offer process at any given time or to permit the conduct of overlapping Right of First Offer processes at any given time and, therefore, hereby agree that each Right of First Offer process shall be commenced in the order of receipt of First Offer Notices by the Corporate Secretary, and that once one Right of First Offer process has been commenced, any subsequent Right of First Offer process(es) shall not be commenced until completion of the first Right of First Offer process in accordance with this Clause 4.4.

4.5  Transfers to Permitted Assignees

     Subject to Clause 4.7 below, each Shareholder may, at any time, Transfer any or all of the Shares held by it, at any price, without compliance with the Rights of First Offer contained in Clause 4.4 to one or more Permitted Assignees of such Shareholder subject to BCI's or the Corporation's approval of such Permitted Assignee(s) that are Restricted Third Parties (such rights of BCI and the Corporation to be exercised in the manner contemplated in Clause 4.4.12).

     In addition, WorldTel shall have the right, after it has satisfied all of its First Stage Equity funding commitments, to Transfer any or all of the Shares held by it without compliance with the Rights of First Offer contained in Clause 4.4, to its own direct shareholders upon its liquidation. Furthermore, to the extent that any investment fund is a direct shareholder of WorldTel at the time of such liquidation, and receives Shares, it shall have the right to Transfer any or all of the Shares held by it to its own direct investors upon its liquidation without compliance with the Rights of First Offer contained in Clause 4.4, provided that such Transfer shall not take place for a period of five (5) years from the date hereof. Such Transfers to the shareholders of WorldTel and investors in such investment fund shall be subject to BCI's and the Corporation's approval of such Transferees that are Restricted Third Parties (such rights of BCI and the Corporation, to be exercised in the manner contemplated in Clause 4.4.12).

4.6  Tag-Along Rights

     4.6.1 For the purposes of this Clause 4.6, a "Tag-Along Trigger" shall occur if a Selling Notice refers to more than fifty per cent (50 %) of the issued and outstanding Voting Shares or if giving effect to a Selling Notice would result in a Transfer of a Controlling Interest of the Corporation.

     4.6.2 In the event of a Tag-Along Trigger, the First Offer Notice and the Selling Notice shall also stipulate that a Tag-Along Trigger has occurred and disclose the identity of the Third Party to whom the Selling Shareholder wishes to Transfer the Offered Shares along with the names of the shareholders (or the largest shareholder if the Third Party is a public company), officers and directors of the Third Party and any other information with respect to the financial capacity of the Third Party in the possession of the Selling Shareholder.

     4.6.3 Where the Selling Notice stipulates that a Tag-Along Trigger has occurred, the Offerees shall provide in their Purchase Notice either that:

          a) they wish to exercise their Right of First Offer and do not wish to exercise their Tag-Along Right;

          b) they wish to exercise their Right of First Offer and, in the event that the Offerees do not purchase all of the Offered Shares, wish to exercise their Tag-Along Right;

          c) they do not wish to exercise their Right of First Offer but wish to exercise their Tag-Along Right in the event that the Offerees do not purchase all of the Offered Shares; or

          d) that they do not wish to exercise their Right of First Offer or their Tag-Along Right.

     4.6.4 If a Purchase Notice is not given by an Offeree prior to the expiry of the Acceptance Period, such Offeree shall be deemed to have refused to purchase any or all of the Offered Shares and to have waived its Tag-Along Right in connection with the Transfer of the Offered Shares.

     4.6.5 In the event of a Tag-Along Trigger, as a condition of and before completing any Transfer to a Third Party, the Selling Shareholder shall arrange for the Third Party to provide in writing (the "Tag-Along Notice") to the Offerees an offer to purchase, at an Offeree's option, all or part of an Offeree's Shares by the Third Party at the same price and on the same terms and conditions as set forth in the Selling Notice. If the Selling Shareholder does not intend to Transfer a Class of Shares held by an Offeree, the Third Party in its Tag-Along Notice shall offer to purchase such Shares at the price paid for such Shares by an Offeree or if the Offeree wishes that an Expert be engaged, at the Fair Market Value for such Shares. In the event that an Offeree wishes that an Expert be engaged to determine the Fair Market Value of any Class of Shares it holds which are not referred to in the Selling Notice, it shall so stipulate in its Purchase Notice and the Corporate Secretary shall follow the procedure set forth in Clause 5.2.4 for the determination of Fair Market Value except that the Selling Shareholder shall bear the costs of the Expert. The purchase offer provided by the Third Party shall be irrevocable and bind such Person to purchase the Shares of any Offeree exercising its Tag-Along Right and the Tag-Along Notice shall be attached to the Selling Notice.

     4.6.6 If any Offeree so elects to sell all of its Shares, then the Transfer of the Shares sold by the Selling Shareholder and by the Offerees which have so elected shall be completed contemporaneously, on or before one hundred and twenty (120) Days following the expiry of the Acceptance Period or, in the event that a determination of Fair Market Value is requested in accordance with Clause 4.6.5, ninety (90) Days following the submission of the Expert's determination of Fair Market Value. Each Transfer shall be carried out as a separate transaction between the Third Party and each of the Selling Shareholder and the Offerees.

     4.6.7 If the Corporate Secretary is in receipt of any Purchase Notice which includes the exercise of the Tag-Along Right, the Selling Shareholder shall only be entitled to complete a Transfer to a Third Party if either (i) all of the Shares that have been the subject of the exercise of Tag-Along Rights are also Transferred contemporaneously therewith to the Third Party in accordance with the terms of this Clause 4.6, or (ii) if the Transfer of Shares that have been the subject of the exercise of Tag-Along Rights does not occur for a reason attributable to an Offeree.

     4.6.8 If the Corporate Secretary does not receive any Purchase Notice which includes the exercise of a Tag-Along Right and the Offerees have not purchased all of the Offered Shares under Clause 4.4, then the Selling Shareholder shall have the right to Transfer to the Third Party all, but not less than all, of the Offered Shares at the same price and on the same terms and conditions as set forth in the Selling Notice within the period set out in Clause 4.4.9.

     4.6.9 If no Transfer of the Offered Shares to a Third Party is completed within the period set out in Clause 4.4.9, the Selling Shareholder shall not proceed with any Transfer of Shares without again complying with all relevant provisions of this Agreement.

4.7 Conditions Applicable to, and Effects of, all Permitted Transfers, Pledges, or Issuances of Shares

     4.7.1 Unless already obtained prior to the date of the subject Transfer, Pledge, or issuance, the Transferee or Pledgor shall obtain and deliver to the Corporate Secretary (with a copy to each Shareholder) satisfactory proof of receipt of all required Government Approvals which affect the Corporation, the Shareholders or the Licenses.

     4.7.2 Notwithstanding any other provision of this Agreement, no Transfer, Pledge, or issuance of Shares shall be permitted to be made to any Person if such Transfer, Pledge, or issuance to such Transferee would
          (i) result in a violation of applicable law regarding any applicable maximum foreign ownership of Shares or any securities laws, or (ii) result in revocation of the Existing Concession or the Spectrum Concession, or (iii) subject the Corporation to any penalty (financial or otherwise) imposed by any regulatory agency with jurisdiction over the Corporation.

     4.7.3 Except as set forth in Clause 3.3.9, no Shareholder may Transfer any Shares to any Person who is not a Shareholder unless such Person agrees in writing, concurrently with such Transfer to be fully bound by the terms and conditions of this Agreement, including the applicable obligations of the Transferor, and all other agreements between the Transferor and any Shareholders or the Corporation (other than the Consulting Services Agreements). Thereafter such Person shall be entitled to the rights of the Transferor under this Agreement, except that no Transfer of Shares by a Shareholder contemplated in Clause 4.5 shall relieve such Shareholder of its First Stage Equity funding commitment, and each such Transferor shall be jointly and severally liable therefor with such Transferees.

     4.7.4 Subject to Clause 4.7.3, in connection with any Transfer of Shares, including pursuant to the Call Option, the Termination Call Option, the WorldTel Put Option or the BCI Put Option, the Transferees, and, in the case of the exercise of the Termination Call Option, the WorldTel Put Option and of the BCI Put Option, the Corporation and the non-Transferring Shareholders shall (i) ensure that the Transferor is completely released from any Shareholder Guarantees, Unilateral Guarantees, Loan Guarantees or Bid Guarantees or provide indemnities satisfactory to the Transferor in lieu thereof, and (ii) cause the Transferee to purchase contemporaneously with such Transfer any shareholder loans or advances made by the Transferor in the same proportion as in respect of the accompanying Transfer of Shares in the amount of principal outstanding, and unpaid accrued interest, on such loans and advances.

4.8  Unauthorized Transfers Void

     Any purported Transfer, issuance or Pledge of any Shares which is not in full compliance with the provisions of this Agreement shall be null and void and the Corporation shall not register the subject Transfer, issuance or Pledge and the Transferee shall not be entitled to vote or receive dividends or distributions with respect to such Shares.

4.9  Public Flotation and Registration Rights

     4.9.1 The Shareholders agree that the Corporation will seek a Qualified Offering of its Shares as soon as practicable following the award of the Spectrum Concession to the Corporation and the commencement of the offering of the Services, depending on the then prevailing market conditions and the financial condition of the Corporation.

     4.9.2 In the event that the Shares or other securities of the Corporation become subject to a public offering, the Shareholders, having due regard to the demands of the relevant market, applicable law and relevant policies, undertake to re-negotiate in good faith the provisions of this Agreement, upon mutually acceptable terms and conditions, and to use their best efforts to maintain after the public offering, to the extent possible, the governance rights set forth in Clauses 7, 8, 9 and in such other provisions of this Agreement which confer governance rights (the "Governance Rights") and rights with respect to the Transfer of Shares and to restructure the Corporation, as necessary, to give effect to the foregoing, save and except that Clauses 12, 16, 17.1 and 17.2 shall, in any event, survive and remain in effect after a public offering. It is understood that (i) until such re-negotiation is completed and this Agreement is modified accordingly, the terms of this Agreement will remain in full force and effect, and (ii), for purposes of Schedule "D", a Shareholder may not withhold any required consent to effect such offering based on the fact that some Governance Rights or Transfer restrictions could not be maintained as a result of the actions described in this Clause 4.9.2.

     4.9.3 Subject to Clause 4.9.2, the Shareholders shall have the registration rights set forth in Schedule "D".

4.10 Disclosure of Indirect 5% Investors

     Each Shareholder hereby agrees that if, at any time prior to the completion of a public offer of Shares, it becomes aware that any Third Party has acquired an Indirect Interest in the Corporation representing five per cent (5%) or more of the total Equity Shares issued and outstanding (any such Third Party or group of Third Parties being referred to as an "Indirect 5% Investor"), such fact, as well as the identity of such Indirect 5% Investor, shall be promptly disclosed in writing by the Shareholder to the Corporate Secretary (who shall promptly send a copy thereof to each other Shareholder), but shall not be subject to the consent or approval of any other Shareholder or of the Board; provided, however, that each Indirect 5% Investor shall be subject to all applicable requirements, conditions and other terms of the Bid Regulations applicable to Indirect Investors, if any.

4.11 Designation of Agent

     In the event of the Transfers by WorldTel and any investment fund referred to in Clause 4.5 or if WorldTel elects to assign any of its Rights hereunder to one or more of its direct shareholders in accordance with the terms hereof, WorldTel, such WorldTel shareholders and such investors in such investment fund shall designate a common agent for the exercise of any Rights by such Persons or by other Shareholders and for purposes of any notices, documents and materials to be sent to Shareholders under this Agreement.


5.   EVENTS OF DEFAULT, CHANGES OF CONTROL AND CALL OPTION

5.1  Events of Default

     5.1.1 Definition of Event of Default

          The occurrence of any of the following events (each, an "Event of Default") by or with respect to any Shareholder shall constitute a default hereunder by such Shareholder (any such defaulting Shareholder being referred to as a "Defaulting Shareholder"):

          a) a material breach by a Shareholder of Clause 16.1 which breach has not been remedied after a delay of twenty (20) Business Days following the giving by any Shareholder of a written notice of the said breach;

          b) a Shareholder has become (i) a Non-Guaranteeing Shareholder and has failed to pay any Payment Amount when due or (ii) a Non-Providing Shareholder and has failed to reimburse any amount under Clause 10.3.8 when due;

          c) a Shareholder has become a Non-Contributing Shareholder and has failed to pay any amounts due to the Corporation (including the penalty provided in Clause 3.4.4) in connection with a Non-Funding Event;

          d)   subject to Clause 5.1.2, a change of Control of a Shareholder;
               and

          e) (i) the voluntary or the involuntary filing of a petition or proceeding in bankruptcy or insolvency by a Shareholder, where involuntary petitions or proceedings in bankruptcy or insolvency are not dismissed within sixty (60) Days of the date of their filing; or (ii) the making of any arrangement by the Shareholder with all or substantially all of its creditors.

     5.1.2 Definition of Change of Control and Covenant to Notify of a Change of Control

          a) A change of Control shall be deemed to have occurred with respect to a Shareholder if a Third Party acquires directly or indirectly a Controlling Interest of the subject Shareholder, provided that, for greater certainty:

               i) a "change of Control" shall not be deemed to occur upon a public offering of equity securities of a Shareholder where, immediately upon consummation of such public offering, no Person (or group of Persons acting in concert) possesses Control of such Shareholder other than the Persons that previously Controlled such Shareholder;

               ii) a "change of Control" shall not be deemed to occur in the event of any amalgamation, merger, arrangement or other reorganization of a Shareholder with an Affiliate or any continuance of any Shareholder under the laws of another jurisdiction;

               iii) following a Transfer of Shares by WorldTel upon its
                    liquidation under Clause 4.5, there shall be deemed to be a "change of Control" with respect to each Shareholder who is a former shareholder of WorldTel if any Person (or group of Persons acting in concert, other than the shareholders of WorldTel identified in Schedule "K") acquires more than fifty per cent (50%) of the Voting Shares held collectively by such Shareholders;

               iv) a "change of Control" shall be deemed to have occurred if, at any date, there had been no Person (or group of Persons or entities acting in concert) possessing a Controlling Interest of a Shareholder and, thereafter, an event occurs resulting in a Third Party (or group of Persons acting in concert of which at least one Person is a Third Party) acquiring a Controlling Interest in such Shareholder or, with respect to WorldTel, a Third Party (or group of Persons acting in concert of which at least one Person is a Third Party) other than i) the shareholders of WorldTel identified in Schedule "K" or ii) any Third Party who becomes a shareholder of WorldTel that has assigned to those shareholders of WorldTel identified in Schedule "K" the effective control and direction over its shares of WorldTel, acquiring a Controlling Interest in WorldTel;

               v) a "change of Control" shall be deemed to have occurred in respect of Holdco if Foreign Holders acquire, directly or indirectly, any Shares in Holdco which would result in a violation of foreign ownership restrictions applicable to the Corporation; and

               vi) a "change of Control" shall be deemed to occur if during the Standstill Period i) any one or more of the first four individuals identified in Schedule "K" (i.e. in items i) to
                    iv)) as shareholders of Holdco no longer holds of record and beneficially, either directly or indirectly, at least 10% of all the outstanding shares of Holdco or ii) all such individuals no longer hold of record and beneficially, either directly or indirectly, at least 50.1% of all the outstanding shares of Holdco in the aggregate.

               For further clarity, the current shareholders of Holdco listed in Schedule "K" shall be allowed to Transfer all of their shares which they currently own in Holdco to a newly-created Mexican corporation owned and controlled by these shareholders, without the previous approval of BCI and/or WorldTel. If this Transfer is to take place, it will not be deemed a "change of Control".

          b) Each of the Shareholders hereby covenant and agree with each of the other Shareholders and the Corporation to promptly deliver, upon the occurrence of a change of Control of such Shareholder or of such Shareholder's Controlling Persons, a written notice specifying the details of such change of Control to the Corporate

               Secretary (who shall promptly send a copy thereof to each of the other Shareholders).

          c) WorldTel further covenants in favour of each Shareholder and the Corporation to promptly deliver upon any change in its shareholdings (i.e. transfers of shares or the addition of new shareholders) a written notice specifying the details of such change to the Corporate Secretary (who shall promptly send a copy thereof to each of the other Shareholders).

5.2  Call Option

     5.2.1 Upon the occurrence of an Event of Default: (i) the Shareholders who are not in Default (the "Non-Defaulting Shareholders") shall have the irrevocable right and option (the "Call Option") to purchase from the Defaulting Shareholder and the Defaulting Shareholder shall be required to sell, transfer and assign to the Non-Defaulting Shareholders all of the Shares held by the Defaulting Shareholder that are fully paid following the offset procedure described in Clause
          3.4.1 (the "Call Shares") in accordance with the terms of this Clause 5.2; and (ii) all of the rights (but not the obligations) of the Defaulting Shareholder under this Agreement and By-laws which are not mandatorily granted to a shareholder under Mexican law shall immediately cease including, without limitation, the right to appoint members to the Board of Directors of the Corporation and the Defaulting Shareholder shall forthwith procure that all such Directors are removed from office and that such Directors, when offering their resignations to the Board of Directors, shall incorporate in their resignations an acknowledgement that they have no claims for loss of office or otherwise. All economic rights (such as the right to receive redemption proceeds and dividends) of the Defaulting Shareholder and contractual rights (such as the Pre-emptive Rights, Rights of First Offer and Tag-Along Rights) shall be deemed to have accrued to the Non-Defaulting Shareholders retroactively to the date of the Event of Default upon the final and definitive exercise of the Call Option or an arbitration award confirming the exercise of the Call Option and any amount payable pursuant to those economic rights shall be kept by the Corporation pending such final determination, and the Corporation shall be required to abstain from paying any amounts pursuant to such economic rights pending such final determination.

     5.2.2 The Non-Defaulting Shareholders shall have the right and option to purchase Call Shares: (i) in proportion to the number of Shares of such Class respectively held by such Non-Defaulting Shareholders calculated as a proportion of all issued and outstanding Shares of the particular Class less the Defaulting Shareholder's Shares of such Class, adjusted to give pro forma effect to the subscription pursuant to the BCI Option, and if none of the Non-Defaulting Shareholders hold any Shares of a Class of the Call Shares, in proportion to the number of Equity Shares held by such Non-Defaulting Shareholders, adjusted to give pro forma effect to the subscription pursuant to the BCI Option (the "Call Proportionate Entitlement") or (ii) a number of Call Shares which is less than its Call Proportionate Entitlement; and (iii) any of the Defaulting Shareholder's Shares of any Class, whether or not a Non-Defaulting Shareholder holds Shares of that Class, in excess of such Call Proportionate Entitlement which a Non-Defaulting Shareholder desires to purchase (the "Excess Call Shares") along with its Call Proportionate Entitlement provided that, solely for the purposes of this provision, until such time as the Allocable Shares are allocated between WorldTel and Holdco pursuant to the Trust Agreement, the Allocable Shares shall be deemed to be held (i) by Holdco, if (x) Holdco is a Non-Defaulting Shareholder and (y) Holdco elects to exercise its Call Option in full with respect to the percentage interest represented by such Allocable Shares, (ii) by WorldTel, if
          (xx) either one of the conditions set forth in (x) or (y) above is not met, and (yy) WorldTel is a Non-Defaulting Shareholder, or (iii) if neither (i) nor (ii) applies, by the Corporation (in effect, as if the Allocable Shares were not outstanding); and provided, further, that upon each exercise of a Call Option which requires the calculation of a Shareholder's Call Proportionate Entitlement (a) unless it is a Defaulting Shareholder, each of Holdco and WorldTel shall indicate, in its Purchase Notice for the exercise of its Call Option in respect of such Call Proportionate Entitlement, its preferred position (i) if it were deemed to hold the Allocable Shares, (ii) if the other Shareholder (excluding BCI) were deemed to hold the Allocable Shares, and (iii) if the Allocable Shares were deemed to belong to the Corporation; (b) unless it is a Defaulting Shareholder, BCI shall indicate, in its Purchase Notice required for the exercise of its Call Option in respect of such Call Proportionate Entitlement, its preferred position (i) if either Holdco or WorldTel were deemed to hold the Allocable Shares, and (ii) if the Allocable Shares were deemed to belong to the Corporation; and (c) with respect to each Shareholder, the preferred position indicated in its Purchase Notice that is consistent with the actual deemed status of the Allocable Shares shall be the one used and shall be binding upon such Shareholder.

          In the event that either Holdco or WorldTel is a Defaulting Shareholder, the Non-Defaulting Shareholders shall have the right and option to purchase the Allocable Shares that shall thereafter be distributed by the Trustee to any such Defaulting Shareholder pursuant to the Trust Agreement (the "Call Allocable Shares"), and the Defaulting Shareholder shall be required to sell, transfer and assign to the Non-Defaulting Shareholders, at the time of such distribution, all of its Call Allocable Shares in accordance with the terms of this Clause 5.2. The Fair Market Value of the Call Allocable Shares shall be established at the time of the distribution of the Allocable Shares to WorldTel and/or Holdco.

     5.2.3 The purchase price for the Call Shares shall be equal to ninety per cent (90%) of the Fair Market Value of the Call Shares in the case of an Event of Default described in Clause 5.1.1 (a); the purchase price for the Call Shares shall be seventy-five per cent (75%) of the Fair Market Value of the Call Shares in the case of an Event of Default described in Clauses 5.1.1 (b) and (c); and the purchase price for the Call Shares shall be the Fair Market Value of the Call Shares in the case of an Event of Default described in Clauses 5.1.1 (d) and (e).

     5.2.4 Upon the occurrence of an Event of Default and at the request of any Shareholder, the Corporate Secretary shall cause the Corporation to engage two (2) independent and internationally recognised investment banking firms (the "Experts") provided the Experts first confirm that they have no conflict of interest with the Defaulting Shareholder. The Experts shall be directed to determine the fair market value per Call Share, considering the Corporation as a going concern, for a sale between a willing vendor and a willing purchaser without taking into account any minority discount or control premium and without differentiating between Voting or non-Voting Shares, the Call Shares to be evaluated as a whole (the "Fair Market Value") within sixty (60) Days following their acceptance of the engagement. The Experts shall deliver their written determination of the Fair Market Value to the Corporate Secretary who shall transmit a copy of same within the next five (5) Days simultaneously to each Shareholder. If the Fair Market Values of the Call Shares so determined by such Experts are within ten per cent (10%) of each other, then the Fair Market Value of the Call Shares will be the arithmetic average of both. If the Fair Market Values of the Call Shares so determined by such Experts are more than ten per cent (10%) apart from each other, then both of the Experts so appointed shall nominate a third Expert, and the Fair Market Value of the Call Shares shall be the arithmetic average of the two closest values amongst the three appraisals. The cost of the determination of Fair Market Value by the Experts shall be borne by the Defaulting Shareholder.

     5.2.5 The Shareholders hereby irrevocably appoint the Corporate Secretary as their special attorney-in-fact for the sole purpose of acting on their behalf for executing all necessary documents and taking all other necessary steps on behalf of such Shareholders in the event that they become a Defaulting Shareholder to effect the sale of Call Shares to the Non-Defaulting Shareholders.

     5.2.6 All of the terms contained in Clause 4.4 above governing procedures for Transfers of Shares by any Shareholder pursuant to the Rights of First Offer above shall apply mutatis mutandis to all Call Options under this Clause, provided, however, that:

          a) the offer process described in Clause 4.4 shall be commenced, for purposes of the Call Options, by a Selling Notice addressed and delivered by the Corporate Secretary of the Corporation to each Shareholder within thirty (30) Days after the expiry of the delays set forth in Clause 5.2.4 and such Selling Notice shall specify:

               i)   the identity of the Defaulting Shareholder;

               ii) the subject Event of Default and the date of occurrence thereof; and

               iii) the Transfer price per Share as determined pursuant to
                    Clause 5.2.3; and

          b) for purposes of this Clause, all references in said Clause 4.4 to the Offered Shares, shall be deemed to be references to the Call Shares.

     5.2.7 If, after satisfying all claims for Excess Call Shares, there remain unclaimed Call Shares, the Defaulting Shareholder and the Call Shares which are then held by it as well as the Allocable Shares shall continue to be subject to all of the terms and conditions of this Agreement.

     5.2.8 Notwithstanding anything to the contrary expressed or implied in this Clause 5.2, each Shareholder may, in its sole discretion, assign its rights to acquire any Shares under this Clause to any of its Affiliates or Relatives in accordance with Clause 4.5. In addition, WorldTel may assign to any of its direct shareholders its right to acquire the Call Shares. In all such cases, the Call Shares shall be transferred to such Affiliates or Persons subject to Clauses 4.7 and
          4.4.12 (which shall apply mutatis mutandis).

     5.2.9 The Shareholders hereby acknowledge and agree that the provisions of this Clause 5 shall be in addition to all other rights and remedies which the Corporation or the Non-Defaulting Shareholders may have under this Agreement or at law.

     5.2.10 If BCI becomes a Defaulting Shareholder, the BCI Option shall be triggered and the Optioned Interest shall be subject to the Call Option as provided in this Clause 5.2.

     5.2.11 With respect to the Defaulting Shareholders, the terms of this Clause 5.2 shall survive the termination of this Agreement.


6.   LEGAL BARS

6.1 If there are any legal bars under applicable Mexican law (including, without limitation, limits of foreign ownership) against the acquisition by any Shareholder who is not a citizen or resident of, or who is not incorporated or organized under the laws of Mexico or who otherwise is regarded as a foreign or non-Mexican investor under applicable Mexican foreign investment laws (any such Shareholder, being referred to in this Clause 6.1 as a "Foreign Holder") of any additional Shares pursuant to the exercise of any rights granted under any provision of this Agreement (the "Rights"), such Foreign Holder shall be entitled to invest at least to the maximum extent permissible under Mexican law for foreign investment then in force. If such Foreign Holder were to exceed such limits permissible under Mexican law for foreign investment in the process of the exercise of any Right, or otherwise be barred from acquiring Shares as a result of the exercise of any Right, and such Foreign Holder does not obtain the necessary permission or approval to acquire the Shares, such Foreign

     Holder shall be entitled, at its discretion, subject to necessary Government Approvals, to assign such Rights to any Person designated by such Foreign Holder who is not regarded as a non-Mexican or foreign investor under applicable Mexican foreign investment laws, subject to BCI's approval of such designated Persons that are Restricted Third Parties in the manner provided for in Clause 4.4.12. Any such Foreign Holder shall remain jointly and severally liable with the Person designated by it with respect to its funding obligations under this Agreement. In the event of the subscription or acquisition of at least ten per cent (10%) of the Voting Shares by such Person, the Parties hereby undertake (i) to modify the By-laws and this Agreement to ensure that this new Shareholder shall have the right to appoint one Director (plus two (2) alternates) for each ten per cent (10%) of Voting Shares that it holds with a corresponding decrease in the number of Directors to be appointed by Holdco and (ii) to make such other amendments to such documents as may be required to adequately reflect the addition of this new Shareholder.

6.2 If a Shareholder attempts to exercise any Right under this Agreement (an "Exercising Shareholder"), such Exercising Shareholder shall apply for whatever Government Approvals as may be necessary for the exercise of such Right and for the Corporation to retain the Existing Concession and the Spectrum Concession, as expeditiously as may be practicable after giving notice of its intention to exercise such Right and the Corporation shall cooperate with the Exercising Shareholder. Any time or notice periods specified in this Agreement shall be extended for such period of time to accommodate such approval process. In the event that any such required approvals for the issue, Pledge or Transfer of Shares to such Exercising Shareholder is not granted or is otherwise prohibited by law or regulation, the Exercising Shareholder shall be deemed, subject to the provisions of Clause 6.1 above, not to have exercised such Rights, and the rights of all of the Shareholder(s) shall remain as if the Exercising Shareholder had not attempted to exercise such Rights under this Agreement.

7.   BOARD OF DIRECTORS

7.1  Responsibilities

     Subject to Clause 9, the Board of Directors shall have the responsibility, power and authority to manage and supervise the business and affairs of the Corporation in accordance with this Agreement, the By-laws and the Company Act.

7.2  Number of Directors

     The initial Board of Directors shall be composed of nine (9) Directors. Each Director shall be entitled to two (2) alternates. Each person to serve as a Director shall be nominated in the manner described in Clause 7.3.

7.3  Nomination of Directors

     7.3.1 The Directors shall be elected at Special Meetings of Shareholders of the Corporation, with five (5) Directors (the "Series A Directors") and up to two (2) alternates for each such Series A Director elected at a Special Meeting of the holders of Series A Shares (the "Series A Shareholders"); two (2) Directors (the "Series B Directors") and up to two (2) alternates for each such Series B Director elected at a Special Meeting of the holders of Series B Shares (the "Series B Shareholders"); and two (2) Directors (the "Series C Directors") and up to two (2) alternates for each such Series C Director elected at a Special Meeting of the holders of Series C Shares (the "Series C Shareholders"); provided, however, that the Series A Directors, the Series B Directors and the Series C Directors and their alternates may be elected at an Ordinary Meeting if the Shareholders agree to elect the Directors and their alternates pursuant to a list presented separately by the Series A Shareholders, the Series B Shareholders and the Series C Shareholders at an Ordinary Meeting of Shareholders. All references in the By-laws to Series A Directors, Series B Directors and Series C Directors shall be interpreted consistently with the intent and purpose of this Clause 7.

     7.3.2 Notwithstanding the foregoing, the Parties agree that the composition of the Board of Directors shall be modified in the event that, as a result of the issuance or Transfer of Shares to a Shareholder pursuant to the exercise of any Rights, or the issuance or Transfer of Shares to a Third Party, any of the Shareholders' percentage shareholdings of Voting Shares is different than the initial percentages at the Date of Closing after the Initial Equity Contributions, in which event the Shareholders shall be entitled to elect the number of Directors to the Board of Directors as set forth in the following table and the number of Directors may be increased to ten (10) Directors where necessary to give effect to same, with each Director continuing to be entitled to two (2) alternates. Notwithstanding the foregoing, to the extent that an outstanding Series of Voting Shares represents between twenty per cent (20%) to less than thirty per cent (30%) of the outstanding Voting Shares, the holders of Shares of such Series shall continue to be entitled to elect two (2) Directors (and up to two (2) alternates) at a Special Meeting of the holders of such Series of Shares or at an Ordinary Meeting if the Shareholders agree to elect the Directors and their alternates pursuant to a list presented separately by the holders of such Series of Shares. The other Shareholders however, shall elect the Directors in accordance with the following table:


================================================================================
     VOTING SHARES HELD                        NUMBER OF DIRECTORS
================================================================================
            100%                                          10
--------------------------------------------------------------------------------
           90% or more                                    9
--------------------------------------------------------------------------------
           80% or more                                    8
--------------------------------------------------------------------------------
           70% or more                                    7
--------------------------------------------------------------------------------
           60% or more                                    6
--------------------------------------------------------------------------------
           50% or more                                    5
--------------------------------------------------------------------------------
           40% or more                                    4
--------------------------------------------------------------------------------
           30% or more                                    3
--------------------------------------------------------------------------------
           20% or more                                    2
--------------------------------------------------------------------------------
           10% or more                                    1
================================================================================


7.4  Removal of Directors

     Each Director shall remain in office indefinitely until the earlier of his resignation, removal, incapacity, or death; provided, however, that in the case of resignation or removal, unless otherwise consented to in writing by all of the Shareholders, such Director shall remain in office until his successor is designated and has accepted his appointment. Any Director may resign at any time upon written notice to the Chairman of the Board. The Series A Shareholders shall have the exclusive right, without the approval or consent of the Series B Shareholders, the Series C Shareholders or the Corporation, and without any condition or restriction whatsoever, to select, designate, appoint, remove or replace at any time any one or all of the Series A Directors (or their alternates) by means of a resolution of a Special Meeting of the Series A Shareholders, if necessary. The Series B Shareholders shall have the exclusive right, without the approval or consent of the Series A Shareholders, the Series C Shareholders or the Corporation, and without any condition or restriction whatsoever, to select, designate, appoint, remove or replace at any time any one or all of the Series B Directors (or their alternates) by means of a resolution of a Special Meeting of the Series B Shareholders, if necessary. The Series C Shareholders shall have the exclusive right, without the approval or consent of the Series A Shareholders, the Series B Shareholders or the Corporation, and without any condition or restriction whatsoever, to select, designate, appoint, remove or replace at any time any one or all of the Series C Directors (or their alternates) by means of a resolution of a Special Meeting of the Series C Shareholders, if necessary.

7.5  Chairman

     For so long as Holdco holds more than fifty per cent (50%) of the Voting Shares, Holdco shall have the right to appoint, with BCI's and WorldTel's consent, not to be unreasonably withheld, the Chairman of the Board who shall be one of Holdco's nominees to the Board of Directors and if Holdco holds less than fifty per cent (50%) of the Voting Shares, the Chairman shall be appointed by the Directors from amongst themselves. The Chairman should be perceived by the investment, business and political communities as having an outstanding reputation in both private and public affairs. The Chairman of the Board will not have a tie-breaking vote.

7.6  Meetings of the Board

     7.6.1 Notice of each meeting of the Board of Directors, together with a written agenda for such meeting, shall be sent to all the Directors and shall be given not less than thirty (30) Days before the date on which the meeting is proposed to be held, and not less than three (3) Business Days before any special or urgent Board meeting. Supporting material (including text of proposed resolutions) shall be sent by courier to each Director at least seven (7) Business Days in advance of a Board meeting. The Directors which are not resident in Mexico shall be additionally sent a copy of such documents by telecopier to the telecopier number registered by them with the Corporation. The notice will be issued, after reasonable attempts at consultation with the other Directors in order to accommodate their calendar as far as possible, by the Corporate Secretary or at the instance of any one (1) Director. All notices, agenda, materials (including materials submitted or otherwise circulated at Board Meetings) and minutes of meetings of the Board of Directors shall be in English and to the extent necessary, also in Spanish.

     7.6.2 The meetings of the Board of Directors (or of the committees provided for in Clause 7.9, as the case may be) will be held at the head office of the Corporation or any place inside or outside Mexico as mutually agreed by the Directors . The Board shall meet at least four (4) times a year. All meetings of the Board of Directors may be attended in person or by telephone conference call, video conference or similar communications equipment whereby each Director participating in the meeting can hear and be heard by all other Directors participating in the meeting. Any one of the alternates will be allowed to attend the relevant meeting.



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

     7.6.3 If the First Call Board Quorum or the First Call Committee Quorum is not reached at any meeting of the Board of Directors (or any committee thereof) duly convened for the first time in the manner set out in Clause 7.6.1 (or as referred to in Clause 7.9.2 with respect to committee meetings), such meeting shall be adjourned to a subsequent date determined by the Chairman of the Board (or the committee, as the case may be) and notice of such new meeting (with the same agenda as for the Board meeting called on first notice) shall be provided promptly as indicated in Clause 7.6.1 above (or as referred to in Clause 7.9.2 with respect to committee meetings), provided that such notice shall be given not less than seven (7) Business Days, and not more than ten (10) Business Days, in advance of the new meeting. The same rules will apply to a third and subsequent meeting of the Board (or any committee thereof) if the quorum is not reached at the second meeting or such other subsequent meeting. For greater certainty, no action shall be taken at such second or subsequent Board or committee meeting if such action did not appear as an item for discussion in the agenda accompanying the first notice.

7.7  Quorum of the Board

     7.7.1 Six (6) Directors shall constitute a quorum at any meeting of the Board of Directors; provided that (except as otherwise expressly permitted in Clause 7.7.2 with respect to a Second Call Board Meeting) one (1) or more Series A Directors, one (1) or more Series B Directors and one (1) or more Series C Directors (or their respective alternates) are attending (a "First Call Board Quorum"). Any meeting of the Board without such a First Call Board Quorum shall, subject to Clause 7.7.2, be irregular and its proceedings void.

     7.7.2 If a second meeting of the Board is called pursuant to Clause 7.6.3 (the "Second Call Board Meeting"), any four (4) Directors (or their alternates) shall constitute a valid quorum (the "Second Call Board Quorum") for such Second Call Board Meeting, and any such meeting without such a Second Call Board Quorum shall be irregular and its proceedings void.

     7.7.3 If a third or other subsequent meetings are required because the Second Call Board Quorum is not reached, the quorum at such subsequent meetings shall remain the Second Call Board Quorum.



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

7.8  Expenses

     Each Director or, if such Director is not attending the Board or committee meeting in person, one alternate Director to such Director, will be reimbursed for his out-of-pocket expenses in attending Board or committee meetings. Reimbursement for Directors residing outside the city where the meeting is held will include expenses in the city where the meeting is held and business class air fare to and from such city. Such reimbursements shall not exceed the limits authorized under Mexican law.

7.9  Committees of the Board

     7.9.1 Subject to Clauses 7.9.4 and 7.10.2, the Board of Directors shall be entitled to establish one or more advisory committees of the Board of Directors, including an Audit Committee and Remuneration Committee both of which shall be established as soon as practicable following the Closing Date. Each such committee shall be composed of such number of Directors as is determined by resolution of the Board and shall include an equal number of Directors nominated by each of the Series A Shareholders, Series B Shareholders and Series C Shareholders. The Chairman of the Board and the Chief Executive Officer shall be permanent invitees of each such committee. Each committee shall have such advisory authority and responsibilities as the Board may establish by resolution in favour of such committee. All decisions of each such committee duly adopted by a majority of the Directors who are members of a subject committee and at a meeting at which a quorum is present shall be noted and presented for approval by the Board.

     7.9.2 Each committee shall, consistent with the By-laws, fix its own procedures to be followed at meetings and the procedure for calling meetings; provided that subject to Clause 7.9.3 at least two-thirds of the Directors that are members of a committee of the Board shall constitute a quorum at any duly called meeting of such committee; provided further that at least one Director nominated by the Series A Shareholders, Series B Shareholders and Series C Shareholders (or their respective alternates) who is a member of such committee is attending (the "First Call Committee Quorum"); and any meeting of any committee without such a First Call Committee Quorum shall subject to Clause 7.9.3, be irregular and its proceedings void.

     7.9.3 If a second meeting of a Committee is called pursuant to Clause 7.6.3, two-thirds of the Directors that are members of a committee (or their respective alternates) shall constitute a valid quorum for such meeting.



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     7.9.4 The By-laws shall provide that the Board shall delegate to the Audit
          Committee the final responsibility to approve all contracts or transactions (other than any interconnect agreements) including any loans, investments or advances, between the Corporation and any Shareholder, Director, Officer or employee of the Corporation or any Relative, or any entity in which any of the foregoing has a substantial interest (with the understanding that a ten per cent (10%) voting or equity investment will be presumed substantial without prejudice to any determination as to whether a smaller investment or a different interest is or is not substantial), or any Controlling Persons of any of the foregoing, other than in connection with policies and plans approved in accordance with the terms of Clauses
          7.10.2 (j) and 7.10.2 (k) (a "Related Party Transaction"). Resolutions of the Audit Committee dealing with the approval of Related Party Transactions shall be adopted by the affirmative vote of the majority of the members of the Audit Committee, provided that such majority includes at least one (1) Director appointed by the Shareholders of each Series of Voting Shares which are not connected directly to the Related Party Transaction.

7.10 Action by the Board and Rights of Affirmative Vote of Certain Directors

     7.10.1 Subject to Clause 9.2 of this Agreement:

          a) in Board meetings convened by a first notice, Board resolutions shall be adopted by the affirmative vote of the majority of the Directors attending the meeting, provided however that with respect to the matters listed under Clause 7.10.3 below (the "Super Majority Matters") such majority includes at least one (1) Director appointed by each of the Series A Shareholders, Series B Shareholders and Series C Shareholders, and provided further, that with respect to the matters listed under Clause 7.10.2 below (the "Qualified Majority Matters"), such majority includes at least the affirmative vote of one (1) Director appointed by either the Series B Shareholders or the Series C Shareholders; and

          b) in the event a Second Call Board Meeting is convened by reason of the failure to reach the First Call Board Quorum , then the affirmative vote of a majority of the Directors attending the meeting shall be required to adopt any resolution, provided however that with respect to the Super Majority Matters, such majority includes at least (i) the affirmative vote of one (1) Series A Director, one (1) Series B Director and one (1) Series C Director in attendance at the Second Call Board Meeting and (ii) the affirmative vote, to the extent not already counted in i) above, of one (1) Series A Director, one (1) Series B Director and one (1) Series C Director, to the extent that any one such Director was in attendance at the meeting that the first notice attempted to convene. With respect to the Qualified Majority Matters, such majority shall include at least the affirmative vote of at least one (1) Director appointed by either the Series B Shareholders or the Series C Shareholders.

     7.10.2 The Qualified Majority Matters shall be:

               a) any decision on the application or utilisation of any special reserves, provisions or retentions not in the ordinary course of business and not contemplated in the most recently approved Annual Operating Plan and Budget, and the application or utilisation of same (except for mandatory reserves established by law or specifically set out in the By-laws);

               b) the initiation or settlement of any litigation or arbitration proceedings to which the Corporation is a party in an amount in excess of US $1,000,000;

               c) the revision of general policies regarding the appointment and replacement of agents, selling agents and distributors, and the establishment of general guidelines regarding the terms and conditions of important contracts therewith;

               d) the implementation, change and termination of research and development programs;

               e) any transaction not in the ordinary course of business in excess of $5,000,000 which is not specifically addressed by other Clauses of this Agreement dealing with rights of affirmative vote including Clauses 7.10.2 h), 7.10.3 c),
                    7.10.3 h), 7.10.3 m) and 7.10.3 n);

               f) the adoption or deletion of trademarks, trade names or other symbols to identify the Corporation, its Subsidiaries or the wares of the Corporation or its Subsidiaries;

               g) approval of the audited financial statements of the Corporation and any report or statement accompanying such financial statements for submission to the Shareholders;

               h) the entering into, making any material amendment to, or terminating any contract that provides for aggregate payments by the Corporation in excess of $5,000,000 which is not contemplated in the most recently approved Annual Operating Plan and Budget;

               i) establishment of a schedule of authorities which shall set forth, among other things, the delegation of powers to management as well as general and special powers of attorney and signing authority of the Chairman of the Board, the Chief Executive Officer and other Officers, including authority to sign, on the Corporation's behalf, cheques and contracts;

               j) the adoption and revision of any general policy or plan regarding employee salaries, benefits and compensation (including any employee stock option plan and plan for loans and advances to employees);

               k) the Corporation's compensation policy and remuneration of executive Officers;

               l) the establishment of advisory committees of the Board, and the advisory authority or discretion of any such committees;

               m) the establishment of the Corporation's debt to equity ratio for financing purposes unless established in the most recently approved Annual Operating Plan and Budget; and

               n) the removal of any Officer except in respect of the Chief Executive Officer whose removal shall be exclusively determined in accordance with Clause 8.2.

     7.10.3 The Super Majority Matters shall be:

          a) the determination of and any material change to the Corporation's accounting or reporting practices and standards other than as required by law or GAAP;

          b) (i) the Initial Business Plan and any Business Plans and/or revised Business Plans of the Corporation in accordance with Clause 10.4; and (ii) any Annual



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               Operating Plan and Budget in accordance with Clause 10.4.3;

          c) the imposition or creation of any Pledge (other than those created by law) on any assets of the Corporation (tangible or intangible) other than such Pledges as are required by the express terms of the Licenses awarded to the Corporation and those granted in the ordinary course of business or those granted in connection with authorised capital expenditures under the most recently approved Annual Operating Plan and Budget;

          d) the entering into by the Corporation of joint ventures, the creation or increase of participation in any Subsidiary of the Corporation (it being understood that corresponding governance arrangements will be put in place with respect to any such Subsidiary having the same effect, and giving the Shareholders, directly or indirectly, the same rights as those provided herein with respect to the Corporation), joint venture or other business interest, or the participation (including acquisition of equity or debt securities or other interests) by the Corporation in any other Persons or any other businesses and the offer of shares in the capital of a Subsidiary to any Third Party, except if the specific terms of participation in any new Person or business or such offer has been approved in the most recently approved Annual Operating Plan and Budget and provided that this Clause shall not apply to the acquisition of short-term investment grade securities for cash management purposes;

          e) any Transfer or the grant, amendment or termination of any license or other right in respect of, any technology, copyright, patent, trademark, industrial design or other intellectual property of the Corporation subject to Clause 7.10.2 f); f) the parameters of the Bid strategy for the Spectrum Concession, including the Auction Business Plan, or the parameters of any other bid strategy for a telecommunications license or concession title (collectively "Other Bids"), or any change in the Other Bids strategy ;

          g) the Transfer, amendment or surrender of the Licenses, or any other telecommunications license or concession awarded to the Corporation;

          h) any capital expenditures (including acquisitions of leases or costs associated with acquisitions of



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               subscribers and the selection of the supplier of major equipment)
               and capital dispositions (including leasing) by the Corporation exceeding by five per cent (5%) and at least $2,000,000 the amount budgeted for such purpose in the most recently approved Annual Operating Plan and Budget;

          i) the cancellation of any existing product or service of the Corporation which may affect the Licenses, or any other license or concession granted by the Government to the Corporation;

          j) the appointment of, and any subsequent change in, the Corporation's accountants, Auditors or bankers;

          k) the transfer of surplus funds to the general reserves of the Corporation;

          l) the financing policy and financing requirements of the Corporation in accordance with Clause 10.3.1;

          m) the incurring, extending or amending of any Indebtedness, by the Corporation, exceeding by five per cent (5%) and at least $5,000,000 in the aggregate what is contemplated in the most recently approved Annual Operating Plan and Budget, in a transaction or in a series of transactions during any rolling twelve (12) month period or if the maximum debt/equity ratio contemplated in the most recently approved Annual Operating Plan and Budget is exceeded by said transactions;

          n) Transferring or parting with control of any interest in all or any material part of the business, property or assets (tangible or intangible) of the Corporation (whether by a single transaction or a series of transactions), or contracting to do so (including the termination of any participation in, or wind-up of, a Subsidiary, joint venture or other business interest) or acquiring or contracting to acquire any business, property or assets (tangible or intangible) or any interest therein which would, following such acquisition constitute a material part of the business, property or assets of the Corporation (and for the purposes of this Clause 7.10.3 n), any such business, property or assets accounting for, or which would following such acquisition by the Corporation account for $10,000,000, shall be deemed material); and



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          o)   the designation of foreign markets in which the products or services of the Corporation will be offered or the establishment of any representative offices by the Corporation.

     7.10.4 A resolution in writing (circulated together with an agenda and an explanatory statement setting out in reasonable detail the rationale for proposing the resolution) signed by all of the Directors shall be valid and effectual as if it has been a resolution passed at a meeting of the Board of Directors duly convened and held. Any such resolution may be contained in a single document or may consist of several documents all in like form. For the purpose of this paragraph, "in writing" and "signed" include signature by telecopier, provided that an original resolution signed by all Directors, whether or not in counterparts, follows. The Directors shall procure that the original signed resolutions shall promptly be forwarded to the Corporation by the respective signatories for its records.

7.11 Standard of Care

     7.11.1 Any Director in the performance of his duties shall be fully protected in relying in good faith on information, opinions, reports, or statements (including financial statements, books of account and other financial data) if prepared or presented by (i) one or more officers or employees of the Corporation, or (ii) legal counsel, public accountants, or other persons holding themselves out as having professional or expert competence and acting on behalf of the Corporation.

     7.11.2 No Director shall be liable to the Corporation or any Shareholder for monetary damages for breach of fiduciary duty in his capacity as Director, except for liability (i) for any breach of such Director's duty of loyalty to the Shareholder that nominated such Director, (ii) for acts or omissions not in good faith or which involve intentional misconduct or an intentional violation of law, or (iii) for any transaction from which such Director derived an improper personal benefit. Any Director who is deemed to be an interested Director must refrain from voting in any decision of the Board or Committee of the Board in which he is an interested Director. An interested Director for purposes of this Clause 7.11.2 shall be any Director which either himself, a Relative of such Director in the direct line (i.e. spouse, parents and children), the Shareholder that nominated such Director, any entity in which any of the foregoing has a substantial interest (with the understanding that a ten per cent (10%) voting or equity investment will be presumed substantial without prejudice to any determination as to whether a



                                    Page 72
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          smaller investment or a different interest is or is not substantial)
          or a Controlling Person of such Shareholder will derive a benefit from any decision to be taken by the Board or Committee of the Board.

8.   OFFICERS

8.1  The Corporation shall have the following senior employees:

     a) The Chief Executive Officer who shall be the senior officer of the Corporation entrusted with the responsibilities of operating and managing the Corporation, and shall be appointed by Holdco for so long as Holdco holds more than fifty per cent (50%) of the Voting Shares and has the right to elect the majority of the Board, failing which the Chief Executive Officer shall be appointed by the Board;

     b) The Chief Financial Officer, Vice-President Human Resources, and Vice-President Law and Corporate Secretary all of whom shall be appointed by Holdco for so long as Holdco holds more than fifty per cent (50%) of the Voting Shares and is entitled to elect the majority of the Board, failing which such Persons shall be appointed by the Board; and

     c) The Chief Operating Officer, the Vice-President Marketing and Sales, the Vice-President Customer Services, the Vice-President Technology Planning and Assistant Vice-President Finance (or any other position which is the second most senior position in the finance department), all of whom shall be appointed by BCI for so long as BCI and its Affiliates hold at least ten per cent (10%) of the Equity Shares or as long as the Technical Services Agreement is not terminated by the Corporation pursuant to Clause 11.5 (a) or (b) thereof, failing which such Persons shall be appointed by the Board.

8.2  The right to appoint the Persons identified in this Clause 8.1 a) and 8.1
     b) by Holdco shall be subject to the approval of BCI, not to be unreasonably withheld, and vice-versa in respect of the Persons identified in Clause 8.1 c) to be appointed by BCI. However, all appointments of the Persons identified in Clause 8.1 shall be for a minimum of two years and shall be presented to the Board for confirmation, subject to Clause 8.3. Notwithstanding Clause 7.10, the Chief Executive Officer can



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     be removed by a resolution adopted at a Board meeting at which a quorum is present, by the affirmative vote of all of the Series B Directors and Series C Directors (or their respective alternates) if the standards and the responsibilities set out in an employment contract between the Chief Executive Officer and the Corporation are not met or fulfilled to the satisfaction of the Board, as determined unanimously by the Series B Directors and Series C Directors acting reasonably.

8.3 Each Shareholder agrees to cause its nominees on the Board of Directors to vote in favour of the appointment of the Persons nominated in accordance with this Agreement or their replacement in the event any such Person resigns, dies or for any other reason vacates his position.

9.   SHAREHOLDERS

9.1  Meetings of the Shareholders

     9.1.1 Meetings of Shareholders shall constitute the ultimate authority of the Corporation. Meetings of Shareholders may approve and ratify any action or transaction of the Corporation and their resolutions shall be executed by the person specifically appointed to that effect at such meetings, or, if no appointment is made, by the Chairman of the Board. Resolutions legally adopted at a meeting of Shareholders shall be legal and binding on the Corporation, its Board and the Shareholders.

     9.1.2 The By-laws shall provide that the meetings of Shareholders shall be either Ordinary, Extraordinary, or Special.

9.2  Extraordinary Meetings

     "Extraordinary Meetings" of Shareholders shall be those called to discuss any of the following matters in accordance with the Company Act:

     a)   extension of the duration of the Corporation;

     b) dissolution of the Corporation prior to the duration stipulated in the By-laws;

     c) increases, reductions or other alterations of the authorized fixed and/or variable capital of the Corporation;

     d)   amendment of the purpose of the Corporation;

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     e)   changing the nationality of the Corporation;

     f)   transforming the corporate nature or status of the Corporation;

     g)   the issuance of preferred, limited or non-voting stock;

     h) amortization by the Corporation of its Shares or the issuance of participating securities ("acciones de goce");

     i)   the issuance of bonds or debentures or other debt securities;

     j) the adoption, amendment, modification, supplement or change of the Charter or By-laws of the Corporation or the variation of any rights attached to any Shares;

     k) any creation (including the determination of the rights, privileges and other attributes), issue, or allotment of Shares (subject to Clause 14.2.7);

     l) the repurchasing, redeeming (otherwise than in accordance with the terms of redemption established at the time of issue of the relevant share capital), reorganizing, consolidating, subdividing, cancelling, reducing or converting (otherwise than in accordance with the terms of conversion established at the time of issue of the relevant share capital) any of the share capital of the Corporation or in any way altering the rights attaching thereto;

     m) any voluntary liquidation, termination, dissolution and/or winding-up of the Corporation, and any amalgamation, merger, spin-off, consolidation, reconstitution, continuation, voluntary insolvency proceeding, scheme of arrangement, composition with creditors, corporate reorganisation or restructuring of the Corporation;

     n) without prejudice to any registration rights granted to the Shareholder pursuant to Schedule "D", the listing of any Shares on a stock or securities exchange or the conversion of the Corporation into a public company for listing

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          purposes and the appointment of an underwriter for the purposes of providing the necessary advice to the Corporation;

     o) any change in the legal form, domicile or registered, legal, or head office of the Corporation, any change in the name or corporate identity (including the logo) of the Corporation, or any change in the objects and scope of the Business of the Corporation (including adding or terminating any line of Business);

     p) any change in the number, manner of nomination, election, removal, replacement or filling of vacancies of Directors from that provided for herein and any action which would derogate from the right to nominate Directors;

     q) any change in the fiscal year of the Corporation to the extent permitted by Mexican law;

     r) any act or omission that would cause the Corporation to no longer be resident and managed and controlled in Mexico for tax purposes;

     s) the granting of an option, warrant or other right for the purchase of or subscription of Shares;

     t)   such other matters as may be required by law; and

     u) the matters referred to in Clause 7.10.3 herein to the extent that they are not resolved by resolution of the Board of Directors or are raised at a Shareholders meeting.

          For purposes of Clause 9.2 (k) and (l), the Shareholders adopting resolutions in respect of items referred to therein may delegate to the Board the determination of the terms and conditions upon which same will take place.

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9.3  Qualified Majority Meetings

     "Qualified Majority Meetings" of Shareholders shall be those Ordinary Meetings called to resolve any Qualified Majority Matter to the extent it is not resolved by resolution of the Board of Directors or is raised at a Shareholders meeting.

9.4  Ordinary Meetings

     "Ordinary Meetings" of Shareholders shall be the Qualified Majority Meetings, and those called to resolve any other action or approve any other transaction not specifically reserved by the By-laws to an Extraordinary Meeting of Shareholders or to a Special Meeting of Shareholders. There shall be at least one annual Ordinary Meeting to be held within four (4) months from year-end.

9.5  Special Meetings

     "Special Meetings" of Shareholders shall be those called to resolve or approve any action or transaction of any specific Series of Shares voting as a class, such as to address the appointment or removal of Directors, Comisarios or liquidators on behalf of each Series of Shares. Such meetings shall be held in the manner provided in this Agreement and the By-laws.

9.6  Quorum and Voting

     9.6.1 The By-laws shall provide that holders of at least eighty per cent (80%) of all of the issued and outstanding Voting Shares of the Corporation shall constitute a quorum for any Extraordinary Meeting of Shareholders. If such quorum is not reached at the outset of a scheduled Extraordinary Meeting of Shareholders, the meeting shall be adjourned and a second notice shall be given promptly by the Chairman calling for a second Extraordinary Meeting of Shareholders not less than seven (7) Business Days or more than ten (10) Business Days in advance of the new meeting. The quorum at such second meeting shall be met by the attendance of Shareholders holding at least sixty-five per cent (65%) of all the issued and outstanding Voting Shares of the Corporation.

     9.6.2 The By-laws shall provide that holders of at least sixty-three per cent (63%) of all of the issued and outstanding Voting Shares of the Corporation shall constitute a quorum for any Qualified Majority Meeting of Shareholders. If such quorum is not reached at the outset of a scheduled Qualified Majority Meeting of Shareholders, the meeting shall be adjourned and a second notice shall be given promptly by the Chairman calling for a second Qualified Majority Meeting of Shareholders not less than seven (7) Business Days or more than ten (10) Business Days in advance of the new meeting. The quorum at such second meeting shall be the same as for the first meeting.

     9.6.3 The By-laws shall provide that holders of more than sixty-five per cent (65%) of all of the issued and outstanding Voting Shares of the Corporation shall constitute a quorum for any Ordinary Meeting of Shareholders. If such quorum is not reached at the outset of a scheduled Ordinary Meeting of Shareholders, such meeting shall be adjourned and a second notice shall be given by the Chairman calling for a second Ordinary Meeting of Shareholders not less than seven (7) Business Days or more than ten (10) Business Days in advance of the new meeting. The quorum at such second meeting shall be met by the attendance of Shareholders holding at least forty per cent (40%) of all the issued and outstanding Voting Shares of the Corporation.

     9.6.4 The By-laws shall provide that holders of more than fifty per cent (50%) of all of the issued and outstanding Shares of a specific Series of Shares of the Corporation shall constitute a quorum for any Special Meeting of Shareholders. If such quorum is not reached at the outset of a scheduled Special Meeting of Shareholders, such meeting shall be adjourned and a second notice shall be given by the Chairman calling for a second meeting not less than seven (7) Business Days or more than ten (10) Business Days in advance of the new meeting. The quorum of such second meeting shall be the same as for the first meeting.

     9.6.5 The By-laws shall provide, and the Shareholders hereby agree, that every Shareholder shall be entitled to one (1) vote per Voting Share at meetings of Shareholders, and that the following minimum voting requirements are necessary to approve or resolve any action or transaction at meetings of Shareholders:

          a) when a quorum is present at an Extraordinary Meeting of Shareholders, the affirmative vote of Shareholders representing at least eighty per

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               cent (80%) of all of the issued and outstanding Voting Shares, whether in person or by proxy on first notice shall be required. On second notice, the affirmative vote of Shareholders representing at least fifty per cent (50%) of all the issued and outstanding Voting Shares shall be required to adopt any resolution, provided however that such percentage shall include the affirmative vote of Shareholders holding a majority of the votes attached to each Series of Voting Shares to the extent such Shareholders are in attendance or represented at such second meeting and the affirmative vote, to the extent not already counted, of Shareholders holding a majority of each of the Series of Voting Shares to the extent such Shareholders were in attendance or represented at the first meeting that the first notice attempted to convene.

          b) When a quorum is present at a Qualified Majority Meeting called by first, second or subsequent notice, the affirmative vote of Shareholders representing at least sixty-three per cent (63%) of all the issued and outstanding Voting Shares of the Corporation, whether in person or by proxy, shall be required.

          c) When a quorum is present at an Ordinary Meeting called by first notice, the affirmative vote of Shareholders representing at least sixty per cent (60%) of the Voting Shares of the Corporation, whether in person or by proxy shall be required. For a meeting called by a second notice, the affirmative vote of Shareholders representing at least a majority of the Voting Shares represented at the meeting shall be required to adopt any resolution.

          d) When a quorum is present at a Special Meeting of Shareholders, a majority of the Shares represented by Shareholders present at such Special Meeting of Shareholders, whether in person or by proxy and whether on first, second or subsequent notice, shall be required.

          e) The By-laws shall provide, and the Shareholders hereby agree, that the quorum and voting requirements for meetings of


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               Shareholders held on third and subsequent notices shall remain the same as for the second meeting.

9.7  Notice and Other Requirements

     9.7.1 Shareholder meetings shall be convened at the instance of the Board of Directors, any one of the Director or at the instance of any one of the Shareholders owning at least five per cent (5%) of the Voting Shares.

     9.7.2 Shareholder meetings shall be held at the head office of the Corporation or such other place as may be agreed by the Board, within the corporate domicile.

     9.7.3 All notices, agenda, draft resolutions and minutes of each Shareholder meeting shall be in both the Spanish and English languages. All other materials submitted at a Shareholder meeting or otherwise circulated to the Shareholder meeting (including, without limitation, the materials prepared by an Officer) shall be in the English language only and also in the Spanish language, if necessary.

     9.7.4 Shareholder meetings shall be held principally in the English language. Each Shareholder shall have the right to have at its expense a translator present with it at each such Shareholder meeting.

     9.7.5 Notice of each Shareholder meeting, together with a written agenda for such Shareholder meeting, shall be delivered to each Shareholder not less than thirty (30) Days before the date on which the Shareholder Meeting is proposed to be held. Supporting material (including the text of proposed resolutions or consents) shall be sent by courier to each Shareholder at least seven (7) Business Days in advance of a Shareholder Meeting. Notice to any Foreign Shareholder shall, at the earliest opportunity, be delivered additionally by telecopier at numbers registered with the Corporation. In extraordinary circumstances, the Shareholders will attend meetings of the Shareholders within a shorter delay as contemplated by the By-laws which shall be reasonable in the circumstances. In all cases, the Foreign Shareholders shall be consulted prior to the calling of any Shareholders' meeting with a view to ensuring their presence at all such meetings. No notice shall be required if, at the time of the


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          Shareholder meeting, all of the Shareholders entitled to vote are represented, either in person or by proxy.

     9.7.6 Any Shareholder may participate in a Shareholder meeting of the Corporation by means of telephone conference call, video conference or similar communications equipment whereby all persons participating in the meeting can hear and be heard by each other and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting.

     9.7.7 The Shareholders hereby agree that no registration or notarization of Shareholders' resolutions in relation to increases of capital stock in the variable portion shall take place. However, the Shareholders hereby empower the Corporate Secretary to effect such registration or notarization at any time following the adoption of Shareholders' resolutions if the Corporate Secretary considers that such registration or notarization is necessary.

     9.7.8 Any notice for a second or subsequent Shareholders' meeting shall be accompanied by the same agenda as for the Shareholders' meeting called on first notice. For greater certainty, no action shall be taken at such second or subsequent Shareholders' meeting if such action did not appear as an item for discussion in the agenda accompanying the first notice.

9.8  Resolutions in Writing

     A resolution in writing (circulated together with an agenda and an explanatory statement setting out in reasonable detail the rationale for proposing the resolution) signed by all of the Shareholders shall be valid and effectual as if it has been a resolution passed at a Shareholder meeting duly convened and held. Any such resolution may be contained in a single document or may consist of several documents all in like form. For the purpose of this paragraph, "in writing" and "signed" include signature by telecopier, provided that an original resolution signed by all Shareholders, whether or not in counterparts, follows. The Shareholders shall procure that the original signed resolutions shall promptly be forwarded to the Corporation by the respective signatories for its records.



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10.  FINANCIAL MATTERS

10.1     Financial Information

     10.1.1 Any Director or any Shareholder holding the majority of any Series of Voting Shares through their Director-nominees or their representatives (employees, attorneys, accountants and other advisors, subject to such representatives being directed to treat the information described herein as confidential), shall have full right and complete timely access to all information, records and premises of the Corporation, including such financial, accounting, management, taxation and other information and records of the Corporation and such audit documents and papers of the Auditors or (unless same would constitute a waiver of any applicable solicitor-client privilege) records of their external counsel as they may reasonably require from time to time, as well as the right to make copies of such information and records, provided that any such Director or Shareholder representative fully discloses the identity of the requesting Shareholder and further provided that any such Director or Shareholder shall ensure through appropriate safeguards that the information described herein shall not be disclosed to any Persons who either directly or through any Affiliate directly competes with the Business or is an officer or director of such competitor. The Officers of the Corporation shall furnish such access on demand to each such Shareholder (and its representatives) or Director.

     10.1.2 The Corporation will provide, at the Corporation's expense, to the Shareholders referred to in Clause 10.1.1, a monthly report outlining key financial data and, to the extent reasonably available, key operating data with respect to the Corporation and shall also provide on a timely basis such other information and assistance as requested to:

          a) conform financial statements to Canadian and U.S. generally accepted accounting principles or any international accounting standards, including information on the book value of assets and inflation adjustments;

          b) enable compliance with Canadian and U.S. requirements for financial, securities law and tax reporting purposes;

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          c)   enable compliance on a quarterly basis with obligations in relation to the preparation and announcement of financial results and other financial information of Affiliates, tax and any regulatory filings; and

          d) enable on a monthly basis an appropriate accounting and management reporting for the investment in the Corporation.

     10.1.3 The Corporation shall also provide to each Shareholder referred to in Clause 10.1.1 quarterly unaudited financial statements and to each Shareholder, annual audited financial statements (including a statement of change in financial position) within thirty (30) Days of the end of each quarter with respect to quarterly financial statements and ninety (90) Days of the end of each fiscal year with respect to annual financial statements. The Parties hereby agree that a fiscal year shall have a duration of twelve (12) consecutive months, that will correspond to a calendar year, from January first (1st) until December thirty-one (31).

     10.1.4 The Corporation undertakes to have its financial statements prepared in accordance with GAAP consistently applied from year to year.

     10.1.5 The Board shall approve all financial statements to be submitted to the Shareholders in accordance with Clause 7.10.2 prior to the submission to the Shareholders.

     10.1.6 The rights described in Clauses 10.1.1 and 10.1.2 shall be exercised in a manner not to unduly harm the operations of the Corporation.

10.2 Profit and Distribution Policies

     10.2.1 Subject to separating five per cent (5%) of earnings on an annual basis until a reserve is created pursuant to Article 20 of the Company Act and further subject to the projected requirements of the business of the Corporation over the twelve (12) months following each proposed distribution, including, but not limited to, investment and expansion plans, the Shareholders agree that all funds reasonably available for distribution to Shareholders shall be distributed by way of dividends or such other means permitted by law in accordance with the dividend and distribution

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          policy established by the Shareholders, and the dividends or distributions approved in accordance therewith by the Shareholders.

     10.2.2 The Corporation will pay out dividends, as available upon the adoption of accounts and declaration of dividends, within a period of thirty (30) Days from such declaration. The annual Ordinary Meeting for adoption of accounts shall be held not later than four (4) months from the end of the fiscal year of the Corporation and in accordance with the Company Act.

     10.2.3 Dividends or distributions to BCI and WorldTel shall be simultaneously paid with the dividends or distributions to Holdco and, for greater certainty, the Equity Shares shall rank on a parity (i.e. pari passu) with each other with respect to the payment of dividends and with respect to the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation. Dividends or distributions may if and to the extent then permitted under the laws of Mexico (at the option of BCI and WorldTel) be credited either in Mexico or transferred abroad in a foreign currency account of such Shareholders.

10.3 Funding Policy and Shareholder Guarantees

     10.3.1 The financing policy and financing requirements of the Corporation shall be from time to time established by the Board in accordance with the provisions of this Agreement and the Initial Business Plan and any revised Business Plan adopted by the Shareholders in accordance with Clause 10.4. In all cases, the Corporation will first seek to obtain favourable financing, such as suppliers' credits, loans from Mexican governmental agencies, multilateral agencies, high yield bonds, or other forms of non-recourse debt.

     10.3.2 If the Corporation approves in accordance with Clause 7.10.3 a debt financing on terms which require Shareholder Guarantees (the "Loan Guarantees") to be provided to the lender(s) from one or more of the Shareholders, then, subject to the unanimous approval of Shareholders, each Shareholder shall provide a Loan Guarantee in an amount equal to (the "Loan Guarantee Amount"): (i) the subject Shareholder's Relevant Proportion (calculated with respect to WorldTel and Holdco as if the Allocable Shares were held by WorldTel and Holdco pro rata to their respective holdings of all Shares, such proportion of holdings of WorldTel and Holdco to be computed as if no Shares were held by BCI and as if the Allocable Shares were not issued) of Equity Shares (the "Proportionate Amount") multiplied by (ii) the aggregate principal amount of all such Loan Guarantees so required by the lender(s).

     10.3.3 If any financial institution or insurance company issuing any guarantee required of the Corporation under the Bid Regulation, the Existing Concession, or the Spectrum Concession require Shareholder Guarantees (the "Bid Guarantees") to be provided to the issuer from one or more Shareholders, then subject to unanimous approval by the Shareholders, each Shareholder shall provide a Bid Guarantee in an amount equal to (the "Bid Guarantee Amount"): (i) the subject Shareholder's Proportionate Amount multiplied by (ii) the aggregate principal amount of all such Bid Guarantees so required by the issuer.

     10.3.4 If any Shareholder (a "Non-Guaranteeing Shareholder") fails to provide any required Loan Guarantees or Bid Guarantees (collectively the "Guarantees") approved in accordance with Clauses 10.3.2 or 10.3.3 within five (5) Days after a request therefor by the Corporate Secretary, and any of the other Shareholders (each, a "Guarantor") has provided a Guarantee in an amount greater than its Proportionate Amount of the Loan Guarantee Amount or the Bid Guarantee Amount, as the case may be (the "Excess Amount"), and any such Guarantor has made any payment of the Excess Amount under its Guarantee, then the Non-Guaranteeing Shareholders shall pay to such Guarantor within fifteen (15) Days after the date such Guarantor has made any payment under its Guarantee, an amount equal to (the "Payment Amount"): the total amount of all payments of the Excess Amount made by a Guarantor under such Guarantees plus daily interest on such amount at a rate per annum, calculated in arrears and computed from the first day on which said amount was paid by such Guarantor until paid in full, equal at all times to the rate referred to in Clause 17.9, provided that the total exposure of a Non-Guaranteeing Shareholder under this Clause shall not exceed the amount it would have been required to pay if it had provided its Guarantee as required initially plus its pro-rata share of the interest as aforesaid.

     10.3.5 If any Payment Amount (or any portion thereof), including interest thereon (as set forth above), is not repaid by the Non-Guaranteeing Shareholder within the time period set forth above, then each Guarantor may also exercise its Call Option with respect to the Shares of the Non-Guaranteeing Shareholder, without prejudice to any of the Guarantor's rights under this Agreement or at law.

     10.3.6 In the event that one or more Shareholders or their Affiliates provides Guarantees for the benefit of the Corporation in excess of its Proportionate Amount and in the absence of a unanimous agreement that all Shareholders provide the same (a "Unilateral Guarantee"), the Shareholders that do not provide such Guarantee (the "Non-Providing Shareholders") agree in good faith to cause the Corporation to compensate the Shareholders or their Affiliates (as the case may be) that provided the Guarantees (the "Providing Shareholders") with a reasonable guarantee fee (adjusted to compensate for any withholding taxes) acceptable to the Corporation and to be decided in accordance with Clause 7.10.2.

     10.3.7 Notwithstanding the above, in the event that Unilateral Guarantees are provided in connection with the letters of credit or surety bonds to be required from the Corporation to secure payment of any Spectrum Concession acquired in the Auction ("Non-Payment LC") or to secure any penalties imposed on the Corporation by COFETEL due to a breach of rules of the Auction ("Auction Penalty LC"), the Corporation shall pay to the Providing Shareholders pre-determined fees (the "LC Fees"). The LC Fees payable to each Providing Shareholder shall be calculated by applying a per annum interest rate equivalent to LIBOR plus seven hundred (700) basis points compounded annually and payable in arrears to the total amount of each Unilateral Guarantee provided by each Providing Shareholder. The LC Fees will be computed over the period of time from the date on which the Unilateral Guarantee is provided until the earlier of (i) the date on which the relevant Unilateral Guarantee is cancelled, (ii) the date on which the Providing Shareholder receives the legally binding commitment to reimburse from the Non-Providing Shareholder or Shareholders that reduces its total financial exposure under the Unilateral Guarantee to an amount equivalent to its Proportionate Amount of the Guarantee that gave rise to the LC Fees or (iii) the termination of this Agreement by the Non-Providing Shareholders pursuant to Clause 14 of this Agreement. The Corporation shall pay all LC Fees to each of the Providing Shareholders no later than fifteen (15) Business Days following the Second Subscription Date.

     10.3.8 Only in connection with the Non-Payment LC, and upon fulfilment of the Second Subscription Conditions, the Non-Providing Shareholders agree to reimburse, within fifteen (15) Days from the date when the Non-Payment LC is drawn for whatever reason, each of the Providing Shareholders an amount up to the Non-Providing Shareholders' Proportionate Amount multiplied by the lesser of i) the Unilateral Guarantee provided by each Providing Shareholder or, ii) the total loss suffered by such Providing Shareholder in the event that all or a portion of the Non-Payment LC is drawn for whatever reason.

10.4 Business Plan and Bids

     10.4.1 Prior to Closing, the Shareholders shall have agreed upon, and adopted and initialled the Preliminary Business Plan. The Preliminary Business Plan shall be replaced by the Initial Business Plan (in accordance with the provisions of Clause 7.10.3 of this Agreement) to take into account:

          a) the issuance by the Government and the acceptance by the Corporation of the terms and conditions of the Spectrum Concession; and

          b) the terms of equipment supply agreements and the financing thereof proposed to be entered into by the Corporation.

     10.4.2 The Initial Business Plan shall be adopted as soon as possible but no later than four (4) months following the Second Subscription Date . Subsequent Business Plans shall be adopted pursuant to Clause 7.10.3 for an upcoming five (5)-year period (or such other period agreed to by the Board under Clause 7.10.3) within one (1) month but no more than six (6) months prior to the end of the term of the Business Plan then in effect, and revised annually subsequent to the adoption of an Annual Operating Plan and Budget.

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     10.4.3 No later than fifteen (15) Days prior to the commencement of each of the Corporation's fiscal years, the Board shall prepare or cause to be prepared an annual operating plan and budget (the "Annual Operating Plan and Budget") for the next fiscal year and submit such Annual Operating Plan and Budget to the Board for its approval in accordance with Clause 7.10.3. It is anticipated that such Annual Operating Plan and Budget shall be submitted to the Board for final approval no later than December 15 of each fiscal year. Such Annual Operating Plan and Budget shall always be prepared within the framework of the most recently approved Business Plan then in effect.

     10.4.4 If the Board approves a Business Plan or Annual Operating Plan and Budget which involves a different marketing strategy or any other changes or element, which have a significant negative impact on the amount of EBITDA, the Shareholders undertake to enter into good faith negotiations to reflect appropriate adjustments, if they mutually agree to any, to the EBITDA calculation provided herein in Clause 1.26.

     10.4.5 The Board shall also adopt in accordance with Clause 7.10.3 (f) a Bid strategy, including a plan setting forth the maximum amount for each region of Mexico to be submitted pursuant to the Bid (the "Auction Business Plan"). Any proposed change to such Bid strategy and Auction Business Plan shall be promptly notified to all Shareholders by the Corporate Secretary but need not be approved by the Board in accordance with Clause 7.10.3 (f).

     10.4.6 Subject to Clause 7.10.3 (f), the Corporation undertakes to keep BCI and WorldTel fully informed as to the status of the Auction, the Point-to-Point Spectrum Auction or of any Other Bid and to involve and seek recommendations from BCI regarding strategy and rel0ted network design issues relating thereto.

10.5 Annual Tax Return The Corporation shall provide a copy of its annual tax return within one month of it having been filed to each Shareholder holding, together with its Affiliates, at least ten per cent (10%) of the issued and outstanding Equity Shares of the Corporation.

10.6 The WorldTel Fee

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     Subject to any mandatory requirements or provisions of applicable law, and subject to WorldTel contributing its portion of the First Stage Equity Contribution on the Second Subscription Date in accordance with Clause 3.3.2, the Corporation shall pay to WorldTel Limited, a fee equal to one per cent (1%) of the First Stage Equity commitment of WorldTel, payable in two equal instalments, the first on the Second Subscription Date and the second on the date that is the six month anniversary thereof.

10.7 Statutory Auditors

     Each Shareholder which holds, together with its Affiliates, a majority of any Series of Voting Shares shall have the right to appoint a statutory auditor (comisario) to act in accordance with Articles 164 through 171 of the Company Act, unless otherwise agreed to by the Shareholders.

11.  ROLE OF PARTIES, CONSULTING SERVICES AGREEMENTS

11.1 General Statement

     The Corporation shall be an independent, commercially operating enterprise and shall be managed upon commercial terms. Subject thereto and to Clauses
     7.9.4 and 7.11.2, the Corporation may transact business with any of its Shareholders on arms length commercial terms in accordance with the corporate purpose of the Corporation and the terms hereof.

11.2 Consulting Services Agreements

     The Corporation and BCI or an Affiliate of BCI shall, concurrently with the signing of this Agreement, enter into the Consulting Services Agreements setting forth, among other things, the provision by BCI (or an Affiliate of BCI) of technical services upon the terms and conditions set out in the Secondment Agreement and the Technical Services Agreement respectively.


12.  CONFIDENTIALITY OF INFORMATION

12.1 Confidential Information

     Each Shareholder (hereinafter referred to as a "Receiving Party") agrees to hold in confidence and not to disclose to any Third Party (i) any and all information relating to the business, affairs or the property of the other Shareholder(s) or its/their Affiliates or of the Corporation (hereinafter referred to as a "Disclosing Party") or their respective customers, obtained directly or

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     indirectly by a Receiving Party, whether orally or in writing and before or after the date of this Agreement; (ii) all analyses, compilations, studies and other documents and records prepared by a Receiving Party, its advisers or its representatives that are generated from or reflect such information,
     (iii) any technical, economic, business and market studies or strategies and business plans prepared jointly by the Shareholders before or after the date of this Agreement in relation to the Corporation and the transactions contemplated hereby, and (iv) the terms of this Agreement or any other facts relating to the transactions contemplated hereby (collectively, the "Information"), except (1) if such Information is required by securities laws or other applicable laws or court orders in Mexico or in any other relevant jurisdiction to be disclosed by such Receiving Party or their Affiliates, but only after written notice of such disclosure requirement has been given by the Receiving Party or their Affiliates to the Disclosing Party (it being understood and agreed that only one such notice shall be required in respect of continuous disclosure requirements), (2) if such Information is disclosed by the Receiving Party to its shareholders, directors, officers, executives, employees, principals, investors and those of its Affiliates, representatives, agents and legal, tax, finance and other advisors (who may include lending institutions and insurance companies) (collectively the "Representatives") who need to know such information for the purpose of assisting the Receiving Party with the evaluation, negotiation, planning, financing, establishment, implementation and operation of the joint venture contemplated hereby, and for any other financing of the Receiving Party to the extent necessary to obtain such financing, but only if such Representatives are not employees, officers or directors of any Person who, directly or indirectly through any Subsidiary, or whose Controlling Persons compete with the Business in Mexico and after such Representatives have been directed by the Receiving Party to treat such Information in accordance with the terms of this Agreement, (3) with the prior written consent of the Disclosing Party, which consent shall not be unreasonably withheld or, (4) if such Information is disclosed by or on behalf of the Receiving Party to a bona fide prospective purchaser of Shares held by such Receiving Party, but only after such purchaser has delivered to such Receiving Party a written undertaking to be bound by the terms and conditions of this Clause 12. Subject to Clause 16, the Parties acknowledge and agree that it is not intended that the provision of Information should restrict the ability of any Shareholders to actively pursue business opportunities or investments in the telecommunications industry in Mexico whether before or following the termination of this Agreement in respect of any Shareholders.

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12.2 Permitted Disclosures

     The obligations set forth in Clauses 12.1 and 12.3 shall not apply to a Receiving Party in respect of (i) Information that is or becomes generally available to the public other than as a result of a disclosure directly or indirectly by such Receiving Party in breach of this Agreement, or (ii) Information that is or becomes generally available to such Receiving Party on a non-confidential basis from a source other than the Disclosing Party, provided that such source is not known by such Receiving Party to be bound by any confidentiality obligation with respect to such Information, or
     (iii) Information that the Receiving Party can demonstrate, was known to it prior to the disclosure thereof by the Disclosing Party.

12.3 Further Covenants

     12.3.1 Each Shareholder further agrees not to use, and to use its reasonable efforts to procure that the Corporation not use, the Information in a manner detrimental to the Disclosing Party.

     12.3.2 Each Shareholder and the Corporation further agree to treat the Information with the same degree of care as such Shareholder employs for the protection of its own Information (and, in any event, with reasonable care).

12.4 Survival of Confidentiality Obligations

     Subject to the provisions of the Technical Services Agreement and the Secondment Agreement between the Corporation and BCI, the obligations of each Party contained in this Clause 12 shall continue for two (2) years after the termination of this Agreement with respect to a subject Party.


13.  EXPENSES

13.1 Internal Expenses

     The Shareholders agree that they shall each be responsible for all of their own expenses incurred in connection with their participation in the Corporation, whether incurred prior or subsequent to the date of this Agreement.

13.2 Pre-Auction Expenses

     All reasonable expenses and costs incurred by the Corporation prior to the Closing (but accrued since July 4th, 1997) in connection

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     with the Closing, the Auction and the Point-to-Point Spectrum Auction
     (including, without limitation, any placement, advisory, legal and accounting fees and expenses), shall be paid by the Corporation. At Closing, the Auditors of the Corporation shall give to each Shareholder a report with supporting documentation and invoices of all expenses incurred from July 1, 1997 until the Closing.


14.  TERM AND TERMINATION

14.1 Term

     This Agreement shall become effective upon execution by the Parties listed on the signature pages hereto, and shall continue in full force and effect, be binding upon and accrue to the benefit of the Shareholders for so long as the Shareholders hold any Shares unless earlier terminated under this Agreement or in accordance with the following provisions of this Clause 14.

14.2 Termination

     14.2.1 Except as otherwise provided in this Agreement, the provisions of this Agreement shall remain in full force and effect as between the Shareholders until such time as any such Shareholder shall cease to hold any Shares, in which case, such Shareholder shall procure the resignation of its nominees from the Board in accordance with Clause
          5.2.1 and this Agreement shall terminate in respect of such Shareholder only.

     14.2.2 This Agreement will automatically terminate; (i) if the Closing does not take place by November 17, 1997; or (ii) if the First Subscription Date has not occurred by June 30, 1998; or (iii) if by June 30, 1998 the Corporation has not been awarded the Spectrum or the Spectrum Concession.

     14.2.3 After the Initial Cash Contributions, each Shareholder shall also be entitled to terminate this Agreement as to itself in accordance with Clause 1.66, if the Second Subscription Conditions have not been met, it being understood that the delivery of the documents referred to in Clause 1.66 shall take place prior to August 31, 1998.

     14.2.4 In the event of termination under Clause 14.2.3, and subject to Clause 14.2.6, each Shareholder shall have a purchase option to purchase the Shares of the terminating Shareholder(s) at a price per Share equivalent to the price per Share paid by such terminating Shareholder(s) for such Shares. The procedure for the exercise of such option shall be the same as for the Termination Call Option . In the event that more than one Shareholder exercises such a purchase option under this Clause 14.2.4, such purchases shall be made in the manner set out in Clause 5.2.

     14.2.5 Upon the automatic termination of this Agreement pursuant to Clause
          14.2.2 or by WorldTel in accordance with Clause 14.2.3, WorldTel shall have the option (the "WorldTel Put Option") to offer for redemption, by the Corporation, all issued and fully-paid Shares held by WorldTel in connection with its Initial Equity Contribution (the "WorldTel Put Shares") at a price of one million eight hundred thousand Dollars ($1,800,000). If the First Subscription Date has not occurred prior to the termination by WorldTel, WorldTel shall have the right to require repayment of the portion of the Initial Cash Contributions paid by WorldTel, (i.e. one million eight hundred thousand Dollars ($1,800,000)). Such repayment by the Corporation shall be made in the same manner as provided below for the redemption of the WorldTel Put Shares.

          The WorldTel Put Option may be exercised by WorldTel by providing written notice (the "WorldTel Put Notice") to the Corporate Secretary within fifteen (15) Days after termination of this Agreement as aforesaid. Subject to Clause 16.2, the Corporation shall within thirty
          (30) Days after receipt of the WorldTel Put Notice redeem the WorldTel Put Shares for the consideration mentioned herein above consisting either of cash or a note payable in US Dollars to WorldTel by the Corporation (the "Put Note") or any combination of cash and the Put Note. The proportion of the total consideration consisting of cash and the Put Note shall be decided by the Series A Directors and the Series B Directors in good faith based upon the existing assets and obligations of the Corporation, and the contemplated equity subscriptions by BCI and Holdco.

          The Put Note shall have a maturity of the earlier of (i) the first anniversary of the date of issuance of the Put Note and (ii) the date additional equity is raised by the Corporation from a Third Party and shall accrue a compounded annual interest rate equivalent to LIBOR plus seven hundred
          (700) basis points.

     14.2.6 Upon automatic termination of this Agreement pursuant to Clause
          14.2.2 or by WorldTel or BCI in accordance with Clause 14.2.3, the Corporation shall have the option (the "Termination Call Option") to redeem all of WorldTel's Shares and/or, as the case may be, all of BCI's Shares (the "Option Shares") at a price per Share equivalent to the price per Share paid by WorldTel and/or BCI, as the case may be, for the Option Shares.

          The Termination Call Option may be exercised by the Corporation by providing written notice(the "Call Option Notice") to WorldTel and/or BCI at any time after termination as aforesaid and before the fifteen
          (15) Day anniversary of such termination. Upon receipt of the Call Option Notice by WorldTel and/or BCI, the Corporation shall have up to fifteen (15) Days to redeem the Option Shares for cash.

     14.2.7 In the event that the Technical Services Agreement is terminated by the Corporation for a material breach of a material provision thereof by Bell Canada International Inc. (the "BCI Put Option Event"), then BCI shall have the exclusive right and option (the "BCI Put Option") to require the Corporation to redeem all, but not less than all, of the Shares, including the BCI Option or the Optioned Interest, held by BCI and/or its Affiliates (the "BCI Put Shares") at their Fair Market Value determined in accordance with Clause 5.2.4.

          The BCI Put Option may be exercised by BCI and/or its Affiliates by giving written notice to the Corporate Secretary (the "BCI Put Notice") within three (3) months after the BCI Put Option Event (the "BCI Put Option Period"), stating that it is exercising the BCI Put Option and that it irrevocably offers to sell the BCI Put Shares to the Corporation.

          Upon receipt of the BCI Put Notice, the Corporation shall be deemed to have accepted BCI's offer and shall be obligated to redeem all, but not less than all, of the BCI Put Shares.

          The redemption and cancellation of the BCI Put Shares shall take place within three (3) months of the receipt of the BCI Put Notice (the "BCI Put Closing").

          At the BCI Put Closing, (i) BCI shall deliver or cause to be delivered to the Corporation stock certificate(s) or other appropriate documentation representing the BCI Put Shares, duly endorsed, and (ii) the Corporation shall deliver or cause to be delivered to BCI the redemption price for such BCI Put Shares payable in full, in cash (in US Dollars) by certified cheque or by wire transfer of immediately available funds.

          In the event a BCI Put Option Event has occurred and that BCI does not exercise the BCI Put Option within the BCI Put Option Period, BCI's right to veto a Transfer or an issuance of Shares to a Restricted Third Party and BCI's right to appoint Officers under Clause 8 shall lapse and the Corporation may issue Additional Shares to a Third Party at Fair Market Value upon the approval of the Shareholders holding sixty-seven per cent (67%) of the Voting Shares and without regard to Clause 9.2(k).

     14.2.8 In the event of any termination, each Shareholder shall return all Information without retaining any duplicate or replicated copies thereof except as permitted by the other Shareholder(s) and the Corporation. The Shareholders shall be entitled, in proportion to their then Relevant Proportion of Equity Shares, to distribution of any unexpended surplus or realizations from the Corporation in the event of any voluntary liquidation and dissolution unless otherwise agreed upon in writing by the Shareholders and subject to Clause 14.2.9.

     14.2.9 In the event of automatic termination under Clause 14.2.2 or of a termination by BCI only or by all Shareholders under Clause 14.2.3, the Shareholders shall, subject to Clause 14.2.6 or unless otherwise agreed, proceed to work together to liquidate, dissolve and wind-up the Corporation as expeditiously as possible. The Shareholders shall distribute the surplus or net assets arising, if any, on such liquidation and dissolution in the following proportions: BCI, 36%; Holdco, 28%; WorldTel, 36% (provided that WorldTel has not exercised the WorldTel Put Option) and the Shareholders shall in that event make whatever assignment of liquidation quotas among themselves required to give effect to this distribution. In the event that the WorldTel Put Option is exercised, the Shareholders shall distribute the surplus or net assets arising, if any, on such liquidation and dissolution in the following proportions: BCI, 56.3%; Holdco, 43.7% and the Shareholders shall in that event make whatever assignment of liquidation quotas among themselves required to give effect to this distribution.

14.3 Effect of Termination

     The termination of this Agreement, for whatever cause, shall not affect any provision of this Agreement which expressly operates in the event of or despite expiry or termination of this Agreement, including, without limitation, the provisions of Clauses 12, 14.2.6, 16, 17.1 and 17.2 and the termination of this Agreement shall be without prejudice to any claim which has been made or may be made by one of the Shareholders hereto against another for breach by such other Shareholder of any of its obligations under this Agreement.


15.  REPRESENTATIONS, WARRANTIES AND COVENANTS

15.1 In addition to the representations, warranties and covenants contained elsewhere in this Agreement, each Party hereto represents and warrants to and covenants with, the other Parties hereto that:

     a) such Party has the full power and authority to execute, deliver, and perform its obligations under this Agreement;

     b) this Agreement, when executed and delivered by such Party, shall constitute its valid and binding obligations enforceable in accordance with the terms hereof, subject to specific performance and applicable insolvency law;

     c) neither the entering into nor the performance of this Agreement by such Party shall result in the violation of (i) any of the terms of the articles of incorporation, constituting documents or by-laws of such Party, (ii) any material agreement to which such Party is a party or (iii) any material order, writ, law, regulation, decree, injunction, resolution or rule of any governmental agency in any jurisdiction to which such Party is subject;

     d) as regards the shareholders/investors of the Shareholders, each Shareholder represents and warrants to the other Shareholders that the sole registered and beneficial owners of the shares in such Shareholder are those set forth in Schedule "K";

     e) as regards each Shareholder, such Shareholder has not entered into any collateral or ancillary agreement with respect to its interests in the Corporation; and

     f) it has not made or promised any payments, loans, or gifts, and has not and shall not during the term of this Agreement promise, authorize, or offer any payments, loans, or gifts of any money, stock, or anything of value, directly or indirectly, for the purpose of securing the award of the Licenses or to serve any business or contract for the benefit of the Corporation (i) to or for the use or benefit of any official or employee of any government or an agency or instrumentality of any such government, (ii) to any political party or official or candidate thereof, or (iii) to any other Person or entity, the payment of which would violate the laws or policies of Mexico or the applicable country or jurisdiction of such Person or entity, including the U.S. Foreign Corrupt Practices Act.

15.2 Holdco hereby represents and warrants to each of the other Shareholders that, (i) the Corporation has been duly incorporated and is validly subsisting as a Mexican corporation under the Company Act and the laws of Mexico and is in good standing in all of the jurisdictions in which it conducts its business, (ii) has full, legal, valid and marketable title to all of its property, (iii) is not subject to any actual or threatened litigation which would have a materially adverse impact on the Corporation;
     (iv) the Corporation has participated in the Point-to-Point Spectrum Auction and has complied in all material respects with all the requirements with respect to such Auction as of the date hereof; (v) the Corporation has been awarded the right, subject to payment as required under the terms of the Point-to-Point Spectrum Auction, to obtain the Point-to-Point Spectrum for the provision of telecommunications services throughout Mexico and (vi) all financial statements and budgets already delivered or to be delivered by Holdco or the Corporation at Closing accurately state the financial condition of the Corporation and there exist no liabilities actual or contingent other than those reflected therein.

15.3 The Shareholders agree that at the first Board Meeting following the Closing, they shall cause the Corporation to adopt the following statements of policy: (i) the operating facilities of the Corporation shall be built and operated in compliance with all applicable environmental and worker safety regulations and with due regard for the environment and the health and safety of its workers, (ii) the Corporation will provide comprehensive training on environmental health and safety to its workers and implement a fire prevention and fire safety program, (iii) there should be no use of PCB containing equipment; (iv) the microwave transmitters shall be designed and maintained such that workers are not exposed to unsafe levels of radiation, (v) routine monitoring of microwave levels shall be carried out, and that (vi) the microwave transmitters shall be high enough so that there is no exposure of the public to microwaves.

15.4 The Corporation hereby covenants and agrees that all contributions to be made by the Shareholders and represented by Equity Shares shall be recorded as paid-in capital "capital social pagado" without any subscription premium allocated thereto.


16.  EXCLUSIVITY AND OTHER OPPORTUNITIES

16.1 Exclusivity

     16.1.1 Subject to Clause 16.1.2 and Clause 16.2;

          a) Holdco, notwithstanding any Transfer to any Permitted Assignee, for itself and on behalf of its present and future shareholders and any of their Affiliates or Relatives (in the direct line i.e. parents, spouse and children) and on behalf of its Subsidiaries (collectively the "Holdco Parties"), and

          b) BCI, notwithstanding any Transfer to any Permitted Assignee, for itself, Bell Canada International Inc., and on behalf of the Subsidiaries of Bell Canada International Inc. (the "BCI Parties"), and

          c)   any other Shareholder,

               i) who, through Subsidiaries or whose Controlling Persons, provides telecommunication services anywhere in the world (a "telecom business") as its primary business,

                    for itself and on behalf of such Subsidiaries and Controlling Persons (each an "Other Shareholder Party"); or

               ii) of which any shareholder, through Subsidiaries or whose Controlling Persons, is engaged in a telecom business as its primary business,

                    on behalf of any such shareholder and such Subsidiaries and Controlling Persons, (each an "Other Shareholder Party"),

                    hereby covenant and agree and shall covenant and agree with each other and the Corporation that, from the date hereof until the termination of this Agreement with respect to such Shareholder (and for a period of three (3) years thereafter in the case of a Defaulting Shareholder, except if the Event of Default is a change of Control), (i) it will not enter into any agreements with any other Person(s) (including, without limitation, any telecommunications operator in Mexico) with respect to (x) except in the case referred to in Clause 16.1.1 (i) (y) below, acquiring or owning an interest in, or operating, an enterprise which is the same as or substantially similar to or which competes directly (i.e. offering comparable services at comparable prices) with the Business of the Corporation or any of its Subsidiaries in the regions of Mexico where the Business is carried on or for which a Spectrum Concession has been awarded to the Corporation (the "Regions"), including, for greater certainty, mobile communications operators which directly compete (i.e. offering comparable services at comparable prices) in some significant way with the Business of the Corporation in the Regions or (y) acquiring or owning (directly or indirectly) more than five per cent (5%) of the total outstanding equity shares of any telecommunications provider in Mexico competing with the Corporation with respect to the Business whose equity shares are publicly traded or are listed on a stock exchange or otherwise quoted to the public (other than the Corporation), and (ii) Holdco shall cause the Holdco Parties, BCI shall cause the BCI Parties and such Other Shareholder shall cause the Other Shareholder Parties, not to enter into any such agreement.

     16.1.2 Notwithstanding the foregoing, nothing in this Clause 16 shall be construed as restricting the rights of a Shareholder or its Relatives or Affiliates to (i) continue with its normal correspondent business with any international telecommunications services carrier or provider in or outside Mexico, and the rendering and performance of any such services or agreements by any Shareholder or its Relatives or Affiliates shall not be deemed to be a breach or violation of this Clause and (ii) to retain or increase any interests in any entities which were not subject at the time of their original acquisition to the non-compete restriction described in Clause 16.1.1 but which may thereafter be considered to compete upon a change in the scope of Business of the Corporation.

16.2 Exceptions to Prohibited Activities

     Notwithstanding Clause 16.1.1 above, each of WorldTel, Holdco, BCI and any other Shareholder, the Holdco Parties, the BCI Parties and the Other Shareholder Parties shall be free to take any of the prohibited activities specified in Clause 16.1 (i) with the prior written consent of the other Shareholders or (ii) upon the termination of this Agreement with respect to such Shareholder (or from and after the expiration of three (3) years thereafter in the case of a Defaulting Shareholder, except if the Event of Default is a change of Control). However, in the event that WorldTel exercises the WorldTel Put Option, WorldTel for itself and on behalf of any of its shareholders hereby covenants and agrees with the other Parties that for a period of one year after such exercise, it will not enter and shall procure that its shareholders do not enter into, any agreements with any other Person(s) with respect to acquiring or owning an interest in an enterprise which is the same as or substantially similar to, or which competes directly (i.e. offering comparable services at comparable prices) with, the Business of the Corporation in the Regions and which is bidding for, receives or acquires a Spectrum concession in the Auction. The Corporation shall not redeem the WorldTel Put Shares under Clause 14.2.5 until such time as the Corporation shall have received from each shareholder of WorldTel an undertaking to comply with the restriction described in this Clause 16.2. However, if not all shareholders provide an undertaking as required under the preceding sentence, the WorldTel Put Shares shall be redeemed only to the extent of the proportionate indirect ownership thereof of the shareholders who have provided such an undertaking.

16.3 Other Opportunities

     If Holdco or the Holdco Parties or BCI or the BCI Parties propose to enter into any telecommunications services business in Mexico other than the Business (the "New Business"), Holdco and BCI (the "Proposing Party") shall first offer to the other one (the "Other Party") to jointly pursue such New Business and the Other Party shall have thirty (30) Days to determine whether or not it will pursue such New Business and shall notify in writing the Proposing Party of this interest. If a Third Party is proposed to be involved in the New Business, the Proposing Party shall disclose to the Other Party the identity of such Third Party and the terms and conditions proposed by such Third Party.

     If Holdco and BCI are interested in pursuing jointly the New Business, they shall enter into good faith discussions to establish mutually satisfactory terms for the joint pursuit thereof. The terms offered to the Other Party should not be less favourable globally than the terms offered by the Third Party to the Proposing Party, subject to foreign ownership restrictions. The proposing Party which brings the opportunity to the Other Party may add Third Parties as partners to this New Business, including WorldTel. If the Other Party is not interested in pursuing the New Business, the proposing Party may pursue it on its own. Unless otherwise agreed, the New Business shall be pursued through an entity other than the Corporation. If BCI and Holdco determine to pursue the New Business through the Corporation they shall present same to an Extraordinary Meeting of Shareholders and if the Shareholders so agree that any New Business shall be pursued by the Corporation, the non-compete obligation of Clause 16.1 shall extend to such New Business.

     This obligation and right of Holdco and BCI shall terminate in each case when either Shareholder, with its Affiliates, holds less than ten per cent (10%) of the Voting Shares of the Corporation.


17.  MISCELLANEOUS

17.1 Governing Law

     17.1.1 The Corporation shall operate subject to and in accordance with the laws of general application in Mexico.

     17.1.2 The validity, construction and performance of this Agreement shall be governed by and interpreted in accordance with the laws of Mexico without giving effect to any choice of conflict of law rules.

17.2 Dispute Resolution

     17.2.1 In the event of any dispute, claim, controversy or difference (a "Dispute") among the Shareholders or between Shareholders and the Corporation howsoever arising under or in connection with this
          Agreement:

          a) They shall use their good faith efforts to settle such Dispute. To this end, any Shareholder may notify the other Shareholder(s) of its desire to initiate the procedure contemplated by this Clause 17.2, whereupon the Shareholders shall forthwith convene to attempt to resolve such disputes through amicable and good faith discussions. Disputes which the Shareholders are unable to resolve through such discussions within thirty (30) Days following receipt of the notice referred to in this Clause 17.2.1
               a), shall upon the request of any Shareholder party to the Dispute, be submitted to a panel consisting of designees from the Chief Executive Officer of each Shareholder, provided that the designees shall not be Directors or Officers of the Corporation. The designees shall consult and negotiate with each other in good faith in an effort to reach a just and equitable solution.

          b) If the designees do not reach a solution within a period of thirty (30) Days following the beginning of their consultations and negotiations, any Shareholder may treat the same as an arbitrable dispute by giving notice to the Corporation and the other Shareholders, in which case the dispute shall be submitted to a final and binding arbitration under the rules of the American Arbitration Association's Commercial Arbitration Rules, including the Supplementary Procedures for International Commercial Arbitration excluding any such rules relating to the posting of security for costs (the "Rules"). The arbitral tribunal shall be composed of three persons, who shall be appointed in accordance with the Rules; provided, however that one (1) of the arbitrators must be an attorney admitted to the Mexican bar and be fluent in English.

     17.2.2 The arbitration shall be held in the English language. The proceedings shall be conducted, and any arbitral award shall be made, in the City of New York in the United States. The Shareholders agree that the obligations herein are `commercial' and that the New York Convention on Recognition and Enforcement of Foreign Arbitral Awards is applicable. The prevailing

          Shareholder(s) shall be entitled to recover from the other Shareholder(s) (as part of the arbitral award or order) its or their reasonable attorneys' fees and other costs of arbitration.

     17.2.3 The terms of this Clause 17.2 shall survive the termination of this Agreement.

17.3 Public Announcement

     17.3.1 No public announcement, including without limitation advertisement or publicity, with respect to this Agreement or any transaction contemplated hereby shall be made by any Party hereto unless and until the text of the announcement and the time and manner of its release have been consented by each of the other Parties hereto, provided that, if at any time, any Shareholder hereto shall be bound by stock exchange rules, listing agreements, securities laws or other applicable laws or court orders to make any such public announcement, such Shareholder shall be at liberty to do so without seeking consent of the other Shareholders, but will, to the extent practicable, be shown to the other Parties prior to such public announcement.

     17.3.2 Copies of any press release, public circular or disclosure shall be sent forthwith upon their release to the other Parties.

17.4 Entire Agreement; Oral Explanation; Amendments

     This Agreement and its Schedules constitute the entire agreement of the Parties hereto with respect to the subject matter covered herein and supersedes all prior understandings and agreements, including the Memorandums of Understanding referred to in recital Clause "A" hereof. No oral explanation or oral information by any of the Shareholders shall alter the meaning or interpretation of this Agreement. No amendment hereto shall be effective or binding on any of the Shareholders unless reduced to writing with specific reference to this Agreement, and executed by the respective duly authorized representatives of each of such Shareholders.

17.5 Waiver

     17.5.1 Except as otherwise expressly provided in this Agreement, no failure or delay by any Shareholder in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by such Shareholder of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

     17.5.2 Except as otherwise expressly provided in this Agreement, no waiver of any right hereunder or of any breach or failure to perform shall be effective unless executed in writing.

     17.5.3 The waiver of any right hereunder or of any failure to perform or breach hereof shall not constitute or be deemed as a waiver of any other right hereunder or of any other failure to perform or other breach hereof, whether of a similar or dissimilar nature thereto.

17.6 Legal Compliance; Implementation of this Agreement

     Each Shareholder agrees to comply at all times with all laws of Mexico and any other jurisdiction to which it is subject in relation to the matters and transactions contemplated hereby or whose laws and regulations would be applicable to the transactions contemplated hereby.

     Each of the Shareholders hereto further agrees to cause compliance by its directors, consultants, agents, employees, and sub-contractors with the terms and conditions of this Agreement. Each of such Shareholders shall also do or cause to be done any and all acts and things necessary or desirable for implementation of the understandings of such Shareholders set forth herein, including, but not limited to, casting their votes as Shareholders of the Corporation and using their reasonable efforts to cause their nominees to the Board of Directors of the Corporation or to committees of the Board of the Corporation to cast their votes, and executing all agreements and other documents, as may be necessary to implement such understandings.

     Each Party further undertakes that it or its Affiliates, directors, shareholders, representatives, consultants, agents, employees and sub-contractors, shall not during the term of this Agreement promise, authorize, or offer any payments, loans, or gifts of any money, stock, or anything of value, directly or indirectly, for the purpose of securing the award of the Licenses or to serve any business or contract for the benefit of the Corporation (i) to or for the use or benefit of any official or employee of any government or an agency or instrumentality of any such government, (ii) to any political party or official or candidate thereof, or (iii) to any other Person or entity, the payment of which would violate the laws or policies of Mexico or the applicable country or jurisdiction of such Person or entity, including the U.S. Foreign Corrupt Practices Act.

17.7 Relationship of Parties

     No Shareholder shall have the power or authority to legally bind any of the other Shareholders; and nothing herein contained shall be construed as authorizing any Shareholder to act as an agent or representative of any of the other Shareholders or to legally bind any of the other Shareholders.

17.8 Conversion Rate

     For purposes of this Agreement including Clause 3.2.2 and Clause 3.3.2, the rate of exchange to be utilized for the conversion of the amounts stated in Dollars into Mexican Pesos shall be that which is published in the "Federal Official Daily" (Diario Oficial de la Federacion) on the Business Day prior to the date in question including the Business Day prior to the Closing Date or the Second Subscription Date, as the case may be.

17.9 Interest

     Unless otherwise specifically provided herein any amount payable by any Party (including any Shareholder's loans or advances) shall bear an interest at a rate equivalent to LIBOR plus 700 basis points per annum compounded annually from the payment due date (or from the date of the Shareholder's loan or advance, as the case may be) to the date of payment.

17.10 Notices

     Any notice which shall be given under this Agreement shall be made in writing in the English language, and given by telecopier, with an original sent by courier, addressed to a Party at its telecopier number and address set forth below, or such other telecopier number and/or address for such Party as shall have been communicated by it to the other Party in accordance with this Clause 17.10. Any Notice or other communication shall be deemed to have been received on the date of transmission but only if a confirmation of the receipt by the recipient of the telecopier appears correctly at the end of the sender's telecopy.

     If to BCI :

                    Bell Canada International (Mexico Telecom) Limited Arawak Chambers Road Town

                    Tortola, British Virgin Islands

                    Telecopier No.:  (809) 494-2914
                    Attention:                President

                    with a copy to:

                    Bell Canada International Inc.
                    1000 de La Gauchetiere St. West
                    Suite 1100
                    Montreal, Quebec H3B 4Y8

                    Telecopier No.:  (514) 392-2342
                    Attention: Vice-President, Law and
                    Corporate Secretary

         If to HOLDCO:

                    Telinor Telefonia, S.A. de C.V.
                    Vasconcelos 210 Otc., Piso 9
                    Residencial San Agustin
                    Garza Garcia, N.L.
                    Mexico

                    Telecopier No.:  (52-8] 363-3601
                    Attention:       Tomas Milmo Santos

                    with a copy to:

                    D & A Morales Y Asociados, S.C.
                    Vallarta 811 Sur
                    Colonia Mirador
                    64070 Monterrey, N.L.
                    Mexico

                    Telecopier No.:  (52-8) 342-9322
                    Attention:       Alberto J. Morales

         If to WORLDTEL MEXICO TELECOM LTD.:

                    41 Cedar Avenue
                    Hamilton HM12
                    Bermuda

                    Telecopier No.:  (441) 295-7768
                    Attention: Appleby, Spurling & Kempe

                    with a copy to:

                    Paul, Weiss, Rifkind, Wharton & Garrison
                    1285 Avenue of the Americas
                    New York, NY  10019-6064

                    Telecopier No.:  (212) 757-3990
                    Attention:       Ruben Kraiem

                    with a copy to:

                    the shareholders of WorldTel identified in Schedule "K" at the telecopier numbers and persons designated in such Schedule "K" and WorldTel shall procure that such shareholders shall treat any information contained in such notices in accordance with the terms of Clause 12.

         If to the CORPORATION:

                    Telefonia Inalambrica Del Norte, S.A. de C.V.
                           Vasconcelos 210 Otc. Piso 12
                           Residencial San Agustin
                           Garza Garcia, N.L.
                           Mexico

                           Telecopier No.:  (52-8) 363-5091
                           Attention:        Tomas Milmo Santos

                           with a copy to:

                           D & A Morales Y Asociados, S.C.
                           Vallarta 811 Sur
                           Colonia Mirador
                           64070 Monterrey, N.L.
                           Mexico

                           Telecopier No.:  (52-8) 342-9322
                           Attention:        Alberto J. Morales

17.11 Assignment

     No Shareholder may assign its rights and obligations under this Agreement, in whole or in part, except as otherwise expressly provided herein or except with the prior consent of each other Shareholder.

17.12 Language

     This Agreement is executed in the English language only . For the purposes of clarifying the intent of the Shareholders with respect to this Agreement, in the event of a conflict or inconsistency between the English and Spanish language versions of the By-laws, the English language version shall prevail.

17.13 Survival of Obligations

     Except as otherwise specifically provided herein, the termination of this Agreement for any reason shall not release any Shareholder or the Corporation from any liability that at the time of termination has already accrued to any such other Parties hereto or which thereafter may accrue in respect of any act or omission prior to such termination, nor shall any such termination hereof affect in any way the survival of any right, duty or obligation of any such Party hereto which is expressly stated elsewhere in this Agreement to survive termination hereof.

17.14 Severability

     The invalidity or unenforceability of any provision, in whole or in part, of this Agreement shall not in any way affect the validity or enforceability of any other parts or provisions thereof; provided, however, that each of the Shareholders shall use their reasonable efforts to achieve the purpose of the invalid or unenforceable provision or part thereof by a new valid and enforceable stipulation.

17.15 Headings

     Headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

17.16 Gender and Number

     In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

17.17 Preamble

     The preamble shall form an integral part hereof as if repeated at length herein.

17.18 Rights and Remedies

     All rights and remedies provided for in this Agreement are in addition to, and not exclusive of, any other rights or remedies otherwise available at law or in equity.

17.19 Agreement Provisions

     The Parties agree to cause this Agreement to be registered at the corporate domicile of the Corporation and recorded in its appropriate corporate books in accordance with the Company Act. No Party will take any action contrary to or inconsistent with the provisions of this Agreement, notwithstanding anything to the contrary contained in the Charter or the By-laws.

17.20 Schedules

     The following Schedules form an integral part of this Agreement:

         Schedule "A"              -By-laws
         Schedule "B"              -Technical Services Agreement
         Schedule "C"              -Schedule of Share Allocation
         Schedule "D"              -Registration Rights
         Schedule "E"              -List of Closing Documents
         Schedule "F"              -Trust Agreement
         Schedule "G"              -Secondment Agreement
         Schedule "H"              -Undertaking of Adherence
         Schedule "I"              -Vendor Financing Term Sheet
         Schedule "J"              -Schedule of Capital Calls
         Schedule "K"              -Persons providing guarantees or
                                    executing Subscription Agreements

     17.21 Execution by Corporation

          The Corporation represents that it has knowledge of all the terms and agrees to be bound by this Agreement and to enforce its provisions. To this end, the Corporation shall take all necessary actions in order to render the provisions of this Agreement enforceable.

     17.22 This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same complete and executed agreement.

     IN WITNESS, WHEREOF, this Agreement was executed on the date first above written.


BELL CANADA INTERNATIONAL                 TELINOR TELEFONIA, S.A. DE C.V.
(MEXICO TELECOM) LIMITED


By:     /S/ Michael Lisogurski            By:      /S/ Tomas Milmo Santos
        ------------------------------             -----------------------------

Name:   Michael Lisogurski                Name:    Tomas Milmo Santos

Title:  Authorized Signatory              Title:   Sole Director



Witness:                                  Witness:
        ------------------------------             -----------------------------




WORLDTEL MEXICO TELECOM LTD.              TELEFONIA INALAMBRICA DEL NORTE,
                                            S.A. DE C.V.


By:     /S/ Robert Rice Jenkins           By:      /S/ Tomas Milmo Santos
        ------------------------------             -----------------------------

Name:   Robert Rice Jenkins               Name:    Tomas Milmo Santos

Title:  Attorney-in-fact                  Title:   Chief Executive Officer


Witness:                                  Witness:
        ------------------------------             -----------------------------

                                  SCHEDULE "A"

                                     BY-LAWS


The By-laws of the Corporation shall cover the following Clauses of the Shareholders' Agreement:

1,
2,
3.1, 3.6, 3.8,
4.1 to 4.8,
6,
7,
8.1, 8.2,
9,
10.1, 10.2, 10.4.3, 10.7,
17.1.1 and 17.2

                                  SCHEDULE "B"

                          TECHNICAL SERVICES AGREEMENT



TECHNICAL SERVICES AGREEMENT made and entered into as of October 6, 1997 between Bell Canada International Inc. ("BCI"), a corporation organized under the laws of Canada, having its principal office at 1000, rue de La Gauchetiere Ouest, Bureau 1100, Montreal (Quebec) Canada H3B 4Y8, and Telefonia Inalambrica del Norte, S.A. de C.V. ("Telinor"), a limited liability stock corporation organized under the laws of the United Mexican States ("Mexico"), having its registered office at Vasconcelos 210 Otc., Residencial San Agustin, San Pedro, Garza Garcia, N.L., Mexico.

WHEREAS Telinor wishes to offer local telephone services and associated value added services throughout Mexico;

WHEREAS Telinor will attempt to secure in auctions to be conducted under the auspices of the Government of Mexico the right to use radio frequency spectrum within the 1850 to 1970 MHz bandwidths and within the 3425 to 3600 MHz bandwidths (the "Spectrum") as required to operate fixed wireless communications networks in one or more regions of Mexico;

WHEREAS Bell Canada International (Mexico Telecom) Limited, an Affiliate of BCI, is a party to a Shareholders' Agreement entered into as of October 6, 1997 among the shareholders of Telinor and Telinor;

WHEREAS BCI has expertise in providing international consulting services in the telecommunications sector and has experience, knowledge, trained personnel and other capabilities in respect of engineering, operations, and other miscellaneous services; and

WHEREAS BCI and Telinor desire to enter into this Agreement for the purpose of making available to Telinor the experience, knowledge and other capabilities of BCI by way of the provision of certain technical services.



NOW, THEREFORE, the parties hereto agree as follows:

1.   DEFINITIONS

     In this Agreement, unless the context otherwise requires, the following terms shall have the meaning set opposite, namely:


"Affected Party"                        has the meaning ascribed thereto in
                                        Clause 10.2;

"Agreement"                             This Agreement, including its recitals
                                        and Schedules, as amended from time to
                                        time;

"BCI-Shareholder"                       Bell Canada International (Mexico
                                        Telecom) Limited;

"Confidential Information"              Any information, material and data of a
                                        confidential nature furnished orally, in any written, graphic, electronic, magnetic or other tangible form including (but not limited to) technical, financial and business information and models, names of customers or partners (whether potential or existing), proposed business deals, corporate strategies, reports, plans market and/or financial projections and other data, of or relating to a party, other than the information listed in Clause 7.4;

"Consultant(s)"                         Person(s) provided by BCI to render
                                        services to Telinor under this
                                        Agreement, who is/are individually
                                        present in Mexico for a period or
                                        periods not exceeding one hundred and
                                        eighty-two (182) calendar days during a
                                        consecutive twelve (12)-month period;

"Costs"                                 has the meaning ascribed thereto in
                                        Clause 3.1.3;

"Deliverables"                          Any written summary of results or
                                        recommendations or any other data or
                                        data files, information or materials
                                        whether in written, electronic or
                                        magnetic form, provided to Telinor
                                        pursuant to the Services (as hereinafter defined) performed under this Agreement, including market research reports, functional or interface specifications, and service or network architecture plans, but shall exclude all software;

"Disposition"                           has the meaning ascribed thereto in
                                        Clause 11.2;


"Fixed Fee"                             has the meaning ascribed thereto in
                                        Clause 3.1.1;


"Indemnified Person"                    has the meaning ascribed thereto in
                                        Clause 8.2;

"receiving party"                       has the meaning ascribed thereto in
                                        Clause 7.1;

"RFS"                                   has the meaning ascribed thereto in
                                        Clause 2.1;

"Rules"                                 has the meaning ascribed thereto in
                                        Clause 16.1(b);

"Services"                              The technical assistance provided under
                                        this Agreement, including the services
                                        identified in Clause 2 and Schedule "A";

"Services Fees"                         The fees described in Clause 3.1 of this
                                        Agreement;

"Service Launch"                        means the date when commercial telephone
                                        service is first offered by Telinor and
                                        is generally and commercially available, otherwise than on a trial basis, to households in any area of Mexico covering at least a population of 500,000 persons;

"Shareholders Agreement"                The Unanimous Shareholders Agreement
                                        dated as of October 6, 1997 between
                                        BCI-Shareholder, Holdco, WorldTel and
                                        Telinor;

"Subject Year"                          has the meaning ascribed thereto in
                                        Clause 3.1.2;

"Taxes"                                 has the meaning ascribed thereto in
                                        Clause 4.1.


The expression "person" as used herein includes any individual, corporation, company, partnership or other entity. The singular includes the plurals and vice versa. Reference to one gender includes reference to the other gender.

References herein to Clauses and Schedules shall be taken as referring to Clauses and Schedules to this Agreement. Headings to Clauses are for ease of reference only and shall not affect the construction or interpretation of this Agreement.

In this Agreement and the Schedules hereto, unless otherwise specified, capitalized terms not defined herein but defined in the Shareholders Agreement shall have the meanings assigned to them in the Shareholders Agreement.


2.   SUPPLY OF SERVICES AND PERSONNEL

2.1  Supply of Services


     Subject to the terms and conditions of this Agreement, BCI shall provide from time to time such Services as shall be reasonably requested by Telinor to prepare, launch and operate its Business in accordance with the requirements of the Preliminary Business Plan and the Initial Business Plan and such other Business Plans which may be adopted by Telinor from time to time. More specifically, these Services shall be the Services identified in Schedule A, if requested in writing by an authorized person at Telinor (which request for Services shall be substantially in the form of Schedule B attached hereto (the "RFS")), and such other Services as may be the subject of an RFS and are within the capabilities and expertise of BCI.

2.2  Supply of Consultants


     BCI shall, from time to time, following the receipt of an RFS, make available to Telinor, within a reasonable period, such number of qualified Consultants having expertise in engineering, operations, information technology, personnel, recruitment, billing system, administration, legal, sales, customer services, marketing matters and such other telecommunications related expertise as may be reasonably requested by Telinor to provide the Services identified in Clause 2.1.


     The number and identity of Consultants and the date of commencement, duration and location of the Services shall be as determined from time to time by BCI and Telinor.

2.3  Training Programs


     BCI shall from time to time, as necessary, make available to Telinor training programs as described in Schedule A and such other training programs reasonably requested by Telinor which are within the capabilities of BCI. At least on an annual basis, BCI shall organize, at no cost to Telinor (other than travel and accommodation expenses), a session in Canada with knowledgeable representatives of operating companies in the BCI group of companies during which an exchange of information and views shall take place with certain employees of Telinor.


     BCI will provide Telinor with information, at least annually, on the training programs relevant to Telinor which are expected to be available within BCI or its Affiliates. Such information may be provided to Telinor more frequently as relevant training programs are published or offered from time to time by BCI and its Affiliates.

2.4      Authorized Personnel


     BCI shall designate in writing, within thirty (30) days of the date of this Agreement, one or more of its senior employees from its headquarters as the person(s) to whom all RFSs or other inquiries are to be directed and with whom questions involving RFSs are to be coordinated. BCI may change its designation(s) in this respect by notice in writing to Telinor at any time. Telinor shall also designate in writing, within thirty (30) days of the date of this Agreement, one or more of its senior employees as its authorized persons to request and coordinate Services from BCI. Telinor may change its designation(s) in this respect by notice in writing to BCI at any time. Costs relating to personnel designated under this Clause 2.4 and their activities shall be for the account of the designating party.

2.5  Employment Relationship


     Each Consultant supplied to Telinor under this Agreement shall remain the consultant, agent, independent contractor or employee of BCI.

2.6  Degree of Care


     Telinor shall exercise the same degree of care in respect of each Consultant as with employees of Telinor and, in any event, no less than the degree of care required by any applicable laws of Mexico.

2.7  Right of Inspection and Recall


     BCI shall have the right, upon reasonable notice, to inspect during normal business hours the working environment of any Consultant; BCI may recall any Consultant after consultation and reasonable notice to Telinor.

2.8  Discipline and Dismissal


     BCI shall retain the absolute right to discipline and dismiss any Consultant and Telinor shall not and shall not purport to exercise any such right, provided that at any time Telinor may require BCI to recall any Consultant and, as an immediate measure pending discussions with BCI and any recall, may require that a Consultant leave any premises owned or occupied by Telinor if Telinor in its reasonable discretion believes that the Consultant has committed any act or omission which would entitle Telinor to dismiss such Consultant had he or she been employed by Telinor or if Telinor, in its reasonable discretion, believes that such Consultant has conducted himself or herself in a manner which is contrary to or otherwise not in the best interests of Telinor.


     If any Consultant ceases to provide Services to Telinor during the duration of the Services in accordance with this Clause 2.8, or if any such person is unable due to illness, accident or other incapacity to perform his duties, or if BCI recalls such Consultant in accordance with Clause 2.7, BCI shall, if requested by Telinor, provide a substitute for such person. Telinor shall provide BCI with all reasonable assistance as is necessary to enable the disciplinary process of BCI to operate in respect of any Consultant. Costs accrued to the date of recall shall be payable in accordance with Clause 3.1.3.

2.9  Insurance


     To the extent that such Consultants are not covered by an equivalent insurance policy of BCI, Telinor shall ensure that all Consultants are insured, to the extent insurance (other than civil liability insurance) is available at reasonable cost, in the same manner as its own employees in comparable positions against insurable risks arising while any Consultant is attending at the premises or other facilities of Telinor pursuant to this Agreement and shall comply with the provisions of all applicable legislation relating to health, safety and welfare at work from time to time in force. BCI will give Telinor advance notice of any such insurance requirements in sufficient time and detail as to permit BCI and Telinor to coordinate the provision of insurance.

2.10 Deliverables and Third Party Services and Goods


     The Consultants provided hereunder shall bring and use, at no cost to Telinor, the analytical tools, including analytical software, needed to perform the Services. However, to the extent that software owned by parties other than BCI, including specialized software, is required by Telinor or any Consultant to provide the Services and for which licenses need to be issued in the name of Telinor, the cost for such licenses shall be paid directly by Telinor to the software supplier.


     The Deliverables developed by the Consultants for Telinor shall be memorialized in written, graphic, electronic, magnetic or other tangible form to allow Telinor to use the Deliverables after the departure of the Consultants, such use to be subject to the rights of any party other than BCI in any Deliverable or software which supports any Deliverable with respect to which Telinor may need to acquire a licence and BCI undertakes to cooperate with Telinor with respect to such acquisition (including the acquisition of software pursuant to the foregoing paragraph), including using reasonable efforts to allow Telinor to benefit from any discounts available to Bell Canada from software suppliers or other relevant suppliers, to the extent such discounts can be made available to a third party.


     In the event that Telinor believes that any specific technical assistance, software or hardware should be provided by a Third Party, Telinor may request BCI's assistance in engaging, and monitoring such Third Party's services or provision of goods. In particular, BCI will use reasonable efforts, as reasonably requested, to monitor the customization process of any Third Party software. BCI, with respect to services and goods of Third Parties, shall use reasonable efforts to allow the purchase of such services and goods by Telinor in an efficient and economical way taking advantage of any discounts available to Bell Canada from software suppliers or other relevant suppliers, to the extent such discounts can be made available to a third party.


     BCI will use reasonable efforts, at least on an annual basis, to consult with Telinor with a view to informing Telinor, within BCI's capabilities, on developments and improvements related to Services previously rendered. In this regard, BCI shall use reasonable efforts to assist Telinor, as reasonably requested, to obtain upgrades and enhancements of software, for which rights were previously obtained from parties other than BCI as part of the Services, in an efficient and economical way, taking advantage of any discounts available to Bell Canada from software suppliers or other relevant suppliers, to the extent such discounts can be made available to a third party. No such obligation shall exist for any software which is covered by a support services, maintenance and/or supply agreement between Telinor and a party other than BCI.


2.1  Project Review Committee


     A Project Review Committee composed of two designees from BCI and two designees from Telinor shall be set up to review on a monthly basis the resources needs of Telinor and any difficulties which may arise under this Agreement and the Secondment Agreement referred to in Clause 3.1. Meetings of this Committee may be held in person or by conference call. Telinor shall ensure that BCI is given through this Committee or otherwise, on a timely basis, any information with respect to the Business of Telinor which may be relevant to or necessary for the performance of Services by BCI or the Consultants hereunder.

3.   COMPENSATION

3.1  Services Fees


     In general consideration of the Services provided by BCI to Telinor under this Agreement up to the date of termination in accordance with Clause 11 hereof and of the services provided under the Secondment Agreement entered into between BCI and Telinor as of October 6, 1997, up to the date of its termination in accordance with Clause 11 thereof and of the long term value to Telinor to be created by the Secondees provided by BCI under such Secondment Agreement, and the loss of such Secondees to BCI, Telinor shall pay to BCI the following Services Fees:

     3.1.1 A fixed fee (the "Fixed Fee") of US $11,500,000 payable in annual installments over a five (5) - year period, commencing with respect to the calendar year during which Service Launch occurs as follows:

          i) US $ 2.5 million annually for each of the first three (3) years; and ii) US $ 2 million annually for each of the last two (2) years.


     The Fixed Fee shall be due and payable within thirty (30) days from the end of each calendar year in respect of which the Fixed Fee is payable.

     3.1.2 a) An annual incentive fee for five (5) years commencing with respect to the first of the following to occur:

          i) the fourth fiscal year of Telinor following the fiscal year of Telinor during which there has been Service Launch; or

          ii) the fiscal year of Telinor following the first fiscal year during which Telinor generates positive EBITDA.

          Notwithstanding the above, if the Initial Business Plan adopted by the Board of Directors of Telinor in accordance with the Shareholders' Agreement, does not contemplate positive EBITDA on or prior to the fourth fiscal year referred to in paragraph i) above, such paragraph
          i) shall be replaced as follows:


          "i) the fiscal year of Telinor following the first fiscal year during which the Initial Business Plan contemplates positive EBITDA."


          b)   The incentive fee shall be calculated as follows:


               Year 1 : 6% of EBITDA, less any portion of the Fixed Fee paid for such year;

               Year 2 : 5% of EBITDA, less any portion of the Fixed Fee paid for such year;

               Year 3 : 4% of EBITDA, less any portion of the Fixed Fee paid for such year;

               Year 4 : 3% of EBITDA, less any portion of the Fixed Fee paid for such year;

               Year 5 : 2% of EBITDA, less any portion of the Fixed Fee paid for such year;

          The payment of the incentive fee shall be made by Telinor to BCI in US dollars at the earlier of i) ten (10) days following the approval of the audited financial statements by the Shareholders of Telinor for the year for which the incentive fee is payable (the "Subject Year") or ii) April 30 of the year following the Subject Year.

     3.1.3 Such amount as is equivalent to BCI's direct and indirect costs of providing the Services (the "Costs"). Indirect costs shall be established as fifteen per cent (15%) of the direct costs with respect to Services provided by Consultants listed in Schedule C.


          With respect to the provision of Services by Consultants, the direct costs shall be BCI's actual costs in relation thereto, including without limitation, costs relating to compensation, benefits, taxes, travel, lodging, and allowances.


          Telinor may at its option pay directly to the Consultants or on behalf of the Consultants various expenses such as accommodation, travel or meals, in which case reimbursement to BCI will not apply for such expenses paid directly by Telinor; further, in such instance, the parties agree that the fifteen per cent (15%) overhead recovery cost shall not apply to any such expenses paid directly by Telinor.




     3.1.4 The Services Fees referred to in Clauses 3.1.1 and 3.1.2 above shall be deemed to have been earned and shall be fully vested in BCI on the first anniversary of Service Launch, irrespective of the date of termination of this Agreement provided that if this Agreement is terminated pursuant to Clauses 11.2 or 11.5(a) or (c), prior to the first anniversary of Service Launch no Service Fees shall be payable under Clause 3.1 except in respect of amounts under Clause 3.1.3 with regard to Services actually provided.

3.2 Until full and final payment of all Services Fees, Telinor shall furnish BCI such information with respect to EBITDA as may be reasonably required from time to time by BCI, including such information developed by Telinor in connection with the preparation of any income or financial statements and in connection therewith, BCI shall have the right at all reasonable times on reasonable notice during usual business hours to audit, examine and make copies of extracts from the books and records of Telinor. Such right may be exercised by BCI through any agent, employee or independent auditor designated by BCI. Such information shall be held by BCI as though received by a Shareholder pursuant to Clause 12 of the Shareholders Agreement.

3.3 If the Board approves a Business Plan or Annual Operating Plan and Budget which involves a different marketing strategy or any other changes or element, which have a significant negative impact on the amount of EBITDA, the parties undertake to enter into good faith negotiations to reflect appropriate adjustments, if they mutually agree to any, to the EBITDA calculation provided in Clause 1.26 of the Shareholders Agreement.

4.   TAXES

4.1 All amounts payable hereunder by Telinor to BCI shall be paid by Telinor free and clear of any and all Mexican and any other non-Canadian taxes, including but not limited to, value-added taxes, sales, withholding, remittance, corporate, personal income, social security and other taxes, import duties, levies, fees and assessments of any kind ("Taxes"), which might otherwise be levied against BCI by the Mexican tax authorities or any other non-Canadian tax authorities or any state or subdivision thereof. In addition, Telinor shall be responsible for any and all Taxes assessed after invoice or termination of this Agreement which are related to Services rendered under this Agreement. Notwithstanding the other provisions in this Clause 4, in the event that BCI is deemed to have a permanent establishment in Mexico, Telinor shall only be responsible for reimbursement of, indemnity for or payment of any Taxes imposed on BCI to the extent such Taxes are attributable to BCI providing Services hereunder and/or providing Secondees under the Secondment Agreement. In addition, subject to the Secondment Agreement, Telinor shall not be responsible for reimbursement of, indemnity for or payment of any Taxes imposed on payments to BCI or BCI's income other than for providing Services pursuant to this Agreement.

4.2 Should any Taxes be levied by the Mexican tax authorities or any other non-Canadian tax authorities, payment for such Taxes shall be the responsibility of and be paid by Telinor directly to the appropriate tax authority on behalf of BCI and these payments by Telinor shall not reduce the amounts payable to BCI pursuant to this Agreement.


     Within thirty (30) days after the date of any payment of Taxes, Telinor shall furnish to BCI, at its address referred to in Clause 14, the original receipt of payment thereof or a certified copy of such receipt evidencing payment thereof.


     In the event that BCI is required by law to make such payments for Taxes directly to the Mexican or any other non-Canadian tax authorities, Telinor shall reimburse BCI for such payments within thirty (30) days from the date of BCI's invoice. Such reimbursement shall not be reduced by any Taxes and shall not reduce the amounts otherwise payable to BCI pursuant to this Agreement.


     In addition, Telinor shall pay any present or future stamp duty, documentary taxes, charges or similar levies imposed by the Mexican tax authorities or any other non-Canadian tax authorities or any state or subdivision thereof that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement.

4.3 If BCI is able to claim a tax benefit in computing its income tax liability under the Income Tax Act (Canada) and under the tax statutes of any relevant provincial jurisdiction, in Canada, by reason of

     i) any taxes paid by Telinor to the Mexican or non-Canadian tax authorities on behalf of BCI, or

     ii) any increased payments by Telinor to BCI pursuant to Clauses 4.1 and 4.2;


     collectively referred to as "reimbursable taxes",


     BCI shall, within thirty (30) Days, of receiving the tax benefit from a reduced final Canadian tax payment, pay to Telinor the amount of the tax benefit which related to the reimbursable taxes. BCI will use reasonable efforts to obtain promptly such tax benefit and, subject to such undertaking, nothing in this Clause shall interfere with the right of BCI to arrange its tax affairs in whatever manner it deems fit, or oblige BCI to disclose any information relating to the assessment or computation of its tax liabilities or benefits to Telinor or impose any obligation on BCI to claim relief from its corporation, profits or similar tax liability in respect of any such tax benefit in priority to any other reliefs, claims, credits or deductions available to it.

5.   PAYMENT TERMS

5.1  Invoice and Interest


     BCI shall submit to Telinor invoices for the Services Fees in U.S. dollars. With respect to the Costs, there shall be a monthly invoice indicating the place and manner of payment. Such invoices shall describe in reasonable detail the Services provided and the Costs with supporting documentation as reasonably requested by Telinor to comply with accounting procedures and other requirements of Telinor. In preparing the invoices for the Costs, all Costs incurred in currencies other than U.S. dollars shall be converted into U.S. dollars using the appropriate Bank of Canada exchange rate posted at noon on the last Business Day of the month in which the Costs were incurred.


     All Costs payable under this Agreement, if not paid within thirty (30) Days of the date of the invoice, shall bear interest on the outstanding amount(s) from the date of the invoice until paid at a rate per annum, compounded annually, equal to the Base Rate plus three percent (3%). The Base Rate shall mean, for any day, the higher of (i) the per annum rate of interest determined by Citibank N.A. in New York City, from time to time, in its sole discretion, as its United States dollar prime commercial lending rate for such day and (ii) the sum of (A) the average rate charged to Citibank N.A. for overnight federal funds on such day (rounded upward, if necessary, to the nearest 1/100 of 1%) plus (B) 1/2%.

     The Services Fees described in Clauses 3.1.1 and 3.1.2, if not paid within thirty (30) Days of the date of the invoice shall bear interest on the outstanding amount(s) from the date of the invoice or their due date (whichever date is the latest) until paid at a rate per annum, compounded annually, equal to LIBOR plus seven hundred (700) basis points.

5.2  Currency


     Unless otherwise agreed in writing between BCI and Telinor, all compensation and all amounts owing under this Agreement shall be paid in full by Telinor in US dollars to BCI.

6.   OWNERSHIP

6.1 BCI shall own all right, title and interest in the Deliverables and in any intellectual property embodied therein or related thereto. However, Telinor shall have a right to use any such Deliverables or intellectual property for purposes of carrying on its Business in Mexico which right shall be non-exclusive, perpetual and free of charge. Telinor shall not have the right to assign this right to any Person other than its Affiliates, subject to such Affiliates being bound by the same undertaking not to assign this right.

6.2 For greater certainty, no term or condition in this Agreement shall be construed as involving software development or to be a transfer by BCI or its Affiliates of licenses, patents, trademarks or technology which could give rise to royalty payments. Any software development requested by Telinor or any transfer of intellectual property rights shall be dealt with in separate agreements.

6.3 Other than for entities involved in activities comprising the Business or competing with the Business of Telinor in the Regions, BCI and/or any Subsidiaries thereof may perform for others the same or similar services as those provided hereunder, including providing the same or similar conclusions and recommendations.

7.   CONFIDENTIAL INFORMATION

7.1 Each party (the "receiving party") shall for two (2) years from the date of receipt of Confidential Information from the disclosing party, retain in confidence all such Confidential Information disclosed pursuant to activities carried on in providing the Services under this Agreement and shall treat such Confidential Information with the same degree of care as it employs for the protection of its own Confidential Information (and in any event, with reasonable care).

7.2 The receiving party shall not, nor shall it permit any of its Representatives to, without the written consent of the other, which consent shall not be unreasonably withheld, use any Confidential Information of the other for any purpose other than the provision of Services hereunder, or disclose any Confidential Information of the other to any third party, except to its Representatives with a need to know for purposes of this Agreement or for the conduct of each party's business, including any financing to the extent necessary to obtain such financing, but only if such Representatives are not employees, officers or directors of any Person who, directly or indirectly through any Subsidiary or whose Controlling Persons, compete with the Business in the Regions and after such Representatives have been directed by the Receiving Party to treat such Confidential Information in accordance with the terms of this Clause 7 and provided further that no party shall use any such Confidential Information to the detriment of each other.

7.3 Each party also agrees to enter into such further undertakings of confidentiality as may reasonably be required by the other party.

7.4  Confidential Information shall not include any information that:

     (a) is or becomes in the public domain other than as a result of a disclosure directly or indirectly by the receiving party in breach of this Agreement;


     (b) the receiving party can demonstrate was known to it prior to the disclosure thereof by the disclosing party;


     (c) is or becomes generally available to such receiving party on a non-confidential basis from a source other than the disclosing party, provided that such source is not known by such receiving party to be bound by any confidentiality obligation with respect to such information;


          This Clause 7 shall not restrict the disclosure of any Confidential Information by either party as required by law, the rules of any recognized stock exchange, any court of competent jurisdiction, any governmental or regulatory authority, including any taxation authority or broadcasting or telecommunications regulatory authority, but only after written notice of such disclosure requirement has been given, to the extent practicable, by such party to the disclosing party, (it being understood and agreed that only one such notice shall be required in respect of continuous disclosure requirements).

7.5 Upon termination of this Agreement, each party shall return all such Confidential Information to the other party unless such Confidential Information is necessary for the conduct of the ongoing business of either party. Notwithstanding termination of this Agreement, the confidentiality obligations of the parties pursuant to this Clause 7 shall continue for two
     (2) years after the disclosure of Confidential Information.

7.6 It is understood by the parties that in the course of providing Services hereunder, Consultants may acquire knowledge and experience and the terms hereof will not prohibit the use of knowledge and experience by such Consultants, provided that this Clause shall not operate as an assignment or license of any intellectual property or other assets from Telinor or any other person. BCI will use reasonable efforts in order that Consultants will not provide, during six (6) months following their recall, similar services to entities competing against Telinor in the Regions.

8.   LIABILITY

8.1 BCI shall provide all Services with reasonable care and skill and such Services shall be of a standard comparable to providers of similar types of services and BCI shall use its reasonable commercial judgment and expertise provided that:


     (a) BCI and its Affiliates and the Consultants shall not be liable on account of specific acts done or omitted to be done by the Consultants or BCI or its Affiliates and their respective directors, officers, shareholders, employees, agents or contractors in good faith in accordance with or pursuant to the direction of Telinor;


     (b) none of BCI, any of its Affiliates or the Consultants shall be liable to Telinor for any error of judgment or for any loss or damage suffered by Telinor in connection with the subject matter of this Agreement (howsoever any such loss or damage may have occurred) unless such loss or damage arises from gross negligence, bad faith, fraud, intentional misconduct or willful default in the performance or non-performance by BCI (or any Affiliate thereof or the Consultants) of its obligations or duties under or pursuant to the terms of this Agreement; and


     (c) notwithstanding anything herein contained, in no event shall BCI be held liable, accountable or in breach of this Agreement for the failure by Telinor to meet any milestones, targets or goals set in the Preliminary Business Plan, the Initial Business Plan and such other Business Plans which may be adopted by Telinor from time to time.

8.2 Telinor shall indemnify and hold harmless BCI and its Affiliates and their respective directors, officers, shareholders, employees and agents (each an "Indemnified Person") against any claims, actions, proceedings, costs, charges, losses, demands, liabilities and expenses which may be brought by third parties against, suffered or incurred by any of such Indemnified Persons arising from or related to the performance of BCI and its Affiliates or the Consultant's obligations or duties under or pursuant to the terms of this Agreement (including, without limitation, all reasonable legal and professional fees and other expenses incurred by such Indemnified Person) except claims arising from gross negligence, bad faith, fraud, intentional misconduct or willful default in the performance or non-performance by BCI or any Affiliate thereof (including Consultants acting hereunder) of its obligations or duties under or pursuant to the terms of this Agreement. BCI shall be entitled to defend itself against any such claim with the involvement of Telinor but shall not settle the same without the consent of Telinor, such consent not to be unreasonably withheld.

8.3 Subject to Clause 8.1, each party shall be liable hereunder only for direct damages incurred by the other and in no event shall either party be liable for any consequential or indirect damages for any breach of this Agreement.

8.4 Telinor shall have no responsibility to BCI or a Consultant in respect of a liability or payment arising under Mexican law on termination or severance of a Consultant and BCI shall indemnify and hold Telinor harmless in respect of any such liability or payment and any loss, damage, expense, cost, (including attorneys fees) arising out of such a termination or severance and Telinor shall be entitled to defend itself against any such claim with the involvement of BCI but shall not settle the same without the consent of BCI, which consent shall not be unreasonably withheld. For purposes of Clause 3.1.3, Costs shall include any penalty for early termination of a Consultant whose Services are terminated by Telinor, or by BCI upon request from Telinor and which is paid by BCI, subject to a maximum amount representing the compensation payable to such Consultant for a thirty (30) day period.

9.   ADDITIONAL RESPONSIBILITIES OF TELINOR

9.1 In addition to its obligations under this Agreement, Telinor shall at no cost to BCI:


     (a) provide all necessary secretarial, office, telecommunications, and other business facilities required by the Consultants in Mexico for the performance of the Services;


     (b) assist, on a reasonable efforts basis, BCI from time to time in connection with the obtention of the visas and/or work permits and such other necessary Mexican government permissions required to enable the Consultants and their families to enter and work in Mexico and allow payment outside Mexico of the fees in connection thereto;


     (c) register this Agreement and all of its subsequent amendments with the appropriate authorities (if legally required) and advise BCI of the date of registration. Telinor will seek and obtain (if necessary) the approval of this Agreement by all relevant Mexican authorities; and


     (d) provide the Consultants with access to a sufficient number of qualified and properly trained personnel, to be mutually agreed upon.

10.  FORCE MAJEURE

10.1 Neither party shall be in default or liable for any loss or damage resulting from delays in performance or from failure to perform or comply with terms of this Agreement (other than payment obligations or obligations that said party is unable to perform due to said party's breach of a contract or contracts) due to any event, which event is beyond its reasonable control, was not caused by it and, which despite such party's reasonable efforts, will result in a delay in the performance or compliance with any material term of this Agreement, including but not limited to:


     (a) unusually severe weather, including lightning, storms, earthquakes, landslides, floods, washouts, volcanic eruptions and other acts of God;


     (b) fires, explosion and destruction, whether accidentally or intentionally caused and whether partial or complete, lack or failure of transportation facilities, epidemic, quarantine, labour disputes;

     (c) war, declared or undeclared, revolution, civil commotion, acts of public enemies, blockades, embargo, acts of civil disobedience, acts of civil or military authorities, acts stemming from governmental bodies, including courts and regulatory bodies;


          provided that the party affected by such event has exercised reasonable measures, if feasible, to mitigate such delays, loss or damage.

10.2 The party affected by such event (the "Affected Party") shall within twenty
     (20) Business Days notify the other party setting out in reasonable details the nature of such event of force majeure and its effect upon the obligations of the Affected Party, a detailed description, if applicable, of work-around plans, alternative sources or any other means such party will or proposes to utilize to make up for any such period of delay and to prevent any further delay. Thereupon, the obligations of the Affected Party shall be suspended during, but no longer than the continuance of the event of force majeure, and the time for performance of any obligation hereunder shall be extended by the actual time of delay caused by such event; provided, however, that unless an Affected Party shall notify the other party within the period (except if such period cannot be met because of the event of force majeure) and in the manner stated in this Clause 10.2, such party shall not be entitled to and shall not claim an extension of time for that event of force majeure, and shall not by reason of any delay arising from such event of force majeure, be relieved in any way, or to any extent, from its obligations to proceed with, execute and complete its performance of, and compliance with, the terms of this Agreement.

11.  TERM AND TERMINATION

11.1 This Agreement shall have a minimum term of five (5) years from the date hereof, unless otherwise mutually agreed, and may thereafter be extended by mutual agreement of the parties.

11.2 This Agreement shall automatically terminate when BCI-Shareholder and any Affiliate thereof no longer hold any Equity Shares (including for greater certainty, the series B Shares authorized under the Original By-laws to be held by BCI-Shareholder prior to the First Subscription Date) in Telinor (the "Disposition") or when the Shareholders' Agreement is terminated with respect to BCI in accordance with Clauses 14.2.2 or 14.2.3 of the Shareholders' Agreement, unless otherwise agreed by the parties.

11.3 Notwithstanding any termination of this Agreement, the Shareholders' Agreement, the Secondment Agreement referred to in Clause 3.1, or a Disposition, Telinor's obligation to pay the Services Fees described in Clauses 3.1.1 and 3.1.2 shall continue following termination of any such agreements or a Disposition, and shall survive the termination of this Agreement, the above referenced Secondment Agreement or of the

     Shareholders' Agreement or a Disposition. Notwithstanding the above, there shall be no survival of such Fees beyond termination of this Agreement, if this Agreement terminates pursuant to Clause 11.2 or Telinor terminates this Agreement on the basis of an event described in Clause 11.5(a) or (c) during the period from the date hereof to the first anniversary of the Service Launch.


     In the event of a Disposition, BCI may request that a lump sum payment in lieu of such Services Fees payable after the Disposition, be made to it. In such case, BCI and Telinor shall negotiate in good faith to determine the present value of the future payments of Services Fees.

11.4 BCI may, at its option, terminate this Agreement by giving written notice to Telinor in any of the following events, namely:


     (a) a material breach by Telinor of any material obligations contained in this Agreement which has not been cured within sixty (60) Business Days after written notice thereof to Telinor specifying the breach and requiring such remedy;


     (b) the insolvency or bankruptcy of Telinor or the making of an assignment for the benefit of creditors, or the appointment of a trustee or receiver and manager or liquidator for Telinor or for all or a substantial part of its property, or the commencement of a bankruptcy, reorganization, arrangement, insolvency or similar proceedings by or against Telinor under the laws of any jurisdiction;


     (c)  Telinor ceases to conduct its Business;


     (d) all or substantially all of Telinor's assets are sold, or otherwise disposed of; or


     (e)  the Spectrum Concession is terminated for any reason.

11.5 Telinor may at its option, terminate this Agreement, by giving written notice to BCI in any of the following events, namely:

     (a) a material breach by BCI of any material obligations contained in this Agreement which has not been cured within sixty (60) Business Days after written notice thereof by Telinor specifying the breach and requiring such remedy;

     (b) the insolvency or bankruptcy of BCI or the making of an assignment for the benefit of creditors, or the appointment of a trustee or receiver and manager or liquidator for BCI or for all or a substantial part of its property, or the commencement of a bankruptcy, reorganization, arrangement, insolvency or similar proceedings by or against BCI under the laws of any jurisdiction; or


     (c) If BCI-Shareholder and/or any Affiliate thereof owns less than one thousand series B Shares of Telinor authorized under the Original
          By-
          laws prior to the First Subscription Date and less than fifty percent (50%) of the Series B Shares of Telinor after the First Subscription Date.

11.6 The termination regardless of its cause or its nature shall be without prejudice of any other rights or remedies of either party without liability to the other party (except as provided in this Agreement) for any loss or damage occasioned thereby, and each party shall remain responsible for its obligations existing immediately prior to the termination.


     The termination of this Agreement for any cause shall not release either party hereto from any liability which at the time of termination has already accrued to the other party hereto or which thereafter may accrue in respect to any act or omission prior to termination or from any obligation which is expressly stated herein to survive termination.

11.7 Notwithstanding the expiration or termination of this Agreement, Clauses
     3.1 (other than 3.1.3 thereof), 3.2, 4, 5, 6, 7, 8, 11.3, 11.6, 11.7, 15 and 16, as well as all the definitions of the Shareholders' Agreement which are incorporated in such Clauses by reference, shall survive any such expiration or termination and shall remain in full force and effect until completion of the obligations referred to therein.

12.  ASSIGNMENT


     No party may assign its rights and obligations under this Agreement, in whole or in part, except with the prior consent of the other party, which consent shall not be unreasonably withheld, provided, however, that BCI may effect an assignment of its rights and obligations hereunder to an Affiliate of BCI, upon mere written notice to Telinor subject to such assignment not increasing Telinor's obligations under this Agreement (except for a de minimis amount) and provided that BCI shall continue to remain responsible, jointly with such Affiliate, for the provision of Services hereunder.


     BCI shall have the right from time to time to sub-contract any of the Services to its Affiliates or Third Parties, although in such instances, BCI shall continue to have primary responsibility towards Telinor with respect to those Services subcontracted.

13.  WAIVER

13.1 Except as otherwise expressly provided in this Agreement, no failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by such party of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

13.2 Except as otherwise expressly provided in this Agreement, no waiver of any right hereunder or of any breach or failure to perform shall be effective unless executed in writing.

13.3 The waiver of any right hereunder or of any failure to perform or breach hereof shall not constitute or be deemed as a waiver of any other right hereunder or of any other failure to perform or other breach hereof, whether of a similar or dissimilar nature thereto.

14.  NOTICES


     Any notice or communication which shall be given under this Agreement shall be made in writing in the English language, and given by telecopier, with an original sent by courier, addressed to a party at its telecopier number and address set forth below, or such other telecopier number and/or address for such party as shall have been communicated by it to the other party in accordance with this Clause 14. Any notice or other communication shall be deemed to have been received on the date of transmission but only if a confirmation of the receipt by the recipient of the telecopier appears correctly at the end of the sender's telecopy.

         If to BCI :

                           Bell Canada International Inc.
                           1000 de La Gauchetiere St. West
                           Suite 1100
                           Montreal, Quebec
                           H3B 4Y8

                           Telecopier No.:  (514) 392-2342
                           Attention:        Vice-President, Law and
                                             Corporate Secretary

If to TELINOR:

                           Telefonia Inalambrica Del Norte, S.A. de C.V. Vasconcelos 210 Otc.
                           Residencial San Agustin
                           Gorza Garcia, N.L.
                           Mexico

                           Telecopier No.:  011-528-363-5091
                           Attention:       Tomas Milmo Santos

                           with a copy to:

                           D & A Morales Y Asociados, S.C.
                           Vallarta 811 Sur
                           Colonia Mirador
                           64070 Monterrey, N.L.
                           Mexico

                           Telecopier No.:  (52-8) 342-9322
                           Attention:       Alberto J. Morales


15.  GOVERNING LAW


     This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein without giving effect to any choice of conflict of law rules.

16. DISPUTE RESOLUTION

16.1 In the event of a Dispute among BCI and Telinor arising under or in connection with this Agreement, including a Dispute over whether there has been a material breach to this Agreement, the following shall apply:

     a) They shall use their good faith efforts to settle such Dispute. To this end, any party may notify the other party of its desire to initiate the procedure contemplated by this Clause 16, whereupon the parties shall forthwith convene to attempt to resolve such disputes through amicable and good faith discussions. Disputes which the parties are unable to resolve through such discussions within thirty
          (30) days following receipt of the notice referred to in this Clause 16.1a), shall upon the request of any party to the Dispute, be submitted to a panel consisting of designees from the chief executive officer of BCI and Telinor. The designees shall consult and negotiate with each other in good faith in an effort to reach a just and equitable solution.

     b)   If the designees do not reach a solution within a period of thirty
          (30) days following the beginning of their consultations and negotiations, any party may treat the same as an arbitrable dispute by giving notice to the other party, in which case the dispute shall be submitted to a final and binding arbitration under the rules of the American Arbitration Association's Commercial Arbitration Rules, including the Supplementary Procedures for International Commercial Arbitration excluding any such rules relating to the posting of security for costs (the "Rules"). The arbitral tribunal shall be composed of three persons, who shall be appointed in accordance with the Rules; provided, however, that one (1) of the arbitrators must be an attorney admitted to the Quebec bar.

16.2 The arbitration shall be held in the English language. The proceedings shall be conducted, and any arbitral award shall be made, in the city of New York in the United States. The parties agree that the obligations herein are `commercial' and that the New York Convention on Recognition and Enforcement of Foreign Arbitral Awards is applicable. The prevailing party shall be entitled to recover from the other party (as part of the arbitral award or order) its or their reasonable attorneys' fees and other costs of arbitration.

17.  ENTIRE AGREEMENT; ORAL EXPLANATION: AMENDMENTS


     This Agreement and its Schedules together with the Secondment Agreement and the Shareholders' Agreement constitute the entire agreement of the parties hereto with respect to the subject matter covered herein and supersedes all prior understandings, and agreements. No oral explanation or oral information by any of the parties shall alter the meaning or interpretation of this Agreement. No amendment hereto shall be effective or binding on any of the parties unless reduced to writing with specific reference to this Agreement, and executed by the respective duly authorized representatives of each of such parties.

18.  NON-SOLICITATION


     Telinor agrees not to enter into any employment or consulting agreement or arrangement, directly or indirectly, written or verbal with any Consultant, agent, employee or independent contractor of BCI or any Affiliate thereof who provides Services directly to Telinor hereunder for a period of twelve
     (12) months following his or her completion of such Services, unless authorized in advance by BCI in writing.

19.  SEVERABILITY


     The invalidity or unenforceability of any provision, in whole or in part, of this Agreement shall not in any way affect the validity or enforceability of any other parts or provisions thereof, provided, however, that the parties hereto shall use their reasonable efforts to achieve the purpose of the invalid or unenforceable provision or part thereof by a new valid and enforceable stipulation.

20.  LANGUAGE


     The English version of this Agreement is the only authentic version thereof and it shall determine the construction, interpretation, application and performance of this Agreement.

21.  RELATIONSHIP OF THE PARTIES

     No party has the power or authority to legally bind any of the other parties. Nothing herein shall be construed as authorizing any party to act as an agent or representative of the other parties and nothing herein shall be taken to constitute or create a partnership, an agency or a joint venture among any of the parties. 22. RIGHTS AND REMEDIES

     All rights and remedies provided for in this Agreement are in addition to, and not exclusive of, any other rights or remedies otherwise available at law or in equity.

23.  COUNTERPARTS


     This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which taken together shall constitute one and the same complete and executed agreement.

24.  FURTHER ASSURANCES


     Each of the parties hereto shall cooperate with the other and execute and deliver to the other such instruments and documents and take such other actions as may reasonably be requested from time to time in order to carry out, evidence and confirm their respective rights and the intended purpose of this Agreement.

25.  CONSENTS


     Telinor shall obtain at its own cost all licenses, permits or consents which may be required by Telinor in order for BCI to be free to provide or make available the Services.

IN WITNESS WHEREOF, the parties have signed and delivered this Agreement on the day and year set forth above.



BELL CANADA INTERNATIONAL INC.              TELEFONIA INALAMBRICA DEL NORTE,
                                            S.A. DE C.V.


By:      ______________________________     By:  _______________________________

Name:     Michael Lisogurski                Name:

Title:        Executive Vice-President,     Title:
                Corporate Development



Witness:  _____________________________     Witness:  __________________________

                                    SCHEDULES




    SCHEDULE "A":  General Description of Services



    SCHEDULE "B":  Request for Services


    SCHEDULE "C":  Direct costs on which the 15% charge is to be applied

                                  Schedule "A"


Areas of BCI assistance to Telinor:

BCI is in a position to assist with respect to the following:


A)       Network Plan

         i)       Network design

o        Analysis of technology requirements and appropriate radio frequency
o        Preparation of 5 year target architecture
o        Preparation of requirements for switch, access, transport
o        Finalization of Operations Support Systems requirements
o        Preparation of Request for Quotations from Suppliers
o        Analysis of Suppliers Responses
o        Negotiation of Supplier contracts
o        Release of equipment orders
o        Development of interconnection requirements

         ii)      Radio Frequency Plan

o        Clearing of spectrum where necessary
o        Identify potential CellSite locations
o        Negotiation of leases
o        Monitoring of civil work

         iii)     Central Office

o        Finalization of specific switch sites leases
o        Negotiation of lease arrangements
o        Development of site modifications plans
o        Solicitation of bids for modifications
o        Monitoring of site modifications

         iv)      Transport

o Identification of transport route plans for cable/ fiber facilities, if any
o        Acquisition of rights-of-way

         v)       Acceptance

o Preparation of acceptance for Operations Support Systems and billing applications
o        Network acceptance

         vi)      Project Management

o        Establishment of the project implementation program
o        Provision of guidance on project management
o        Coordination of the training program


B)       Marketing Strategy & Sales

o        Definition of Market segmentation
o        Development of specific services offerings and price plans
o        Finalization of strategic marketing partners
o Elaboration and development of overall marketing and sales plans
o        Development of advertising programs
o        Participation in the development of system sales procedures
o        Establishment of distribution channels
o        Coordination of the training program


C)       Customer Care

o        Development of the implementation plan of the customer care services
o Development of the training programs for call center, activation and credit control and face to face centers
o        Development and establishment of procedure
o        Coordination of sales training program


D)       Information Technology

o        Preparation of corporate Management Information Systems plan
o        Evaluation of Business Support Systems
o Evaluation of billing application o Evaluation of customer care application
o        Evaluation of Network Management Systems
o        Preparation and evaluation of Request for quotations
o        Review of installation & acceptance


E)       Organization Plan

o        Set-up of management organization
o        Identification of general training requirements
o        Set-up of compensation plan with incentive programs
o        Recruitment of personnel
o        Preparation of staffing plans


F)       Financial Matters

o        Preparation of pre-operating budget
o        Development and preparation of operating budgets

o        Evaluation of financing requirements
o        Development and preparation of reporting structure
o        Set-up of accounting system


G)       Regulatory Matters

o        Development of auction related activities
o        Negotiation of interconnection agreements
o Establishment of rate structure and technical requirements on interconnection

                                                                    Schedule "B"




                              Request for Services


1. Description of Services Required





2. Expected Duration of Services




3. Date of Commencement of Services




4. Location of Services




5. Contact Person at Telinor


   Name:         ________________________________


   Address:      ________________________________


                 ________________________________


   Telephone:    ________________________________


   Fax:          ________________________________



Authorized Telinor Signatory



Date: _______________________________

                                                                    Schedule "C"


              Direct costs on which the 15% charge is to be applied


A. For purposes of Clause 3.1.3, the direct costs for the Services of a Consultant, where the Consultant is an employee of BCI or one of its Affiliates, shall be:

i)       Salary

ii) Pro-rata portion of annual performance bonus and completion bonus, if any

iii) Pro-rata portion of company benefits, when paid for directly by BCI or reimbursed by BCI to one of its Affiliates, including such coverage as:

o        Pensions
o        Health care benefits
o        Medical insurance
o        Dental/vision care
o        Survivor protection program
o        Short and long-term disability

iv) Living expenses and allowance:

o        Per-diem
o        Lodging
o        Mobilization and de-mobilization expenses
o        Travel allowance

and any other direct related expenses.

B. For purposes of Clause 3.1.3, if the Consultant is employed by a Third Party, the direct costs shall be:

i) Consulting fee

ii) Per-diem and lodging expenses

iii) Travel allowance

and any other direct related expenses.

                  Schedule "C" - Schedule of Share Allocations



EQUITY OWNERSHIP AS OF June 30, 1997

                   New Shares Issued                                       Pro forma Shares Outstanding
          ----------------------------------------    -----------------------------------------------------------------------
          Voting       Non-Voting       Total            Voting      Non-Voting       Total         % Total       % Voting
Holdco             0             0              0       22,000,000              0    22,000,000       100.000%      100.000%
BCI                0             0              0                0              0             0         0.000%        0.000%
WorldTel           0             0              0                0              0             0         0.000%        0.000%
          ----------- ------------- --------------    ------------- -------------- ------------- -------------- -------------
    Total          0             0              0       22,000,000              0    22,000,000       100.000%      100.000%
          =========== ============= ==============    ============= ============== ============= ============== =============

EQUITY OWNERSHIP AFTER GIVING EFFECT TO THE INITIAL EQUITY CONTRIBUTIONS
                    New Shares Issued               Proceeds  Price per                        Pro forma Shares Outstanding
                                                               Voting
          -----------------------------------------                       ---------------------------------------------------------
          Voting *      Non-Voting       Total      ($MM)      Share**       Voting    Non-Voting     Total     % Total   % Voting
Holdco        826,699     4,734,110      5,560,809      1.40   $1.120830  22,826,699    4,734s110  27,560,809    50.084%   51.000%
BCI        12,041,069     3,041,192     15,082,261      1.80   $0.124232  12,041,069    3,041,192  15,082,261    27.408%   26.903%
WorldTel    9,890,329     2,495,496     12,385,825      1.80   $0.156764   9,890,329    2,495,496  12,385,825    22.508%   22.097%
          ------------ ------------- --------------                       ----------- ------------ ----------- ---------- ---------
    Total  22,758,097    10,270,798     33,028,895      5.00              44,758,097   10,270,798  55,028,895   100.000%  100.000%
          ============ ============= ==============                       =========== ============ =========== ========== =========

EQUITY OWNERSHIP AFTER GIVING EFFECT TO SECOND SUBSCRIPTION
                   New Shares Issued                Proceeds   Price per                      Pro forma Shares Outstanding
                                                               Voting
          ----------------------------------------                        ---------------------------------------------------------
          Voting       Non-Voting       Total       ($MM)      Share        Voting     Non-Voting     Total     % Total   % Voting
Holdco    22,826,699     4,734,110     27,560,809      68.60   $2.797859   45,653,398   9,468,220   55,121,618    50.084%    51.000%
BCI       12,041,069     3,041,192     15,082,261      88.20   $7.072363   24,082,138   6,082,384   30,164,522    27.408%    26.903%
WorldTel   9,890,329     2,495,496     12,385,825      88.20   $8.665486   19,780,658   4,990,992   24,771,650    22.508%    22.097%
          ----------- ------------- --------------                        ------------ ----------- ------------ -------------------
    Total 44,758,097    10,270,798     55,028,895     245.00               89,516,194  20,541,596  110,057,790   100.000%   100.000%
          =========== ============= ==============                        ============ =========== ============ ========= =========

EQUITY OWNERSHIP AFTER GIVING EFFECT TO THE RE-ALLOCATION OF EQUITY INTERESTS (Assuming Project IRR < 45%)
                   Shares Transferred                                      Pro forma Shares Outstanding
          ----------------------------------------    ------------------------------------------------------------------------
          Voting       Non-Voting       Total            Voting       Non-Voting       Total        % Total       % Voting
Holdco             0   (9,468,220)    (9,468,220)        45,653,398             0     45,653,398       41.481%        51.000%
BCI                0             0              0        24,082,138     6,082,384     30,164,522       27.408%        26.903%
WorldTel           0     9,468,220      9,468,220        19,780,658    14,459,212     34,239,870       31.111%        22.097%
                                                      -------------- ------------- -------------- ------------- --------------
                                                         89,516,194    20,541,596    110,057,790      100.000%       100.000%
                                                      ============== ============= ============== ============= ==============

EQUITY OWNERSHIP AFTER GIVING EFFECT TO THE EXERCISE OF BCI OPTION ***
                   New Shares Issued                                       Pro forma Shares Outstanding
          ----------------------------------------    ------------------------------------------------------------------------
          Voting       Non-Voting       Total            Voting       Non-Voting       Total        % Total       % Voting
Holdco             0             0              0        45,653,398             0     45,653,398       40.000%        51.000%
BCI                0     4,075,348      4,075,348        24,082,138    10,157,732     34,239,870       30.000%        26.903%
WorldTel           0             0              0        19,780,658    14,459,212     34,239,870       30.000%        22.097%
          ----------- ------------- --------------    -------------- ------------- -------------- ------------- --------------
    Total          0     4,075,348      4,075,348        89,516,194    24,616,944    114,133,138      100.000%       100.000%
          =========== ============= ==============    ============== ============= ============== ============= ==============

*       Existing Shareholders  (Holdco) to get Series      Shares Issued Upon Exercise of BCI Option               4,075,348
        A Voting Shares
        BCI to get Series B Voting Shares                  New Shares Issued / Shares Outstanding (Pre-Exercise)      3.703%
        WorldTel to get Series C Voting Shares             Non Voting Shares / Total Shares                            21.6%
        Non-Voting Shares = Series N
**      Series N Shares price = US $0.10 for Closing; US $1.00 for Second
        Subscription subject to adjustment.
***     2,037,674 Series N Shares to be issued with Initial Equity Contribution of BCI and 2,037,674 Series N Shares to be issued with Second
        Subscription by BCI.


                                  SCHEDULE "D"

                               REGISTRATION RIGHTS



1.   Definitions

     1.1 Terms defined in the Unanimous Shareholders Agreement (the "USA") dated as of October 6, 1997 among Bell Canada International (Mexico Telecom) Limited, Telinor Telefonia, S. A. de C. V., WorldTel Mexico Telecom Ltd. and Telefonia Inalambrica de Norte, S. A. de C. V. are used herein as therein defined.

     1.2 References to Clauses, unless otherwise indicated, are references to the specified Clauses of this Schedule "D".

     1.3 For purposes of this Schedule "D", the following terms have the following meanings:

          "BMV" means the Mexico Stock Exchange or successor entity;

          "Commissions" means the relevant securities commissions and regulatory authorities, and any Securities Exchanges;

          "Demand Registration" shall have the meaning ascribed thereto in Clause 2.1.1;

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended (or any successor laws thereto);

          "Indemnified Party" shall have the meaning ascribed thereto in Clause 4.3;

          "Indemnifying Party" shall have the meaning ascribed thereto in Clause 4.3;

          "Inspectors" shall have the meaning ascribed thereto in Clause 3.1
          (g);

          "Jurisdiction" means any jurisdiction where Shares of the same Class as the Registrable Securities included in the subject Demand or Tag-Along Registration are registered, listed or quoted or, are proposed to be registered, listed or quoted in accordance with Clause 2.1;

          "NASD" means the National Association of Securities Dealers, Inc. or any successor organization and any comparable organization in any other applicable Jurisdiction other than the United States of America;

          "Offering Shareholder" means i) for purposes of a Demand Registration and Clause 3.1 (b), any holder (or group of holders acting in concert) of at least 5% of the issued and outstanding Equity Shares of the Corporation and ii) for purposes of a Tag-Along Registration any holder of any Equity Shares of the Corporation or, as the context may require, any one of such Persons that is entitled to and elects to sell any Registrable Securities pursuant to a Demand Registration or a Tag-Along Registration;

          "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any amendments or supplements thereto, including post-effective amendments and all exhibits and materials incorporated by reference in such prospectus;

          "Records" shall have the meaning ascribed thereto in Clause 3.1 (g);

          "Registration" means a registration of Shares or other securities of the Corporation for trading in the BMV or pursuant to a Registration Statement filed in the United States of America in accordance with the requirements of the SEC, or a public offering pursuant to a Registration Statement in any other relevant Jurisdiction ;

          "Registrable Securities" means any Shares held by an Offering Shareholder, from time to time, provided that such Shares shall cease to be Registrable Securities if and when: (i) a Registration Statement with respect to the disposition of such Shares shall have become effective under the Securities Act and any applicable Securities Laws and such Shares shall have been disposed of pursuant thereto, or (ii) such Shares shall have been sold in a public transaction exempt from the registration requirements of the Securities Act pursuant to Rule 144 of the Securities Act or analogous provisions of any applicable Securities Laws, or (iii) such Shares shall have ceased to be outstanding;

          "Registration Statement" means any registration statement or other similar document of the Corporation in connection with a Registration under the Securities Act or other applicable Securities Laws which covers Registrable Securities pursuant to the provisions of this Schedule "D", including amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and materials incorporated by reference in such Registration Statement;

          "Rule 144" shall have the meaning ascribed thereto in Clause 5.2;

          "SEC" means the Securities and Exchange Commission of the United States of America and any successor entity to any such agency;

          "Securities Act" means the United States Securities Act of 1933, as amended (or any successor laws thereto);

          "Securities Exchanges" means the securities exchanges on which Shares or other securities of the same Class as the Registrable Securities included in the subject Demand or Tag-Along Registration are listed or quoted or, are proposed to be listed or quoted in accordance with Clause 2.1, including the US National Association of Securities Dealers Automated Quotation System;

          "Securities Laws" means the applicable securities legislation in Canada, Mexico and the United States of America and the securities legislation of any other relevant Jurisdictions;

          "Tag-Along Registration" shall have the meaning ascribed thereto in Clause 2.2; and

          "Underwriter" means a securities dealer who purchases any Registrable Securities as principal with a view toward re-sale.


2.   Registration Rights

     2.1  Demand Registration

          2.1.1 Subject to the terms hereof and to the terms of Clause 4.9.2 of the USA, the Offering Shareholders shall have the following rights (in each case, a "Demand

               Registration") to require the Corporation to effect Registration of all or part of their Registrable Securities:

               a) at any time after completion of First Stage Equity contributions by all of the Shareholders and on or before the fifth anniversary of the Closing Date, the holder (or group of holders acting in concert) of a majority of Series A Shares, with the consent of the holder (or group of holders acting in concert) of a majority of Series B Shares and of the holder (or group of holders acting in concert) of a majority of Series C Shares (such consent not to be unreasonably withheld), will be entitled to require the Corporation to effect Registration in Canada, Mexico or the United States of America, of all or part of its Registrable Securities (including, without limitation, Series N Shares owned by the Trust and in accordance with the Trust Agreement), provided that if such Registration is an initial public offering, such Registration must be in connection with a Qualified Offering; and

               b) at any time after the fifth anniversary of the Closing Date , each Offering Shareholder will be entitled to cause the Corporation to effect Registration in Canada, Mexico or the United States of America of all or part of its Registrable Securities, provided that if such Registration is an initial public offering, such Registration must be in connection with a Qualified Offering.

               It is understood and agreed that, for purposes of this Schedule "D", a Shareholder may not withhold any required consent to effect any Registration based on the fact that some Governance Rights or Transfer restrictions could not be maintained as a result of the actions described in Clause 4.9.2. of the USA.

          2.1.2 Notwithstanding Clause 2.1.1, the Corporation shall not be obligated to effect (i) any Demand Registration covering Registrable Securities representing less than five per cent (5%) of the then issued and outstanding Shares of the Corporation,
               (ii) more than one (1) Demand Registration pursuant to the provisions of this Clause 2.1 in any nine-month period, and (iii) a Demand Registration during the period starting fourteen (14) Days prior to and ending ninety (90) Days after the effective date of the Corporation's most recent Registration Statement filed under the Securities Act or under applicable Securities Laws covering Shares of the same Class as the Registrable Securities included in the subject Demand Registration, except that this restriction shall not apply to a U.S. Registration Statement on Form S-8. It is understood that a Registration on the BMV may not be effected unless such Registration is in respect of at least 15% of the issued and outstanding Shares after giving effect to the offering.

          2.1.3 Any request for a Demand Registration will specify (i) the aggregate number, Class and Series of Registrable Securities proposed to be sold by the Offering Shareholder; (ii) the intended method of disposition thereof including in which Jurisdiction(s) the Offering Shareholder desires such offer to be made and the Securities Exchange(s) on which the Offering Shareholder desires such Registrable Securities to be listed or quoted, the whole subject to Clause 2.1.1; (iii) contain the undertaking of the Offering Shareholder to provide all such information regarding its holdings and the proposed manner of distribution thereof as may be required in order to permit the Corporation to comply with all applicable Securities Laws and all requirements of the relevant Commissions and Securities Exchanges, and to obtain acceleration of the effective date of any Registration Statement covering such Registrable Securities, and; (iv) specify whether such offer and sale shall by made by an underwritten public offering.

          2.1.4 A Registration will not count as a Demand Registration until it has become effective. In addition, if more than fifty per cent (50%) of the aggregate number of Registrable Securities requested to be Registered are excluded from the offering in accordance with Clause 2.3, such offering will not count as a Demand Registration.

          2.1.5 If the offering of such Registrable Securities pursuant to such Demand Registration is an underwritten offering, the Offering Shareholder making the demand for such Demand Registration shall select the book-running managing Underwriter and any additional investment bankers and managing Underwriters to be used in connection with the offering, provided that such Underwriters and investment bankers must be reasonably satisfactory to the Corporation and the other Offering Shareholders.

     2.2  Tag-Along Registration

          If, subject to and in accordance with the terms of Clauses 4.9.2 and
          9.2 of the USA, the Corporation proposes to file a Registration Statement for any Shares (i) for the Corporation's own account (other than (a) a Registration Statement on Form F-4, S-4 or any substitute form that may be adopted by the SEC, or analogous forms of any relevant Securities Exchanges, for the offering of Shares as consideration for a business acquisition, (b) a Registration Statement on Form S-8, or analogous forms of any relevant Securities Exchanges, or other form for the offering of Shares in connection with employee benefit plans, or (c) a Registration Statement in connection with a dividend re-investment plan for the Corporation), or (ii) for the Registration of Shares of any of its respective security holders, including any Demand Registrations (other than a resale Registration Statement for securities acquired in connection with employee benefit plans), then the Corporation shall give written notice of such proposed filing to each Offering Shareholder as soon as practicable (but in no event less than fifteen (15) Business Days before the anticipated filing date), and such notice shall offer each Offering Shareholder the opportunity to register such number of Registrable Securities as each Offering Shareholder may request on the same terms and conditions as the proposed offering (a "Tag-Along Registration"). An Offering Shareholder will have ten (10) Days after receipt of any such notice to notify the Corporation as to whether it wishes to participate in a Tag-Along Registration and, if so, the number of Registrable Securities proposed to be included in such offering. The Offering Shareholders and Corporation shall use their best efforts to cause the managing Underwriters of a proposed underwritten offering to permit the Registrable Securities to be included in a Tag-Along Registration to be so included on the same terms and conditions as any similar securities, if any, included therein.

     2.3  Reduction of Offering

          Notwithstanding anything contained herein, if the book-running managing Underwriter of an offering described in Clause 2.1 or Clause
          2.2 states in writing that, in its good faith judgement (i) the size of the offering that the Offering Shareholders, the Corporation and any other Persons intend to make or (ii) the combination of securities that the Offering Shareholders, the Corporation and any such other Persons intend to include in such offering are such that the success of the offering is reasonably likely to be materially and adversely affected by the inclusion of the Registrable Securities, then:

          a) if the size of the offering is the basis of such Underwriter's opinion, the aggregate amount of Registrable Securities to be offered for the account of the Offering Shareholders shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such Underwriter, provided that in the case of a Demand Registration or a Tag-Along Registration, the amount of Registrable Securities to be offered for the account of the Offering Shareholders shall be reduced, proportionately to the number of Registrable Securities each Offering Shareholder proposes to include in the offering, only after the amount of securities to be offered for the account of the Corporation and any other Persons that are not Offering Shareholders has been reduced to zero; and

          b) if the combination of securities to be offered is the basis of such Underwriter's opinion, the Registrable Securities to be included in such offering shall be reduced as described in Clause
               (a) above, except that in the case of a Tag-Along Registration, if the actions described in Clause (a) would, in the judgment of the managing Underwriter in consultation with the Corporation, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, the Registrable Securities that are the cause of the Underwriter's concern with respect to the combination of securities will be excluded from such offering or reduced proportionately to the number of such Registrable Securities each Offering Shareholder proposes to include in the offering.

     2.4  Registration Expenses

          In connection with any Demand Registration or Tag-Along Registration, the Corporation shall pay all reasonable and necessary expenses in connection with the preparation of the Registration Statement (and the related Prospectus) including, without limitation, the following expenses incurred in connection with such Registration: (i) all SEC, Securities Exchange and NASD registration and filing fees, (ii) fees and expenses of compliance with applicable Securities Laws and "blue sky" or similar laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Securities), (iii) printing expenses, (iv) fees and expenses incurred in connection with the listing of the Registrable Securities on the relevant Securities Exchanges, (v) fees and expenses of counsel and independent certified public accountants for the Corporation (including fees and expenses associated with the delivery of special audits or comfort letters), (vi) fees and expenses of any additional experts retained by the Corporation in connection with such Registration, (vii) internal expenses of the Corporation (including salaries and expenses of officers and employees), and (viii) expenses of marketing the offering (including, without limitation, road show expenses). The Offering Shareholder shall pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities.

3.   Registration Procedures

     3.1  Filing; Information

          Whenever an Offering Shareholder requests that any Registrable Securities be registered pursuant to Clause 2 hereof, the Corporation will use its best efforts to effect the Registration and sale of such Registrable Securities in accordance with the requested method of disposition thereof as promptly as reasonably practicable, and in connection with any such request:

          a) The Corporation will as expeditiously as possible prepare and file with the SEC and/or relevant Commissions a Registration Statement on any form for which the Corporation then qualifies and which counsel for the Corporation shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed Registration Statement to become and remain effective for a period of not more than six (6) months (or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold but not before the expiration of the period referred to in Section 4 (3) of the Securities Act and Rule 174 thereunder, if applicable or any analogous provisions of applicable Securities Laws) from the date of the effectiveness of the Registration Statement or such longer period as is necessary to comply with the provisions of the Securities Act, and any applicable Securities Laws; provided that if the Corporation shall furnish to the Offering Shareholders a certificate signed by the Corporation's Chairman, President or any Vice-President stating that in his good faith judgement it would be materially detrimental or otherwise materially disadvantageous to the Corporation or its shareholders for such a Registration Statement to be filed as expeditiously as possible (provided that such determination shall not be based on the fact that some Governance Rights or Transfer restrictions could not be maintained as a result of the actions described in Clause 4.9.2 of the USA), the Corporation shall have a period of not more than ninety (90) Days within which to file such Registration Statement measured from the date of the Corporation's receipt of the Offering Shareholder's request for Registration in accordance with Clause 2.1; provided, further, that the Corporation may only furnish one such certificate before it has filed such Registration Statement.

          b) The Corporation will, if requested, at least five (5) Business Days prior to filing such Registration Statement, furnish to each Offering Shareholder and each applicable managing Underwriter, if any, drafts in substantially final form of such Registration Statement, and thereafter furnish to each Offering Shareholder and each such Underwriter, if any, such number of copies of such Registration Statement and the Prospectus included in such Registration Statement (including each preliminary Prospectus) as each Offering Shareholder or each such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities. The Corporation shall also furnish each Offering Shareholder with copies of all correspondence from the SEC or other relevant Commissions and all response letters thereto.

          c) After the filing of the Registration Statement, the Corporation will promptly notify each Offering Shareholder of any stop order issued or, to the Corporation's knowledge, threatened to be issued by the SEC, any other relevant Commissions or any Securities Exchanges and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          d) The Corporation will use its best efforts to register or otherwise qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in or within Mexico, Canada, the United States of America or within any other applicable Jurisdiction as the Offering Shareholder or the Underwriter reasonably (in the light of the intended plan of distribution) request, and to do any and all other acts and things that may be necessary or advisable to consummate the requested disposition of the Registrable Securities, provided that the Corporation will not be required to
               (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph
               (d), (ii) subject itself to general taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

          e) The Corporation will as promptly as practicable notify the Offering Shareholders, of the occurrence of any event requiring the preparation of a supplement or amendment to any of the aforesaid Registration Statements so that, as thereafter delivered to the purchasers of such Registrable Securities, such Registration Statements will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to the Offering Shareholders and to the Underwriters any such supplement or amendment. The Offering Shareholders agree that, upon receipt of any notice from the Corporation of the occurrence of any event of the kind described in the preceding sentence, the Offering Shareholders will forthwith discontinue the offer and sale of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until receipt by the Offering Shareholders and the Underwriters of the copies of such supplement or amendment. In the event the Corporation shall give such notice, the Corporation shall extend the period during which such Registration Statement shall be maintained effective as provided in Clause 3.1 (a) hereof by the number of Days in the period from and including the date of the giving of such notice to the date when the Corporation shall make available to the Offering Shareholders and Underwriters if applicable , such supplemented or amended Registration Statement.

          f) The Corporation and each Offering Shareholder will enter into customary agreements (including an underwriting agreement having representations, warranties, covenants and closing conditions consistent with un-derwriting agreements heretofore entered into by other issuers similarly situated and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

          g) The Corporation will make available for inspection by each Offering Shareholder, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by each Offering Shareholder or Underwriter (collectively, the "Inspectors"), all financial or other records, pertinent corporate documents and properties of the Corporation (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement. Records which the Corporation determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) is or becomes in the public domain other than as a result of a disclosure directly or indirectly by Inspectors, or (iii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided that nothing contained herein shall be construed as prohibiting any Inspector from disclosing any Records to any Offering Shareholders. Each Offering Shareholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Corporation and allow the Corporation, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

          h) The Corporation will furnish to each Offering Shareholder and each Underwriter a signed counterpart, addressed to each Offering Shareholder or such Underwriter, of (i) an opinion or opinions of counsel to the Corporation and (ii) a comfort letter or comfort letters from the Corporation's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, and shall furnish such other opinions, letters and certificates as are then customary for offerings of the type covered by such Registration Statements as each Offering Shareholder or the managing Underwriter reasonably request.

          i) The Corporation will otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, any other relevant Commissions and any relevant Securities Exchanges and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve
               (12) months, beginning within three (3) months (or six (6) months if semi-annual reporting is the requirement in the relevant Jurisdiction) after the effective date of the Registration Statement, which earnings statement need not be audited but shall satisfy the provisions of Section 11 (a) of the Securities Act or analogous Securities Laws and the rules and regulations of the SEC thereunder, or any other relevant Securities Exchange.

          j) The Corporation will use its best efforts to cause all such Registrable Securities to be listed on each Securities Exchange or trading system on which such Class of securities issued by the Corporation are then listed.

          k) The Corporation may require each Offering Shareholder to furnish in writing to the Corporation such information regarding each Offering Shareholder, the plan of distribution of the Registrable Securities and other information as the Corporation may from time to time reasonably request or as may be legally required in connection with such Registration.

4.   Indemnification and Contribution

     4.1  Indemnification by the Corporation

          In the event of any Registration covering Registrable Securities pursuant hereto, the Corporation agrees to indemnify and hold harmless, to the extent permitted by law, each Offering Shareholder , its officers and directors, each Person, if any, who controls the Offering Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or analogous provisions of applicable Securities Laws and each Person retained by an Offering Shareholder and who may be subject to liability under any applicable Securities Laws, from and against any and all losses, claims, damages, costs, expenses and liabilities, joint or several, (including, without limitation, any legal or other expenses reasonably incurred by such indemnified person in connection with defending or investigating any such action or claim) to which they or any of them may become subject under applicable Securities Laws or other applicable laws or regulations, and which arise out of, are based upon, or are caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto) or any preliminary Prospectus, or arise out of, are based upon, or are caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except with respect to a particular Offering Shareholder insofar as such losses, claims, damages, costs, expenses or liabilities arise out of, are based upon or are caused by (i) any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Corporation by or on behalf of such Offering Shareholder expressly for use therein or (ii) such Offering Shareholder's failure to comply with a Prospectus delivery requirement imposed on it under applicable law, if any, including any failure to deliver, after delivery of a preliminary Prospectus, a Prospectus containing corrected, modified or amended disclosure with respect to any material fact. The Corporation also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Offering Shareholder provided in this Clause 4.1.

     4.2  Indemnification by the Offering Shareholder

          In the event of any Registration covering Registrable Securities pursuant hereto, each Offering Shareholder agrees to indemnify and hold harmless the Corporation, its officers and directors and each Person, if any, who controls the Corporation within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or analogous provisions of applicable Securities Laws, and the other Offering Shareholders, their officers and directors, each Person, if any, who controls such Offering Shareholders within the meaning of either
          Section 15 of the Securities Act or Section 20 of the Exchange Act or analogous provisions of applicable Securities Laws, and each Person retained by an Offering Shareholder and who may be subject to liability under applicable Securities Laws, to the same extent as the foregoing indemnity from the Corporation to the Offering Shareholder, but only with reference to information relating to such Offering Shareholder or the plan of distribution furnished in writing by or on behalf of such Offering Shareholder expressly for use in any Registration Statement or Prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary Prospectus. The Offering Shareholder also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Corporation provided in this Clause 4.2, and subject to the limitations thereto in this Clause 4.2, provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the Person asserting any such losses, claims, damages or liabilities purchased Shares, or any Person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Corporation shall have furnished any amendments of supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

     4.3  Conduct of Indemnification Proceedings

          In case any proceeding (including any governmental investigation) shall be instituted or threatened involving any Person in respect of which indemnity may be sought pursuant to Clause 4.1 or Clause 4.2, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing, provided that the failure to provide such notification shall not prejudice the rights of any Indemnified Party unless and only to the extent that such failure results in the forfeiture by the Indemnifying Party of substantial rights and defenses, and the Indemnifying Party, upon the request of the Indemnified Party, shall assume the defense of such proceeding and retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both Parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties and shall be reasonably satisfac-tory to the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its prior written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgement for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

     4.4  Contribution

          a) If the indemnification provided for in Clause 4 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expense referred to therein, then the Indemnifying Party in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable consideration. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that in no event shall the liability of any selling Offering Shareholder hereunder be greater in amount than the difference between the dollar amount of the proceeds received by such Offering Shareholder upon the sale of the Registrable Securities giving rise to such contribution obligation and all amounts previously contributed by such Offering Shareholder with respect to such losses, claims, damages, liabilities and expenses.

          b) The Corporation and the Offering Shareholder agree that it would not be just and equitable if contribution pursuant to this Clause
               4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, costs, expenses or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act or analogous provisions of any applicable
               Se-
               curities Laws) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


5.   Miscellaneous

     5.1  Participation in Underwritten Registrations

          No Offering Shareholder may participate in any underwritten registered offering pursuant to a Tag-Along Registration unless it (a) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Person entitled to select the Underwriter in accordance with Clause 2.1.5 and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements an other documents reasonably required under the terms of such underwriting arrangements and this Schedule "D".

     5.2  Rule 144

          To the extent that the Corporation is the issuer of any Class of Shares or securities registered under the Exchange Act , the Corporation covenants that it will file any reports required to be filed by it under the Exchange Act and that it will take such further action as each Offering Shareholder may reasonably request to the extent required from time to time to enable it to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC ("Rule 144"). Upon the request of the Offering Shareholder, the Corporation will deliver to it a written statement as to whether it has complied with such reporting requirements.


     5.3  Restrictions on Public Sale by the Offering Shareholder

          To the extent not inconsistent with applicable law, if any Registrable Securities are included in a Demand Registration or a Tag-Along Registration, each Offering Shareholder offering Shares in such Demand or Tag-Along Registration will agree not to effect any public sale or distribution of the issue being registered or a similar security of the Corporation, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144, during the fourteen (14) Days prior to, and during the ninety
          (90)-Day period beginning on, the effective date of such Registration Statement (except as part of such Registration), if and to the extent requested by the managing Underwriter or Underwriters in the case of an underwritten offering.

     5.4  Restrictions on Public Sale by the Corporation

          The Corporation agrees, if and to the extent requested by the managing Underwriter or Underwriters in the case of an underwritten offering, not to effect any public sale or distribution of any securities similar to those being registered in accordance with a Demand Registration or a Tag-Along Registration, or any securities convertible into or exchangeable or exercisable for such securities, during the fourteen (14) Days prior to, and during the ninety (90)-Day period beginning on, the effective date of any Registration Statement (except as part of such Registration as permitted by Clause 2) or the commencement of a public distribution of Registrable Securities.

     5.5  No Prior Ranking Rights

          Except with the prior written consent of the Offering Shareholders, the Corporation shall not grant any registration rights to holders, present or future, of any Shares or securities of the Corporation which would rank prior to or pari passu with the registration rights granted in this Schedule "D".

     5.6  Duration

          Except as otherwise specifically provided in this Schedule "D", the provision of this Schedule "D" shall inure to the benefit of and be binding upon each Offering Shareholder, the Corporation and their respective successors.

     5.7  Further Assurances

          The Offering Shareholders and the Corporation, in connection with an offering pursuant to this Schedule "D", will take such further individual and corporate action as to grant authority (and to evidence such authority) to effect the actions contemplated hereby, including such resolutions of the Board of Directors and Shareholders of the Corporation as may be required in connection with a Registration.

                                  SCHEDULE "E"

                            LIST OF CLOSING DOCUMENTS




1. Powers of Attorney (revocation of old ones and execution of new ones)

2. Evidence of elimination of Randall & Ass. option granted by the Corporation

3. Executed copy of the Trust Agreement

4. Call Option Powers of Attorney

5. Representations and Warranties by Holdco and the Corporation (Clause 3.2.4)

                                   SCHEDULE F

                                                                  EXECUTION COPY



================================================================================













                               ___________________




                                 TRUST AGREEMENT



                          Dated as of November 13, 1997



                               ___________________















================================================================================


                                TABLE OF CONTENTS


                                                                            Page



                             ARTICLE I

                           Organization

SECTION 1.1    Name ..........................................................6
SECTION 1.2    Office.........................................................6
SECTION 1.3    Purposes and Powers............................................6
SECTION 1.4    Appointment of Trustee.........................................7
SECTION 1.5    Declaration of Trust...........................................8
SECTION 1.6    Liability of the Owners........................................8
SECTION 1.7    Title to Trust Property........................................8
SECTION 1.8    Situs of Trust.................................................9
SECTION 1.9    Shares Legended................................................9
SECTION 1.10   Representation, Warranties and Covenants of Holdco.............9
SECTION 1.11   Representations, Warranties and Covenants of OffshoreCo.......10

                            ARTICLE II

                  Owner Certificates and Transfer of Interests

SECTION 2.1    Initial Ownership.............................................11
SECTION 2.2    Ownership Interests...........................................12
SECTION 2.3    Registration of Transfer and Exchange of Owner Certificates...12
SECTION 2.4    Mutilated, Destroyed, Lost or Stolen Owner Certificates.......14
SECTION 2.5    Limitation on Transfer........................................14

                            ARTICLE III

                        Actions by Trustee

SECTION 3.1    Prior Notice to Owners with Respect to Certain Matters........15
SECTION 3.2    Action with Respect to Bankruptcy.............................15
SECTION 3.3    Restrictions on Owners' Power.................................15
SECTION 3.4    Majority Control..............................................15

                            ARTICLE IV

                   Application of Trust Funds; Certain Duties

SECTION 4.1    Establishment of Trust Accounts...............................16
SECTION 4.2    Distribution of Trust Funds and N Shares......................16
SECTION 4.3    Method of Payment.............................................21

SECTION 4.4    Accounting and Reports to the Owners, the Internal Revenue
                 Service and Others..........................................21
SECTION 4.5    Signature on Returns..........................................21

                             ARTICLE V

                  Authority and Duties of Trustee

SECTION 5.1    General Authority.............................................22
SECTION 5.2    General Duties................................................22
SECTION 5.3    Action upon Instruction.......................................22
SECTION 5.4    No Duties Except as Specified in This Agreement or in
                 Instructions................................................23
SECTION 5.5    No Action Except Under Specified Documents or Instructions....23
SECTION 5.6    Restrictions..................................................24

                            ARTICLE VI

                      Concerning the Trustee

SECTION 6.1    Acceptance of Trusts and Duties...............................24
SECTION 6.2    Furnishing of Documents.......................................25
SECTION 6.3    Representations and Warranties of Trustco.....................25
SECTION 6.4    Reliance; Advice of Counsel...................................27
SECTION 6.5    Not Acting in Individual Capacity.............................27

                            ARTICLE VII

                      Compensation of Trustee

SECTION 7.1    Trustee's Fees and Expenses...................................28
SECTION 7.2    Indemnification...............................................28
SECTION 7.3    Payments to the Trustee.......................................28

                           ARTICLE VIII

                  Termination of Trust Agreement

SECTION 8.1    Termination of Trust Agreement................................29

                                   ARTICLE IX

                               Successor Trustees
                             and Additional Trustees

SECTION 9.1    Resignation or Removal of Trustee.............................29
SECTION 9.2    Successor Trustee.............................................30
SECTION 9.3    Merger or Consolidation of Trustee............................31

                             ARTICLE X

                           Miscellaneous

SECTION 10.1   Supplements and Amendments....................................31
SECTION 10.2   No Legal Title to Trust Estate in Owners......................32
SECTION 10.3   Limitations on Rights of Others...............................32
SECTION 10.4   Notices.......................................................33
SECTION 10.5   Severability..................................................35
SECTION 10.6   Separate Counterparts.........................................35
SECTION 10.7   Successors and Assigns........................................35
SECTION 10.8   Headings......................................................35
SECTION 10.9   Governing Law.................................................35

EXHIBIT A        --      Class A Owner Certificate
EXHIBIT B        --      Class B Owner Certificate
EXHIBIT C        --      Certificate of Trust
EXHIBIT D        --      Allocation of N Shares
EXHIBIT E        --      Allocable Share Agreement
EXHIBIT F        --      Shareholders Agreement
EXHIBIT G        --      Undertaking of Adherence

     TRUST AGREEMENT dated as of November 13, 1997, by and among WorldTel Mexico Telecom, Ltd., a Bermuda corporation ("OffshoreCo"), Telinor Telefonia, S.A. de C.V., a Mexican corporation ("Holdco" and, together with OffshoreCo, the "Owners" and each individually an "Owner"), Telefonia Inalambrica del Norte, S.A. de C.V., a Mexican corporation (the "Company"), and Wilmington Trust Company, a Delaware banking corporation (in its individual capacity, "Trustco"), as Trustee (the "Trustee").

                                    RECITALS


     WHEREAS, OffshoreCo, Holdco, the Company and the Trustee intend to establish a trust (the "Trust") pursuant to the Delaware Business Trust Act, as amended (the "Act");

     WHEREAS, Holdco intends to contribute 9,468,220 Series N Shares issued by the Company (the "N Shares") representing 8.3% of the total issued and outstanding Equity Shares of the Company on a fully diluted basis to the Trust pursuant to that certain Unanimous Shareholders Agreement, dated as of October 6, 1997, among Holdco, OffshoreCo, Bell Canada International (Mexico Telecom), Limited and the Company (the "Shareholders Agreement"); and

     WHEREAS, it is the intention of the parties hereto that, upon determination of the Project Equity IRR (as defined below), such N Shares shall be allocated among the Owners.

     NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agrees as follows:

                                   DEFINITIONS


     In this Agreement, unless the context otherwise requires, the following words and phrases shall have the respective meanings set forth below:

     "Accountants" shall have the meaning set forth in Section 4.2(a)(i).

     "Act" shall have the meaning set forth in the Recitals.

     "Bankruptcy Law" shall mean any insolvency, reorganization, moratorium or similar law for the general relief of debtors in any relevant jurisdiction.

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks are required or permitted to be closed in Montreal (Canada), New York City (USA), Wilmington, Delaware (USA), Monterrey, Nuevo Leon (Mexico), Bermuda or in the British Virgin Islands.

     "Class A Interests" shall have the meaning set forth in Section 2.2.

     "Class A Owner Certificates" shall have the meaning set forth in Section 2.1(a).

     "Class B Interests" shall have the meaning set forth in Section 2.2.

     "Class B Owner Certificates" shall have the meaning set forth in Section 2.1(a).

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collection Account" shall have the meaning set forth in Section 4.1.

     "Expenses" shall have the meaning set forth in Section 7.2.

     "Holdco" shall have the meaning set forth in the Recitals.

     "Indemnified Parties" shall have the meaning set forth in Section 7.2.

     "IRR" means, in respect of any investment, that specific compounded annual internal rate of return (rounded to the nearest whole number, with fractions .50 and higher being rounded up to the next higher whole number and fractions less than .50 being rounded down to the next lower whole number) in respect of such investment, determined as the discount rate, which when applied to all the negative and positive cash flows paid or received in connection with said investment, yields a net present value of zero.

     "N Shares" shall have the meaning set forth in the Recitals.

     "OffshoreCo" shall have the meaning set forth in the Recitals.

     "Owner Certificates" shall have the meaning set forth in Section 2.1(a).

     "Owners" shall have the meaning set forth in the Recitals.

     "Ownership Interests" shall have the meaning set forth in Section 2.2.

     "Permitted Investments" shall mean (a) direct obligations of the United States of America or of any agency directly backed by the full faith and credit of the United States of America or obligations guaranteed as to principal and interest by the United States of America and maturing within 180 days of the acquisition thereof; (b) bankers' acceptances, certificates of deposit and Eurodollar certificates of deposit issued by any bank or trust company having capital, surplus and undivided profits of at least $100,000,000 whose long-term debt is rated "AA-" or better by S&P and "Aa3" or better by Moody's and maturing within 180 days of the acquisition thereof; (c) commercial paper rated A-1 by S&P and P-1 by Moody's, maturing not more than 180 days from the date of acquisition thereof; and (d) guaranteed investment contracts issued by any bank or trust company described in clause (b) above.

     "Project Equity IRR" means the IRR calculated on the basis of the following negative and positive cash flows: (a) all cash equity investments in the Corporation made by all the Shareholders in connection with and only with the Initial Equity Contribution and First Stage Equity, (b) any and all dividends and/or other distributions paid prior to the relevant Liquidation Event (or, if no liquidation Event has occurred, as of the date of the relevant Valuation) by the Corporation to all the holders of Shares issued in connection with the Initial Equity Contribution and First State Equity, (c) the total pro-ceeds of any Share repurchase completed by the Corporation prior to the relevant Liquidation Event (or, if no Liquidation Event has occurred, as of the date of the relevant Valuation) to the extent such Share repurchase involved Shares issued in connection with the Initial Equity Contribution and First Stage Equity and (d) the aggregate Realizable Value of all of the Voting Shares and N Shares (other thaN Shares which were included in any Share repurchase completed by the Corporation prior to the relevant Liquidation Event or Valuation) issued in connection with the Initial Equity Contribution and First Stage Equity.

Where: "Realizable Value" means the sum of (I) the product of (a) the average price per Voting Share (net of any taxes levied by the Mexican Government, on a withholding basis or otherwise (other than income tax imposed on OffshoreCo as a result of OffshoreCo being deemed to have a "permanent establishment" in Mexico (except solely as a result of this Agreement)) (the "Mexican Taxes")) (x) actually received by OffshoreCo in the relevant Liquidation Event or (y) which would have been received by OffshoreCo had it sold any of its Voting Shares in connection with the relevant Liquidation Event (or, if no Liquidation Event has occurred, if OffshoreCo had sold its Voting Shares in the transaction considered for purposes of the relevant Valuation), multiplied by (b) the total number of Voting Shares (other than Voting Shares which were included in any Share repurchase completed by the Corporation prior to the relevant Liquidation Event or Valuation) issued in connection with the Initial Equity Contribution and First Stage Equity, plus (II) the product of (a) the average price per N Share (net of any Mexican Taxes) (x) actually received by OffshoreCo in the relevant Liquidation Event or (y) which would have been received by OffshoreCo had it sold any of its N Shares in connection with the relevant Liquidation Event (or, if no Liquidation Event has occurred, if OffshoreCo had sold its N Shares in the transaction considered for purposes of the relevant Valuation), multiplied by (b) the total number of N Shares (other than N Shares which were included in any Share repur-chase completed by the Corporation prior to the relevant Liquidation Event or Valuation) issued in connection with the Initial Equity Contribution and First Stage Equity.

     Any dividends paid by the Corporation and/or proceeds from the repurchase of Shares by the Corporation shall also be calculated net of Mexican Taxes.

     Mexican Taxes shall be calculated to reflect any tax credits actually realized by OffshoreCo or its shareholders or which OffshoreCo or its shareholders know they will receive in the future by virtue of the payment of such Taxes, it being understood that no such credit is presumed to exist, and it is the current expectation of OffshoreCo that no such credit will be obtained. An officer's certificate of OffshoreCo as to the amount (if any) of such tax credits shall be conclusive and binding on the parties.

     The effective date of all cash flows used to calculate the Project Equity IRR (the "Effective Date") shall be deemed to be date on which cash payment is received by the beneficiary in the form of immediately available funds. For purposes of calculating the Project Equity IRR, all cash flows shall be converted into United States Dollars using the rate of exchange published in the "Federal Official Daily" ("Diario Official de la Federacion") on the Business Day prior to the Effective Date.

     "Second Valuation" shall have the meaning set forth in Section 4.2(a)(ii).

     "Shareholders Agreement" shall have the meaning set forth in the Recitals.

     "Third Valuation" shall have the meaning set froth in Section 4.2(a)(ii).

     "Trust Estate" shall have the meaning set forth in Section 1.3(i).

     "Valuation" shall have the meaning set forth in Section 4.2(a)(ii).

     "Valuator" shall have the meaning set forth in Section 4.2(a)(ii).

     Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Shareholders Agreement.

                                   ARTICLE I

                                  Organization


     SECTION 1.1 Name. The name of the Trust created hereby shall be "Mexico Telecom N Share Trust," in which name the Trust and the Trustee on behalf of the Trust may take any action as provided herein.

     SECTION 1.2 Office. The office of the Trust shall be in care of the Trustee at the address set forth in Section 104 or at such other address in Delaware as the Trustee may designate by written notice to the parties hereto.

     SECTION 1.3 Purposes and Powers. The purpose of the Trust is to engage in the following activities:

          (i) to receive and to own in trust, preserve and protect the N Shares and all dividends and distributions thereon and all proceeds of any of the foregoing, including without limitation any Permitted Investments (collectively, the "Trust Estate"), in all respects subject to the terms of this Agreement (including the possible reallocation of beneficial ownership of the N Shares among the Owners or reversion to Holdco in whole or in part);

          (ii) to pay the fees of the Trustee and the costs and expenses of the Trust and to perform the Trust's obligations under this Agreement;

          (iii) to invest and reinvest the cash assets of the Trust, or any part thereof, in any Permitted Investments;

          (iv) to employ accountants, attorneys and agents and to pay the fees and expenses thereof pursuant to Article IV;

          (v) to make distributions out of the Trust Estate pursuant to Article IV;

          (vi) to exercise, upon the request of the holders of a majority of each of the Class A and Class B Interests, any rights conferred on the holders of Series N Shares under the Company's Bylaws and the Shareholders Agreement not expressly reserved in such Bylaws or Agreement to one or more of the Shareholders;

          (vii) to engage in only those activities, including entering into, executing, delivering and performing agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

          (viii) to engage in such other activities as may be required in connection with the protection or conservation of the Trust Estate and the making of distributions to holders of the Class A and Class B Owner Certificates.

     The Trust shall not (i) engage in any activity other than (a) the foregoing or (b) any activity that is both necessary to the foregoing and within the contemplation of this Agreement or that is required or authorized or otherwise permitted by the terms of this Agreement, nor (ii) own or hold any assets other than the Trust Estate.

     SECTION 1.4 Appointment of Trustee. Holdco and OffshoreCo hereby appoint Trustco as trustee of the Trust and Trustco hereby accepts such appointment, and the Company consents to such appointment, in each case effective as of the date hereof, to have all the rights, powers and duties set forth herein.

     SECTION 1.5 Declaration of Trust. Holdco hereby declares that, immediately after the satisfaction of the Second Subscription Conditions and the issuance of all of the N Shares to Holdco and by way of an endorsement in trust (endoso en propiedad fiduciaria) it will transfer, assign, set over and otherwise convey to the Trust, for the benefit of the Owners and for the purposes set forth in
Section 1.3, all of the N Shares, free of any lien, encumbrance or limitation of any kind (except pursuant to this Agreement or the Shareholders Agreement). The Trustee on behalf of the Trust hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the sole use and benefit of the Owners.

     Holdco hereby assumes the obligation of informing the Secretary of the Company of the endorsement of the Series N Shares immediately after such endorsement takes place so that the Trust shall be recorded by the Company as the legal holder in trust of the Series N Shares in the Company's Shareholder Registry Book.

     It is the intention of the parties hereto that the Trust constitute a business trust under the Act and that this Agreement constitute the governing instrument of such business trust. Prior to the Closing, the Trustee shall cause the filing of the Certificate of Trust in the form attached hereto as Exhibit C with the Secretary of State. Effective as of the date hereof, the Trustee shall have all rights, powers, authority and authorization set forth herein and in the Act with respect to accomplishing the purposes of the Trust.

     SECTION 1.6 Liability of the Owners. Subject to Section 7.3, no Owner shall have any personal liability for any liability or obligation of the Trust.

     SECTION 1.7 Title to Trust Property. Legal title to all of the Trust Estate shall be vested at all times in the Trust as a separate legal entity during the term of this Agreement except where applicable law in any jurisdiction in which all or a part of the Trust Estate is located requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title to such part of the Trust Estate shall be deemed to be vested in the Trustee, a co-trustee and/or a separate trustee, as the case may be.

     SECTION 1.8 Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Trustee on behalf of the Trust shall be located in the State of Delaware. The Trust shall not have any employees in any state other than Delaware. The only office of the Trust will be at the address set forth in Section 10.4 in Delaware.

     SECTION 1.9 Shares Legended. Each certificate evidencing N Shares shall bear the following legend:

          "Endoso en Propiedad Fiduciaria la Totalidad de las acciones que ampara el presente Certificado Provisional (o Titulo Definitivo) en favor de Wilmington Trust Company en su caracter de Fiduciario/Trustee de conformidad con y para los efectos de Contrato de Fideicomiso celebrado el dia ______ del mes de Octubre de 1997." [Fecha, Lugar Y Firma del representante legal de Holdco]"

     SECTION 1.10 Representation, Warranties and Covenants of Holdco. Holdco represents, warrants and covenants to OffshoreCo, the Company and the Trustee that:

     (a) Holdco is a subsisting corporation duly organized under the laws of Mexico and has all requisite corporate power and authority to own its properties and to carry on its business as now being and heretofore conducted.

     Holdco's representative for purposes of this Agreement and for purposes of subscribing the endorsement on each of the certificates evidencing the N Shares as contemplated hereby has all requisite powers and faculties to perform such acts on behalf of Holdco.

     (b) Holdco has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; Holdco has full power and authority to transfer and assign the N Shares to the Trust, and prior to the Closing Holdco shall have duly authorized such transfer and assignment to the Trust by all necessary corporate actions; and the execution, delivery and performance of this Agreement has been duly authorized by Holdco by all necessary corporate action.

     (c) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the constitutive documents of Holdco, or any material indenture, agreement or other instrument to which Holdco is a party or by which it is bound; nor result in the creation or imposition of any material lien or encumbrance upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to this Agreement); nor violate any law, order, rule or regulation applicable to Holdco of any court or of any regulatory body of the government of Mexico, or of any agency or other governmental instrumentality having jurisdiction over Holdco or its properties.

     (d) Holdco is the duly recorded holder of the Series N Shares issued by the Company, all of which are free and clear of liens, encumbrances and limitation of ownership (except pursuant to this Agreement or the Shareholders Agreement).

     SECTION 1.11 Representations, Warranties and Covenants of OffshoreCo. OffshoreCo represents, warrants and covenants to Holdco, the Company and the Trustee that:

     (a) OffshoreCo is a corporation duly organized and validly existing under the laws of Bermuda and has all requisite corporate power and authority to own its properties and to carry on its business as now being and heretofore conducted.

     (b) OffshoreCo has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and the execution, delivery and performance of this Agreement has been duly authorized by OffshoreCo by all necessary corporate action.

     (c) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the constitutive documents of OffshoreCo, or any material indenture, agreement or other instrument to which OffshoreCo is a party or by which it is bound; nor result in the creation or imposition of any material lien or encumbrance upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to this Agreement); not violate any law, order, rule or regulation applicable to OffshoreCo of any court or of any regulatory body of the government of Bermuda, or of any agency or other governmental instrumentality having jurisdiction over OffshoreCo or its properties.

                                   ARTICLE II

                  Owner Certificates and Transfer of Interests


     SECTION 2.1 Initial Ownership.

     (a) Upon the formation of the Trust, the contribution of the N Shares from Holdco and the issuance by the Trust of the Class A Owner Certificates to Holdco and the Class B Owner Certificates to OffshoreCo, Holdco and OffshoreCo shall be the sole beneficial owners of the Trust. At the Closing, the Trustee on behalf of the Trust shall execute, authenticate, issue and deliver to Holdco Class A Owner Certificates in the form attached hereto as Exhibit A (the "Class A Owner Certificates") representing the 500 Class A Interests (as defined below) and to OffshoreCo Class B Owner Certificates in the form attached hereto as Exhibit B (the "Class B Owner Certificates"; and together with the Class A Owner Certificates, the "Owner Certificates") representing the 500 Class B Interests (as defined below). OffshoreCo shall have no obligation whatsoever to make any contribution to the Trust in return for the Class B Owner Certificates or for any other reason.

     (b) The Owner Certificates shall be executed on behalf of the Trust by manual signature of an authorized officer of the Trustee. Owner Certificates bearing the manual signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall be deemed to be validly issued by the Trust and entitled to the benefits of this Trust Agreement and to evidence validly issued Ownership Interests, notwithstanding that such individual, or any of them, shall have ceased to be so authorized prior to the authentication and delivery of such Owner Certificates or did not hold such offices on the date of execution of such Owner Certificates or at any other time.

     SECTION 2.2 Ownership Interests. The units into which the beneficial interest in the Trust will be divided shall be designated as "Ownership Interests". The Ownership Interests shall be divided into two classes herein designated as the "Class A Interests" and the "Class B Interests", respectively. The total number of Ownership Interests which the Trust may issue is 1000, of which 500 will be Class A Interests and 500 will be Class B Interests. Each Owner will have one vote with respect to each Ownership Interest owned by such Owner, and except as otherwise stated herein, each Owner of an Ownership Interest shall vote with respect all matters to be voted upon by the Owners.

     SECTION 2.3 Registration of Transfer and Exchange of Owner Certificates. The Trustee shall maintain, at the office or agency referred to in Section 1.2, a certificate register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Owner Certificates and of transfers and exchanges of Owner Certificates as herein provided.

     Upon surrender for registration of transfer of any Owner Certificate at the office or agency maintained pursuant to Section 1.2, the Trustee shall (subject to the limitations on transfer in Section 2.5) execute, authenticate and deliver, in the name of the designated transferee, one or more new Owner Certificates representing a like aggregate interest dated the date of execution by the Trustee. At the option of an Owner, an Owner Certificate may be exchanged for one or more Owner Certificates rep-resenting a like aggregate interest upon surrender of the Owner Certificate to be exchanged at the office or agency maintained pursuant to Section 1.2.

     Every Owner Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Owner. In addition, every transferee of an Owner Certificate shall execute and deliver to the Trustee a letter, in form and substance satisfactory to the Trustee, agreeing to be bound by the terms of this Agreement, agreeing that prior to the distribution of any Equity shares to it in accordance with this Agreement it will become bound by the Shareholders Agreement, and representing that the transferee and the proposed transfer satisfy the requirements of Section 2.5, which letter will state that it also may be relied upon by the Corporation and its Shareholders. No distribution of any Equity Shares may be made by the Trustee to any holder of an Owner Certificate unless such holder has become bound in writing by the Shareholders Agreement and the other conditions provided in Clause 4.7 of the Shareholders Agreement have been complied with; provided, however, that the Trustee may request a written opinion of counsel in form and substance reasonably satisfactory to the Trustee to the effect that the foregoing restrictions have been complied with. Each Owner Certificate surrendered for registration of transfer and exchange shall be canceled and subsequently disposed of by the Trustee.

     The Trustee may request a written opinion of counsel in form and substance reasonably satisfactory to the Trustee to the effect that the proposed transfer of Owner Certificates may be effected without registration under any applicable securities laws and is being effected in accordance with Section 2.5.

     No service charge shall be made for any registration of transfer or exchange of Owner Certificates, but the Trustee may require payment by the transferring Owner or the transferee of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Owner Certificates.

     SECTION 2.4 Mutilated, Destroyed, Lost or Stolen Owner Certificates. If (a) any mutilated Owner Certificate shall be surrendered to the Trustee, or if the Trustee shall receive evidence to its satisfaction of the destruction, loss or theft of any Owner Certificate and (b) there shall be delivered to the Trustee such security or indemnity as may be reasonably required by it to save it harmless, then, in the absence of notice that such Owner Certificate shall have been acquired by a bona fida purchaser, the Trustee on behalf of the Trust shall executed and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Owner Certificate, a new Owner Certificate of like tenor and denomination. In connection with the issuance of any new Owner Certificate under this Section 2.4, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Owner Certificate issued pursuant to this
Section 2.4 shall bear the legend "Duplicate Owner Certificate substitution Original Owner Certificate No. __" and will constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Owner Certificate shall be found at any time.

     SECTION 2.5 Limitation on Transfer. No Owner may Pledge or Transfer all or any part of its right, title and interest in and to this Agreement, the Trust, the Trust Estate, the Ownership Interests or any Owner Certificate; provided, however, that notwithstanding anything to the contrary in this Section 2.5, the record holder of any Ownership Interest may pledge or transfer all or any part of its right, title and interest in and to this Agreement, the Trust, the Trust Estate, its Ownership Interests and its Owner Certificates to any Person to which it is permitted to Pledge its Equity Shares or to Transfer Equity Shares in the Company pursuant to the Shareholders Agreement and the By-laws without the consent of any other Person so long as it has complied with any pledge or transfer restrictions which are set forth in the Shareholders Agreement and the By-laws and are applicable to a Transfer or Pledge of Equity Shares. Any purported Pledge or Transfer made in breach of this Section 2.5 (including, without limitation, the failure to comply with the transfer or pledge restrictions provided for in the Shareholders Agreement and the By-laws) shall be null and void and of no effect.

                                   ARTICLE III

                               Actions by Trustee


     SECTION 3.1 Prior Notice to Owners with Respect to Certain Matters. With respect to the following matters, the Trustee shall not take action unless at least 30 days (or such shorter period of time as reasonably may be specified in such notice or as may be necessary under the circumstances) before the taking of such action, the Trustee shall have notified the Owners in writing of the proposed action and the Owners shall not have notified the Trustee in writing prior to the 30th day after such notice is given that such Owners have withheld consent or provided alternative direction:

     (a) the initiation of any claim or lawsuit by the Trust and the compromise or settlement of any action, claim or lawsuit brought by or against the Trust; or

     (b) the election by the Trust to file an amendment to the Certificate of Trust (unless required to do so under the Act).

     SECTION 3.2 Action with Respect to Bankruptcy. The Trustee shall not have the power to commence or consent to the commencement of a proceeding relating to the Trust under any Bankruptcy Law and the Trust shall not have the power to commence a voluntary case under any Bankruptcy Law.

     SECTION 3.3 Restrictions on Owners' Power. The Owners shall not direct the Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Trustee under this Agreement or would be contrary to Section 1.3, nor shall the Trustee be obligated to follow or be liable for following any direction, if given by the record holders of a majority (or such greater portion, if so expressly provided herein) of each class of Ownership Interests.

     SECTION 3.4 Majority Control. Except as expressly provided herein, any action that may be, or is required to be, taken by the Owners under this Agreement is to be taken by the record holders of Owner Certificates evidencing not less than a majority of each class of Ownership Interest. The Owners may act by written consent and any written notice of the Owners delivered pursuant to this Agreement shall be effective if signed by record holders of Owner Certificates evidencing not less than a majority of the Ownership Interests of each class at the time of the delivery of such notice.

                                   ARTICLE IV

                   Application of Trust Funds; Certain Duties


     SECTION 4.1 Establishment of Trust Accounts. The Trustee, for the benefit of the Owners, shall establish and maintain in the name of the Trust a deposit account at its offices in Wilmington, Delaware (the "Collection Account") under the sole control and dominion of the Trustee. All funds received by the Trustee on behalf of the Trust from any person in respect of the N Shares shall be deposited in the Collection Account to be distributed pursuant to this Article
IV. All funds on deposit in the Collection Account shall be invested by the Trustee in Permitted Investments as directed in writing by the Owners or, if the Owners have not so directed, in Permitted Investments described in clause (a) of the definition thereof. All proceeds from such investment shall immediately become part of the Trust Estate.

     The Trust shall possess (for the benefit of the Owners) all right, title and interest in all funds on deposit from time to time in the Collection Account and in all proceeds thereof, which shall become part of the Trust Estate.

     SECTION 4.2 Distribution of Trust Funds and N Shares.

     (a) Allocation of Interests

     (i) Liquidation Event. Upon receipt of written notice from the holder or holders of a majority or each of the Class A and Class B Interests as to the occurrence of a Liquidation Event, the Trustee shall, if instructed pursuant to a joint written notice of holders of a majority of each of the Class A and Class B Interests, promptly engage the internationally recognized firm of certified public accountants or investment bankers (the "Accountants") identified in such instructions or, if the Trustee obtains actual knowledge that a Liquidation Event has occurred and the Trustee has not received such joint instructions, the Trustee shall promptly engage one of the firms set forth on the list attached hereto as Schedule I to determine the Project Equity IRR. Absent manifest error, the Accountants' determination shall be final and binding on the Company, the Trustee and the holders of the Class A Owner Certificates and the Class B Owner Certificates. After determination of the Project Equity IRR, the Accountants will, by reference to the table attached hereto as Exhibit D, determine the portion of the N Shares (or if all or a portion of the N Shares was disposed of in connection with such Liquidation Event, the proceeds of such disposition) to be allocated to the holders of the Class A and/or Class B Owner Certificates and distributed by the Trustee.

     (ii) Valuation. If a Liquidation Event has not occurred on or prior to the eighth anniversary of the date hereof, a valuation of the Company shall be performed in accordance with the following procedures:

          (1) the record holders of a majority of the Class B Interests shall, in their sole discretion, select an internationally recognized investment banking firm, accounting firm or other valuator (each, a "Valuator") to determine the Project Equity IRR based on the price per N Share (the "Class B Valuation") which would most likely be obtained under the then current market conditions by a willing seller from a willing buyer considering the Company as a going concern and without taking into account any minority discount or control premiums, and concurrently therewith, the record holders of a majority of the Class A Interests shall, in their sole discretion, select a Valuator to determine the Project Equity IRR based on the price per N share (the "Class A Valuation" and together with the Class B Valuation, the "Valuations") which would most likely be obtained under the then current market conditions by a willing seller from a willing buyer considering the Company as a going concern and without taking into account any minority discount or control premiums. Each Valuator will deliver its written determination of such Valuation to the Trustee within 60 days following acceptance of its engagement and the Trustee shall deliver copies of the Valuations to each record holder of an Ownership Certificate.

          (2) If the higher Valuation is no more than ten (10) percent greater than the lower Valuation, then the price per N Share used to calculate Project Equity IRR will be the arithmetic average of both Valuations. If the higher Valuation is more than ten (10) percent greater than the lower Valuation, then both of the Valuators appointed in accordance with the immediately preceding paragraph shall together appoint a third Valuator to determine the price per N Share (the "Third Valuation", and together with the Valuations, the "Three Valuations") in accordance with the immediately preceding paragraph, and the valuation used to determine Project Equity IRR shall be the arithmetic average of the two closest valuations of the Three Valuations.

     (b) The Valuator whose valuation was the lower of the two of the Three Valuations averaged in accordance with Section 4.2(a)(ii)(2) will use the average valuation determined in accordance with such Section to determine the Project Equity IRR, and will by reference to the table attached hereto as Exhibit D, determine the portion of the N Shares to be allocated to the holders of the Class A and/or Class B Owner Certificates. Absent manifest error, the valuations of the Company and allocation of N Shares determined in accordance with Section 4.2(a)(ii) shall be final and binding on the Company, the Trustee, the holders of the Class A Interests and the holders of the Class B Interests.

     (c) Procedure for Reallocation of N Shares and Proceeds

     (i) Proceeds. If the Trustee has received any proceeds of any disposition of the N Shares, then within 5 Business Days immediately following the Business Day on which the Trustee receives written notice of the determination of Project Equity IRR and the allocation of such proceeds between the holders of the Class A Owner Certificates and the Class B Owner Certificates in accordance with Section 2.4(a), the Trustee shall distribute such proceeds then held by it to the record holders of the Class A and/or Class B Owner Certificates in accordance with such allocation.

     (ii) N Shares. Within 5 Business Days immediately following the Business Day on which the Trustee receives written notice of the determination of Project Equity IRR and the allocation of the N Shares in accordance with Section 4.2(a), the Trustee shall distribute the N Shares then held by it to the holders of the Class A and/or Class B Owner Certificates in accordance with such allocation. Such distribution will be effected through an endorsement of the relevant Share certificate, by the Trustee on behalf of the Trust, in favor of the relevant Owner or Owners, as the case may be, in the following form:

         "Endoso en Propiedad la totalidad de las acciones que ampara el presente Certificado Provisional (o Titulo Definitivo) en favor de "[OffshoreCo] [Holdco]" en ejecucion del Contrato de Fideicomiso de Fecha __ de [month] de [year]. [Fecha, Lugar y Firma del representate legal del Trust]"


The Trustee will notify the Secretary of the Company in writing of any distribution of N Shares in accordance with this Section 4.2(c)(ii), requesting that the Company register the N Shares in the name(s) of the holders of the Class A and/or Class B Owner Certificates, as the case may be, in accordance with the allocation determined in accordance with Section 4.2(a). The Company hereby covenants and agrees to register the N Shares in the Company's Shareholders Registry Book in the name(s) of the holders of the Class A and/or Class B Owner Certificates, as the case may be, in accordance with the allocation determined in accordance with Section 4.2(a), and to deliver written notice of such registration to the Trustee upon receipt of such written notice given by the Trustee stating that such allocation has taken place. Notwithstanding the foregoing, no such registration by the Company shall be made unless such holders of the Class A and/or Class B Owner Certificates have become bound in writing by the Shareholders Agreement and unless the other conditions provided in Clause 4.7 of the Shareholders Agreement have been complied with.

     (iii) Failure of the Company to Register N Shares. Until it has received written notice from the Company that the Company has registered the N Shares as requested by the Trustee pursuant to Section 4.2(c)(ii), the Trustee shall continue to hold the N Shares in trust for holders of the Class A and/or Class B Owner Certificates in the proportions which correspond to the allocation determined in accordance with Section 4.2(a), and the Trustee shall pay any dividends and/or distributions received by it with respect to the N Shares to the holders of the Class A and/or Class B Owner Certificates solely in accordance with such proportions and the Trust shall vote in any meeting of the shareholders of the Company in which such shares are entitled to vote, the proportions of the N Shares (a) allocated to the holders of the Class A Certificates, if any, strictly in accordance with the written instructions of the holders of a majority of the Class A Interests (and if no such written instructions are received, to abstain from voting the N Shares so allocated) and
(b) allocated to the holders of the Class B Owner Certificates, if any, strictly in accordance with the written instructions of the holders of a majority of the Class B Interests (and if no such written instructions are received, to abstain from voting the N Shares so allocated).

     (d) Procedure upon Declaration of Dividends or Distributions. If the Company declares any dividends and/or distributions on the N Shares, the Trustee shall receive not less than 7 Business Days prior written notice of the intended payment thereof and shall cause the Trust to organize a trust under the laws of Bermuda (the "Distribution Trust"), the sole purpose of which is to hold such dividends and/or distributions until required to be distributed to the holders of the Class A and/or Class B Owner Certificates. The Trustee shall use its reasonably best efforts to cause the Distribution Trust to be organized prior to the payment of any such dividend or distribution and such payment shall be made by the Company, on behalf of the Trust, directly to the Distribution Trust. The trust agreement of the Distribution Trust shall contain provisions substantially similar to the provisions of this Agreement and the fees, costs and expenses of the Distribution Trust and of the trustee of the Distribution Trust shall be deemed fees and expenses of the Trust and shall be recoverable by the Trustee in accordance with Article VII. The Distribution Trust shall hold such dividends and/or distributions in trust for the benefit of the

Owners until the Project Equity IRR is determined in accordance with Section 4.2(a). Upon allocation of the N Shares in accordance with Section 4.2(a), the Distribution Trust shall pay over such distributions and/or dividends to the holders of the Class A and/or Class B Owner Certificates in the exact same proportions as the N Shares are allocated to the holders of the Class A and/or Class B Owner Certificates.

     SECTION 4.3 Method of Payment. Distributions of cash required to be made to the Owners shall be made by the Trustee by wire transfer, in immediately available funds, to such accounts as shall be designated by the Owners to the Trustee, at a bank or other entity having appropriate facilities therefor. All other distributions shall be delivered to the Owners by reputable overnight courier at the addresses set forth in Section 10.4.

     SECTION 4.4 Accounting and Reports to the Owners, the Internal Revenue Service and Others. The Trustee shall (a) maintain (or cause to be maintained) the books of the Trust, (b) prepare or cause to be prepared audited annual financial statements of the Trust in accordance with generally accepted accounting principles, (c) deliver or cause to be delivered to each Owner, as may be required by the Code, such information as may be required to enable each Owner to prepare its U.S. (if any) and foreign income tax returns, (d) prepare or cause to be prepared in the manner required by law and file such tax returns relating to the Trust consistent with the characterization of the Trust as a grantor trust for U.S. Federal income tax purposes unless otherwise required by law and (c) cause such tax returns to be signed in the manner required by law.

     SECTION 4.5 Signature on Returns. The Trustee shall sign on behalf of the Trust the tax returns of the Trust.

                                   ARTICLE V

                         Authority and Duties of Trustee


     SECTION 5.1 General Authority. The Trustee is authorized and directed to take all actions required of the Trust pursuant to this Agreement and to execute, deliver and perform its obligations under the Undertaking of Adherence substantially in the form of Exhibit G attached to this Agreement.

     SECTION 5.2 General Duties. It shall be the duty of the Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and to administer the Trust in the interest of the Owners and in accordance with the provisions of this Agreement.

     SECTION 5.3 Action upon Instruction.

     (a) Except as otherwise specified to the contrary herein, the record holders of a majority of the Class A Interests and the record holders of a majority of the Class B Interests, acting jointly, may by written instruction direct the actions of the Trustee in the management of the Trust, and such holders hereby agree not to issue such instructions that are inconsistent with the express terms set forth in this Agreement.

     (b) The Trustee shall not be required to take any action hereunder if the Trustee shall have reasonably determined (but shall have no obligation to make such determination), or shall have been advised by counsel (such counsel to be selected in good faith, without gross negligence or willful misconduct), that such action is likely to result in liability on the part of Trustco or the Trustee or is contrary to the terms hereof or is otherwise contrary to law.

     (c) Whenever (i) the Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or (ii) in the event that the Trustee is unsure as to the application of any provision of this Agreement or reasonably believe that any such provision is am-biguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Trustee or is silent or is incomplete as to the course of action that the Trustee is required to take with respect to a particular set of facts, the Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Owners requesting written instruction and to the extent the Trustee acts in good faith in accordance with any written instruction it received from Owners holding a majority of each of the Class A and Class B Interests, the Trustee shall not be liable on account of such action to any Person. If the Trustee shall not have received appropriate written instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

     SECTION 5.4 No Duties Except as Specified in This Agreement or in Instructions. The Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, perfect or maintain any security interest in, or otherwise deal with the Trust Estate, prepare, file or record any document or report, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trust is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Trustee in accordance with Section 3.1 or Section 5.3; and no implied duties or obligations shall be read into this Agreement against the Trustee. Trustco nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against, Trustco that are not related to the ownership or the administration of the Trust Estate.

     SECTION 5.5 No Action Except Under Specified Documents or Instructions. The Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Trustee pursuant to this Agreement and (ii) in accordance with any document or instruction delivered to the Trustee in accordance with Section 3.1 or Section 5.3.

     SECTION 5.6 Restrictions. The Trustee shall not take any action (a) that, to the actual knowledge of the Trustee, is inconsistent with the purposes of the Trust set forth in Section 1.3 or (b) that, to the actual knowledge of the Trustee, would result in the Trust being treated as an association taxable as a corporation for U.S. Federal income tax purposes. The Owners shall not direct the Trustee to take any action that would violate the provisions of this Section 5.6.

                                   ARTICLE VI

                             Concerning the Trustee


     SECTION 6.1 Acceptance of Trusts and Duties. The Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Trustee also agrees to disburse all monies, N Shares and other property and assets actually received by it constituting part of the Trust Estate upon the terms of this Agreement. The Trustee or Trustco, as the case may be, shall not be answerable or accountable under any circumstances, except (i) to the Owners for its own willful misconduct or gross negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.3 expressly made by Trustco, (iii) for liabilities arising from the failure by Trustco to perform obligations expressly undertaken by it in the last sentence of Section 5.4, and (iv) for taxes, fees, or other charges that are imposed on, based on, or measured by any fees, commissions or compensation received by the Trustee in connection with any of the transactions contemplated by this Agreement. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

     (a) the Trustee shall not be liable for any error of judgment made by a responsible officer of the Trustee, except to the extent such error constitutes bad faith, gross negligence or willful misconduct;

     (b) no provision of this Agreement shall required the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

     (c) under no circumstances shall the Trustee be liable for any representation, warranty, covenant or agreement made by any party other than the Trustee in this Agreement;

     (d) the Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by any of the other parties hereto or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate, and the Trustee shall in no event assume or incur any liability, duty, or obligation to any Owner, other than as expressly provided for herein; and

     (e) the Trustee shall not be liable for any action or inaction taken or omitted in accordance with the written instructions of the Owners pursuant to this Agreement.

     SECTION 6.2 Furnishing of Documents. The Trustee shall furnish to the Owners, promptly upon receipt of a request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to or issued by the Trustee hereunder.

     SECTION 6.3 Representations and Warranties of Trustco. Trustco hereby represents and warrants to the Owners that:

     (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

     (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

     (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any U.S. Federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Trustee (excluding, if applicable, any securities laws) or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound, or require any authorization or approval or other action by, or notice to or filing with, any governmental or regulatory authority under Delaware or U.S. Federal law with respect to the banking or the trust powers of the Trustee (excluding, if applicable, any securities laws), except such as have been obtained, given or accomplished.

     (d) There is no action, suit, investigation or proceeding pending (or, to the knowledge of Trustco, threatened) against Trustco or affecting the property of Trustco before any court, arbitrator or administrative or governmental body which, individually or in the aggregate, if decided adversely to the interests of Trustco, would have a material adverse effect upon the ability of Trustco to perform its obligations under this Agreement.

     SECTION 6.4 Reliance; Advice of Counsel.

     (a) The Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, instruction, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by any officer of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement, the Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee in good faith and without gross negligence or willful misconduct, and (ii) may consult with counsel, accountants and other skilled persons to be selected in good faith and without gross negligence or willful misconduct and employed by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion of any such counsel, accountants, or other such persons.

     SECTION 6.5 Not Acting in Individual Capacity. Except as otherwise expressly provided in this Article VI, in accepting the trusts hereby created, Trustco acts solely as Trustee hereunder and not in its individual capacity and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Agreement shall look only to the Trust Estate for payment or satisfaction thereof.

                                   ARTICLE VII

                             Compensation of Trustee


     SECTION 7.1 Trustee's Fees and Expenses. The Trustee shall receive as compensation for its services hereunder pursuant to Section 4.2 such reasonable fees as have been separately agreed upon between the Owners and the Trustee. The Trustee shall be entitled to be reimbursed pursuant to Section 4.2 for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

     SECTION 7.2 Indemnification. The Trust shall be liable as primary obligor for, and hereby indemnifies and holds harmless Trustco, in its individual capacity and as Trustee, and its successors, assigns, directors, officers, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which any at any time be imposed on, incurred by, or asserted against the Indemnified Parties in any way relating to or arising out of this Agreement, the Trust Estate, the administration of the Trust and the Trust Estate or the action or inaction of the Trustee hereunder, except only that the Trust shall not be liable for or be required to indemnify or hold harmless the Indemnified Parties from and against Expenses to the extent arising or resulting from any of the matters described in the third sentence of Section
6.1. The indemnities contained in this Section 7.2 shall survive the termination of this Agreement.

     SECTION 7.3 Payments to the Trustee. Any amounts due to Trustco, in its individual capacity or as Trustee, or any Indemnified Party pursuant to this
Article VII shall be paid severally, but not jointly and severally, by the holders of the Class A Interests and the Class B Interests.

                                  ARTICLE VIII

                         Termination of Trust Agreement


     SECTION 8.1 Termination of Trust Agreement.

     (a) This Agreement (other than Article VII) and the Trust shall terminate and be of no further force or effect, upon the earlier of (i) the twentieth anniversary of the Closing; or (ii) the first date upon which each of the Trustee, the holders of the Class A Owner Certificates and the holders of the Class B Owner Certificates consent in writing to the termination of the Trust. The bankruptcy, liquidation, dissolution, death or incapacity of any Owner shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding-up of all or any part of the Trust or Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

     (b) Except as provided in Section 8.1(a), neither Holdco nor any other Owner or holder of an Owner Certificate shall be entitled to revoke or terminate the Trust.

     (c) Upon the winding-up of the Trust and its termination, the Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of the Act.

                                   ARTICLE IX

                               Successor Trustees
                             and Additional Trustees


     SECTION 9.1 Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving ten days written notice thereof to each of the Owners. Upon receiving such notice of resignation the Owners shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resign-ing Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time the Trustee shall fail to resign after written request therefor by the Owners or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property of affairs for the purpose of rehabilitation, conservation or liquidation, then the Owners may remove the Trustee. If the Owners shall remove the Trustee under the authority of the immediately preceding sentence, the Owners shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Trustee so removed and one copy to the successor Trustee and payment of all fees, expenses and other amounts owed to the outgoing Trustee.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.1 shall not become effective until acceptance of appointment by the successor Trustee pursuant to
Section 9.2 and payment of all fees, expenses and other amounts owed to the outgoing Trustee, at which time the retiring Trustee will be fully discharged of its duties and liabilities hereunder, except for liabilities arising prior to the date of such resignation or removal.

     SECTION 9.2 Successor Trustee. Any successor Trustee shall at all times by a trust company or a banking corporation organized under the laws of the State of Delaware having all corporate powers and all material government licenses, authorizations, consents and approvals required to carry on a trust business and having at all times an aggregate capital, surplus and undivided profits of not less than $50,000,000 (or the obligations and liabilities of which are irrevocably and unconditionally guaranteed by the affiliated Person having a combined capital and surplus of at least $50,000,000 and shall not be an affiliate of the Owners). Any successor Trustee appointed pursuant to Section
9.1 shall execute, ac-
knowledge and deliver to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties, trusts, and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall upon payment of its fees and expenses and other amounts due to it under this Agreement, deliver to the successor Trustee all documents and statements and monies held by it under this Agreement; and the Owners and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     SECTION 9.3 Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing (other than any filing required under the Act) of any instrument or any further act on the part of any of the parties hereto; anything herein to the contrary notwithstanding.

                                   ARTICLE X

                                  Miscellaneous


     SECTION 10.1 Supplements and Amendments. Subject to the Undertaking of Adherence which is attached hereto as Exhibit G and dated the date hereof, between BCI, the Trustee, OffshoreCo and Holdco, this Agreement and the Certificate of Trust may only be amended (except for amendments, if any, of the Certificate of Trust required by the Act) from time to time by the Trustee with the consent of a majority of the holders of each of the Class A and Class B Interests (which consent of any holder given pursuant to this Section 10.1 or pursuant to any other provision of this Agreement shall be conclusive and binding on such holder and on all future holders of the Owner Certificates representing such Interests and of any Owner Certificate issued upon the transfer thereof or in exchange or in lieu thereof whether or not notation of such consent is made upon such Owner Certificate) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or the Certificate of Trust or of modifying in any manner the rights of the Owners.

     Promptly after the execution of any amendment to the Certificate of Trust, the Trustee shall cause the filing of such amendment with the Secretary of State of Delaware and provide copies thereof to the Owners.

     The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

     SECTION 10.2 No Legal Title to Trust Estate in Owners. The Owners shall not have legal title to any part of the Trust Estate and shall not be entitled to create any liens in the Trust Estate. The Owners shall be entitled to receive distributions with respect to their undivided ownership interest in the Trust only in accordance with Article IV. No transfer, by operation of law or otherwise, of any right, title, and interest of the Owners to and in their undivided ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee or other successor to an accounting or to the transfer to it of legal title to any part of the Trust Estate. It is expressly acknowledged and agreed that, pursuant to Section
4.2 of this Agreement, title to the N Shares may under certain circumstances revert to Holdco, as more fully provided herein.

     SECTION 10.3 Limitations on Rights of Others. Except as otherwise expressly provided herein, no person other than the Trustee or the Owners shall have any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein. No creditor of an Owner shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust.

     SECTION 10.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile or telegram or on the next Business Day when sent by reputable overnight courier or on the second succeeding Business Day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice);

     (i) if to OffshoreCo, to WorldTel Mexico Telecom, Ltd. c/o Appleby, Spurling & Kempe 1 Cedar Avenue Hamilton HM 12 Bermuda Attention: President
Telecopies: (441) 292-8666

                                 with a copy to:

                                 Paul, Wiess, Rifkind, Wharton & Garrison
                                 1285 Avenue of the Americas
                                 New York, New York  10019-6064
                                 Attention:  Ruben Kraiem, Esq.
                                 Telecopier:  (212) 757-3990

                    (ii) if to the Trustee, to

                                 Wilmington Trust Company
                                 Rodney Square North
                                 1100 North Market Street
                                 Wilmington, Delaware   19801
                                 Attention:   Corporate Trust
                                              Administration/Mexico
                                              Telecom N Share Trust
                                 Telecopier:  (302) 651-8882
                                 with a copy to:

                                 Morris, James, Hitchens & Williams
                                 222 Delaware Avenue
                                 P.O. Box 2306 Wilmington, Delaware 19801
                                 Attention: Robert L. Symonds Jr., Esq.
                                 Telecopier: (302) 571-1750

                    (iii) if to Holdco, to

                                 Telinor
                                 Telefonia, S.A. de C.V.
                                 Vasconcelos 210 Otc., Piso 9
                                 Residencial San Agustin
                                 Garza Garcia, N.L.
                                 Mexico
                                 Attention:  Tomas Milmo Santos
                                 Telecopier:  (52-8) 363-3601

                                 with a copy to:

                                 D&A Morales Y Asociados, S.C.
                                 Vallarta 811 Sur
                                 Colonia Mirador
                                 64070 Monterrey, N.L.
                                 Mexico
                                 Attention:  Alberto J. Morales
                                 Telecopier:  (52-8) 342-9322

                    (iv) if to the Company, to

                                 Telefonia Inalambrica Del Norte, S.A. de C.V. Vasconcelos 210 Otc., Piso 12
                                 Residencial San Agustin
                                 Garza Garcia, N.L.
                                 Mexico

                                 with a copy to:

                                 D&A Morales Y Asociados
                                 Vallarta 811 Sur
                                 Colonia Mirador
                                 64070 Monterrey, N.L.
                                 Mexico
                                 Attention:  Albert J. Morales
                                 Telecopier:  (52-8) 342-9322

     SECTION 10.5 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 10.6 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 10.7 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the Trustee and its successors and each Owner and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by an Owner shall bind the successors and assigns of such Owner.

     SECTION 10.8 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 10.9 Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the days and year first above written.


                      WORLDTEL MEXICO TELECOM, LTD.

                      By: ________________________________
                            Name:
                            Title:



                      TELINOR TELEFONIA, S.A. DE C.V.

                      By: ________________________________
                            Name:
                            Title:



                      TELEFONIA INALAMBRICA DEL NORTE,
                      S.A. DE C.V.

                      By: ________________________________
                            Name:
                            Title:



                      WILMINGTON TRUST COMPANY

                      By: ________________________________
                          Name:
                          Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                      WORLDTEL MEXICO TELECOM, LTD.

                      By: ________________________________
                            Name:
                            Title:



                      TELINOR TELEFONIA, S.A. DE C.V.

                      By: ________________________________
                            Name:
                            Title:



                      TELEFONIA INALAMBRICA DEL NORTE,
                      S.A. DE C.V.

                      By: ________________________________
                          Name:
                          Title:



                      WILMINGTON TRUST COMPANY

                      By: ________________________________
                          Name:
                          Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                      WORLDTEL MEXICO TELECOM, LTD.

                      By: ________________________________
                            Name:
                            Title:



                      TELINOR TELEFONIA, S.A. DE C.V.

                      By: ________________________________
                            Name:
                            Title:



                      TELEFONIA INALAMBRICA DEL NORTE,
                      S.A. DE C.V.

                      By: ________________________________
                          Name:
                          Title:



                      WILMINGTON TRUST COMPANY

                      By: ________________________________
                          Name:
                          Title:

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                      WORLDTEL MEXICO TELECOM, LTD.

                      By: ________________________________
                            Name:
                            Title:



                      TELINOR TELEFONIA, S.A. DE C.V.

                      By: ________________________________
                            Name:
                            Title:



                      TELEFONIA INALAMBRICA DEL NORTE,
                      S.A. DE C.V.

                      By: ________________________________
                          Name:
                          Title:



                      WILMINGTON TRUST COMPANY

                      By: ________________________________
                          Name:
                          Title:

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                      WORLDTEL MEXICO TELECOM, LTD.

                      By: ________________________________
                            Name:
                            Title:



                      TELINOR TELEFONIA, S.A. DE C.V.

                      By: ________________________________
                            Name:
                            Title:



                      TELEFONIA INALAMBRICA DEL NORTE,
                      S.A. DE C.V.

                      By: ________________________________
                          Name:
                          Title:



                      WILMINGTON TRUST COMPANY

                      By: ________________________________
                          Name:
                          Title:

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                      WORLDTEL MEXICO TELECOM, LTD.

                      By: ________________________________
                            Name:
                            Title:



                      TELINOR TELEFONIA, S.A. DE C.V.

                      By: ________________________________
                            Name:
                            Title:



                      TELEFONIA INALAMBRICA DEL NORTE,
                      S.A. DE C.V.

                      By: ________________________________
                          Name:
                          Title:



                      WILMINGTON TRUST COMPANY

                      By: ________________________________
                          Name:
                          Title:

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                      WORLDTEL MEXICO TELECOM, LTD.

                      By: ________________________________
                            Name:
                            Title:



                      TELINOR TELEFONIA, S.A. DE C.V.

                      By: ________________________________
                            Name:
                            Title:



                      TELEFONIA INALAMBRICA DEL NORTE,
                      S.A. DE C.V.

                      By: ________________________________
                          Name:
                          Title:



                      WILMINGTON TRUST COMPANY

                      By: ________________________________
                          Name:
                          Title:

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                      WORLDTEL MEXICO TELECOM, LTD.

                      By: ________________________________
                            Name:
                            Title:



                      TELINOR TELEFONIA, S.A. DE C.V.

                      By: ________________________________
                            Name:
                            Title:



                      TELEFONIA INALAMBRICA DEL NORTE,
                      S.A. DE C.V.

                      By: ________________________________
                          Name:
                          Title:



                      WILMINGTON TRUST COMPANY

                      By: ________________________________
                          Name:
                          Title:

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                      WORLDTEL MEXICO TELECOM, LTD.

                      By: ________________________________
                            Name:
                            Title:



                      TELINOR TELEFONIA, S.A. DE C.V.

                      By: ________________________________
                            Name:
                            Title:



                      TELEFONIA INALAMBRICA DEL NORTE,
                      S.A. DE C.V.

                      By: ________________________________
                          Name:
                          Title:



                      WILMINGTON TRUST COMPANY

                      By: ________________________________
                          Name:
                          Title:

                                                                       EXHIBIT A


THIS OWNER CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITES ACT OF 1933, AND MAY NOT BE SOLD, OR OFFERED FOR SALE, UNLESS REGISTERED PURSUANT TO SUCH ACT OR UNLESS AN EXEMPTION UNDER SUCH ACT IS AVAILABLE.

TRANSFER OF THIS OWNER CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS AND LIMITATIONS SET FORTH IN THE TRUST AGREEMENT.


                          MEXICO TELECOM N SHARE TRUST

                            CLASS A OWNER CERTIFICATE

                         UNDER TRUST AGREEMENT DATED AS

                              OF NOVEMBER 13, 1997


     Wilmington Trust Company, a Delaware banking corporation, acting not in its individual capacity but solely as trustee (the "Trustee") under a Trust Agreement (the "Trust Agreement") dated as of November 13, 1997, by and among Telinor Telefonia, S.A. de C.V. ("Holdco"), WorldTel Mexico Telecom, Ltd. ("WorldTel") Telefonia Inalambrica del Norte, S.A. de C.V. and the Trustee, on behalf of the holders from time to time (each, an "Owner") of beneficial interests in the Mexico Telecom N Share Trust (the "Trust"), hereby executes this Owner Certificate on behalf of the Trust, and the Trust hereby certifies that Holdco is the owner of the Class A Ownership Interests as described in the Trust Agreement. This Owner Certificate is issued pursuant to and is entitled to the benefits of the Trust Agreement, and each Owner by acceptance hereof shall be bound by the terms of the Trust Agreement. Reference is hereby made to the Trust Agreement for a statement of the rights and obligations of the Owner hereof. The Trustee may treat the person shown on the register maintained by the Trustee pursuant to Section 2.3 of the Trust Agreement as the absolute Owner hereof for all purposes.

     Capitalized terms used herein without definition have the meanings ascribed to them in the Trust Agreement.

     In the manner more fully set forth in, and as limited by, the Trust Agreement, this Owner Certificate may be transferred upon the books of the Trustee by the registered Owner upon surrender of this Owner Certificate to the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Owner.

     In addition, any transferee of this Owner Certificate shall execute and deliver to the Trustee a letter, in form and substance satisfactory to the Trustee, agreeing to be bound by the terms of the Trust Agreement, representing that the transferee and the proposed transfer satisfy the requirements of
Section 2.5 of the Trust Agreement and agreeing that prior to the distribution of any Equity Shares to it in accordance with the Trust Agreement it will become bound by the Shareholders Agreement.

     The Trustee may request an opinion of counsel in form and substance satisfactory to the Trustee to the effect that the proposed transfer of this Owner Certificate may be effected without registration under any state or Federal securities laws and is being effected in accordance with Section 2.5 of this Trust Agreement.

     IN WITNESS WHEREOF, the Trust, pursuant to the Trust Agreement, has caused this Owner Certificate to be issued as of the date hereof:

Dated:    As of November 13, 1997


                          MEXICO TELECOM N SHARE TRUST

                          By: Wilmington Trust Company,
                              not in its individual capacity
                              but solely as Trustee

                          By: _________________________
                              Name:
                              Title:

                                                                       EXHIBIT B


THIS OWNER CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITES ACT OF 1933, AND MAY NOT BE SOLD, OR OFFERED FOR SALE, UNLESS REGISTERED PURSUANT TO SUCH ACT OR UNLESS AN EXEMPTION UNDER SUCH ACT IS AVAILABLE.

TRANSFER OF THIS OWNER CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS AND LIMITATIONS SET FORTH IN THE TRUST AGREEMENT.


                          MEXICO TELECOM N SHARE TRUST

                            CLASS A OWNER CERTIFICATE

                         UNDER TRUST AGREEMENT DATED AS

                              OF NOVEMBER 13, 1997


     Wilmington Trust Company, a Delaware banking corporation, acting not in its individual capacity but solely as trustee (the "Trustee") under a Trust Agreement (the "Trust Agreement") dated as of November 13, 1997, by and among Telinor Telefonia, S.A. de C.V. ("Holdco"), WorldTel Mexico Telecom, Ltd. ("WorldTel"), Telefonia Inalambrica del Norte, S.A. de C.V. and the Trustee, on behalf of the holders from time to time (each, an "Owner") of beneficial interests in the Mexico Telecom N Share Trust (the "Trust"), hereby executes this Owner Certificate on behalf of the Trust, and the Trust hereby certifies that Holdco is the owner of the Class B Ownership Interests as described in the Trust Agreement. This Owner Certificate is issued pursuant to and is entitled to the benefits of the Trust Agreement, and each Owner by acceptance hereof shall be bound by the terms of the Trust Agreement. Reference is hereby made to the Trust Agreement for a statement of the rights and obligations of the Owner hereof. The Trustee may treat the person shown on the register maintained by the Trustee pursuant to Section 2.3 of the Trust Agreement as the absolute Owner hereof for all purposes.

     Capitalized terms used herein without definition have the meanings ascribed to them in the Trust Agreement.

     In the manner more fully set forth in, and as limited by, the Trust Agreement, this Owner Certificate may be transferred upon the books of the Trustee by the registered Owner upon surrender of this Owner Certificate to the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Owner.

     In addition, any transferee of this Owner Certificate shall execute and deliver to the Trustee a letter, in form and substance satisfactory to the Trustee, agreeing to be bound by the terms of the Trust Agreement, representing that the transferee and the proposed transfer satisfy the requirements of
Section 2.5 of the Trust Agreement and agreeing that prior to the distribution of any Equity Shares to it in accordance with the Trust Agreement it will become bound by the Shareholders Agreement.

     The Trustee may request an opinion of counsel in form and substance satisfactory to the Trustee to the effect that the proposed transfer of this Owner Certificate may be effected without registration under any state or Federal securities laws and is being effected in accordance with Section 2.5 of this Trust Agreement.

     IN WITNESS WHEREOF, the Trust, pursuant to the Trust Agreement, has caused this Owner Certificate to be issued as of the date hereof:

Dated:    As of November 13, 1997


                          MEXICO TELECOM N SHARE TRUST

                          By: Wilmington Trust Company,
                              not in its individual capacity
                              but solely as Trustee

                          By: _________________________
                              Name:
                              Title:

                                                                       EXHIBIT C


                              CERTIFICATE OF TRUST
                                       OF
                          MEXICO TELECOM N SHARE TRUST


     THIS Certificate of Trust of Mexico Telecom N Share Trust (the "Trust") is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.C. ss. 3801 et seq.).

     1 Name: The name of the business trust formed hereby is Mexico Telecom N Share Trust.

     2 Delaware Trustee: The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19801.

     IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust.


                      WILMINGTON TRUST COMPANY,
                      not in its individual capacity but solely as trustee


                      By: ________________________________
                          Name:
                          Title:

                                                                       EXHIBIT D


               Allocation of N Shares Based on Project Equity IRR


            Project
          Equity IRR                 Holdco                 OffshoreCo
          ----------                 ------                 ----------
           45.0%                       --                     9,468,220
           46.0%                     631,215                  8,837,004
           47.0%                    1,262,629                 8,205,790
           48.0%                    1,893,644                 7,574,575
           49.0%                    2,524,858                 6,943,361
           50.0%                    3,156,073                 6,312,146
           51.0%                    3,787,288                 5,680,931
           52.0%                    4,418,502                 5,049,717
           53.0%                    5,049,717                 4,418,502
           54.0%                    5,680,931                 3,787,288
           55.0%                    6,312,146                 3,156,073
           56.0%                    6,943,361                 2,524,858
           57.0%                    7,574,575                 1,893,644
           58.0%                    8,205,790                 1,262,429
           59.0%                    8,837,004                   631,215
           60.0%                    9,468,220                   --

                                                                       EXHIBIT E


                            ALLOCABLE SHARE AGREEMENT


     ALLOCABLE SHARE AGREEMENT, dated as of November 13, 1997, by and among WorldTel Mexico Telecom, Ltd., a Bermuda corporation ("WorldTel"), and Telinor Telefonia, S.A. de C.V., a Mexican corporation ("Holdco"). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in that certain Shareholders Agreement (the "Shareholder Agreement"), dated as of October 6, 1997, among Holdco, WorldTel, Telefonia Inalambrica Del Norte, S.A. de C.V. and Bell Canada International (Mexico Telecom), Limited.

                                 R E C I T A L S


     WHEREAS, WorldTel and Holdco have entered into the Trust Agreement pursuant to which the Trust shall hold the Allocable Shares until allocated and distributed in accordance therewith;

     WHEREAS, the parties desire to set forth their understanding as to the exercise of certain rights relating to the Allocable Shares prior to the allocation and distribution of the Allocable Shares;

     NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual covenants contained herein, the parties hereto agree as follows:

                                    SECTION 1

                                   DEFINITIONS


     1.1 "Pro Rata Share" means, with respect to each of the parties hereto, the product of (a) 100%, multiplied by (b) the quotient of (x) the number of Allocable Shares allocated to such party pursuant to the Trust Agreement, divided by (y) 9,468,220.

     1.2 "Allocable Share Purchase Price" means, with respect to the Equity Shares purchased on any date that constitute Offered Equity Shares, the price that would result in the Deemed Offer-ing Shareholder receiving as the purchase price therefor, that price which would result in the Deemed Offering Shareholder obtaining on such Shares the same Project Equity IRR (as defined in the Trust Agreement) as was used to calculate the allocation of the Allocable Shares in accordance with the Trust Agreement.

                                    SECTION 2

                             RIGHT TO ACQUIRE SHARES


     2.1 As set forth in the Shareholders Agreement, Holdco shall be deemed to hold the Allocable Shares for the purpose of exercising all subscription rights with respect to such Shares; provided that if Holdco fails to exercise such subscription rights in full WorldTel shall be deemed to hold such Shares for the purpose of exercising such subscription rights. Notwithstanding the foregoing, it is the intention of the parties hereto that each party which is allocated Allocable Shares pursuant to the Trust Agreement have the right to acquire its Pro-Rata Share of all Equity Shares purchased by the other party pursuant to any subscription rights exercised with respect to the Allocable Shares. Therefore, each party hereto that has purchased any Equity Shares pursuant to the exercise of subscription rights with respect to the Allocable Shares (each, a "Deemed Offering Shareholder") agrees that it shall be deemed to have offered (the "Deemed Offering Notice") to the other party (the "Deemed Offeree") the right to purchase such other party's Pro-Rata Share of all of the Equity Shares acquired by it (the "Offered Equity Shares") pursuant to the exercise of subscription rights with respect to the Allocable Shares. The purchase price for the Offered Equity Shares shall be the price (the "Allocable Share Purchase Price") which would give the Deemed Offering Shareholder the same Project Equity IRR on the Offered Equity Shares as the Project Equity IRR which was used to determine the allocation of the Allocable Shares between the parties in accordance with the Trust Agreement. Such offer shall be deemed to have been made on the date (the "Reallocation Date") the Allocable Shares are allocated between the parties in accordance with the Trust Agreement.

     Each Deemed Offer Notice shall remain irrevocable and open for acceptance by the Deemed Offeree for a period of thirty (30) Days following the Reallocation Date (the "Allocable Share Acceptance Period"). Each Deemed Offeree shall have the right, exercisable by notice (the "Allocable Share Purchase Notice") to the Offering Shareholder within the Allocable Share Acceptance Period, to accept and agree that it will purchase its Pro-Rata Share of the Offered Equity Shares or, if it wishes to purchase less than its Pro-Rata Share, to indicate how many Offered Equity Shares it wishes to purchase. An Allocable Share Purchase Notice shall be irrevocable. If no Allocable Share Purchase Notice is given by the Allocable Share Offeree during the Allocable Share Acceptance Period, the Allocable Share Offeree shall be deemed to have refused the offer deemed made to it to purchase Offered Equity Shares.

     2.2 Unless the parties hereto otherwise agree, the purchase made by each Deemed Offeree having exercised its rights to purchase Offered Equity Shares and the sale by each Deemed Offering Shareholder to such Offeree, shall be made at the head office of the Corporation at the Allocable Share Purchase Price and shall be completed within ninety (90) Days following the expiry of the Allocable Share Acceptance Period or earlier if the Deemed Offering Shareholder and the Deemed Offeree agree. Each Shareholder shall bear its own costs and fees in connection with any Transfer of Offered Equity Shares. In connection with any Transfer of Offered Equity Shares under this Agreement (i) the Deemed Offering Shareholder shall deliver to the Deemed Offeree such certificate(s) representing the Offered Equity Shares purchased by the Deemed Offeree pursuant to this Agreement, duly endorsed, together with the written representation of the Deemed Offering Shareholder that such Offered Equity Shares are free and clear of all Pledges except those created and continuing under the terms of the Shareholders Agreement and (ii) the Deemed Offeree shall deliver or cause to be delivered to the Deemed Offering Shareholder the Allocable Share Purchase Price for such Offered Equity Shares payable in full by wire transfer of immediately available funds.

                                    SECTION 3

                                  MISCELLANEOUS


     3.1 Amendments. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

     3.2 Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     3.3 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign, delegate or otherwise transfer any of its respective rights or obligations hereunder except to a person who is or, concurrently with such assignment, delegation or transfer, is becoming a Shareholder (other than solely as a result of such assignment, delegation or transfer).

     3.4 Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York without regard to its conflict of laws and principles.

     3.5 Counterparts. This Agreement may be signed in a number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

     3.6 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be given if given in person, by facsimile, telegram, telex or registered or certified mail (postage prepaid, return receipt requested) or by reputable overnight courier to the respective parties at the following addresses (or at such other address for a party as will be specified in a notice given in accordance with this Section 3.6):

                           (i)      if to WorldTel, to
                                    WorldTel Mexico Telecom, Ltd.
                                    c/o Appleby, Spurling &Kempe
                                    1 Cedar Avenue
                                    Hamilton HM 12
                                    Bermuda
                                    Attention:  President
                                    Telecopier:  (441) 292-8666

                                    with a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, New York  10019-6064
                                    Attention:  Ruben Kraiem, Esq.
                                    Telecopier:  (212) 757-3990

                           (ii)     if to Holdco, to
                                    Telinor Telefonia, S.A. de C.V.
                                    Vasconcelos 210 Otc., Piso 9
                                    Residencial San Agustin
                                    Garza Garcia, N.L.
                                    Mexico
                                    Attention:  Tomas Milmo Santos
                                    Telecopier:  (52-8) 363-3601

                                    with a copy to:

                                    D&A Morales Y Asociados, S.C.
                                    Vallarta 811 Sur
                                    Colonia Mirador
                                    64070 Monterrey, N.L.
                                    Mexico
                                    Attention:  Alberto J. Morales
                                    Telecopier:  (52-8) 342-9322

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                      WORLDTEL MEXICO TELECOM, LTD.

                      By: ________________________________
                          Name:
                          Title:



                      TELINOR TELEFONIA, S.A. DE C.V.

                      By: ________________________________
                          Name:
                          Title:

                                                                       EXHIBIT F


                              Intentionally Omitted

                                                                       EXHIBIT G


                            UNDERTAKING OF ADHERENCE


     Undertaking of Adherence, dated as of November 13, 1997, among Wilmington Trust Company, not in its individual capacity but solely as trustee of Mexico Telecom N Share Trust (the "Trustee"), Bell Canada International (Mexico Telecom), Limited, a British Virgin Islands corporation ("BCI"), WorldTel Mexico Telecom, Ltd., a Bermuda corporation ("OffshoreCo"), and Telinor Telefonia, S.A. de C.V., a Mexican corporation ("Holdco"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in that certain Trust Agreement (the "Trust Agreement"), dated the date hereof, among OffshoreCo, Holdco, the Trustee and Telefonia Inalambrica del Norte, S.A. de C.V., a Mexican corporation (the "Company").

     Each of the Trustee, Holdco and OffshoreCo hereby covenants and agrees that it will not consent to any amendment of the Trust Agreement that (i) amends the definition of "N Shares" set forth therein, (ii) amends Section 2.3, 2.5 or 4.2(b)(ii) thereof, (iii) provides for the distribution of the N Shares to any Person other than the holder of a Class A or Class B Owner Certificate or (iv) provides for the distribution of any capital stock other than the N Shares to OffshoreCo or Holdco, in each case without the written consent of BCI.

     The Trustee will not execute, authenticate or deliver a new Owner Certificate in the name of any designated transferee unless the transfer is in accordance with the provisions of Section 2.5 of the Trust Agreement.

     This Undertaking of Adherence may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. This Undertaking of Adherence shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile or telegram or on the next Business Day when sent by reputable overnight courier or on the second succeeding Business Day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (A) If the Trustee, OffshoreCo or Holdco, to the respective address set forth in Section 10.4 of the Trust Agreement; and

        (B)      if to BCI, to

                 Bell Canada International Inc.
                 1000 de la Gauchetiere St. West
                 Suite 1100
                 Montreal, Quebec, Canada
                 H3B 4Y8
                 Attention: Vice-President, Law and Corporate Secretary Telecopier No.: (514) 392-2342


     This Undertaking of Adherence shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the parties hereto have caused this Undertaking of Adherence to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

TELINOR TELEFONIA,           BELL CANADA INTERNATIONAL
S.A. DE C.V.                 (MEXICO TELECOM), LIMITED


By:                          By:
     Name:                         Name:
     Title:                        Title:

WORLDTEL MEXICO              WILMINGTON TRUST COMPANY, not in its individual
TELECOM, LTD.                capacity but solely as Trustee


By:                          By:
     Name:                         Name:
     Title:                        Title:

THIS OWNER CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITES ACT OF 1933, AND MAY NOT BE SOLD, OR OFFERED FOR SALE, UNLESS REGISTERED PURSUANT TO SUCH ACT OR UNLESS AN EXEMPTION UNDER SUCH ACT IS AVAILABLE.

TRANSFER OF THIS OWNER CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS AND LIMITATIONS SET FORTH IN THE TRUST AGREEMENT.


                          MEXICO TELECOM N SHARE TRUST

                            CLASS A OWNER CERTIFICATE

                         UNDER TRUST AGREEMENT DATED AS

                              OF NOVEMBER 13, 1997


     Wilmington Trust Company, a Delaware banking corporation, acting not in its individual capacity but solely as trustee (the "Trustee") under a Trust Agreement (the "Trust Agreement") dated as of November 13, 1997, by and among Telinor Telefonia, S.A. de C.V. ("Holdco"), WorldTel Mexico Telecom, Ltd. ("WorldTel"), Telefonia Inalambrica del Norte, S.A. de C.V. and the Trustee, on behalf of the holders from time to time (each, an "Owner") of beneficial interests in the Mexico Telecom N Share Trust (the "Trust"), hereby executes this Owner Certificate on behalf of the Trust, and the Trust hereby certifies that Holdco is the owner of the Class A Ownership Interests as described in the Trust Agreement. This Owner Certificate is issued pursuant to and is entitled to the benefits of the Trust Agreement, and each Owner by acceptance hereof shall be bound by the terms of the Trust Agreement. Reference is hereby made to the Trust Agreement for a statement of the rights and obligations of the Owner hereof. The Trustee may treat the person shown on the register maintained by the Trustee pursuant to Section 2.3 of the Trust Agreement as the absolute Owner for all purposes.

     Capitalized terms used herein without definition have the meanings ascribed to them in the Trust Agreement.

     In the manner more fully set forth in, and as limited by, the Trust Agreement, this Owner Certificate may be transferred upon the books of the Trustee by the registered Owner upon surrender of this Owner Certificate to the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Owner.

     In addition, any transferee of this Owner Certificate shall execute and deliver to the Trustee a letter, in form and substance satisfactory to the Trustee, agreeing to be bound by the terms of the Trust Agreement, representing that the transferee and the proposed transfer satisfy the requirements of
Section 2.5 of the Trust Agreement and agreeing that prior to the distribution of any Equity Shares to it in accordance with the Trust Agreement it will become bound by the Shareholders Agreement.

     The Trustee may request an opinion of counsel in form and substance satisfactory to the Trustee to the effect that the proposed transfer of this Owner Certificate may be effected without registration under any state or Federal securities laws and is being effected in accordance with Section 2.5 of this Trust Agreement.

     IN WITNESS WHEREOF, the Trust, pursuant to the Trust Agreement, has caused this Owner Certificate to be issued as of the date hereof:

Dated:    As of November 13, 1997


                                    MEXICO TELECOM N SHARE TRUST

                                    By:  Wilmington Trust Company,
                                          not in its individual capacity
                                          but solely as Trustee

                                    By:  _________________________
                                          Name:
                                          Title:

THIS OWNER CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITES ACT OF 1933, AND MAY NOT BE SOLD, OR OFFERED FOR SALE, UNLESS REGISTERED PURSUANT TO SUCH ACT OR UNLESS AN EXEMPTION UNDER SUCH ACT IS AVAILABLE.

TRANSFER OF THIS OWNER CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS AND LIMITATIONS SET FORTH IN THE TRUST AGREEMENT.


                          MEXICO TELECOM N SHARE TRUST

                            CLASS B OWNER CERTIFICATE

                         UNDER TRUST AGREEMENT DATED AS

                              OF NOVEMBER 13, 1997


     Wilmington Trust Company, a Delaware banking corporation, acting not in its individual capacity but solely as trustee (the "Trustee") under a Trust Agreement (the "Trust Agreement") dated as of November 13, 1997, by and among Telinor Telefonia, S.A. de C.V. ("Holdco"), WorldTel Mexico Telecom, Ltd. ("WorldTel"), Telefonia Inalambrica del Norte, S.A. de C.V. and the Trustee, on behalf of the holders from time to time (each, an "Owner") of beneficial interests in the Mexico Telecom N Share Trust (the "Trust"), hereby executes this Owner Certificate on behalf of the Trust, and the Trust hereby certifies that Holdco is the owner of the Class B Ownership Interests as described in the Trust Agreement. This Owner Certificate is issued pursuant to and is entitled to the benefits of the Trust Agreement, and each Owner by acceptance hereof shall be bound by the terms of the Trust Agreement. Reference is hereby made to the Trust Agreement for a statement of the rights and obligations of the Owner hereof. The Trustee may treat the person shown on the register maintained by the Trustee pursuant to Section 2.3 of the Trust Agreement as the absolute Owner for all purposes.

     Capitalized terms used herein without definition have the meanings ascribed to them in the Trust Agreement.

     In the manner more fully set forth in, and as limited by, the Trust Agreement, this Owner Certificate may be transferred upon the books of the Trustee by the registered Owner upon surrender of this Owner Certificate to the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Owner.

     In addition, any transferee of this Owner Certificate shall execute and deliver to the Trustee a letter, in form and substance satisfactory to the Trustee, agreeing to be bound by the terms of the Trust Agreement, representing that the transferee and the proposed transfer satisfy the requirements of
Section 2.5 of the Trust Agreement and agreeing that prior to the distribution of any Equity Shares to it in accordance with the Trust Agreement it will become bound by the Shareholders Agreement.

     The Trustee may request an opinion of counsel in form and substance satisfactory to the Trustee to the effect that the proposed transfer of this Owner Certificate may be effected without registration under any state or Federal securities laws and is being effected in accordance with Section 2.5 of this Trust Agreement.

     IN WITNESS WHEREOF, the Trust, pursuant to the Trust Agreement, has caused this Owner Certificate to be issued as of the date hereof:

Dated:    As of November 13, 1997


                                   MEXICO TELECOM N SHARE TRUST

                                   By:  Wilmington Trust Company,
                                         not in its individual capacity
                                         but solely as Trustee,

                                   By:  _________________________
                                         Name:
                                         Title:

                            ALLOCABLE SHARE AGREEMENT


     ALLOCABLE SHARE AGREEMENT, dated as of November 13, 1997, by and among WorldTel Mexico Telecom, Ltd., a Bermuda corporation ("WorldTel"), and Telinor Telefonia, S.A. de C.V., a Mexican corporation ("Holdco"). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in that certain Shareholders Agreement (the "Shareholders Agreement"), dated as of October 6, 1997, among Holdco, WorldTel, Telefonia Inalambrica del Norte, S.A. de C.V. and Bell Canada International (Mexico Telecom), Limited.

                                 R E C I T A L S


     WHEREAS, WorldTel and Holdco have entered into the Trust Agreement pursuant to which the Trust shall hold the Allocable Shares until allocated and distributed in accordance therewith;

     WHEREAS, the parties desire to set forth their understanding as to the exercise of certain rights relating to the Allocable Shares prior to the allocation and distribution of the Allocable Shares;

     NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual covenants contained herein, the parties hereto agree as follows:

                                    SECTION 1

                                   DEFINITIONS


     1.1 "Pro Rata Share" means, with respect to each of the parties hereto, the product of (a) 100%, multiplied by (b) the quotient of (x) the number of Allocable Shares allocated to such party pursuant to the Trust Agreement, divided by (y) 9,468,220.

     1.2 "Allocable Share Purchase Price" means, with respect to the Equity Shares purchased on any date that constitute Offered Equity Shares, the price that would result in the Deemed Offer-ing Shareholder receiving as the purchase price therefor, that price which would result in the Deemed Offering Shareholder obtaining on such Shares the same Project Equity IRR (as defined in the Trust Agreement) as was used to calculate the allocation of the Allocable Shares in accordance with the Trust Agreement.

                                    SECTION 2

                             RIGHT TO ACQUIRE SHARES


     2.1 As set forth in the Shareholders Agreement, Holdco shall be deemed to hold the Allocable Shares for the purpose of exercising all subscription rights with respect to such Shares; provided that if Holdco fails to exercise such subscription rights in full WorldTel shall be deemed to hold such Shares for the purpose of exercising such subscription rights. Notwithstanding the foregoing, it is the intention of the parties hereto that each party which is allocated Allocable Shares pursuant to the Trust Agreement have the right to acquire its Pro-Rata Share of all Equity Shares purchased by the other party pursuant to any subscription rights exercised with respect to the Allocable Shares. Therefore, each party hereto that has purchased any Equity Shares pursuant to the exercise of subscription rights with respect to the Allocable Shares (each, a "Deemed Offering Shareholder") agrees that it shall be deemed to have offered (the "Deemed Offering Notice") to the other party (the "Deemed Offeree") the right to purchase such other party's Pro-Rata Share of all of the Equity Shares acquired by it (the "Offered Equity Shares") pursuant to the exercise of subscription rights with respect to the Allocable Shares. The purchase price for the Offered Equity Shares shall be the price (the "Allocable Share Purchase Price") which would give the Deemed Offering Shareholder the same Project Equity IRR on the Offered Equity Shares as the Project Equity IRR which was used to determine the allocation of the Allocable Shares between the parties in accordance with the Trust Agreement. Such offer shall be deemed to have been made on the date (the "Reallocation Date") the Allocable Shares are allocated between the parties in accordance with the Trust Agreement.

     Each Deemed Offer Notice shall remain irrevocable and open for acceptance by the Deemed Offeree for a period of thirty (30) Days following the Reallocation Date (the "Allocable Share Acceptance Period"). Each Deemed Offeree shall have the right, exercisable by notice (the "Allocable Share Purchase Notice") to the Offering Shareholder within the Allocable Share Acceptance Period, to accept and agree that it will purchase its Pro-Rata Share of the Offered Equity Shares or, if it wishes to purchase less than its Pro-Rata Share, to indicate how many Offered Equity Shares it wishes to purchase. An Allocable Share Purchase Notice shall be irrevocable. If no Allocable Share Purchase Notice is given by the Allocable Share Offeree during the Allocable Share Acceptance Period, the Allocable Share Offeree shall be deemed to have refused the offer deemed made to it to purchase Offered Equity Shares.

     2.2 Unless the parties hereto otherwise agree, the purchase made by each Deemed Offeree having exercised its rights to purchase Offered Equity Shares and the sale by each Deemed Offering Shareholder to such Offeree, shall be made at the head office of the Corporation at the Allocable Share Purchase Price and shall be completed within ninety (90) Days following the expiry of the Allocable Share Acceptance Period or earlier if the Deemed Offering Shareholder and the Deemed Offeree agree. Each Shareholder shall bear its own costs and fees in connection with any Transfer of Offered Equity Shares. In connection with any Transfer of Offered Equity Shares under this Agreement (i) the Deemed Offering Shareholder shall deliver to the Deemed Offeree such certificate(s) representing the Offered Equity Shares purchased by the Deemed Offeree pursuant to this Agreement, duly endorsed, together with the written representation of the Deemed Offering Shareholder that such Offered Equity Shares are free and clear of all Pledges except those created and continuing under the terms of the Shareholders Agreement and (ii) the Deemed Offeree shall deliver or cause to be delivered to the Deemed Offering Shareholder the Allocable Share Purchase Price for such Offered Equity Shares payable in full by wire transfer of immediately available funds.

                                    SECTION 3

                                  MISCELLANEOUS


     3.1 Amendments. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of he parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

     3.2 Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     3.3 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign, delegate or otherwise transfer any of its respective rights or obligations hereunder except to a person who is or, concurrently with such assignment, delegation or transfer, is becoming a Shareholder (other than solely as a result of such assignment, delegation or transfer).

     3.4 Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York without regard to its conflict of laws and principles.

     3.5 Counterparts. This Agreement may be signed in a number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

     3.6 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be given if given in person, by facsimile, telegram, telex or registered or certified mail (postage pre-paid, return receipt requested) or by reputable overnight courier to the respective parties at the following addresses (or at such other address for a party as will be specified in a notice given in accordance with this Section 3.6):

                           (i)      if to WorldTel, to
                                    WorldTel Mexico Telecom, Ltd.
                                    c/o Appleby, Spurling &Kempe
                                    1 Cedar Avenue
                                    Hamilton HM 12
                                    Bermuda
                                    Attention:  President
                                    Telecopier:  (441) 292-8666

                                    with a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, New York  10019-6064
                                    Attention:  Ruben Kraiem, Esq.
                                    Telecopier:  (212) 757-3990

                           (ii)     if to Holdco, to
                                    Telinor Telefonia, S.A. de C.V.
                                    Vasconcelos 210 Otc., Piso 9
                                    Residencial San Agustin
                                    Garza Garcia, N.L.
                                    Mexico
                                    Attention:  Tomas Milmo Santos
                                    Telecopier:  (52-8) 363-3601

                                    with a copy to:

                                    D&A Morales Y Asociados, S.C.
                                    Vallarta 811 Sur
                                    Colonia Mirador
                                    64070 Monterrey, N.L.
                                    Mexico
                                    Attention:  Alberto J. Morales
                                    Telecopier:  (52-8) 342-9322


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                      WORLDTEL MEXICO TELECOM, LTD.

                      By: ________________________________
                          Name:
                          Title:



                      TELINOR TELEFONIA, S.A. DE C.V.

                      By: ________________________________
                          Name:
                          Title:

                                  SCHEDULE "G"

                              SECONDMENT AGREEMENT



SECONDMENT AGREEMENT made and entered into as of October 6, 1997 between Bell Canada International Inc. ("BCI"), a corporation organized under the laws of Canada, having its principal office at 1000, rue de La Gauchetiere Ouest, Bureau 1100, Montreal (Quebec) Canada H3B 4Y8, and Telefonia Inalambrica del Norte, S.A. de C.V.("Telinor"), a limited liability stock corporation organized under the laws of the United Mexican States ("Mexico"), having its registered office at Vasconcelos 210 Otc., Residencial San Agustin, San Pedro, Garza Garcia, N.L., Mexico.

WHEREAS Telinor wishes to offer local telephone services and associated value added services throughout Mexico;

WHEREAS Telinor will attempt to secure in auctions to be conducted under the auspices of the Government of Mexico the right to use radio frequency spectrum within the 1850 to 1970 MHz bandwidths and within the 3425 to 3600 MHz bandwidths(the "Spectrum") as required to operate fixed wireless communications networks in one or more regions of Mexico;

WHEREAS Bell Canada International (Mexico Telecom) Limited, an Affiliate of BCI, is a party to a Shareholders' Agreement entered into as of October 6, 1997 among the shareholders of Telinor and Telinor;

WHEREAS BCI has expertise in providing international consulting services in the telecommunications sector and has experience, knowledge, trained personnel and other capabilities in respect of engineering, operations and other miscellaneous services; and

WHEREAS the parties desire to record their mutual understanding regarding the provision of secondees by BCI.


NOW, THEREFORE, the parties hereto agree as follows:

1.   DEFINITIONS

In this Agreement, unless the context otherwise requires, the following terms shall have the meaning set opposite, namely:


"Affected Party"                        has the meaning ascribed thereto in
                                        Clause 10.2;

"Agreement"                             This Agreement, including its recitals
                                        and schedules, as amended from time to
                                        time;

"Auditors"                              has the meaning ascribed thereto in
                                        Clause 3.4;

"BCI-Shareholder"                       Bell Canada International (Mexico
                                        Telecom) Limited);

"Confidential Information"              Any information, material and data of a
                                        confidential nature furnished orally, in any written, graphic, electronic, magnetic or other tangible form including (but not limited to) technical, financial and business information and models, names of customers or partners (whether potential or existing), proposed business deals, corporate strategies, reports, plans market and/or financial projections and other data, of or relating to a party other than the information listed in Clause 7.4;

"Costs"                                 has the meaning ascribed thereto in
                                        Clause 3.1;

"Deliverables"                          Any written summary of results or
                                        recommendations or any other data or
                                        data files, information or materials
                                        whether in written, electronic or
                                        magnetic form, provided to Telinor by
                                        the Secondees, including market research reports, functional or interface specifications, and service or network architecture plans, but shall exclude all software;

"receiving party"                       has the meaning ascribed thereto in
                                        Clause 7.1;

"RFS"                                   has the meaning ascribed thereto in
                                        Clause 2.1;

"Rules"                                 has the meaning ascribed thereto in
                                        Clause 16.1(b);

"Secondee(s)"                           Person(s) who are individually present
                                        in Mexico for a period or periods
                                        exceeding the aggregate of one hundred
                                        and eighty-two (182) calendar days
                                        during any consecutive twelve (12)-month period and who are seconded to Telinor, from time to time, under this Agreement and take various positions within the organization of Telinor, as identified by the parties from time to time;

"Secondment Costs"                      has the meaning ascribed thereto in
                                        Clause 3.1;

"Shareholders Agreement"                The Unanimous Shareholders Agreement
                                        dated as of October 6, 1997 between
                                        BCI-Shareholder, Holdco, WorldTel and
                                        Telinor;

"Taxes"                                 has the meaning ascribed thereto in
                                        Clause 4.1.


The expression "person" as used herein includes any individual, corporation, company, partnership or other entity. The singular includes the plurals and vice versa. Reference to one gender includes reference to the other gender.

References herein to clauses and schedules shall be taken as referring to clauses and schedules to this Agreement. Headings to clauses are for ease of reference only and shall not affect the construction or interpretation of this Agreement.

In this Agreement and the schedules hereto, unless otherwise specified, capitalized terms not defined herein but defined in the Shareholders Agreement shall have the meaning assigned to them in the Shareholders Agreement.

2.   SUPPLY OF SECONDEES

     2.1  Supply of Secondees


          Subject to the terms and conditions of this Agreement, BCI shall, from time to time, make available, within a reasonable period, such number of Secondees as shall be reasonably requested by Telinor to prepare, launch and operate its Business in accordance with the requirements of the Preliminary Business Plan and the Initial Business Plan and such other Business Plans which may be adopted by Telinor from time to time.


          Such Secondees shall have expertise in either engineering, operations, information technology, personnel, recruitment, billing system, administration, legal, sales, customer services, marketing matters or such other telecommunications related expertise. Any request by Telinor for a Secondee shall be in writing by an authorized person substantially in the form of Schedule A attached hereto (the "RFS").

     2.2  Supply of Certain Secondees


          Under the Shareholder's Agreement, BCI-Shareholder has the right to appoint individuals for the following positions at Telinor:

          o    Chief Operating Officer

          o    Vice-President Marketing and Sales

          o    Vice-President Customer Services

          o    Vice-President Technology Planning

          o Assistant Vice-President Finance (or second most senior position in the Finance Department)


          If BCI-Shareholder does not appoint Secondees pursuant to this right, Telinor may request BCI to provide Secondees to fulfill such positions under this Agreement.

     2.3  Service Term


          The service term of each Secondee shall be for a maximum of three (3) years, unless agreed otherwise, which may be renewed by mutual agreement.

     2.4  Selection of Secondees


          Subject to Clause 8.2 of the Shareholders' Agreement, Telinor shall approve the engagement of all Secondees. Telinor may also participate, to the extent reasonable and practicable, in the selection of Secondees. The compensation to be paid to the Secondees shall be as agreed between BCI and Telinor but shall include the elements identified as Secondment Costs. Once, before the hiring of any Secondee under this Agreement, Telinor shall approve the compensation guidelines to be applicable to the hiring of Secondees. Such guidelines shall not be modified without Telinor's consent. The compensation to the Secondee shall be reflected in an employment contract between Telinor and the Secondee. The employment contract between the Secondee and Telinor shall provide that the completion bonus shall be reduced to take into account any payments that Telinor may have to pay to the Secondee upon termination of the secondment under Mexican law. BCI will use its reasonable efforts to make available to Telinor the best individuals that it has for the positions requested.

     2.5  Authorized Personnel


          BCI shall designate in writing, within thirty (30) days of the date of this Agreement, one or more of its senior employees from its headquarters, as the person(s) to whom all RFSs or other enquiries are to be directed and with whom questions involving RFSs are to be coordinated. BCI may change its designation(s) in this respect by notice in writing to Telinor at any time. Telinor shall also designate in writing, within thirty (30) days of the date of this Agreement, one or more of its senior employees as its authorized persons to request and coordinate the provision of Secondees from BCI. Telinor may change its designation(s) in this respect by notice in writing to BCI at any time. Costs relating to personnel designated under this Clause 2.5 and their activities shall be for the account of the designating party.

     2.6  Employment Relationship


          Each Secondee shall become an employee of Telinor and his compensation shall be paid by Telinor directly in Canadian dollars (or in Mexican pesos based on a conversion rate from Canadian dollars to Mexican pesos determined on the basis of Clause 17.8 of the Shareholders' Agreement on the date of each pay). Telinor will provide BCI, on a monthly basis, with payroll information regarding each Secondee.


          Each Secondee shall be managed by Telinor, shall perform such duties at such times and at such places as Telinor may from time to time reasonably require, shall carry out such reasonable directions as may be given to him or her from time to time by Telinor and shall act in accordance with and subject to the reasonable instructions of Telinor.

     2.7  Degree of Care


          Telinor shall exercise the same degree of care in respect of each Secondee as with other employees of Telinor and, in any event, no less than the degree of care required by any applicable laws of Mexico.

     2.8  Discipline and Dismissal


          Telinor may exercise the right to discipline and dismiss any Secondee. Thus, at any time Telinor may dismiss any Secondee (and, as an immediate measure pending discussions with BCI, may require that a Secondee leave any premises owned or occupied by Telinor) if Telinor in its reasonable discretion believes that the Secondee has committed any act or omission which would entitle Telinor to dismiss such Secondee under its general employment practices or if Telinor, in its reasonable discretion, believes that such Secondee has conducted himself or herself in a manner which is contrary to or otherwise not in the best interests of Telinor.


          If any Secondee ceases to provide services to Telinor during the duration of the secondment in accordance with this Clause 2.8, or if any such person is unable due to illness, accident or other incapacity to perform his duties, BCI shall, if requested by Telinor, provide a substitute for such person. Costs accrued to the date of recall shall be payable in accordance with Clause 3.1.

     2.9  Insurance


          Telinor shall ensure that all Secondees are insured against reasonable insurable risks arising while any Secondee is attending at the premises or other facilities of Telinor pursuant to this Agreement and shall comply with the provisions of all applicable legislation relating to health, safety and welfare at work of employees from time to time in force.

     2.10 Project Review Committee


          A Project Review Committee composed of two designees from BCI and two designees from Telinor shall be set up to review on a monthly basis the resources needs of Telinor and any difficulties which may arise under this Agreement. Meetings of this Committee may be held in person or by conference call. Telinor shall ensure that BCI is given through this Committee or otherwise, on a timely basis, any information with respect to the Business of Telinor which may be relevant to or necessary for the performance of the Agreement.

3.   COMPENSATION

     3.1  Fees


          In general consideration for the services provided by BCI to Telinor under this Agreement, and of the long term value to Telinor to be created by the Secondees provided by BCI and the loss of such Secondees to BCI, BCI shall be entitled to the following:

          (a) the Fees described in Clauses 3.1.1 and 3.1.2 of the Technical Services Agreement entered into as of October 6, 1997 between BCI and Telinor; and

          (b) such amount as is equivalent to BCI's direct and indirect costs of supplying the Secondees (the "Costs"). Indirect costs shall be established as the lesser of (i) a fifteen percent (15%) charge applicable solely on the basic salary portion of the Secondee's compensation paid by Telinor for the first six (6) months of the secondment, or (ii) an amount equal to one-month basic salary paid by Telinor to each Secondee.


               The direct costs shall be the actual costs, consistent with BCI expatriate practices, in respect of the secondment of each Secondee, including but not limited to, the salary, performance and completion bonuses, payroll taxes and income taxes, costs of pension and benefits, subsistence and/or other allowances, travel, lodging, perquisites, currency fluctuation protection, if required, and any mobilization and demobilization costs, including costs or losses related to the maintenance or disposition of the Secondee's Canadian residence, if applicable, which are incurred by BCI (herein referred to as the "Secondment Costs"). For greater certainty, Secondment Costs shall not include any of such costs paid directly by Telinor to the Secondee.

     3.2  Perquisites


          Telinor shall provide reasonable perquisites, allowances and logistic expenses, such as housing, transportation, provision of motor vehicles, etc. for each Secondee assigned to Telinor commensurate with the rank and position of the Secondee. The details of such perquisites, allowances and logistic expenses shall be subject to the mutual agreement of Telinor and BCI. Such perquisites, allowances and logistics shall also include travel and accommodation expenses incurred in traveling on business which shall be reimbursed by Telinor.

     3.3  Tax Equalization Program

          The Secondees will be covered by the BCI tax equalization program. Thus, compensation of Secondees will be subject to hypothetical tax deductions as if the Secondee had received his/her compensation in Canada. Telinor will be responsible to administer the tax equalization program including deducting the hypothetical taxes, administering the sums withheld and remitting taxes to the Mexican and the Canadian tax authorities. BCI will assist Telinor in this respect by communicating the applicable hypothetical tax deductions, by coordinating the filing of the Canadian income tax returns and by preparing the annual tax reconciliations.

     3.4  Audit


          Telinor may within sixty (60) days of the end of each full year of this Agreement or, if earlier, within sixty (60) days of termination of this Agreement require that the Secondment Costs charged to Telinor in relation to the Secondees during the preceding year be subject to audit in order to establish whether the Secondment Costs for such Secondees have been calculated correctly. Secondment Costs shall be verified by the auditors of BCI (the "Auditors") and shall be determined in accordance with Canadian generally accepted accounting principles. The parties shall give the Auditors all reasonable assistance. If the Auditors shall determine that the amounts charged to Telinor exceeded the actual relevant Secondment Costs, then BCI shall repay any excess to Telinor and the reasonable professional costs of the Auditors shall be borne by BCI. If there are no such excess, the professional costs of the Auditors shall be borne by Telinor.

4.   TAXES

     4.1 All amounts payable hereunder by Telinor to BCI shall be paid by Telinor free and clear of any and all Mexican taxes and any other non-Canadian taxes, including but not limited to, value-added taxes, sales, withholding, remittance, corporate, personal income, social security and other taxes, import duties, levies, fees and assessments of any kind ("Taxes"), which might otherwise be levied against BCI by the Mexican tax authorities or any other non-Canadian tax authorities or any state or subdivision thereof. In addition, Telinor shall be responsible for any and all Taxes assessed after invoice or termination of this Agreement which are related to Secondees provided under this Agreement. Notwithstanding the other provisions in this Clause 4, in the event that BCI is deemed to have a permanent establishment in Mexico, Telinor shall only be responsible for reimbursement of, indemnity for or payment of any Taxes imposed on BCI to the extent such taxes are attributable to BCI providing Secondees hereunder and/or providing services under the Technical Services Agreement. In addition, subject to the Technical Services Agreement, Telinor shall not be responsible for reimbursement of, indemnity for or payment of any Taxes imposed on payments to BCI or BCI's income other than for providing Secondees pursuant to this Agreement.

     4.2 Should any Taxes be levied by the Mexican tax authorities or any other non-Canadian tax authorities, payment for such Taxes shall be the responsibility of and be paid by Telinor directly to the appropriate tax authority on behalf of BCI and these payments by Telinor shall not reduce the amounts payable to BCI pursuant to this Agreement.


          Within thirty (30) days after the date of any payment of Taxes, Telinor shall furnish to BCI, at its address referred to in Clause 14, the original receipt of payment thereof or a certified copy of such receipt evidencing payment thereof.


          In the event that BCI is required by law to make such payments for Taxes directly to the Mexican or any other non-Canadian tax authorities, Telinor shall reimburse BCI for such payments within thirty (30) days from the date of BCI's invoice. Such reimbursement shall not be reduced by any Taxes and shall not reduce the amounts otherwise payable to BCI pursuant to this Agreement.


          In addition, Telinor shall pay any present or future stamp duty, documentary taxes, charges or similar levies imposed by the Mexican tax authorities or any other non-Canadian tax authorities or any state or subdivision thereof that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement.

     4.3 If BCI is able to claim a tax benefit in computing its income tax liability under the Income Tax Act (Canada) and under the tax statutes of any relevant provincial jurisdiction, in Canada, by reason of


          (i) any taxes paid by Telinor to the Mexican or non-Canadian tax authorities on behalf of BCI, or


          (ii) any increased payments by Telinor to BCI pursuant to Clauses 4.1 and 4.2;


         collectively referred to as "reimbursable taxes",


          BCI shall, within thirty (30) Days, of receiving the tax benefit from a reduced final Canadian tax payment, pay to Telinor the amount of the tax benefit which related to the reimbursable taxes. BCI will use reasonable efforts to obtain promptly such tax benefit and, subject to such undertaking, nothing in this clause shall interfere with the right of BCI to arrange its tax affairs in whatever manner it deems fit, or oblige BCI to disclose any information relating to the assessment or computation of its tax liabilities or benefits to Telinor or impose any obligation on BCI to claim relief from its corporation, profits or similar tax liability in respect of any such tax benefit in priority to any other relieves, claims, credits or deductions available to it.

5.   PAYMENT TERMS

     5.1  Invoice and Interest


          BCI shall submit to Telinor a quarterly invoice in U.S. dollars with respect to the Costs incurred during the previous quarter. Such invoices shall describe the Costs in reasonable details with supporting documentation as reasonably required by Telinor to comply with accounting procedures and other requirements as well as the place and manner of payment. In preparing invoices for the Costs, all Costs incurred in currencies other than U.S. dollars shall be converted into U.S. dollars using the appropriate Bank of Canada exchange rate posted at noon on the last Business Day of the quarter in which the Costs were incurred.


          All Costs payable under this Agreement, if not paid within thirty (30) Days of the date of the invoice, shall bear interest on the outstanding amount(s) from the date of the invoice until paid at a rate per annum, compounded annually equal to the Base Rate plus three percent (3%). The Base Rate shall mean, for any day, the higher of (i) the per annum rate of interest determined by Citibank N.A. in New York City, from time to time, in its sole discretion, as its United States dollar prime commercial lending rate for such day and (ii) the sum of
          (A) the average rate charged to Citibank N.A. for overnight federal funds on such day (rounded upward, if necessary, to the nearest 1/100 of 1%) plus (B) 1/2%.

     5.2  Currency


          Unless otherwise agreed in writing between BCI and Telinor, the compensation with respect to the Costs shall be paid in full by Telinor to BCI in US dollars.

6.   OWNERSHIP

     6.1 BCI shall own all right, title and interest in the Deliverables and in any intellectual property embodied therein or related thereto. However, Telinor shall have a right to use any such Deliverables or intellectual property for purposes of carrying on its Business in Mexico which right shall be non-exclusive, perpetual and free of charge. Telinor shall not have the right to assign this right to any Person other than its Affiliates, subject to such Affiliates being bound by the same undertaking not to assign this right.

     6.2 For greater certainty, no term or condition in this Agreement shall be construed as involving software development or to be a transfer by BCI or its Affiliates of licenses, patents, trademarks or technology which could give rise to royalty payments. Any software development requested by Telinor or any transfer of intellectual property rights shall be dealt with in separate agreements.

     6.3 Other than for entities involved in activities comprising the Business or competing with the Business of Telinor in the Regions, BCI and/or any Subsidiaries thereof may perform for others the same or similar services as those provided hereunder, including providing the same or similar conclusions and recommendations.

7.   CONFIDENTIAL INFORMATION

     7.1 Each party (the "receiving party") shall for two (2) years from the date of receipt of Confidential Information from the disclosing party, retain in confidence all such Confidential Information disclosed pursuant to activities carried on in providing the Secondees under this Agreement and shall treat such Confidential Information with the same degree of care as it employs for the protection of its own Confidential Information (and in any event, with reasonable care).

     7.2 The receiving party shall not, nor shall it permit any of its Representatives to, without the written consent of the other, use any Confidential Information of the other for any purpose other than the purposes contemplated hereunder, or disclose any Confidential Information of the other to any third party, except to its Representatives with a need to know for purposes of this Agreement or for the conduct of each party's Business, including any financing to the extent necessary to obtain such financing, but only if such Representatives are not employees, officers or directors of any Person who, directly or indirectly through any Subsidiary or whose Controlling Persons, compete with the Business in the Regions and after such Representatives have been directed by the receiving party to treat such Confidential Information in accordance with the terms of this Clause 7 and provided further that no party shall use any such Confidential Information to the detriment of each other.

     7.3 Each party also agrees to enter into such further undertakings of confidentiality as may reasonably be required by the other party.

     7.4  Confidential Information shall not include any information that:

          (a) is or becomes in the public domain other than as a result of a disclosure directly or indirectly by the receiving party in breach of this Agreement;

          (b) the receiving party can demonstrate was known to it prior to the disclosure thereof by the disclosing party;

          (c) or becomes generally available to such receiving party on a non-confidential basis from a source other than the disclosing party, provided that such source is not known by such receiving party to be bound by any confidentiality obligation with respect to such information.


          This Clause 7 shall not restrict the disclosure of any Confidential Information by either party as required by law, the rules of any recognized stock exchange, any court of competent jurisdiction, any governmental or regulatory authority, including any taxation authority or broadcasting or telecommunications regulatory authority, but only after written notice of such disclosure requirement has been given, to the extent practicable, by such party to the disclosing party, (it being understood and agreed that only one such notice shall be required in respect of continuous disclosure requirements).

     7.5 Upon the expiration or early termination of this Agreement, each party shall return all such Confidential Information to the other party unless such Confidential Information is necessary for the conduct of the on-going business of either party . Notwithstanding termination of this Agreement, the confidentiality obligations of the parties pursuant to this Clause 7 shall continue for two (2) years after the disclosure of Confidential Information.

     7.6 It is understood by the parties that in the course of providing services hereunder, Secondees may acquire knowledge and experience and the terms hereof will not prohibit the use of knowledge and experience by such Secondees, provided that this clause shall not operate as an assignment or license of any intellectual property or other assets from Telinor or any other person. BCI will use reasonable efforts in order that Secondees will not provide, during twelve (12) months following the term of their employment with Telinor, similar services to entities competing against Telinor in the Regions.

8.   LIABILITY

     8.1 BCI shall provide the services hereunder with reasonable care and skill and such services shall be of a standard comparable to providers of similar types of services and BCI shall use its reasonable commercial judgment and expertise, provided that:

          (a) BCI, its Affiliates and the Secondees shall not be liable on account of specific acts done or omitted to be done by the Secondees or BCI or its Affiliates and their respective directors, officers, shareholders, employees, agents or contractors in good faith in accordance with or pursuant to the direction of Telinor,

          (b) None of BCI, any of its Affiliates or the Secondees shall be liable to Telinor for any error of judgment or for any loss or damage suffered by Telinor in connection with the subject matter of this Agreement (howsoever any such loss may have occurred) unless such loss or damage arises from gross negligence, bad faith, fraud, intentional misconduct or willful default in the performance or non-performance by BCI (or any Affiliates thereof or the Secondees) of its obligations or duties under or pursuant to the terms of this Agreement, and

          (c) Notwithstanding anything herein contained, in no event shall BCI be held liable, accountable or in breach of this Agreement for the failure by Telinor to meet any milestones, targets or goals set in the Preliminary Business Plan, the Initial Business Plan and such other Business Plans which may be adopted by Telinor from time to time.

     8.2 Subject to Clause 8.1, each party shall be liable hereunder only for direct damages incurred by the other and in no event shall either party be liable for any consequential or indirect damages for any breach of this Agreement.

9.   ADDITIONAL RESPONSIBILITIES OF TELINOR

     9.1 In addition to its obligations under this Agreement, Telinor shall at no cost to BCI:

          (a) provide all necessary secretarial, office, telecommunications, and other business facilities required by the Secondees for the performance of their duties under this Agreement;

          (b) use reasonable efforts to assist BCI from time to time in connection with the obtention of the visas and/or work permits and such other necessary Mexican government permissions required to enable the Secondees and their families to enter and work in Mexico and allow payment outside Mexico of the fees in connection thereto;

          (c) use reasonable efforts to assist the Secondees and their families, if requested, in satisfying the documentary requirements that may arise from importing and exporting their personal effects. Telinor shall also provide general assistance to the Secondees and their families in settling in Mexico;

          (d) register this Agreement and all of its subsequent amendments with the appropriate authorities (if legally required) and advise BCI of the date of registration. Telinor will seek and obtain (as applicable) the approval of this Agreement by all relevant Mexican authorities; and

          (e) provide the Secondees with access to a sufficient number of qualified and properly trained personnel to be mutually agreed upon.

10.  FORCE MAJEURE

     10.1 Neither party shall be in default or liable for any loss or damage resulting from delays in performance or from failure to perform or comply with terms of this Agreement (other than payment obligations or obligations that said party is unable to perform due to said party's breach of a contract or contracts) due to any event, which event is beyond its reasonable control, was not caused by it and, which despite such party's reasonable efforts, will result in a delay in the performance or compliance with any material term of this Agreement, including but not limited to:

          (a) unusually severe weather, including lightning, storms, earthquakes, landslides, floods, washouts, volcanic eruptions and other acts of God;

          (b) fires, explosion and destruction, whether accidentally or intentionally caused and whether partial or complete, lack or failure of transportation facilities, epidemic, quarantine, labour disputes; (c) war, declared or undeclared, revolution, civil commotion, acts of public enemies, blockades, embargo, acts of civil disobedience, acts of civil or military authorities, acts stemming from governmental bodies, including courts and regulatory bodies;


               provided that the party affected by such event has exercised reasonable measures, if feasible, to mitigate such delays, loss or damage.

     10.2 The party affected by such event (the "Affected Party") shall within twenty (20) Business Days notify the other party setting out in reasonable details the nature of such event of force majeure and its effect upon the obligations of the Affected Party, a detailed description, if applicable, of work-around plans, alternative sources or any other means such party will or proposes to utilize to make up for any such period of delay and to prevent any further delay. Thereupon, the obligations of the Affected Party shall be suspended during, but no longer than the continuance of the event of force majeure, and the time for performance of any obligation hereunder shall be extended by the actual time of delay caused by such event; provided, however, that unless an Affected Party shall notify the other party within the period (except if such period cannot be met because of the event of force majeure) and in the manner stated in this Clause 10.2, such party shall not be entitled to and shall not claim an extension of time for that event of force majeure, and shall not by reason of any delay arising from such event of force majeure, be relieved in any way, or to any extent, from its obligations to proceed with, execute and complete its performance of, and compliance with, the terms of this Agreement.

11.  TERM AND TERMINATION

     11.1 This Agreement shall have a minimum term of five (5) years from the date hereof unless otherwise mutually agreed, and may thereafter be extended by mutual agreement of the parties.

     11.2 This Agreement shall automatically terminate when (i) BCI-Shareholder and any Affiliate thereof no longer hold any Equity Shares (including for greater certainty, the series B Shares authorized under the Original By-laws to be held by BCI-Shareholder prior to the First Subscription Date) in Telinor, (ii) when the Shareholders' Agreement is terminated with respect to BCI in accordance with Clauses 14.2.2 or 14.2.3 of the Shareholders' Agreement, unless otherwise agreed to by the parties, or
          (iii) when the Technical Services Agreement is terminated.

     11.3 BCI may, at its option, terminate this Agreement by giving written notice to Telinor in any of the following events, namely:

          (a) a material breach by Telinor of any material obligations contained in this Agreement which has not been cured within sixty
               (60) Business Days after written notice thereof to Telinor specifying the breach and requiring such remedy;

          (b) the insolvency or bankruptcy of Telinor or the making of an assignment for the benefit of creditors, or the appointment of a trustee or receiver and manager or liquidator for Telinor or for all or a substantial part of its property, or the commencement of a bankruptcy, reorganization, arrangement, insolvency or similar proceedings by or against Telinor under the laws of any jurisdiction;

          (c)  Telinor ceases to conduct its Business;

          (d) all or substantially all of Telinor's Business is assigned or transferred; or

          (e)  the Spectrum Concession is terminated for any reason.

     11.4 Telinor may at its option terminate this Agreement by giving written notice to BCI in any of the following events, namely:

          (a) a material breach by BCI of any material obligations contained in this Agreement which has not been cured within sixty (60) Business Days after written notice thereof to BCI specifying the breach and requiring such remedy;

          (b) the insolvency or bankruptcy of BCI or the making of an assignment for the benefit of creditors, or the appointment of a trustee or receiver and manager or liquidator for BCI or for all or a substantial part of its property, or the commencement of a bankruptcy, reorganization, arrangement, insolvency or similar proceedings by or against BCI under the laws of any jurisdiction; or

          (c) If BCI-Shareholder and/or any Affiliate thereof owns less than one thousand series B Shares of Telinor authorized under the Original By-laws prior to the First Subscription Date and less than fifty percent (50%) of the Series B Shares of Telinor after the First Subscription Date.

     11.5 The termination regardless of its cause or its nature shall be without prejudice of any other rights or remedies of either party without liability to the other party (except as provided in this Agreement) for any loss or damage occasioned thereby, and each party shall remain responsible for its obligations existing immediately prior to the termination.


          The termination of this Agreement for any cause shall not release either party hereto from any liability which at the time of termination has already accrued to the other party hereto or which thereafter may accrue in respect to any act or omission prior to termination or from any obligation which is expressly stated herein to survive termination.

     11.6 Notwithstanding the expiration or termination of this Agreement, Clauses 4, 5, 6, 7, 8, 11.5, 11.6, 15 and 16, as well as all the definitions of the Shareholders' Agreement which are incorporated in such Clauses by reference, shall survive any such expiration or termination and shall remain in full force and effect until completion of the obligations referred to therein.

12.  ASSIGNMENT


     No party may assign its rights and obligations under this Agreement, in whole or in part, except with the prior consent of the other party, which consent shall not be unreasonably withheld, provided, however, that BCI may effect an assignment of its rights and obligations hereunder to an Affiliate of BCI, upon mere written notice to Telinor subject to such assignment not increasing Telinor's obligations under this Agreement (except for a de minimis amount) and provided that BCI shall continue to remain responsible, jointly with such Affiliate, for the provision of Services hereunder.


     BCI shall have the right from time to time to sub-contract any of the Services to its Affiliates or Third Parties, although in such instances, BCI shall continue to have primary responsibility towards Telinor with respect to those Services subcontracted.

13.  AMENDMENT; WAIVER

     13.1 Except as otherwise expressly provided in this Agreement, no failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by such party of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

     13.2 Except as otherwise expressly provided in this Agreement, no waiver of any right hereunder or of any breach or failure to perform shall be effective unless executed in writing.

     13.3 The waiver of any right hereunder or of any failure to perform or breach hereof shall not constitute or be deemed as a waiver of any other right hereunder or of any other failure to perform or other breach hereof, whether of a similar or dissimilar nature thereto.

14.  NOTICES


     Any notice or communication which shall be given under this Agreement shall be made in writing in the English language, and given by telecopier, with an original sent by courier, addressed to a party at its telecopier number and address set forth below, or such other telecopier number and/or address for such party as shall have been communicated by it to the other party in accordance with this Clause 14. Any notice or other communication shall be deemed to have been received on the date of transmission but only if a confirmation of the receipt by the recipient of the telecopier appears correctly at the end of the sender's telecopy.


If to BCI :

                  Bell Canada International Inc.
                  1000 de La Gauchetiere St. West
                  Suite 1100
                  Montreal, Quebec
                  H3B 4Y8

                  Telecopier No.:   (514) 392-2342
                  Attention:        Vice-President, Law and Corporate Secretary

If to TELINOR:

                  Telefonia Inalambrica Del Norte, S.A. de C.V.
                  Vasconcelos 210 Otc.
                  Residencial San Agustin
                  Gorza Garcia, N.L.
                  Mexico

                  Telecopier No.:   011-528-363-5091
                  Attention:        Tomas Milmo Santos

                  with a copy to:

                  D & A Morales Y Asociados, S.C.
                  Vallarta 811 Sur
                  Colonia Mirador
                  64070 Monterrey, N.L.
                  Mexico

                  Telecopier No.:   (52-8) 342-9322
                  Attention:        Alberto J. Morales


15.  GOVERNING LAW


     This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein without giving effect to any choice of conflict of law rules.

16.  DISPUTE RESOLUTION

     16.1 In the event of a Dispute among BCI and Telinor arising under or in connection with this Agreement, including a Dispute over whether there has been a material breach to this Agreement, the following shall apply:

          (a) They shall use their good faith efforts to settle such Dispute. To this end, any party may notify the other party of its desire to initiate the procedure contemplated by this Clause 16 whereupon the parties shall forthwith convene to attempt to resolve such disputes through amicable and good faith discussions. Disputes which the parties are unable to resolve through such discussions within thirty (30) days following receipt of the notice referred to in this Clause 16.1a), shall upon the request of any party to the Dispute, be submitted to a panel consisting of designees from the Chief Executive Officer of BCI and Telinor. The designees shall consult and negotiate with each other in good faith in an effort to reach a just and equitable solution.

          (b) If the designees do not reach a solution within a period of thirty (30) days following the beginning of their consultations and negotiations, any party may treat the same as an arbitrable dispute by giving notice to the other party, in which case the dispute shall be submitted to a final and binding arbitration under the rules of the American Arbitration Association's Commercial Arbitration Rules, including the Supplementary Procedures for International Commercial Arbitration excluding any such rules relating to the posting of security for costs (the "Rules"). The arbitral tribunal shall be composed of three persons, who shall be appointed in accordance with the Rules; provided, however, that one (1) of the arbitrators must be an attorney admitted to the Quebec bar.

     16.2 The arbitration shall be held in the English language. The proceedings shall be conducted, and any arbitral award shall be made, in the city of New York in the United States. The parties agree that the obligations herein are `commercial' and that the New York Convention on Recognition and Enforcement of Foreign Arbitral Awards is applicable. The prevailing party shall be entitled to recover from the other party (as part of the arbitral award or order) its or their reasonable attorneys' fees and other costs of arbitration.

17.  ENTIRE AGREEMENT; ORAL EXPLANATION; AMENDMENTS


     This Agreement and its Schedules together with the Technical Services Agreement and the Shareholders' Agreement constitute the entire agreement of the parties hereto with respect to the subject matter covered herein and supersedes all prior understandings, and agreements. No oral explanation or oral information by any of the parties shall alter the meaning or interpretation of this Agreement. No amendment hereto shall be effective or binding on any of the parties unless reduced to writing with specific reference to this Agreement, and executed by the respective duly authorized representatives of each of such parties.

18.  NON-SOLICITATION


     Telinor agrees not to enter into any employment or consulting agreement or arrangement, directly or indirectly, written or verbal with any Secondee hereunder for a period of twelve (12) months following his completion of the secondment, unless authorized in advance by BCI in writing.

19.  SEVERABILITY


     The invalidity or unenforceability of any provision, in whole or in part, of this Agreement shall not in any way affect the validity or enforceability of any other parts or provisions thereof, provided, however, that the parties hereto shall use their reasonable efforts to achieve the purpose of the invalid or unenforceable provision or part thereof by a new valid and enforceable stipulation.

20.  LANGUAGE


     The English version of this Agreement is the only authentic version thereof and it shall determine the construction, interpretation, application and performance of this Agreement.

21.  RELATIONSHIP OF THE PARTIES


     No party has the power or authority to legally bind any of the other parties. Nothing herein shall be construed as authorizing any party to act as an agent or representative of the other parties and nothing herein shall be taken to constitute or create a partnership, an agency or a joint venture among any of the parties.

22.  RIGHTS AND REMEDIES


     All rights and remedies provided for in this Agreement are in addition to, and not exclusive of, any other rights or remedies otherwise available at law or in equity.

23.  COUNTERPARTS


     This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which taken together shall constitute one and the same complete and executed agreement.

24.  FURTHER ASSURANCES


     Each of the parties hereto shall cooperate with the other and execute and deliver to the other such instruments and documents and take such other actions as may reasonably be requested from time to time in order to carry out, evidence and confirm their respective rights and the intended purpose of this Agreement.

25.  CONSENTS


     Telinor shall obtain at its own cost all licenses, permits or consents which may be required by Telinor in order for BCI to be free to provide or make available the Secondees.

IN WITNESS WHEREOF, the parties have signed and delivered this Agreement on the day and year set forth above.




BELL CANADA INTERNATIONAL INC.                TELEFONIA INALAMBRICA DEL NORTE,
                                                S.A. DE C.V.


By:      ________________________________     By:      _________________________

Name:     Michael Lisogurski                  Name:

Title:    Executive Vice-President,           Title:
            Corporate Development


Witness:  _____________________________           Witness:   ___________________

                                    SCHEDULES






SCHEDULE "A":  Request for Services

                                                                    Schedule "A"



                              Request for Services


1.   Expertise and number of Secondees Required



2.   Expected Term of Secondment


3.   Date of Commencement of Secondment


4.   Location of Work


5.   Contact Person at Telinor


     Name:         ________________________________


     Address:      ________________________________


                   ________________________________


     Telephone:    ________________________________


     Fax: ________________________________



     Authorized Telinor Signatory



     Date:  _______________________________

                                                                       Exhibit H

                                                                  EXECUTION COPY

                            UNDERTAKING OF ADHERENCE


     Undertaking of Adherence, dated as of November 13, 1997, among Wilmington Trust Company, not in its individual capacity but solely as trustee of Mexico Telecom N Share Trust (the "Trustee"), Bell Canada International (Mexico Telecom), Limited, a British Virgin Islands corporation ("BCI"), WorldTel Mexico Telecom, Ltd., a Bermuda corporation ("Offshoreco") and Telinor Telefonia, S.A. de C.V., a Mexican corporation ("Holdco"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in that certain Trust Agreement (the "Trust Agreement"), dated the date hereof, among OffshoreCo, Holdco, the Trustee and Telefonia Inalambrica del Norte, S.A. de C.V., a Mexican corporation (the "Company").

     Each of the Trustee, Holdco and OffshoreCo hereby covenants and agrees that it will not consent to any amendment of the Trust Agreement that (i) amends the definition of "N Shares" set forth therein, (ii) amends Section 2.3, 2.5 or 4.2(b)(ii) thereof, (iii) provides for the distribution of the N Shares to any Person other than the holder of a Class A or Class B Owner Certificate or (iv) provides for the distribution of any capital stock other than the N Shares to OffshoreCo or Holdco, in each case without the written consent of BCI.

     The Trustee will not execute, authenticate or deliver a new Owner Certificate in the name of any designated transferee unless the transfer is in accordance with the provisions of Section 2.5 of the Trust Agreement.

     This Undertaking of Adherence may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. This Undertaking of Adherence shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile or telegram or on the next Business Day when sent by reputable overnight courier or on the second succeeding Business Day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice);

          (A) if to the Trustee, Offshoreco or Holdco, to the respective address set forth in Section 10.4 of the Trust Agreement; and

          (B)  if to BCI, to

               Bell Canada International Inc.
               1000 de la Gauchetiere St. West
               Suite 1100
               Montreal, Quebec, Canada
               H3B 4Y8
               Attention: Vice-President, Law and Corporate Secretary Telecopier No.: (514) 392-2342

     This Undertaking of Adherence shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the parties hereto have caused this Undertaking of Adherence to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

TELINOR TELEFONIA, S.A. DE C.V.       BELL CANADA INTERNATIONAL
                                      (MEXICO TELECOM), LIMITED




                                      By:
By:                                        Name:
     Name:                                 Title:
     Title:

WORLDTEL MEXICO TELECOM, LTD.         WILMINGTON TRUST COMPANY, not in its
                                      individual capacity but solely as Trustee



                                      By:
By:                                        Name:
     Name:                                 Title:
     Title:

                                  SCHEDULE "I"

                       SAMPLE VENDOR FINANCING TERM SHEET



Lender                      Equipment Vendor(s)

Borrower                    Telefonia Inalambrica Del Norte, S.A. de C.V.

Amount At least seventy-five per cent (75%) of the price of the equipment quoted by the Vendors (excluding duties, insurance, freight and taxes)


Interest Rate               LIBOR + 450 b.p.

Average Life                4 years

Guarantees                  No Shareholder Guarantees

Fees Total set-up, syndication, advisory and other one-time fees no greater than 5% of the total amount of the vendor financing.

                                  SCHEDULE "J"

                            SCHEDULE OF CAPITAL CALLS



Date                                                     United States Dollars
                                                              in Millions

Second Subscription Date                                         $63.7

60 Business Days after the Second Subscription Date              $71.3

January 29, 1999                                                 $75.0

January 31, 2000                                                 $35.0

Total                                                           $245.0

                                  SCHEDULE "K"

                         PERSONS PROVIDING GUARANTEES OR
                        EXECUTING SUBSCRIPTION AGREEMENTS


        NAME OF SHAREHOLDER        NAME OF PERSONS PROVIDING GUARANTEES
                                   OR EXECUTING SUBSCRIPTION AGREEMENTS

TELINOR TELEFONIA, S.A. DE C.V.    i)       Tomas Milmo Zambrano

                                            Vasconcelos No. 811
                                            Colonia Los Sabinos
                                            San Pedro Garza Garcia, N.L.
                                            Telecopier No.: (52-8) 363-3601

                                   ii)      Lorenzo H. Zambrano Trevino

                                            Privada Cristal No. 22
                                            Edificio Torre Cristal, Piso 11
                                            Colonia Valle del Campestre
                                            San Pedro Garza Garcia, N.L.
                                            Telecopier No.: (52-8) 328-3030

                                   iii)     Alberto Santos De Hoyos

                                            Mision de San Joaquin No. 105
                                            Colonia Jardines Coloniales
                                            San Pedro Garza Garcia, N.L.
                                            Telecopier No.: (52-8) 338-9301

                                   iv)      Tomas Milmo Santos
                                            San Bernadino No.
                                            611 Colonia La
                                            Jolla San Pedro
                                            Garza Garcia, N.L.
                                            Telecopier No.:
                                            (52-8) 363-3601

                                   v)       Jose Alejandro
                                            Mayagoitia Perez
                                            Avenida Fuentes del
                                            Valle No. 666
                                            Oreinte,
                                            Interior C
                                            Colonia Fuentes del Valle
                                            San Pedro Garza Garcia, N.L.
                                            Telecopier No.: (52-8) 363-5091

                                   vi)      Reynaldo Vilarreal
                                            Escamilla Linares
                                            No. 220 Colonia
                                            Real de San Agustin
                                            San Pedro Garza
                                            Garcia, N.L.
                                            Telecopier No.:
                                            (52-8) 363-5091

BELL CANADA INTERNATIONAL                   Bell Canada International Inc.

        NAME OF SHAREHOLDER        NAME OF PERSONS PROVIDING GUARANTEES
                                   OR EXECUTING SUBSCRIPTION AGREEMENTS


(MEXICO TELECOM) LIMITED                    1000 de la Gauchetiere St. West
                                            Suite 1100
                                            Montreal, Quebec, Canada
                                            H3B 4Y8
                                            Telecopier No.:  (514) 392-2342
                                            Attention:   Vice-President,
                                                         Law and Corporate
                                                         Secretary

                                            Bell Canada International (Mexico)
                                              Limited
                                            Arawak Chambers
                                            Road Town
                                            Tortola, British Virgin Islands
                                            Telecopier No.:  (809) 494-2914
                                            Attention:  President

WORLDTEL MEXICO TELECOM LTD.                Metropolitan Life Insurance Company
                                            Corporate Equities Unit
                                            334 Madison Avenue
                                            Convent Station, New Jersey
                                             07961-0633
                                            Telecopier No.:  (201) 254-3055
                                            Attention:  Vice-President,
                                                        Corprate Equities

                                            with a copy to:

                                            Metropolitan Life Insurance Company
                                            One Madison Avenue
                                            New York, New York 10010-3690
                                            Telecopier No.:  (212) 578-3916
                                            Attention:  George M. Bryant (7H)

                                            American International Underwriters
                                            Overseas, Ltd.
                                            American International Building
                                            29 Richmond Road
                                            Pembroke HM 08, Bermuda
                                            Telecopier No.:  (441) 295-6983
                                            Attention:  Stuart Osborne

                                            AIG Latin America Equity
                                             Partners, Ltd.
                                            American International Building
                                            29 Richmond Road
                                            Pembroke HM 08, Bermuda
                                            Telecopier No.:  (212) 747-0326
                                            Attention:  Alberto Marcel



                                            LAIF IV Ltd.
                                            American International Building

        NAME OF SHAREHOLDER        NAME OF PERSONS PROVIDING GUARANTEES
                                   OR EXECUTING SUBSCRIPTION AGREEMENTS


                                            29 Richmond Road
                                            Pembroke HM 08, Bermuda
                                            Telecopier No.:  (441) 295-6983
                                            Attention:  Rahul Desai

                                            S-C Phoenix Holdings, L.L.C.
                                            c/o Soros Fund Management LLC
                                            888 Seventh Avenue
                                            New York, New York 10106
                                            Telecopier No.:  (212) 664-0544
                                            Attention:  Michael C. Neus

                                            Winston Partners
                                            II, LDC c/o Curacao
                                            Corporation
                                            Company, N.V. Kaya
                                            Flamboyan 9
                                            Willemstad, Curacao
                                            Netherlands
                                            Antilles Telecopier
                                            No.:
                                            011-599-9-322-001

                                            with a copy to:

                                            The Chatterjee Group
                                            888 Seventh Avenue
                                            New York, New York 10106
                                            Telecopier No.:  (212) 489-2005
                                            Attention:  Arvind Rao/Peter Hurwitz

                                            Winston Partners II, LLC
                                            c/o Chatterjee Advisors L.L.C.
                                            c/o The Chatterjee Group
                                            888 Seventh Avenue
                                            New York, New York 10106
                                            Telecopier No.:  (212) 489-2005
                                            Attention:  Arvind Rao/Peter Hurwitz

                                            Strategic Investment Partners LDC
                                            c/o Curacao Corporation, N.V.
                                            Kaya Flamboyan 9
                                            Willemstad, Curacao
                                            Netherlands Antilles
                                            Telecopier No.:  011-599-9-322-001

        NAME OF SHAREHOLDER        NAME OF PERSONS PROVIDING GUARANTEES
                                   OR EXECUTING SUBSCRIPTION AGREEMENTS


                                            with a copy to:

                                            Soros Fund Management LLC
                                            888 Seventh Avenue
                                            New York, New York  10106
                                            Telecopier No.:  (212) 664-0544
                                            Attention:  Michael C. Neus

                                            For S-C Phenix Holdings,
                                            L.L.C., Winston Partners II,
                                            LDC, Winston Partners II,
                                            LLC and Strategic Investment
                                            Partners LDC, notices should
                                            be sent with a copy also to:

                                            Akin, Gump, Strauss, Hauer
                                             & Feld, L.L.P.
                                            590 Madison Avenue
                                            New York, New York 10022
                                            Telecopier No.:  (212) 872-1002
                                            Attention:  Patrick J. Dooley

FIRST

                  THIS AGREEMENT dated as of November 14, 1997


AMONG: BELL CANADA INTERNATIONAL (MEXICO TELECOM) LIMITED, a corporation duly incorporated under the laws of the British Virgin Islands, with its registered office at Arawak Chambers, Road Town, Tortola, British Virgin Islands ("BCI"):

AND: TELINOR TELEFONIA, S.A. DE C.V., a corporation duly incorporated under the laws of Mexico with its registered office at Vasconcelos 210 Ote., Piso 9, Residencial San Agustin, San Pedro, Garza Garcia, N.L., Mexico ("Holdco"):

AND: WORLDTEL MEXICO TELECOM, LTD., a corporation duly incorporated under the laws of Bermuda with its registered office at 41 Cedar Avenue, Hamilton, HM 12, Bermuda ("WorldTel"):

AND: TELEFONIA INALAMBRICA DEL NORTE, S.A. DE C.V., a corporation duly incorporated under the laws of the United Mexican States with its registered office at Vasconscelos 210 Ote., Piso 12, Residencial San Agustin, San Pedro, Garza Garcia, N.L., Mexico (the "Corporation"):

                                   WITNESSETH


WHEREAS the Parties have entered into a Unanimous Shareholders Agreement dated October 6, 1997 (the "USA") regarding the regulation of the affairs of the Corporation and the interests of the Shareholders therein;

WHEREAS the Shareholders have made, as of this date, their Initial Cash Contributions, and have agreed to modify and postpone certain Closing conditions relating thereto;

WHEREAS the Parties wish to evidence their agreement with respect to the modification and postponement of certain Closing conditions in respect of the Initial Cash Contributions;

WHEREAS the Parties wish to amend Clause 9.2 of the Shareholders Agreement to reflect the proposed By-laws of the Corporation;

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1.       Definitions

         Capitalized expressions not specifically defined herein shall have the meanings ascribed to them in the USA.

2.       By-laws

         The Shareholders hereby waive the Closing condition set forth in Clause 3.2.3(c) of the USA in respect of the delivery of the Spanish version of the By-laws and a certificate issued by legal counsel of the Corporation certifying that the Spanish version of the By-laws conforms to the English version thereof and the Corporation undertakes to deliver same on or before December 31, 1997 as part of the issuance of Shares at the First Subscription Date.

         The Shareholders further agree that all required Government Approvals in respect of the adoption of the By-laws shall be a condition precedent to the capitalization of the Initial Cash Contributions and shall be obtained by the Corporation on or before December 31, 1997, Clause 3.2.2 of the USA being amended accordingly.

3.       Opinions on Subscription Agreements/Guarantees

         The Shareholders hereby waive the Closing condition set forth in Clause 3.2.3(g)(iii) of the USA calling for legal opinions in respect of the due authorization, delivery execution and enforceability of the guarantees or subscription agreements referred to in Clause 3.2.3(d) of the USA.

4.       Minutes

         The Shareholders hereby waive the Closing condition set forth in Clause 3.2.3(n) of the USA, the Parties undertaking to deliver on or before December 31, 1997, as part of the issuance of Shares at the First Subscription Date, the duly executed Spanish version of the Minutes as well as the English version of same, both of which shall be consistent with the USA and otherwise in form and substance satisfactory to each Shareholder.

5.       Call Option Powers of Attorney

         The Shareholders hereby waive the Closing condition set forth in Clause 3.2.3(o) of the USA in respect of the delivery of the Call Option Powers of Attorney and replace it with the requirement that each Shareholder receive same, with the Corporation hereby undertaking to deliver same, on or before December 31, 1997 as part of the issuance of Shares at the First Subscription Date.

         The Shareholders shall also deliver on or before December 31, 1997 their resolutions authorizing the execution and delivery of the Call Option Powers of Attorney, which shall be reasonably satisfactory to the Shareholders.

6.       Rendall Option Indemnity

         The Parties agree that the execution and delivery of an Indemnity Agreement by Holdco and by Mr. Tomas Milmo Santos in respect of the Rendall & Associates option in form and substance satisfactory to each Shareholder shall be a condition precedent to the Closing, Clause 3.2.3(o) of the USA being amended accordingly. Notwithstanding the foregoing, Holdco and the Corporation will use their best efforts to eliminate the Rendall & Associates option as soon as possible following the Closing.

7.       First Subscription Date

         The Parties hereby confirm that the First Subscription Date shall occur on or before December 31, 1997, and that unless the First Subscription Date occurs on or before such date, the USA shall automatically terminate, Clause 14.2.2(ii) of the USA being amended accordingly.

8.       Amendment

         The Parties hereby agree to amend Clause 9.2(u) of the Shareholders Agreement which shall now read as follows:

                  "The matters referred to in Clauses 7.10.3 and 7.9.4 herein to the extent that they are not resolved by resolution of the Board of Directors (or committee of the Board as the case may be) or are raised at a Shareholders meeting."

9.       Continued Effect

         The present Agreement constitutes an amendment and partial wavier of some of the conditions of the USA in accordance with Clause 17.5 of the USA, and except as amended herein, all of the other terms and conditions of the USA shall remain in full force and effect.

IN WITNESS WHEREOF, this Agreement was signed at the date hereinabove mentioned.


                     BELL CANADA INTERNATIONAL (MEXICO TELECOM) LIMITED


                     per:     /S/ David A. Raworth
                                        _
                              Name: David A. Raworth
                              Title: President and Director

                     TELINOR TELEFONIA, S.A. DE C.V.


                     per:     /S/ Tomas Milmo Santos
                              Name: Tomas Milmo Santos
                              Title:

                     WORLDTEL MEXICO TELECOM, LTD.

                     per:     /S/ Robert Rice Jenks
                              Name: Robert Rice Jenks
                              Title:

                     TELEFONIA INALAMBRICA DEL NORTE, S.A. DE C.V.


                     per:     /S/ Tomas Milmo Santos
                              Name: Tomas Milmo Santos
                              Title:

SECOND

         THIS AGREEMENT dated as of December 12, 1997

AMONG: BELL CANADA INTERNATIONAL (MEXICO TELECOM) LIMITED, a corporation duly incorporated under the laws of the British Virgin Islands, with its registered office at Arawak Chambers, Road Town, Tortola, British Virgin Islands ("BCI");

AND: TELINOR TELEFONIA, S.A. DE C.V., a corporation duly incorporated under the laws of Mexico with its registered office at Vasconcelos 210 Ote., Piso 9, Residencial San Agustin, San Pedro, Garza Garcia, N.L., Mexico ("Holdco");

AND: WORLDTEL MEXICO TELECOM, LTD., a corporation duly incorporated under the laws of Bermuda with its registered office at 41 Cedar Avenue, Hamilton, HM12, Bermuda ("WorldTel");

AND: TELEFONIA INALAMBRICA DEL NORTE, S.A. DE C.V., a corporation duly incorporated under the laws of the United Mexican States with its registered office at Vasconcelos 210 Ote., Piso 12, Residencial San Agustin, San Pedro, Garza Garcia, N.L., Mexico (the "Corporation")

                                   WITNESSETH


     WHEREAS the Parties have entered into a Unanimous Shareholders Agreement dated October 6, 1997 (the "USA") regarding the regulation of the affairs of the Corporation and the interests of the Shareholders therein;

     WHEREAS the Shareholders have entered into an Agreement dated November 14, 1997 (the "First Amendment") regarding the modification and amendment of certain conditions of the USA;

     WHEREAS the Parties wish to evidence their agreement with respect to the modification and postponement of certain conditions with respect to the First Subscription Date;

     WHEREAS the Parties wish to amend Clauses 2, 4, 5 and 7 of the First Amendment to reflect the intention of the parties with respect to the First Subscription Date;

     NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

     1. Definitions

     Capitalized expressions not specifically defined herein shall have the meanings ascribed to them in the USA.

     2. By-laws

     The Shareholders hereby waive the requirement of Section 2 of the First Amendment in respect of the delivery by December 31, 1997 of the Spanish version of the By-laws and a certificate issued by legal counsel of the Corporation certifying that the Spanish version of the By-laws conforms to the English version thereof and the Corporation undertakes to deliver same on or before January 31, 1998 as part of the Issuance at Shares of the First Subscription Date.

     The Shareholders further agree that all required Government Approvals in respect of the adoption of the By-laws shall be a condition precedent to the capitalization of the Initial Cash Contributions and shall be obtained by the Corporation on or before January 31, 1998, Clause 3.2.2 of the USA being amended accordingly.

     3. Minutes

     The Shareholders hereby waive the requirement of Section 4 of the First Amendment, the Parties undertaking to deliver on or before January 31, 1998, as part of the Issuance of Shares at the First Subscription Date, the duly executed Spanish version of the Minutes as well as the English version of same, both of which shall be consistent with the USA and otherwise in form and substance satisfactory to each Shareholder.

     4. Call Option Powers of Attorney

     The Shareholders hereby waive the requirement of Section 5 of the First Amendment in respect of the delivery of the Call Option Powers of Attorney and replace it with the requirement that each Shareholder receive same, with this Corporation hereby undertaking as deliver same, on or before January 31, 1998 as part of the Issuance of Shares at the First Subscription Date.

     The Shareholders shall also deliver on or before January 31, 1998 their resolutions authorizing the execution and delivery of the Call Option Powers of Attorney, which shall be reasonably satisfactory to the Shareholders.

     5. First Subscription Date

     The Parties hereby amend the First Subscription Date which shall now be and occur on or before January 31, 1998. Unless the First Subscription Date occurs on or before such date, the USA shall automatically terminate, clause 14.2.2(ii) of the USA being amended accordingly.

     6. Continued Effect

     The present Agreement constitutes an amendment and partial waiver of some of the conditions of the USA as amended by the First Amendment in accordance with Clause 17.5 of the USA, and except as amended herein, all of the other terms and conditions of the USA shall remain in full force and effect.

     IN WITNESS WHEREOF, this Agreement was signed at the date herein above mentioned.


                        BELL CANADA INTERNATIONAL (MEXICO TELECOM) LIMITED

                        per:  /S/ Anthony G. Lynton
                              Name:  Anthony G. Lynton
                              Title:    Secretary

                        TELINOR TELEFONIA, S.A. DE C.V.

                        per:  /S/ Tomas Milmo Santos
                              Name:  Tomas Milmo Santos
                              Title:    Sole Director

                        WORLDTEL MEXICO TELECOM, LTD.

                        per:  /S/ Sam Pitroda
                              Name:  Sam Pitroda
                              Title:    President

                        TELEFONIA INALAMBRICA DEL NORTE, S.A. DE C.V.

                        per:  /S/ Tomas Milmo Santos
                              Name:  Tomas Milmo Santos
                              Title:

THIRD

                   THIS AGREEMENT dated as of January 23, 1998

AMONG: BELL CANADA INTERNATIONAL (MEXICO TELECOM) LIMITED, a corporation duly incorporated under the laws of the British Virgin Islands, with its registered office at Arawak Chambers, Road Town, Tortola, British Virgin Islands ("BCI");

AND: TELINOR TELEFONIA, S.A. DE C.V., a corporation duly incorporated under the laws of Mexico with its registered office at Vasconcelos 210 Ote., Piso 9, Residencial San Agustin, San Pedro, Garza Garcia, N.L., Mexico ("Holdco");

AND: WORLDTEL MEXICO TELECOM, LTD., a corporation duly incorporated under the laws of Bermuda with its registered office at 41 Cedar Avenue, Hamilton, HM12, Bermuda ("WorldTel");

AND: TELEFONIA INALAMBRICA DEL NORTE, S.A. DE C.V., a corporation duly incorporated under the laws of the United Mexican States with its registered office at Vasconcelos 210 Ote., Piso 12, Residencial San Agustin, San Pedro, Garza Garcia, N.L., Mexico (the "Corporation");


                                   WITNESSETH

     WHEREAS the Parties have entered into a Unanimous Shareholders Agreement dated October 6, 1997 (the "USA") regarding the regulation of the affairs of the Corporation and the interests of the Shareholders therein;

     WHEREAS the Shareholders have entered into an Agreement dated November 14, 1997 (the "First Amendment") regarding the modification and amendment of certain conditions of the USA;

     WHEREAS the Shareholders have entered into an Agreement dated December 12, 1997 (the "Second Amendment") regarding the modification and amendment of certain conditions of the USA as amended by the First Amendment;

     WHEREAS the Parties wish to evidence their agreement with respect to the modification and postponement of certain conditions with respect to the First Subscription Date;

     WHEREAS the Parties wish to amend Clauses 2, 3, 4 and 5 of the Second Amendment to reflect the intention of the parties with respect to the First Subscription Date;

     NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

     1. Definitions

     Capitalized expressions not specifically defined herein shall have the meanings ascribed to them in the USA.

     2. By-laws

     The Shareholders hereby waive the requirement of Section 2 of the Second Amendment in respect of the delivery by January 31, 1997 of the Spanish version of the By-laws and a certificate issued by legal counsel of the Corporation certifying that the Spanish version of the By-laws conforms to the English version thereof and the Corporation undertakes to deliver same on or before February 27, 1998 as part of the issuance of Shares at the First Subscription Date.

     The Shareholders further agree that all required Government Approvals in respect of the adoption of the By-laws shall be a condition precedent to the capitalization of the Initial Cash Contributions and shall be obtained by the Corporation on or before February 27, 1998, Clause 3.2.2 of the USA being amended accordingly.

     3. Minutes

     The Shareholders hereby waive the requirement of Section 3 of the Second Amendment, the Parties undertaking to deliver on or before February 27, 1998, as part of the issuance of Shares at the First Subscription Date, the duly executed Spanish version of the Minutes as well as the English version of same, both of which shall be consistent with the USA and otherwise in form and substance satisfactory to each Shareholder.

     4. Call Option Powers of Attorney

     The Shareholders hereby waive the requirement of Section 4 of the Second Amendment in respect of the delivery of the Call Option Powers of Attorney and replace it with the requirement that each Shareholder receive same, with the Corporation hereby undertaking to deliver same, on or before February 27, 1998 as part of the issuance of Shares at the First Subscription Date.

     The Shareholders shall also deliver on or before February 27, 1998 their resolutions authorizing the execution and delivery of the Call Option Powers of Attorney, which shall be reasonably satisfactory to the Shareholders.

     5. First Subscription Date

     The Parties hereby amend the First Subscription Date which shall now be and occur on or before February 27, 1998. Unless the First Subscription Date occurs on or before such date, the USA shall automatically terminate, clause 14.2.2(ii) of the USA being amended accordingly.

     6. Continued Effect

     The present Agreement constitutes an amendment and partial waiver of some of the conditions of the USA as amended by the First and Second Amendments in accordance with Clause 17.5 of the USA, and except as amended herein, all of the other terms and conditions of the USA shall remain in full force and effect.

     IN WITNESS WHEREOF, this Agreement was signed at the date herein above mentioned.


                BELL CANADA INTERNATIONAL (MEXICO TELECOM) LIMITED

                per:  /S/ Anthony G. Lynton
                      Name:  Anthony G. Lynton
                      Title:    Secretary

                TELINOR TELEFONIA, S.A. DE C.V.

                per:  /S/ Tomas Milmo Santos
                      Name:  Tomas Milmo Santos
                      Title:    Sole Director

                WORLDTEL MEXICO TELECOM, LTD.

                per:  /S/ Sam Pitroda
                      Name:  Sam Pitroda
                      Title:    President

                TELEFONIA INALAMBRICA DEL NORTE, S.A. DE C.V.

                per:  /S/ Tomas Milmo Santos
                      Name:  Tomas Milmo Santos
                      Title:

FOURTH

                  THIS AGREEMENT dated as of February 27, 1998

AMONG: BELL CANADA INTERNATIONAL (MEXICO TELECOM) LIMITED, a corporation duly incorporated under the laws of the British Virgin Islands, with its registered office at Arawak Chambers, Road Town, Tortola, British Virgin Islands ("BCE");

AND: TELINOR TELEFONIA, S.A DE C.V., a corporation duly incorporated under the laws of Mexico with its registered office at Vasconcelos 210 Ole., Piso 9, Residencial San Agustin, San Pedro, Garza Garcia, N.L., Mexico ("Holdco");

AND: WORLDTEL MEXICO TELECOM, LTD., a corporation duly incorporated under the laws of Bermuda with its registered office at 41 Cedar Avenue, Hamilton, HM 12, Bermuda ("WorldTel");

AND: TELEFONIA INALAMBRICA DEL NORTE, S.A. DE C.V., a corporation duly incorporated under the laws of the United Mexican States with its registered office at Vasconcelos 210 Ote., Piso 12, Residencial San Agustin, San Pedro, Garza Garcia, N.L., Mexico (the "Corporation");

                                   WITNESSETH

     WHEREAS the Parties have entered into a Unanimous Shareholders Agreement dated October 6, 1997 (the "USA") regarding the regulation of the affairs of the Corporation and the interests of the Shareholders therein;

     WHEREAS the Shareholders have entered into an Agreement dated November 14, 1997 (the "First Amendment") regarding the modification and amendment of certain conditions of the USA;

     WHEREAS the Shareholders have entered into an Agreement dated December 12, 1997 (the "Second Amendment") regarding the modification and amendment of certain conditions of the USA as amended by the First Amendment;

     WHEREAS the Shareholders have entered into an Agreement dated January 23, 1998 (the "Third Amendment") regarding the modification and amendment of certain conditions of the USA as amended by the Second Amendment;

     WHEREAS the Parties wish to evidence their agreement with respect to the modification and postponement of certain conditions with respect to the First Subscription Date;

     WHEREAS the Parties wish to amend Clause 4 of the Third Amendment to reflect the intention of the parties with respect to the First Subscription Date;

     NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

     1. Definitions

     Capitalized expressions not specifically defined herein shall have the meanings ascribed to them in the USA.

     2. Call Option Powers of Attorney

     The Shareholders hereby waive the requirement of Section 4 of the Third Amendment in respect of the delivery of the Call Option Powers of Attorney and replace it with the requirement that each Shareholder hereby undertake to deliver same, on or before March 31, 1998 as part of the issuance of Shares for the First Subscription Date.

     The Shareholders shall also deliver on or before March 31, 1998 their resolutions authorizing the execution and delivery of the Call Option Powers of Attorney, which shall be reasonably satisfactory to the Shareholders.

     3. Continued Effect

     The present Agreement constitutes an amendment and partial waiver of some of the conditions of the USA as amended by the Third Amendment in accordance with Clause 17.5 of the USA, and except as amended herein, all of the other terms and conditions of the USA shall remain in full force and effect.

     IN WITNESS WHEREOF, this Agreement was signed as of the date first above mentioned.


                        BELL CANADA INTERNATIONAL (MEXICO TELECOM) LIMITED


                        per:     _/S/ Anthony G. Lynton

                                 Name:  Anthony G. Lynton
                                 Title:  Secretary

                        TELINOR TELEFONIA, S.A. DE C.V.


                        per:       /S/ Tomas Milmo Santos

                                 Name:  Tomas Milmo Santos
                                 Title:  Sole Director

                        WORLDTEL MEXICO TELECOM, LTD.


                        per:     _/S/ Robert Rice Jenks

                                 Name: Robert Rice Jenks
                                 Title: Attorney-in-Fact

                        TELEFONIA INALAMBRICA DEL NORTE, S.A. DE C.V.


                        per:     _/S/ Tomas Milmo Santos

                                 Name:  Tomas Milmo Santos
                                 Title:  Chief Executive Officer

THIS FIFTH AMENDMENT AGREEMENT dated as of May 28th, 1998


AMONG: BELL CANADA INTERNATIONAL (MEXICO TELECOM) LIMITED, a corporation duly incorporated under the laws of the British Virgin Islands, with its registered office at Arawak, Chambers, Road Town, Tortola, British Virgin Islands ("BCI");

AND: TELINOR TELEFONIA, S.A. DE C.V., a corporation duly incorporated under the laws of the United Mexican States with its registered office at Vasconcelos 210 Ote, Piso 9, Residencial San Agustin, San Pedro Garza Garcia, N.L., Mexico ("Holdco");

AND; WORLDTEL MEXICO TELECOM, LTD., a corporation duly incorporated under the laws of Bermuda with its registered office at 11 Cedar Avenue, Hamilton, HM12, Bermuda ("WorldTel");

AND: TELEFONIA INALAMBRICA DEL NORTE, S.A. DE C.V., a corporation duly incorporated under the laws of the United Mexican States with its registered office at Vasconcelos 210 Ote., Piso 12, Residencial San Agustin, San Pedro Garza Garcia, N.L., Mexico (the "Corporation");

                                   WITNESSETH

WHEREAS the Parties hereto have entered into a Unanimous Shareholders Agreement dated October 6, 1997 (the "USA") regarding the regulation of the affairs of the Corporation and the interests of the Shareholders thereon;

WHEREAS the Parties hereto have entered into an Agreement dated as of November 14, 1997 (the "First Amendment") regarding the modification and amendment of certain conditions of the USA;

WHEREAS the Parties hereto have entered into an Agreement dated as of December 12, 1997 (the "Second Amendment") regarding the modification and amendment of certain conditions of the USA as amended by the First Amendment;

WHEREAS the Parties hereto have entered into an Agreement dated as of January 23, 1998 (the "Third Amendment") regarding the modification and amendment of certain conditions of the USA as amended by the First and Second Amendment;

WHEREAS the Parties hereto have entered into an Agreement dated as of February 27, 1998 (the "Fourth Amendment') regarding the modification and amendment of certain provisions of the USA, as amended by the First, Second and Third Amendment;

WHEREAS in light of the fact that the Spectrum Concession Bid has concluded, and the Parties hereto are now aware of the total price to be paid for the Spectrum, and therefore wish to adjust the Second Subscription contributions accordingly;

WHEREAS the Parties hereto have not yet delivered the Call Option Powers of Attorney, and wish to amend Clause 2 of the Fourth Amendment;

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1. Definitions

Fifth Amendment Agreement
May 28, 1998
Page 2


Capitalized expressions not specifically defined herein shall have the meaning ascribed to them in the USA, as amended.

2.       First Stage Equity. Second Subscription Date

2.1. Clause 3.3.2. of the USA is amended and new Clauses 3.3.2.1, 3.3.2.2 and 3.3.2.3 are incorporated to the USA, as follows:

"3.3.2. Subject to the subscription and issuance of Shares representing the Initial Equity Contributions and all of the Second Subscription Conditions having been fulfilled and further subject to Clauses 3.3.5, 3.3.6(b), 3.3.7 and 14.2.3, the Corporation shall issue on the Second Subscription Date fifty-seven million sixty-six thousand five hundred and sixty-nine (57,066,569) Shares, which shall be divided and partially subscribed and partially paid as follows (the table attached as Schedule "C" further illustrating this allocation);

     a) The Corporation shall issue to and Holdco shall fully subscribe on the Second Subscription Date for eighteen million six hundred and thirty-four thousand and forty (18,634,040) Series A Shares at a price in Mexican Pesos equivalent to US $2.797859 per Share and three million eight hundred and sixty-four thousand five hundred and eighty (3,864,580) Series N Shares at a price in Mexican Pesos equivalent to US $1.00 per Share for an aggregate purchase price of fifty-six million Dollars (US $56,000,000). 15,904,536 Series A Shares subscribed by Holdco are issued upon conversion of a loan (and accrued interest thereon) of US$8,899,730 Dollars owed by the Corporation to Holdco. The conversion is made pursuant to the terms of a loan agreement (as amended) entered into as of December 11, 1997; the outstanding amounts under the loan represent twenty percent (20%) of the subscription price of the 15,904,536 Series A Shares. The remainder of the subscription price payable by Holdco on the Second Subscription Date shall be paid in cash.

          The Corporation shall issue an additional 4,192,659 Series A Shares and 869,530 Series N Shares to be subscribed and paid by Holdco at the same price as for the Series A and Series N Shares indicated in the preceding paragraph, in accordance with Clause 3.3.2.2 hereof. These Shares shall be maintained in treasury of the Corporation until the Third Subscription Date (as hereinafter defined).

     b) The Corporation shall issue to and BCI shall fully subscribe for three million five hundred and thirty-seven thousand five hundred and thirty-seven (3,537,537) Series B Shares at a price in Mexican Pesos equivalent to US $7.072363 per Share and two million four hundred and eighty-two thousand six hundred and six (2,482,606) Series N Shares at a price in Mexican Pesos equivalent to US $1.00 per Share for an aggregate purchase price equivalent to twenty-seven million five hundred and one thousand three hundred and fifty-three Dollars (US $27,501,353), subject to the adjustment mentioned below;

          The Corporation shall also issue to Bell Canada International Inc., an affiliate of BCI, and Bell Canada International Inc. shall fully subscribe 6,291,907 Series B Shares following the conversion of a loan (and accrued interest thereon) of US$8,899,730 owed by the Corporation to Bell Canada International Inc. The conversion is made pursuant to the terms of the Loan Agreement (as amended) entered into as of December 11, 1997. Such Shares are issued at a price in Mexican Pesos equivalent to US$7.072363 per Share for an aggregate purchase price equivalent to US$44,498,650. The outstanding amounts under the loan represent 20% of the subscription price of the 6,291,907 Series B Shares.

Fifth Amendment Agreement
May 28, 1998
Page 3

          The Corporation shall issue an additional 2,211,625 Series B Shares and 558,586 Series N Shares to be subscribed and paid by BCI at the same price as for the Series B and Series N Shares indicated in the first paragraph of this Clause 3.3.2.(b), in accordance with Clause
          3.3.2.2 hereof. The Shares shall be maintained in treasury of the Corporation until the Third Subscription Date.

     c) The Corporation shall issue to and WorldTel shall fully subscribe for eight million and seventy-three thousand seven hundred and thirty-eight (8,073,738) Series C Shares at a price in Mexican Pesos equivalent to US $8.665486 per Share and two million and thirty-seven thousand one hundred and forty (2,037,140) Series N Shares at a price in Mexican Pesos equivalent to US $1.00 per Share for an aggregate purchase price equivalent to seventy-two million Dollars (US $72,000,000);

          The Corporation shall issue an additional 1,816,591 Series C Shares and 458,356 Series N Shares to be subscribed and paid by WorldTel at the same price as for the Series C and Series N Shares indicated in the preceding paragraph, in accordance with Clause 3.3.2.2 hereof. The Shares shall be maintained in treasury of the Corporation until the Third Subscription Date.

     d) The Corporation shall also issue and retain in treasury for the benefit of BCI an additional two million thirty-seven thousand six hundred and seventy-four (2,037,674) Series N Shares as part of BCI's Optioned Interest which Series N Shares shall be subscribed by and delivered to BCI in accordance with the terms of Clause 3.7. Upon the subscription and delivery of these Shares, the Corporation shall record an adjustment to the price for the subscription of all of the Series N Shares subscribed by BCI as part of the Second Subscription, namely five million seventy-eight thousand eight hundred and sixty-six (5,078,866) Series N Shares to reflect a price equivalent to US $0.598794 per Share on the understanding that the aggregate purchase price for the full subscription shall not be modified.

3.3.2.1. In accordance with the preceding sections, the Shares to be issued by the Corporation on the Second Subscription Date, which shall not be immediately subscribed by the Shareholders, shall be subscribed by Holdco, BCI and WorldTel effective as of August 15, 1998 the ("Third Subscription Date") and until such date maintained in treasury by the Corporation.

3.3.2.2. On the Third Subscription Date the contributions to be made by the Shareholders shall be applied to subscribe and pay, in first instance, an amount equal to 20% of the subscription price of the Shares which subscription becomes effective on such date, and the remainder to be applied towards the subscription price of all of the First Equity Shares, pro rata, except in the case of the Series N shares to be subscribed by Holdco, which shall be subject to the terms of Clause 3.3.3.

3.3.2.3. The parties hereto acknowledge that Bell Canada International Inc. is subscribing for Series B Shares of the Corporation without becoming a signatory to the USA. However, immediately following the acquisition of such Series B Shares by Bell Canada International Inc., these Shares will be transferred to BCI as evidenced by the Share Purchase Agreement attached hereto as Schedule 1.

2.2. The Shareholders agree that the timing and amounts to be paid of the outstanding balance of the subscription price for the Shares subscribed and to be subscribed pursuant to Clause 3.3.2. above are reflected in amended Schedule "J", as attached hereto.

Fifth Amendment Agreement
May 28, 1998
Page 4

2.3.     Clause 3.3.3. of the USA is amended as follows:

"3.3.3. Subject to Clause 3.3.9 in the case of WorldTel, on the Second Subscription Date, BCI and WorldTel shall pay for twenty per cent (20%) of the subscription price for each of the Shares of each Series issued and subscribed by them pursuant to the Second Subscription, and the Corporation shall maintain in custody that number of Shares that represent the eighty per cent (80%) of the Shares of each Series of Shares issued to BCI and WorldTel, and actually deliver to the relevant Shareholder that number of Shares that represent the twenty percent (20%) balance of each Series of Shares. Holdco shall pay, on such date for twenty per cent (20%) of the subscription price for each Series A Share issued and subscribed by Holdco and twenty per cent (20%) of the subscription price for each Series N Share subscribed by Holdco on the Second Subscription Date. The Corporation shall maintain in custody eighty per cent (80%) of the Series A Shares subscribed by Holdco and deliver the twenty per cent (20%) balance to Holdco. The Series N Shares shall be dealt with in accordance with Clause 3.3.9. Furthermore, the Corporation shall promptly deliver to each Shareholder upon further partial payments of the subscription price that number of Shares which represents the additional percentage of the unpaid subscription price for each of the Shares paid by such Shareholder. For instance, when a Shareholder pays an additional ten per cent (10%) of the original subscription price of each Share subscribed, the Corporation shall deliver such number of Shares that represent ten per cent (10%) of each Series of Shares originally subscribed for."

         "On the Third Subscription Date, Holdco shall ensure that all Series N Shares subscribed by it and transferred to the Trust in accordance with Clause 3.3.9 are fully paid. Accordingly, Holdco shall apply the subscription price to be paid by it on the Third Subscription Date to pay (i) eighty per cent (80%) of the subscription price of each of the Series N Shares issued and subscribed by it on the Second Subscription Date and (ii) one hundred per cent (100%) of the subscription price of each of the Series N Shares subscribed by it on the Third Subscription Date."

2.4.     Clause 3.3.6 c) of the USA is amended as follows:

"3.3.6. c). a legal opinion shall be delivered on the Second Subscription Date and on the Third Subscription Date to each Shareholder from counsel to the Corporation and in form acceptable to each Shareholder confirming with respect to the Second Subscription Date and the Third Subscription Date the items described in Clause 3.2.4 e) to i)."

2.5.     Clause 3.3.9 of the USA is amended as follows:

"3.3.9. To permit the possible Re-allocation to WorldTel of interests in the Series N Shares issued to Holdco, eight million five hundred and ninety-eight thousand six hundred and ninety (8,598,690) Series N Shares shall be contributed by Holdco, on the Second Subscription Date to a trust or other limited liability vehicle (the "Trust") pursuant to the Trust Agreement. An additional eight hundred and sixty-nine thousand five hundred and thirty (869,530) Series N Shares shall be contributed by Holdco on the Third Subscription Date to the Trust. These nine million four hundred and sixty-eight thousand two hundred and twenty (9,468,220) Series N Shares contributed to the Trust shall hereinafter be referred to as the "Allocable Shares". Schedule "C" hereto illustrates the shareholdings of the Corporation upon giving effect to such Re-allocation on the assumption that the Project IRR, as defined in the Trust Agreement, is less than or equal to forty five per cent (45%)."

2.6.     Clause 10.6 of the USA is amended as follows:

Fifth Amendment Agreement
May 28, 1998
Page 5

         "The terms `Second Subscription Date' in lines 7 and 8 of Clause 10.6 are replaced by the terms `Third Subscription Date'".

2.7.     The last sentence of Clause 10.3.7 of the USA is replaced as follows:

         "The Corporation shall pay all LC Fees to each of the Providing Shareholders on the Third Subscription Date".

2.8. The Shareholders agree that the Second Subscription Conditions have been satisfied and that the notices issued and dated as of May 13 and May 21, 1998 by the Corporate Secretary of the Corporation meet the notice requirements of the USA for the Second Subscription Date.

2.9. The Shareholders agree that the payment made by Bell Canada International Inc. for the subscription of the 6,291,907 Series B Shares through the capitalization of the loan (and accrued interest thereon) of US$8,899,730 owed by the Corporation to Bell Canada International Inc. releases BCI of any payment obligations with respect to such amount of the subscription price, and that BCI shall remain as the sole obligor for the outstanding balance of the subscription price.

3.       Call Option Powers of Attorney

The Shareholders hereby waive the requirement of Section 2. of the Fourth Amendment in respect to the delivery of the Call Option Powers of Attorney, and replace it with the requirement that each Shareholder receives same, with the Corporation hereby undertaking to deliver same, on or before the Third Subscription Date.

The Shareholders which have not yet done so shall also deliver on or before the Third Subscription Date, the resolutions authorizing the execution and delivery of the Call Option Powers of Attorney, which shall be reasonably satisfactory to the Shareholders,.

4.       Continued Effect

The present Agreement constitutes an amendment and partial waiver of some of the conditions of the USA as previously amended in accordance with Clause 17.5 of the USA, and except as amended herein, all of the other terms and conditions of the USA shall remain in full force and effect.


IN WITNESS WHEREOF, this Agreement was signed as of the date first above mentioned.



BELL CANADA INTERNATIONAL (MEXICO TELECOM) LIMITED




per: _/S/ Anthony Lynton
         Name:    Anthony Lynton
         Title:   Secretary

Fifth Amendment Agreement
May 28, 1998
Page 6




TELINOR TELEFONIA, S.A. DE C.V.





per: _/S/ Tomas Milmo Santos
         Name:    Tomas Milmo Santos
         Title:   Sole Director



WORLDTEL MEXICO TELECOM, LTD.




per: _/S/ Robert Rice Jenks
         Name:     Robert Rice Jenks
         Title:   Attorney-in-Fact




TELEFONIA INALAMBRICA DEL NORTE, S.A. DE C.V.





per: _/S/ Tomas Milmo Santos
         Name:    Tomas Milmo Santos
         Title:   Chief Executive Officer

Sixth Amendment Agreement
August 13, 1998
Page 2



THIS SIXTH AMENDMENT AGREEMENT dated as of August 13th, 1998


AMONG: BELL CANADA INTERNATIONAL (MEXICO TELECOM) LIMITED, a corporation duly incorporated under the laws of the British Virgin Islands, with its registered office at Arawak, Chambers, Road Town, Tortola, British Virgin Islands ("BCI");

AND: TELINOR TELEFONIA, S.A. DE C.V., a corporation duly incorporated under the laws of the United Mexican States with its registered office at Vasconcelos 210 Ote, Piso 9, Residencial San Agustin, San Pedro Garza Garcia, N.L., Mexico ("Holdco");

AND; WORLDTEL MEXICO TELECOM, LTD., a corporation duly incorporated under the laws of Bermuda with its registered office at 11 Cedar Avenue, Hamilton, HM12, Bermuda ("WorldTel");

AND: TELEFONIA INALAMBRICA DEL NORTE, S.A. DE C.V., a corporation duly incorporated under the laws of the United Mexican States with its registered office at Vasconcelos 210 Ote., Piso 12, Residencial San Agustin, San Pedro Garza Garcia, N.L., Mexico (the "Corporation");


                                   WITNESSETH


WHEREAS the Parties hereto have entered into a Unanimous Shareholders Agreement dated October 6, 1997 (the "USA") regarding the regulation of the affairs of the Corporation and the interests of the Shareholders therein;

WHEREAS the Parties hereto have entered into an Agreement dated as of November 14, 1997 (the "First Amendment") regarding the modification and amendment of certain conditions of the USA;

WHEREAS the Parties hereto have entered into an Agreement dated as of December 12, 1997 (the "Second Amendment") regarding the modification and amendment of certain conditions of the USA as amended by the First Amendment;

WHEREAS the Parties hereto have entered into an Agreement dated as of January 23, 1998 (the "Third Amendment") regarding the modification and amendment of certain conditions of the USA as amended by the First and Second Amendment;

WHEREAS the Parties hereto have entered into an Agreement dated as of February 27, 1998 (the "Fourth Amendment') regarding the modification and amendment of certain provisions of the USA, as amended by the First, Second and Third Amendment;

WHEREAS the Parties hereto have entered into an Agreement dated as of May 28, 1998 (the "Fifth Amendment') regarding the modification and amendment of certain provisions of the USA, as amended by the First, Second, Third and Fourth Amendment;

WHEREAS the Parties wish to evidence their agreement with respect to the modification and postponement of certain conditions with respect to the Third Subscription Date;

WHEREAS the Parties wish to amend Section 3.3.9. of the USA, and waive the requirements of Section 3.3.10. of the USA.

Sixth Amendment Agreement
August 13, 1998
Page 2


WHEREAS the Parties hereto have not yet delivered the Call Option Powers of Attorney, and wish to amend Clause 3 of the Fifth Amendment;

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1.       Definitions

Capitalized expressions not specifically defined herein shall have the meaning ascribed to them in the USA, as amended.


2.       First Stage Equity. Third Subscription Date

2.1.     Clause 3.3.9 of the USA is amended as follows:

"3.3.9. To permit the possible Re-allocation to WorldTel of interests in the Series N Shares issued to Holdco, eight million five hundred and ninety-eight thousand six hundred and ninety (8,598,690) Series N Shares shall be contributed by Holdco, on the Second Subscription Date to a trust or other limited liability vehicle (the "Trust") pursuant to the Trust Agreement. An additional eight hundred and sixty-nine thousand five hundred and thirty (869,530) Series N Shares shall be contributed by Holdco on or before March 30, 1999 to the Trust. These nine million four hundred and sixty-eight thousand two hundred and twenty (9,468,220) Series N Shares contributed to the Trust shall hereinafter be referred to as the "Allocable Shares". Schedule "C" hereto illustrates the shareholdings of the Corporation upon giving effect to such Re-allocation on the assumption that the Project IRR, as defined in the Trust Agreement, is less than or equal to forty five per cent (45%)."

2.2. The Shareholders hereby waive the requirements of Section 3.3.10 of the USA in respect to the notice to be delivered by the Corporate Secretary to the Shareholders of the Corporation and to each shareholders of such Shareholders for the capital call to take place on the Third Subscription Date.


3.       Call Option Powers of Attorney

The Shareholders hereby waive the requirement of Section 3 of the Fifth Amendment in respect to the delivery of the Call Option Powers of Attorney, and replace it with the requirement that each Shareholder receives same on or before March 30, 1999.

The Shareholders which have not yet done so shall also deliver on or before March 30, 1999, their resolutions authorizing the execution and delivery of the Call Option Powers of Attorney, which shall be reasonably satisfactory to the Shareholders and the Corporation.


4.       Continued Effect

The present Agreement constitutes an amendment and partial waiver of some of the conditions of the USA as previously amended in accordance with Clause 17.5 of the USA, and except as amended herein, all of the other terms and conditions of the USA shall remain in full force and effect.

Sixth Amendment Agreement
August 13, 1998
Page 3


IN WITNESS WHEREOF, this Agreement was signed as of the date first above mentioned.


BELL CANADA INTERNATIONAL (MEXICO TELECOM) LIMITED




per: _/S/ Monique Mercier

         Name:    Monique Mercier
         Title:   Authorized Signatory


TELINOR TELEFONIA, S.A. DE C.V.




per: _/S/ Tomas Milmo Santos

         Name:    Tomas Milmo Santos
         Title:   Sole Director


WORLDTEL MEXICO TELECOM, LTD.




per: _/S/ Robert Rice Jenks

         Name:    Robert Rice Jenks
         Title:   Attorney-in-Fact

TELEFONIA INALAMBRICA DEL NORTE, S.A. DE C.V.





per: __/S/ Tomas Milmo Santos

         Name:    Tomas Milmo Santos
         Title:   Chief Executive Officer

Waiver Agreement
May 30, 2003
Page 5






THIS WAIVER AND AMENDMENT AGREEMENT dated as of May 30, 2003.


AMONG: BELL CANADA INTERNATIONAL (MEXICO TELECOM) LIMITED, a corporation duly incorporated under the laws of the British Virgin Islands, with its registered office at Arawak Chambers, Road Town, Tortola, British Virgin Islands ("BCI-Limited");


AND: BELL CANADA INTERNATIONAL INC. a corporation duly incorporated under the laws of Canada, with its registered office at 1000 de la Gauchetiere St. West Suite 1100 Montreal, Quebec, Canada H3B 4Y8 ("BCI-Canada");


AND: TELINOR TELEFONIA, S. DE R.L. DE C.V., (formerly known as TELINOR TELEFONIA
     S.A. DE C.V.) a corporation duly incorporated under the laws of Mexico with its registered office at Vasconcelos 210 Ote., Piso 12, Residencial San Agustin, San Pedro, Garza Garcia, N.L., Mexico ("Holdco");


AND: AXTEL, S.A. DE C.V., (formerly known as TELEFONIA INALAMBRICA DEL NORTE
     S.A. DE C.V.), a corporation duly incorporated under the laws of the United Mexican States with its registered office at Boulevard Diaz Ordaz Km 3.33 L-1, Colonia Unidad San Pedro, Garza Garcia, N.L., Mexico (the "Corporation").


                                   WITNESSETH


WHEREAS, the Corporation, BCI-Limited, BCI Canada, Holdco and Worldtel Mexico Telecom Ltd. have entered into a Unanimous Shareholders Agreement dated as of October 6, 1997 as amended, modified or supplemented through the date hereof (the "USA") for the participation in the capital stock and conduct of business of the Corporation;

WHEREAS, simultaneously with the execution of this Waiver and Amendment Agreement, BCI-Canada, BCI-Limited and the Corporation will enter into a Termination Agreement (the "Termination Agreement");

WHEREAS, the shareholders of Axtel held an Extraordinary Meeting on February 28, 2003 and resolved, among other items, the approval of an amendment of the by-laws of Axtel (the "Extraordinary Meeting"); and

WHEREAS, BCI-Limited and BCI-Canada hereby have accepted to waive and amend certain provisions of the USA in order to reflect the intention of the parties to the Termination Agreement, and to reflect the amendment of the by-laws of the Corporation, and to conform the provisions of the USA to the resolutions of the Extraordinary Meeting.


NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1. Definitions

Capitalized expressions not specifically defined herein shall have the meanings ascribed to them in the USA.

Waiver Agreement
May 30, 2003
Page 2

2. Waiver to certain provisions of the USA

(i) Clause 3.6.14 of the USA.

Notwithstanding Section 17.5 of the USA, BCI-Limited and BCI-Canada each hereby expressly and irrevocably waives all of the rights that it may now or hereafter have pursuant to Section 3.6.14 of the USA with respect to the previous approval of the purchase or subscription of Shares by any third-party and, without limitation of the foregoing hereby agrees to be bound by the provisions and by-laws approved under the Extraordinary Meeting for such purposes.


(ii) Clause 4.4.12 and 4.5 of the USA.

Notwithstanding Section 17.5 of the USA, BCI-Limited and BCI-Canada each hereby irrevocably waives all of the rights that it may now or hereafter have pursuant to Section 4.4.12 and 4.5 of the USA with respect to the approval of the purchase or subscription of Shares by any third party and, without limitation of the foregoing hereby agrees to be bound by the provisions and by-laws approved under the Extraordinary Meeting for such purposes.


(iii) Clause 7.3 and 7.5 of the USA.

Notwithstanding Section 17.5 of the USA, BCI-Limited and BCI-Canada each hereby irrevocably waives all of the rights that it may now or hereafter have pursuant to Sections 7.3 and 7.5 of the USA with respect to the nomination of Directors and the appointment of the Chairman of the Board of Directors, respectively, and, without limitation of the foregoing hereby agrees to be bound by the provisions and by-laws approved under the Extraordinary Meeting for such purposes.


(iv) Clause 8.1 and 8.2 of the USA.

Notwithstanding Section 17.5 of the USA, BCI-Limited and BCI-Canada each hereby irrevocably waives all of the rights that it may now or hereafter have pursuant to Sections 8.1 and 8.2 of the USA with respect to the previous approval of any appointment of officers of the Corporation, as well as the right to appoint any officers in the Corporation and, without limitation of the foregoing hereby agrees to be bound by the provisions and by-laws approved under the Extraordinary Meeting for such purposes.


(v) Clause 16.3 of the USA

Notwithstanding Section 17.5 of the USA, BCI-Limited, BCI-Canada and Holdco each hereby irrevocably waives all of the rights that it may now or hereafter have pursuant to Section 16.3 of the USA with respect to the provisions related to Other Opportunities. Furthermore, BCI-Limited and BCI-Canada each hereby irrevocably releases Holdco and the Corporation, and Holdco hereby irrevocably releases each of BCI-Limited, BCI-Canada and the Corporation from any and all of their obligations pursuant to such Section 16.3 of the USA.


3. Amendment to certain provisions of the USA


(i) Amendment to Sections waived under Section 2 above

Waiver Agreement
May 30, 2003
Page 3

In accordance with Section 17.4 of the USA, BCI-Limited and BCI-Canada each hereby irrevocably acknowledges and agrees that Sections 3.6.14, 4.4.12, 4.5, 7.3, 7.5, 8.1, 8.2 and 16.3 of the USA are effectively amended accordingly to conform all such Sections to the agreement of the parties set forth in Section 2 above with respect to BCI-Limited and BCI-Canada.


(ii) Definition of Affiliate.

In accordance with Section 17.4 of the USA, BCI-Limited, BCI-Canada, Holdco and the Corporation each hereby irrevocably acknowledges and agrees that Section 1.2 of the USA is effectively amended with respect to BCI-Limited and BCI-Canada to read as follows:

       "1.2 "Affiliate" with respect to any Person, means any Person, now existing or hereafter created, which directly or indirectly Controls, is Controlled by or is under direct or indirect common Control."


(iii) Clause 17.12 of the USA.

In accordance with Section 17.4 of the USA, BCI-Limited, BCI-Canada, Holdco and the Corporation each hereby irrevocably acknowledges and agrees that Section
17.12 of the USA is effectively amended with respect to BCI-Limited and BCI-Canada to read as follows:

       "17.12      Language

       This Agreement is executed in the English language only. For purposes of clarifying the intent of the Shareholders with respect to this Agreement, in the event of a conflict or inconsistency between the English and Spanish versions of the By-laws, the Spanish version of the By-laws shall prevail."


(iv) Clause 17.19 of the USA.

In accordance with Section 17.4 of the USA, BCI-Limited, BCI-Canada, Holdco and the Corporation each hereby irrevocably acknowledges and agrees that Section
17.19 of the USA is effectively amended with respect to BCI-Limited and BCI-Canada to read as follows:

       "17.19     Agreement Provisions

       The Parties agree to cause this Agreement to be registered at the corporate domicile of the Corporation and recorded in its appropriate corporate books in accordance with the Company Act.


(v) Clause 17.23 of the USA.

In accordance with Section 17.4 of the USA, BCI-Limited, BCI-Canada, Holdco and the Corporation each hereby irrevocably acknowledges and agrees that the USA is effectively amended with respect to BCI-Limited and BCI-Canada to include a new
Section 17.23 that will read as follows:

         "17.23   By-laws Precedence

       In the event of any conflict or inconsistency between the provisions of this Agreement and the By-laws, the By-laws shall prevail and take precedence over this Agreement."

Waiver Agreement
May 30, 2003
Page 4

(vi) General Amendment.

BCI-Limited, BCI-Canada, Holdco and the Corporation each hereby irrevocably acknowledges and agrees that any and all provisions of the USA that may be contrary or inconsistent with the By-laws or the resolutions adopted by the Extraordinary Meeting are effectively amended with respect to BCI-Limited and BCI-Canada and hereby agrees that at all times the By-laws and the resolutions of the Extraordinary Shareholders Meeting shall prevail and take precedence over the provisions of the USA."

4.  Survival of Certain Registrations Rights

Notwithstanding the fact BCI-Limited and BCI-Canada shall no longer hold any shares Series "B" of the Corporation, nor hold more than 5% of the capital stock of the Corporation, Holdco and the Corporation hereby confirm the Tag-Along Registration rights of BCI-Limited and BCI-Canada established under Section 4.9 of the USA, and Section 2.2 of Schedule "D" of the USA.

5.       Release of Directors nominated by BCI-Limited and BCI-Canada

5.1. Holdco agrees to cause the call and the holding as promptly as possible of a General Ordinary Shareholders' Meeting of the Corporation to: (i) consider the acceptance of the resignations submitted by the Directors heretofore nominated by BCI-Canada and BCI-Limited (the "BCI Directors"), (ii) to consider the approval of the performance of the BCI Directors; and (iii) to consider the release of such directors from any liability in which they may have incurred during the performance of their duties. Holdco shall vote in favor of each such resolutions.

5.2. Holdco and the Corporation each agrees not to seek liability whatsoever from the BCI Directors prior to the adoption of the resolutions pursuant to the preceding paragraph.

5.3.     Holdco and the Corporation each expressly confirms the terms of Section
         7.11 of the USA.

6.       Financial Information

Notwithstanding the fact that BCI-Limited and BCI-Canada shall not hold the majority of any series of shares of the Corporation, the Corporation agrees to provide BCI-Limited and BCI-Canada with the financial information contemplated under Article 44, section (2) of the By-laws of the Corporation.


7. Further Assurances


BCI-Limited, BCI-Canada, Holdco and the Corporation each hereby irrevocably agrees, at request of any of the other parties executing this Waiver and Amendment Agreement, to promptly take such actions, as reasonably requested or deemed, necessary or desirable, to carry out the intent of this Waiver and Amendment Agreement and to execute and deliver any other document or agreement which may be necessary or desirable to carry out the intent of this Waiver and Amendment Agreement. In addition, BCI-Limited, BCI-Canada, Holdco and the Corporation each hereby agrees not to take any action contrary or inconsistent with any provisions of this Waiver and Amendment Agreement.

8. Continued Effect

Waiver Agreement
May 30, 2003
Page 5

This Waiver Agreement constitutes a partial waiver of some of the provisions of the USA in accordance with Section 17.5 of the USA, and except as amended herein, all of the other terms and conditions of the USA shall remain in full force and effect, including but not limited to Sections 17.1.2 and 17.2 of the USA.



IN WITNESS WHEREOF, this Waiver and Amendment Agreement was signed as of the date first above mentioned.


BELL CANADA INTERNATIONAL (MEXICO TELECOM) LIMITED


per:  /S/ Keith Flowell
         Name: Keith Flowell
         Title: Alternate Director


BELL CANADA INTERNATIONAL INC.


per: /S/ Howard Hendrick

         Name: Howard Hendrick
         Title: Executive Vice-President and
                 Chief Financial Officer


TELINOR TELEFONIA, S.DE R.L. DE C.V.


per: /S/ Patricio Jimenez
         Name: Patricio Jimenez
         Title:


AXTEL, S.A. DE C.V.


per: /S/ Patricio Jimenez
         Name: Patricio Jimenez
         Title: Chief Financial Officer